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                                                                       EXHIBIT 2

                      IN THE UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA
                            WEST PALM BEACH DIVISION

In re:                     )
                           )    Chapter 11
REPTRON ELECTRONICS, INC., )
                           )    Case No.:03-35966-BKC-PGH
         Debtor.           )
                           )
---------------------------

                    DEBTOR'S MODIFIED SECOND AMENDED PLAN OF
             REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

            [THE FIRST AMENDED DISCLOSURE STATEMENT WAS APPROVED WITH
          RESPECT TO THIS SECOND AMENDED PLAN OF REORGANIZATION BY THE
          BANKRUPTCY COURT ON DECEMBER 17, 2003. ACCORDINGLY THE DEBTOR
           AND THE CREDITORS COMMITTEE URGES YOU TO VOTE TO ACCEPT THE
                                      PLAN]

                                     TEW CARDENAS LLP
                                     Thomas R. Lehman, P.A.
                                     Lynn Maynard Gollin, Esq.
                                     201 South Biscayne Boulevard
                                     Miami Center, Suite 2600
                                     Miami, Florida 331312
                                     Tel:  (305) 536-1112
                                     Fax:  (305) 536-1116

                                     Counsel to the Debtor

Dated:  January 14, 2004.

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                                TABLE OF CONTENTS

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ARTICLE I            DEFINITIONS AND INTERPRETATIONS..............................................................       1

   A.    Definitions..............................................................................................       1

   B.    Interpretation, Application Of Definitions And Rules Of Construction....................................       10

ARTICLE II           PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE
                     CLAIMS, DIP FACILITY CLAIM AND PRIORITY TAX CLAIMS .........................................       11

      2.1.     Administrative Expense Claims.....................................................................       11

      2.2.     DIP Facility Claim................................................................................       11

      2.3.     Priority Tax Claim................................................................................       11

ARTICLE III          CLASSIFICATION OF CLAIMS AGAINST AND INTERESTS IN THE
                     DEBTOR. ....................................................................................       11

      3.1.     Class 1--Other Priority Claims....................................................................       11

      3.2.     Class 2A - Gaylord Facility Claim.................................................................       11

      3.3.     Class 2B - Hibbing Facility Claim.................................................................       11

      3.4.     Class 2C - Tampa Facility Claim...................................................................       11

      3.5.     Class 2D - Transamerica Claim.....................................................................       12

      3.6.     Class 2E - Miscellaneous Secured Claims...........................................................       12

      3.7.     Class 2F - DIP Lender Letter of Credit Claim......................................................       12

      3.8.     Class 3  - Trade Vendor Claims....................................................................       12

      3.9.     Class 4 - General Unsecured Claims................................................................       12

      3.10.    Class 5 - Common Equity Interests.................................................................       12

      3.11.    Class 6 - Other Equity Interests..................................................................       12

ARTICLE IV           PROVISIONS FOR TREATMENT OF CLAIMS AND INITIAL
                     DISTRIBUTION DATE INTERESTS ................................................................       12

      4.1.     Other Priority Claims (Class 1)...................................................................       12

      4.2.     Gaylord Facility Claim (Class 2A).................................................................       12

      4.3.     Hibbing Facility Claim (Class 2B).................................................................       12

      4.4.     Tampa Facility Claim (Class 2C)...................................................................       12

      4.5.     Transamerica Claim (Class 2D).....................................................................       12

      4.6.     Miscellaneous Secured Claims (Class 2E)...........................................................       12

      4.7.     DIP Lender Letter of Credit Claim (Class 2F)......................................................       13

      4.8.     Trade Vendor Claims (Class 3).....................................................................       13

                                       ii

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      4.9.     General Unsecured Claims (Class 4)................................................................       13

      4.10.    Common Equity Interests (Class 5).................................................................       13

      4.11.    Other Equity Interests (Class 6)..................................................................       13

ARTICLE V            IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS
                     IMPAIRED; ACCEPTANCE OR REJECTION OF THE PLAN ..............................................       14

      5.1.     Unimpaired Classes................................................................................       14

      5.2.     Impaired Classes..................................................................................       14

      5.3.     Classes Deemed to Reject..........................................................................       14

ARTICLE VI           CRAMDOWN....................................................................................       14

ARTICLE VII          MEANS OF IMPLEMENTATION.....................................................................       14

      7.1.     Distributions.....................................................................................       14

      7.2.     Authorization to Issue New Securities.............................................................       15

      7.3.     New Indenture.....................................................................................       15

      7.4.     Issuance of New Securities........................................................................       15

      7.5.     Public Company Status.............................................................................       15

      7.6.     Cancellation of Existing Securities and Agreements................................................       15

      7.7.     Amended Certificate of Incorporation..............................................................       16

      7.8.     Stock Option Plan.................................................................................       16

      7.9.     Board of Directors of Reorganized Debtor..........................................................       16

      7.10.    Continued Corporate Existence.....................................................................       16

      7.11.    Exit Facility.....................................................................................       16

      7.12.    Plante Employment Contract........................................................................       17

      7.13.    Musto Sr. Termination.............................................................................       17

      7.14.    Musto Jr. Termination.............................................................................       17

      7.15.    Lane Termination..................................................................................       17

ARTICLE VIII         PROVISIONS GOVERNING DISTRIBUTIONS..........................................................       17

      8.1.     Date of Distributions.............................................................................       17

      8.2.     Disbursing Agent..................................................................................       17

      8.3.     Compensation of Professionals.....................................................................       17

      8.4.     Professional Fee Applications.....................................................................       18

      8.5.     Substantial Contribution Claims...................................................................       18

      8.6.     Delivery of Distributions.........................................................................       18

      8.7.     Manner of Payment Under the Plan..................................................................       19

                                      iii

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      8.8.     Fractional Shares and Notes.......................................................................       19

      8.9.     Setoffs and Recoupment............................................................................       19

      8.10.    Distributions After Effective Date................................................................       19

      8.11.    Rights and Powers of Disbursing Agent.............................................................       19

         (A)      Expenses Incurred on or After the Effective Date...............................................       19

      8.12.    Old Notes Indenture Trustee's Fees and Expenses...................................................       19

      8.13.    Record Date for Holders of Claims.................................................................       19

      8.14.    Reserves..........................................................................................       20

         (A)      Disputed General Unsecured Claims..............................................................       20

         (B)      Disputed Equity Interest Reserve...............................................................       20

         (C)      Disputed Priority Claims Reserve...............................................................       20

      8.15.    Allocation Relating to Old Notes..................................................................       21

ARTICLE IX           PROCEDURES FOR TREATING
                     DISPUTED CLAIMS UNDER THE PLAN..............................................................       21

      9.1.     Disputed Claims...................................................................................       21

      9.2.     No Distributions Pending Allowance................................................................       21

      9.3.     Distributions After Allowance.....................................................................       21

ARTICLE X            PROVISIONS GOVERNING EXECUTORY CONTRACTS AND
                     UNEXPIRED LEASES ...........................................................................       22

      10.1.    Assumed Contracts and Leases......................................................................       22

      10.2.    Payments Related to Assumption of Contracts and Leases............................................       22

      10.3.    Rejected Contracts And Leases.....................................................................       22

      10.4.    Reservation.......................................................................................       23

      10.5.    Bar for Rejection Damages.........................................................................       23

      10.6.    Treatment Under Plan of Rejection Damages.........................................................       23

ARTICLE XI           CONDITIONS PRECEDENT TO EFFECTIVE DATE......................................................       23

      11.1.    Conditions Precedent to Effective Date of the Plan................................................       23

      11.2.    Waiver of Conditions Precedent....................................................................       24

ARTICLE XII          EFFECT OF CONFIRMATION......................................................................       24

      12.1.    Vesting of Assets.................................................................................       24

      12.2.    Preservation of Causes of Action..................................................................       24

      12.3.    Binding Effect....................................................................................       24

      12.4.    Discharge of Debtor...............................................................................       24

      12.5.    Term of Injunctions or Stays......................................................................       24
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      12.6.    Exculpation.......................................................................................       25

      12.7.    Release...........................................................................................       25

      12.8.    Indemnification Obligations.......................................................................       25

      12.9.    Letter of Credit Obligations......................................................................       26

ARTICLE XIII         RETENTION OF JURISDICTION...................................................................       26

ARTICLE XIV          MISCELLANEOUS PROVISIONS....................................................................       27

      14.1.    Payment of Statutory Fees.........................................................................       27

      14.2.    [Left Intentionally Blank]........................................................................       27

      14.3.    Creditors Committee...............................................................................       27

      14.4.    Exemption from Certain Transfer Taxes.............................................................       28

      14.5.    Modifications and Amendments......................................................................       28

      14.6.    Compliance with Tax Requirements..................................................................       28

      14.7.    Preservation of Transferred Claims................................................................       28

      14.8.    Severability of Plan Provisions...................................................................       28

      14.9.    Filing or Execution of Additional Documents.......................................................       29

      14.10.   Notices...........................................................................................       29

      14.11.   Governing Law.....................................................................................       30
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           REPTRON ELECTRONICS, INC.'S MODIFIED SECOND AMENDED PLAN OF
             REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

         The Debtor, Reptron Electronics, Inc., proposes the following Modified Second Amended Plan of Reorganization, dated as of January 14, 2004, pursuant to section 1121(a) of the Bankruptcy Code:

ARTICLE I DEFINITIONS AND INTERPRETATIONS

                  A.       DEFINITIONS.

                  The following terms herein shall have the respective meanings defined below:

                  1.1. Ad Hoc Committee means the pre-Petition Date unofficial committee of certain holders of the Old Notes which was comprised of Camden Asset Management, L.P., Wachovia Securities, First Pacific Advisors, JMG Capital Management and Hal Purkey.

                  1.2. Administrative Expense Claim means any right to payment constituting a cost or expense of administration of the Chapter 11 Case allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the Debtor's estate, (b) any actual and necessary costs and expenses of operating the Debtor's business during the Chapter 11 Case in the ordinary course of business, (c) any indebtedness or obligations incurred or assumed by the Debtor during the Chapter 11 Case in the ordinary course of business, including all obligations owed the DIP Lender under the DIP Facility, (d) any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under section 330 or 503 of the Bankruptcy Code, and (e) any fees or charges assessed against the Debtor's estate under section 1930, title 28, United States Code. With respect to fees due the U.S. Trustee, the Debtor shall pay the U.S. Trustee the appropriate sum required pursuant to 28 U.S.C. Section 1930(a)(6) within ten (10) days of the entry of the Confirmation Order for pre-Confirmation Date periods and simultaneously provide the U.S. Trustee an appropriate affidavit indicating the Cash disbursements for the relevant period. The Reorganized Debtor shall further pay the U.S. Trustee the appropriate sum required pursuant to 28. U.S.C. Section 1930(a)(6) based upon all disbursements of the Reorganized Debtor for post-Confirmation Date periods within the time period set forth in 28 U.S.C. Section 1930(a)(6), until the earlier of the closing of the Case by the issuance of a final decree by the Bankruptcy Court, or upon the entry of an Order by the Bankruptcy Court dismissing the Case or converting the Case to another chapter under the Bankruptcy Code, and the party responsible for paying the post-Confirmation Date U.S. Trustee fees shall provide to the U.S. Trustee upon the payment of each post-confirmation payment an appropriate affidavit indicating all Cash disbursements for the relevant period.

                  1.3. Administrative Expense Claims Bar Date means January 9, 2004.

                  1.4. Allowed means with reference to any Claim (a) any Claim against the Debtor which has been listed by the Debtor in its Schedules as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (b) any Claim allowed under this Plan, (c) any Claim which is not Disputed by the Objection Deadline, (d) any

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Claim that is compromised, settled or otherwise resolved pursuant to the authority granted to the Reorganized Debtor pursuant to a Final Order of the Bankruptcy Court, (e) any Claim which, if Disputed, has been Allowed by Final Order or (f) any Claim which the Reorganized Debtor determines to allow in its sole and absolute discretion; provided, however, that any Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of Bankruptcy Court shall not be considered "Allowed Claims" hereunder.

                  1.5. Amended By-Laws means the Amended and Restated By-laws of the Reorganized Debtor which shall be in substantially the form annexed hereto as Exhibit A and subject to modification by the Debtor with the written consent of the Creditors Committee prior to the Confirmation Date.

                  1.6. Amended Certificate of Incorporation means the Amended and Restated Certificate of Incorporation of Reorganized Debtor which shall be in substantially the form annexed hereto as Exhibit B and subject to modification by the Debtor with the written consent of the Creditors Committee prior to the Confirmation Date.

                  1.7. Bankruptcy Code means title 11, United States Code, as amended from time to time, as applicable to the Chapter 11 Case.

                  1.8. Bankruptcy Court means the United States Bankruptcy Court for the Southern District of Florida having jurisdiction over the Chapter 11 Case.

                  1.9. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075, title 28, United States Code, as amended from time to time, applicable to the Chapter 11 Case, and any Local Rules of the Bankruptcy Court.

                  1.10. Bar Date means December 31, 2003, the deadline for filing all proofs of Claims except (i) Claims of governmental units for which proofs of Claim are filed in accordance with section 502(b)(9) of the Bankruptcy Code, or (ii) such other date(s) as has been granted by Order of the Bankruptcy Court with respect to one or more other holders of Claims.

                  1.11. Board of Directors of Reorganized Debtor means, initially, Mark Holliday, Michael Musto, Sr., Paul Plante, Hal Purkey, Steven Scheiwe and Neil Subin.

                  1.12. Business Day means any day other than a Saturday, a Sunday or any other day on which the Bankruptcy Court is closed.

                  1.13. Cash means cash equivalents (including personal checks drawn on a bank insured by the Federal Deposit Insurance Corporation, certified checks and money orders) and other readily marketable direct obligations of the United States of America and certificates of deposit issued by banks.

                  1.14. Chapter 11 Case means the case filed by the Debtor with the Bankruptcy Court under Chapter 11 of the Bankruptcy Code.

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                  1.15.    Claim means (a) any right to payment from the Debtor,
whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, known or unknown, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, known or unknown.

                  1.16.    Claims Bar Date means December 31, 2003.

                  1.17. Class means any group of substantially similar Claims or Interests classified by the Plan pursuant to section 1129(a)(1) of the Bankruptcy Code.

                  1.18. Collateral means any property or interest in property of the Debtor's estate subject to a Lien to secure the payment or performance of a Claim which Lien is not subject to avoidance under the Bankruptcy Code.

                  1.19. Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket in this Chapter 11 Case.

                  1.20. Confirmation Hearing means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

                  1.21. Confirmation Order means the order of the Bankruptcy Court confirming the Plan.

                  1.22. Common Equity Interest means the interest of any holder of equity securities of the Debtor, represented by any issued and outstanding shares of common stock in the Debtor as of the Petition Date.

                  1.23. Creditors Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Case pursuant to section 1102 of the Bankruptcy Code.

                  1.24. Cure means the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

                  1.25. Customary Trade Terms means the most favorable trade terms, practices and programs (including, but not limited to, credit terms, pricing, cash discounts, timing of payment, allowances, rebates, normal product mix and availability and other applicable terms and programs) in effect between a creditor and the Debtor during the one year period prior to the Petition Date or such other trade terms, practices and programs that are at least as favorable as those that were in effect during such time.

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                  1.26.    Debtor means Reptron.

                  1.27. Debtor in Possession means the Debtor in its capacity as Debtor in possession in the Chapter 11 Case under sections 1107(a) and 1108 of the Bankruptcy Code.

                  1.28. DIP Facility means the post-petition credit advances made from and after the Petition Date, and all other amounts due to the DIP Lenders, pursuant to that certain Post-Petition Credit Agreement dated October 31, 2003, among Reptron, as borrower and CIT Group/Business Credit, Inc. as lender, and the Financing Orders, as at any time amended by order of the Court.

                  1.29. DIP Facility Claim means all Allowed Claims outstanding under the DIP Facility as of the Effective Date.

                  1.30. DIP Lender means CIT Group/Business Credit, Inc. as the lender under the DIP Facility.

                  1.31. DIP Lender Letter of Credit Claim means the DIP Lender's claim against the Debtor arising from the DIP Lender having arranged for the issuance of the Hartford Letter of Credit.

                  1.32. Disallowed means, when used with respect to a Claim or Equity Interest, a Claim or Equity Interest that has been disallowed by Final Order.

                  1.33. Disbursing Agent means any entity, including the Debtor, Reorganized Debtor, the Old Notes Indenture Trustee or any other person as selected by the Debtor to act as disbursing agent, in its capacity as a disbursing agent under the Plan.

                  1.34. Disclosure Statement means the disclosure document dated December 17, 2003 relating to the Plan, including, without limitation, all exhibits and schedules thereto as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

                  1.35. Disputed means, with respect to a Claim or Equity Interest, any such Claim or Equity Interest proof of which was filed with the Bankruptcy Court and (a) which has been or hereafter is listed on the Schedules as unliquidated, disputed or contingent, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, or (b) as to which the Debtor or any other party in interest has interposed a timely objection on or before the Objection Deadline, which objection has not been withdrawn or determined by a Final Order; provided, however, that prior to (x) the time an objection has been filed, and (y) the expiration of the Objection Deadline with respect to such Claim or Equity Interest, a Claim or Equity Interest shall be considered a Disputed Claim or Disputed Equity Interest to the extent that the amount of the Claim or Equity Interest specified in a proof of Claim or Equity Interest exceeds the amount of the Claim or Equity Interest scheduled by the Debtor as not disputed, contingent, or unliquidated.

                  1.36. Disputed Equity Interest Reserve means that reserve created pursuant to Section 8.13 of the Plan.

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                  1.37.    Disputed General Unsecured Claims Reserve means that
reserve created pursuant to Section 8.13 of the Plan.

                  1.38. Disputed Priority Claims Reserve means that reserve created pursuant to Section 8.13 of the Plan.

                  1.39. Distribution Record Date means, notwithstanding Bankruptcy Rule 3021, the record date for all distributions under the Plan shall be: (i) with respect to the Initial Distribution Date, five (5) calendar days before the Effective Date; and (ii) with respect to any subsequent distribution, five (5) calendar days before said distribution.

                  1.40. Effective Date means the first Business Day on which all the conditions precedent to the Effective Date specified in Section 11 of the Plan shall have been satisfied or waived as provided therein, provided, however, that if a stay of the Confirmation Order is in effect, the Effective Date shall be the first Business Day after such stay is no longer in effect.

                  1.41. Equity Interest means either a Common Equity Interest or an Other Equity Interest.

                  1.42. Equity Interest Distribution means 5% of the New Issued Common Stock.

                  1.43. Exchange Act means the Securities Exchange Act of 1934, as amended.

                  1.44. Exit Facility means a credit facility sufficient to repay the DIP Facility Claim and all other Cash distributions that Debtor is required to make on or about the Effective Date under the terms of the Plan.

                  1.45. Exit Facility Lender means Congress Financial Corporation (Florida).

                  1.46. FBCA means the Business Corporation Act of the State of Florida, as amended from time to time.

                  1.47. Final Order means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Chapter 11 Case, which has not been reversed, vacated, or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument, or rehearing shall then be pending, or (b) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired, provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause such order not to be a Final Order.

                  1.48. Financing Agreement means the Financing Agreement between the Debtor and the DIP Lender entered into pursuant to the Financing Orders.

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                  1.49.    Financing Orders means the Amended Interim Order
Granting Motion Authorizing Post-Petition Financing, Granting Security Interests and According Super-Priority Administrative Claims Status Pursuant to 11 U.S.C.
Section 364(c) by Reptron Electronics, Inc., dated October 31, 2003, as amended and the Final Order Authorizing Post-Petition Financing, Granting Security Interests and According Super-Priority Administrative Claims Status Pursuant to 11 U.S.C. Section 364(c) by Reptron Electronics, Inc., dated November 19, 2003, as amended.

                  1.50. Gaylord Facility Claim means all amounts owing under the $361,000 debenture dated July 5, 1988 between Reptron as borrower and by Harris Trust of New York as Trustee for the Northeast Michigan Development Company guaranteed by the Small Business Administration and secured by a Lien on the facility owned by the Debtor in Gaylord, Michigan and certain identified personal property located on the premises.

                  1.51. General Unsecured Claim means any Claim against the Debtor which is not an Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, Secured Claim, Miscellaneous Secured Claim, Gaylord Facility Claim, Hibbing Facility Claim, Tampa Facility Claim, Transamerica Claim or a Trade Vendor Claim.

                  1.52. General Unsecured Claim Distribution means 95% of the New Issued Common Stock and 100% of the New Notes.

                  1.53. Hartford Letter of Credit means the letter of credit caused to be issued for the benefit of The Hartford by the DIP Lender pursuant to the third amendment to Financing Agreement as approved by the Bankruptcy Court.

                  1.54. Hibbing Facility Claim means all amounts owing under the contract for deed dated April 1, 2002 between Reptron as buyer and the State of Minnesota secured by a lien on the facility owned by the Debtor in Hibbing, Minnesota.

                  1.55. Initial Distribution Date means the Effective Date or as soon as thereafter as the Debtor, in consultation with the Creditors Committee determine to make the first distribution under the Plan.

                  1.56. Intercreditor Agreement means that certain intercreditor agreement, annexed hereto as Exhibit G, subject to modification by the Debtor with the written consent of the Creditors Committee prior to the Confirmation Date, by and between the New Notes Indenture Trustee and the lender(s) under the Exit Facility, effective on the Effective Date.

                  1.57. Interest means the legal, equitable, contractual and other rights of any person or entity with respect to any capital stock or other ownership interest in the Debtor, whether or not transferable, and any option, warrant or right to purchase, sell, or subscribe for an ownership interest or other equity security in the Debtor.

                  1.58. Lane means, Leigh Lane, the Debtor's former Corporate Credit Manager as of September 30, 2003. She is currently the Corporate Secretary and a member of the Board of Directors.

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

                  1.59. Lien means any lien, claim, right, interest or charge or encumbrance against or upon or other interest in property, the purpose of which is to secure payment of a debt or performance of an obligation.

                  1.60. Miscellaneous Secured Claim means a Secured Claim other than the Transamerica Claim, the Tampa Facility Claim, the Hibbing Facility Claim and the Gaylord Facility Claim.

                  1.61. Musto Jr. means, Michael Musto Jr., who ceased being employed by the Debtor on June 10, 2003.

                  1.62. Musto Sr. means, Michael Musto Sr., the Debtor's Chief Executive Officer.

                  1.63. New Common Stock means that Common Stock, par value $0.01 per share of Reorganized Debtor, to be issued pursuant to the terms of the Plan.

                  1.64. New Indenture means that Indenture by and between Reorganized Debtor and the New Notes Indenture Trustee, which Indenture shall be in substantially the form annexed hereto as Exhibit F and subject to modification by the Debtor with the written consent of the Creditors Committee prior to the Confirmation Date.

                  1.65. New Issued Common Stock means those 5,000,000 shares of New Common Stock of Reorganized Debtor to be issued as of the Initial Distribution Date pursuant to Section 7.1 of the Plan.

                  1.66. New Notes means those notes issued by the Reorganized Debtor in an aggregate amount of the sum of $30 million which shall be issued by the Reorganized Debtor under the New Indenture on the Initial Distribution Date in accordance with the terms of this Plan and the Intercreditor Agreement.

                  1.67. New Notes Indenture Trustee means the entity to be selected by the Creditors Committee prior to the Confirmation Date to serve as the indenture trustee for the New Notes.

                  1.68. Objection Deadline means the latest to occur of (i) one hundred and eighty (180) days after the Effective Date (or such other date as has been ordered by the Bankruptcy Court), or (ii) sixty (60) days after a Claim is deemed timely filed and served on counsel for both the Debtor and the Creditors Committee.

                  1.69. Old Notes means the 6-3/4% Convertible Subordinated Notes due 2004 issued by the Debtor under the Old Notes Indenture.

                  1.70. Old Notes Indenture means that certain Indenture, dated as of August 4, 1997, by and between Reptron and the Old Notes Indenture Trustee relating to the Old Notes.

                  1.71. Old Notes Indenture Trustee means U.S. Bank as Indenture Trustee pursuant to the Old Notes Indenture, successor to Reliance Trust Company.

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

                  1.72. Other Equity Interest means any interest in the Debtor other than Common Equity Interests including but not limited to any option, warrant or right, contractual or otherwise, to acquire a Common Equity Interest plus any claim of a holder of an interest subject to subordination under section 510(b) of the Bankruptcy Code as of the Petition Date.

                  1.73. Other Priority Claim means any Claim other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code.

                  1.74. Petition Date means October 28, 2003, the date on which the Debtor commenced the Chapter 11 Case.

                  1.75. Plan means the Debtor's Modified Second Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated as of December 17, 2003, including, without limitation, the exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

                  1.76. Plante means Paul Plante, the Debtor's President and Chief Operating Officer.

                  1.77. Plante Employment Contract means the employment contract to be entered into by the Reorganized Debtor and Plante, as of the Effective Date, with the written consent of the Creditors Committee prior to the Confirmation Date.

                  1.78. Priority Tax Claim means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

                  1.79. Professional means any professional employed in the Chapter 11 Case pursuant to section 327 or 1103 of the Bankruptcy Code or otherwise and the professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code.

                  1.80. Professional Claims Reserve means the Cash reserved on the Effective Date in accordance with Section 8.3 of the Plan to be held in a segregated account to be used solely for the payment of Professional Fee Claims in accordance with the terms of the Plan.

                  1.81. Professional Fee Claims means a claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to the Effective Date.

                  1.82. Ratable Portion means, with reference to any distribution on account of any Claim or Equity Interest in any Class, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Claim or number of shares evidencing such Equity Interest, as applicable, bears to the aggregate amount of Claims or aggregate number of outstanding shares of Interests in the same Class.

                  1.83. Registration Rights Agreement means the registration rights agreement relating to the New Common Stock and New Notes distributed pursuant to the Plan, to be entered into as of the Effective Date by Reorganized Debtor, for the benefit of certain holders of shares of New Common Stock and New Notes, which agreement shall be in substantially the form of, and containing provisions not less favorable than, the form of agreement annexed hereto as Exhibit D and subject to modification by the Debtor with the written consent of the Creditors Committee prior to the Confirmation Date.

                  1.84. Reinstated means with respect to a Claim (i) the Debtor shall cure any default with respect to such Claim that occurred before or after the Petition Date, (ii) the maturity of such Claim shall be Reinstated as such maturity existed before any such default, (iii) the Holder of such Claim shall be compensated for any damages incurred as a result of any reasonable reliance by such holder on any right to accelerate its Claim, and (iv) the legal, equitable and contractual rights of such holder will not otherwise be altered.

                  1.85. Rejection Claim means any Claim against the Debtor arising from the rejection of any executory contract or unexpired lease, including any Claim of (a) a lessor for damages resulting from the rejection of a lease of real property as any such claim shall be calculated in accordance with section 502(b)(6) of the Bankruptcy Code, or (b) an employee for damages resulting from the rejection of an employment agreement as any such Claim shall be calculated in accordance with section 502(b)(7) of the Bankruptcy Code.

                  1.86. Released Parties means the Debtor, the Reorganized Debtor, the Creditors Committee, the Ad Hoc Committee, the Old Notes Indenture Trustee, and the Disbursing Agent, and each of their respective present or former members, partners, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers or agents in their capacities as such and any of such parties' successors and assigns but excluding Ernst & Young Corporate Finance, LLC.

                  1.87.    Releasor Parties shall have the meaning set forth in
Section 12.7 hereof.

                  1.88. Reorganized Debtor means the Debtor as it will be reorganized as of the Effective Date in accordance with the Plan and the Confirmation Order.

                  1.89. Reptron means Reptron Electronics, Inc., a Florida corporation and a Debtor in the Chapter 11 Case.

                  1.90. Schedules means the schedules of assets and liabilities and the statement of financial affairs filed by the Debtor under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended through the Confirmation Date.

                  1.91. Secured Claim means a Claim secured by a Lien on Collateral but only to the extent of the value of such Collateral (i) as set forth in the Plan, (ii) as agreed to by the holder of such Claim and the Debtor, or (iii) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff. That portion, if any, of any secured claim which exceeds the value of the Collateral securing such Claim shall be a General Unsecured Claim unless otherwise provided in the Plan.

                  1.92. Securities Act means the Securities Act of 1933, as amended.

                  1.93. Security Agreement means that certain security agreement, annexed hereto as Exhibit G, subject to modification by the Debtor with the written consent of the Creditors Committee prior to the Confirmation Date, by and between the Reorganized Debtor and the New Notes Indenture Trustee, securing a Lien for the benefit of the holders of New Notes on substantially all of the Reorganized Debtor's assets, provided, however, that (i) such Lien will be subordinate to any Lien that may exist with respect to the Exit Facility or Secured Claims and (ii) such Lien will be granted as to particular collateral only to the extent permitted by the Exit Facility and to the extent it does not impair or cause a default under the terms of a Secured Claim.

                  1.94. Stock Option Plan means the Stock Option Plan, which shall be in substantially the form annexed hereto as Exhibit C, subject to modification by the Debtor with the written consent of the Creditors Committee prior to the Confirmation Date, and which shall be subject to modification by the Debtor with the written consent of the Creditors Committee prior to the Confirmation Date.

                  1.95. Tampa Facility Claim means all amounts owing under the $4,000,000 Promissory Note dated February 29, 2000 between Reptron as borrower and General Electric Business Assets Funding Corporation as lender secured by a Lien on the facility owned by the Debtor in Tampa, Florida. The Tampa Facility Claim Loan documents shall be modified to allow for a junior lien on the facility to be granted the New Indenture Trustee.

                  1.96. Trade Vendor Claims means all of the Allowed Claims of the Debtor's trade suppliers listed on the attached Exhibit J.

                  1.97. Transamerica Claim means all amounts owing under the Master Lease Agreement dated December 18, 2000 between Reptron as lessee and Transamerica Equipment Financial Services Corporation as assignee of Celtic Leasing Corp as lessor.

                  B. INTERPRETATION, APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION.

                  Unless otherwise specified, all section, schedule, or exhibit references in the Plan are to the respective section in, article of, or schedule or exhibit to, the Plan, as the same may be amended, waived, or modified from time-to-time. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

ARTICLE II PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS, DIP FACILITY
           CLAIM AND PRIORITY TAX CLAIMS

                  2.1. Administrative Expense Claims. Except as otherwise provided herein, and subject to the DIP Lender's Superpriority Administrative Expense Claim under the DIP Facility, on the Effective Date, or as soon as practicable thereafter, except to the extent that a holder of an Allowed Administrative Expense Claim and the Debtor agree to a different treatment of such Allowed Administrative Expense Claim, the Reorganized Debtor shall pay to each holder of an Allowed Administrative Expense Claim, Cash in an amount equal to such Allowed Administrative Expense Claim, provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtor or liabilities arising under loans or advances to or other obligations incurred by the Debtor, whether or not incurred in the ordinary course of business, shall be assumed and paid by the Reorganized Debtor in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.

                  2.2. DIP Facility Claim. On the Effective Date, the DIP Facility Claim will be paid in full in Cash, and the DIP Lenders will release all Liens, Claims and encumbrances against assets of Debtor arising from or related to the DIP Facility, except the DIP Lender's lien on and possession of cash collateral to secure the Debtor's obligations pursuant to the Third Amendment to the DIP Facility under the Hartford Letter of Credit to the extent such obligations continue beyond the Effective Date.

                  2.3. Priority Tax Claim. On the Effective Date, or as soon as practicable thereafter, except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment of such Allowed Priority Tax Claim, the Reorganized Debtor shall, at its option, pay to each holder of an Allowed Priority Tax Claim that is due and payable on or before the Effective Date either (a) Cash in an amount equal to such Allowed Priority Tax Claim, or
(b) deferred annual cash payments over a period not exceeding six (6) years after the date of assessment of such claim, of a value, as of the Effective Date, equal to the Allowed amount of such Claim. Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

ARTICLE III CLASSIFICATION OF CLAIMS AGAINST AND INTERESTS IN THE DEBTOR.

                  3.1. Class 1--Other Priority Claims. This Class shall be comprised of all Other Priority Claims.

                  3.2. Class 2A - Gaylord Facility Claim. This sub-Class shall be comprised of the Gaylord Facility Claim.

                  3.3. Class 2B - Hibbing Facility Claim. This sub-Class shall be comprised of the Hibbing Facility Claim.

                  3.4. Class 2C - Tampa Facility Claim. This sub-Class shall be comprised of the Tampa Facility Claim.

                  3.5. Class 2D - Transamerica Claim. This sub-Class shall be comprised of the Transamerica Claim.

                  3.6. Class 2E - Miscellaneous Secured Claims. This sub-Class shall be comprised of all Miscellaneous Secured Claims.

                  3.7. Class 2F - DIP Lender Letter of Credit Claim. This sub-class shall be comprised of the DIP Lender Letter of Credit Claim.

                  3.8. Class 3 - Trade Vendor Claims. This Class shall be comprised of all Trade Vendor Claims.

                  3.9. Class 4 - General Unsecured Claims. This Class shall be comprised of all General Unsecured Claims other than Trade Vendor Claims.

                  3.10. Class 5 - Common Equity Interests. This Class shall be comprised of all Common Equity Interests.

                  3.11. Class 6 - Other Equity Interests. This Class shall be comprised of all Other Equity Interests.

ARTICLE IV PROVISIONS FOR TREATMENT OF CLAIMS AND INITIAL DISTRIBUTION DATE
           INTERESTS

                  4.1. Other Priority Claims (Class 1). On the Initial Distribution Date, or as soon as practicable thereafter, except to the extent that the Debtor and a holder of an Allowed Other Priority Claim agree to a different treatment of such Allowed Other Priority Claim, or except to the extent that such Claim is not due and payable on or before the Initial Distribution Date, each Allowed Other Priority Claim shall be paid in full, in cash, and shall be considered unimpaired in accordance with section 1124 of the Bankruptcy Code. All Allowed Other Priority Claims which are not due and payable on or before the Initial Distribution Date shall be paid in the ordinary course of business in accordance with the terms thereof.

                  4.2. Gaylord Facility Claim (Class 2A). The Gaylord Facility Claim shall be Reinstated as of the Effective Date.

                  4.3. Hibbing Facility Claim (Class 2B). The Hibbing Facility Claim shall be Reinstated as of the Effective Date.

                  4.4. Tampa Facility Claim (Class 2C). The Tampa Facility Claim shall be Reinstated as of the Effective Date. The Tampa Facility Claim Loan documents shall be modified to allow for a junior lien on the facility to be granted to the New Indenture Trustee.

                  4.5. Transamerica Claim (Class 2D). The Transamerica Claim shall be Reinstated as of the Effective Date.

                  4.6. Miscellaneous Secured Claims (Class 2E). Each holder of an Allowed Miscellaneous Secured Claim shall, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Miscellaneous Secured Claim, in the sole discretion of the Reorganized Debtor, be entitled to any one or a combination of any of the following: (i) on the Effective Date, receive Cash in an amount equal to such Allowed Miscellaneous Secured Claim, (ii) receive deferred Cash payments totaling at least the allowed amount of such Allowed Miscellaneous Secured Claim, of a value, as of the Effective Date, of at least the value of such holder's interest in the Debtor estate's interest in the Collateral securing the Allowed Miscellaneous Secured Claim, (iii) upon abandonment by the Reorganized Debtor, receive all or a portion of the Collateral securing such holder's Allowed Miscellaneous Secured Claim, (iv) receive payments or Liens amounting to the indubitable equivalent of the value of such holder's interest in the Debtor estate's interest in the Collateral securing the Allowed Miscellaneous Secured Claim, or (v) receive such other treatment as the Reorganized Debtor and such holder shall have agreed upon in writing.

                  4.7. DIP Lender Letter of Credit Claim (Class 2F). The DIP Lender shall retain its lien in and possession of cash collateral to secure the Debtor's obligations to the DIP Lender under the Hartford Letter of Credit, pursuant to the terms of the Third Amendment to Financing Agreement, but only to the extent such obligations of the Debtor continue beyond the Effective Date.

                  4.8. Trade Vendor Claims (Class 3). On the Initial Distribution Date or as soon as practicable thereafter, each holder of an Allowed Trade Vendor Claim shall receive Cash in an amount equal to such Allowed Trade Vendor Claim plus interest, to the extent that the agreed terms of a Trade Vendor's contractual relationship with the Debtor entitles such Trade Vendor to collect interest on such amounts. If the amount of the Trade Vendor Claim is not owed in the ordinary course of business, the Trade Vendor Claim will be paid in the ordinary course of business, or according to other payment terms as agreed between the Debtor and holder of the Trade Vendor Claim, but in any event such payment shall not be made later than ninety days after the Initial Distribution Date.

                  4.9. General Unsecured Claims (Class 4). On the Initial Distribution Date, or as soon as practicable thereafter, each holder of an Allowed General Unsecured Claim shall receive, in full satisfaction of such Allowed General Unsecured Claim its Ratable Portion of the General Unsecured Claim Distribution. However, the holder of an Allowed General Unsecured Claim may elect to be treated as a Class 3 Trade Vendor Claim, provided such holder agrees to limit the total payment on its claim to $500.00.

                  4.10. Common Equity Interests (Class 5). On the Initial Distribution Date, Common Equity Interests shall be cancelled and on the Initial Distribution Date, or as soon as practicable thereafter, each holder of an Allowed Common Equity Interest shall receive, in full satisfaction of such Allowed Common Equity Interest its Ratable Portion of the Equity Interest Distribution.

                  4.11. Other Equity Interests (Class 6). On the Effective Date, Other Equity Interests shall be cancelled and holders of Other Equity Interests shall receive no distribution under the Plan.

ARTICLE V IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED; ACCEPTANCE OR REJECTION OF THE PLAN

                  5.1. Unimpaired Classes. Each of Class 1 (Other Priority Claims), Class 2A (Gaylord Facility Claim), Class 2B (Hibbing Facility Claim), Class 2C (Tampa Facility Claim), Class 2D (Transamerica Claim), Class 2E (Miscellaneous Secured Claims) Class 2F (DIP Lender Letter of Credit Claim), is unimpaired by the Plan. The holders of Claims in each of the foregoing Classes are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

                  5.2. Impaired Classes. Each of Class 3 (Trade Vendor Claims), Class 4 (General Unsecured Claims) and Class 5 (Common Equity Interests) is impaired by the Plan. The holders of Claims and Interests in the foregoing Classes are entitled to vote to accept or reject the Plan.

                  5.3. Classes Deemed to Reject. Class 6 (Other Equity Interests) is impaired by the Plan, and holders of Class 6 Interests are conclusively presumed to have rejected the Plan. Pursuant to section 1126(g) of the Bankruptcy Code, holders of Interests in Class 6 and are not entitled to vote to accept or reject the Plan.

ARTICLE VI CRAMDOWN

                  6.1 With respect to Class 6 and any other Class that does not vote to accept the Plan, the Debtor shall seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code.

ARTICLE VII MEANS OF IMPLEMENTATION

                  7.1. Distributions. On the Initial Distribution Date, the Reorganized Debtor shall make or cause to be made to the holders of Allowed Claims and Allowed Equity Interest the distributions of New Issued Common Stock, New Notes and Cash as provided in Article 4 hereof. Disputed Claims and Disputed Interests shall be resolved in accordance with Article 9 hereof and, if a Disputed Claim or a Disputed Interest becomes an Allowed Claim or and Allowed Interest by Final Order, distributions shall be made on account of such Claim in accordance with Article 8 hereof. The issuance of shares of New Issued Common Stock and New Notes to Holders of Allowed Class 4 Claims and Allowed Class 5 Common Equity Interests shall be exempt from registration under the Securities Act pursuant to Section 1145 of the Bankruptcy Code. However, to the extent that
Section 1145 of the Bankruptcy Code is inapplicable, the Reorganized Debtor and certain holders of New Common Stock and New Notes, who may be deemed to be "underwriters" or "affiliates" for purposes of the Securities Act, shall enter into the Registration Rights Agreement on or prior to the Effective Date.

                  7.2. Authorization to Issue New Securities. The issuance of the following securities by the Reorganized Debtor is authorized without further act or action under applicable law, regulation, order or rule: (a) 5,000,000 shares of New Common Stock; and (b) $30,000,000 in principal amount of the New Notes; and (c) the shares and options to be issued under the Stock Option Plan. Pursuant to the terms of the Plan, the Reorganized Debtor will issue and distribute ninety-five percent (95%) of 5,000,000 shares of New Issued Common Stock and $30,000,000 face amount of New Notes to holders of Allowed Class 4 General Unsecured Claims and five percent (5%) of the 5,000,000 shares of New Issued Common Stock to Allowed Class 5 Common Equity Interests on the Initial Distribution Date and any subsequent distribution date(s).

                  The shares of New Issued Common Stock issued under the Plan are subject to dilution by the exercise of the options to be issued under the Stock Incentive Plan.

                  7.3. New Indenture. Prior to the Effective Date, Reorganized Debtor and the New Indenture Trustee shall execute the New Indenture and Security Agreement, and such agreements shall become effective on the Effective Date. The New Notes to be issued under the New Indenture shall be secured by a Lien pursuant to the Security Agreement.

                  7.4. Issuance of New Securities. The Amended Certificate of Incorporation shall initially authorize the Reorganized Debtor to issue a total of up to 50,000,000 shares of New Common Stock.

                  7.5. Public Company Status. At the absolute and sole discretion of the Board of Directors of Reorganized Debtor, after the Effective Date the Debtor shall use its reasonable efforts to cause the shares of New Common Stock to be listed on a national securities exchange or quoted in the national market, smallcap market or OTC bulletin board system of the National Association of Securities Dealers' Automated Quotation System.

                  7.6. Cancellation of Existing Securities and Agreements. On the Initial Distribution Date, except as otherwise provided for herein, (i) the Old Notes, Interests and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtor, except such notes or other instruments evidencing indebtedness or obligations of the Debtor that are Reinstated or Assumed under the Plan, shall be canceled and have no effect other than the right to participate in the distributions, if any, provided under the Plan in respect of Claims and Interests as expressly provided with respect to the applicable Claims or Interests in Article 4 of the Plan, and (ii) the obligations of the Debtor under any agreements, indentures or certificates of designations governing the Old Notes or Interests and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of the Debtor, except such notes or other instruments evidencing indebtedness or obligations of the Debtor that are Reinstated under the Plan, as the case may be, shall be discharged; provided, however, that the Old Notes Indenture shall continue in effect solely for the purposes of (x) allowing the Old Notes Indenture Trustee, to make the distributions to be made on account of the Old Notes under the Plan as provided in Article IV hereof and (y) permitting the Old Notes Indenture Trustee to maintain any rights or liens it may have for fees, costs and expenses under such indenture or other agreement; provided, further, that the provisions of clause (y) of this paragraph shall not affect the discharge of the Debtor's liabilities under the Bankruptcy Code and the Confirmation Order or result in any expense or liability to the Reorganized Debtor. The Reorganized Debtor shall not have any obligations to the Old Notes Indenture Trustee (or to any Disbursing Agent replacing such Old Notes Indenture Trustee) for any fees, costs or expenses, except as expressly provided herein; provided, however, that nothing herein shall preclude the Old Notes Indenture Trustee (or any Disbursing Agent replacing such Old Notes Indenture Trustee) from being paid or reimbursed for pre-Petition Date and post-Petition Date fees, costs and expenses from the distributions until payment in full of such fees, costs or expenses that are governed by the Old Notes Indenture in accordance with the provisions set forth therein.

                  7.7. Amended Certificate of Incorporation. On the Effective Date or as soon as practicable thereafter, the Reorganized Debtor shall file with the Secretary of State of Florida, in accordance with the FBCA, the Amended Certificate of Incorporation. On the Effective Date, the Amended Certificate of Incorporation shall automatically become effective, and all other matters provided under this Plan involving the corporate structure of the Reorganized Debtor, or corporate action by it, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the FBCA without any requirement of further action by the stockholders or the directors of the Reorganized Debtor, including, without limitation, the approval of the Stock Option Plan.

                  7.8. Stock Option Plan. The Reorganized Debtor is entitled to adopt the Stock Option Plan without the necessity of shareholder approval required under any applicable law, including, without limitations, section 162(m) of the Internal Revenue Code of 1986, as amended.

                  7.9. Board of Directors of Reorganized Debtor. The board of directors of the Debtor will continue to serve in such capacities until and through the Effective Date. As of the Effective Date, the new Board of Directors of Reorganized Debtor initially shall consist of Mark Holliday, Michael L. Musto, Sr., Paul Plante, Hal Purkey, Steven Scheiwe and Neil Subin. On the Effective Date, the operation of the Reorganized Debtor shall become the general responsibility of the Board of Directors of Reorganized Debtor subject to, and in accordance with, the Amended Certificate of Incorporation and Amended By-Laws. The term of the directors of the Debtor immediately prior to the Effective Date shall expire on the Effective Date and shall be replaced by the Board of Directors of Reorganized Debtor.

                  7.10. Continued Corporate Existence. The Debtor shall continue to exist after the Effective Date as a separate corporate entity, in accordance with Florida law and pursuant to the Amended Certificate of Incorporation and Amended By-Laws. The Amended Certificate of Incorporation and Amended By-Laws shall satisfy the requirements of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities.

                  7.11. Exit Facility. On the Effective Date, the Reorganized Debtor shall enter into the Exit Facility, all or a portion of which shall be used to pay the DIP Facility Claim and the other Cash distributions that the Debtor is required to make on or about the Effective Date under the terms of the Plan, and execute and deliver to Intercreditor Agreement acceptable to the Exit Facility Lender.

                  7.12. Plante Employment Contract. On the Effective Date, the Reorganized Debtor shall enter into the Plante Employment Contract with Plante. Pursuant to the Plan, Plante's current employment contract shall be rejected and Plante shall not be entitled to any distribution or other recovery under this Plan or otherwise for any damages Plante suffers as a result of the rejection of such contract.

                  7.13. Musto Sr. Termination. On the Effective Date, Musto Sr. shall be terminated from employment with the Debtor and Musto's current employment contract shall be rejected under this Plan. In exchange, Musto Sr. will receive a $400,000 severance payment and will continue to have rights to participate under the Reorganized Debtor's health insurance plan until age 65 at Musto Sr.'s health insurance plan's contribution levels as of the Effective Date. Other than the foregoing, Musto Sr. shall not be entitled to any distribution or other recovery under this Plan or otherwise for any claim ultimately Allowed, if any.

                  7.14. Musto Jr. Termination. Musto Jr. shall not be entitled to any recovery under this Plan or otherwise resulting from any employment or severance agreement between him and the Debtor and any such agreements shall be rejected as of the Effective Date if not terminated earlier. In consideration of the foregoing, the Reorganized Debtor shall release Musto Jr. from any non-compete agreements he had with the Debtor.

                  7.15. Lane Termination. Lane shall not be entitled to any recovery under this Plan or otherwise resulting from any employment or severance agreement between her and the Debtor and any such agreements shall be rejected as of the Effective Date if not terminated earlier. In consideration of the foregoing, the Reorganized Debtor shall release Lane from any non-compete agreements she had with the Debtor.

ARTICLE VIII PROVISIONS GOVERNING DISTRIBUTIONS

                  8.1. Date of Distributions. Unless otherwise provided herein, any distributions and deliveries to be made hereunder shall be made on the Initial Distribution Date. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

                  8.2. Disbursing Agent. All distributions under the Plan shall be made by the Reorganized Debtor as Disbursing Agent or such other entity designated by the Reorganized Debtor as a Disbursing Agent, including, but not limited to, the Old Notes Indenture Trustee, on the Initial Distribution Date. A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court, and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtor.

                  8.3.     Compensation of Professionals. Not later than five
(5) business days prior to the Confirmation Date, each Professional seeking compensation or reimbursement under section 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code shall provide the Debtor and the Creditors Committee with a written estimate of the amount of its requested compensation and reimbursement through the Effective Date. On the Effective Date, the Debtor shall establish the Professional Claims Reserve in an amount equal to the aggregate amount of such estimated compensation or reimbursements, unless otherwise previously paid by the Debtor. The funds in the Professional Claims Reserve shall be used solely for the payment of Allowed Professional Fee Claims. If a Professional fails to submit an estimate of its fees in accordance with this Section 8.3, the Reorganized Debtor shall not pay such Professional's Allowed Professional Fee Claim from the Professional Claims Reserve but rather shall pay such claim from any other source available to the Reorganized Debtor.

                  8.4. Professional Fee Applications. Each Professional retained or requesting compensation in the Chapter 11 Case pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code shall be required to file and serve an application for allowance of final compensation and reimbursement of expenses in the Chapter 11 Case on or before ten (10) days after the Effective Date. Objections to any application made under this section
8.3 shall be filed on or before twenty (20) days after the Effective Date and served on the Debtor and the Creditors Committee, the United States Trustee and the requesting Professional. If no objection is filed and served with respect to a Professional's request for compensation and reimbursement of expenses, such Professional Fee Claim shall be paid by the Reorganized Debtor on the twenty-fourth (24th) day after the Effective Date. Otherwise, such Professional Fee Claim shall be paid by the Reorganized Debtor at such time as the objection is resolved or settled by Final Order of the Bankruptcy Court.

                  8.5. Substantial Contribution Claims. The Debtor and the Creditors Committee acknowledge that the Ad Hoc Committee and its counsel, Andrews Kurth LLP, have made a substantial contribution in this Chapter 11 Case. The Debtor and the Creditors Committee will not object to the reimbursement of the reasonable expenses of members of the Ad Hoc Committee (other than fees and expenses incurred by professionals retained by individual members of the Ad Hoc Committee) and the reasonable fees and expenses of Andrews Kurth LLP as counsel for the Ad Hoc Committee incurred during the period commencing on Petition Date to the date the Creditors Committee was appointed by the United States Trustee.

                  8.6. Delivery of Distributions. All distributions to any holder of an Allowed Claim or Allowed Common Equity Interest shall be made (i) at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtor or its agents, or
(ii) in the case of distributions to holders of Old Notes, at the address contained in the official records of the Old Notes Indenture Trustee, unless the Debtor or Reorganized Debtor, as applicable, has been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or proof of interest by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder. In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest, provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of ninety
(90) days from the Initial Distribution Date. After such date, all unclaimed property or interest in property shall revert to

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


the Reorganized Debtor, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred.

                  8.7. Manner of Payment Under the Plan. At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

                  8.8. Fractional Shares and Notes. No fractional shares of New Common Stock or New Notes shall be distributed under the Plan. For purposes of distribution, fractional shares of New Common Stock or New Notes shall be rounded down to the previous whole number.

                  8.9. Setoffs and Recoupment. The Debtor may, but shall not be required to, setoff against, or recoup from, any Claim and the distributions to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever that the Debtor may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor of any such claim it may have against such claimant.

                  8.10. Distributions After Effective Date. Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Initial Distribution Date.

                  8.11. Rights and Powers of Disbursing Agent. The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan,
(ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

                           (A) Expenses Incurred on or After the Effective Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtor in the ordinary course.

                  8.12. Old Notes Indenture Trustee's Fees and Expenses. The Old Notes Indenture Trustee shall be entitled to payment directly from the Reorganized Debtor on the Effective Date of all fees and reasonable expenses incurred in accordance with the terms of the Old Notes Indenture and all additional fees and expenses incurred as acting as Disbursing Agent for the Old Notes up to a maximum amount of $35,000. These amounts will be paid directly to the Old Notes Indenture Trustee by the Debtor or Reorganized Debtor on the Effective Date, or as soon as practicable thereafter, without further order of the Bankruptcy Court.

                  8.13. Record Date for Holders of Claims. As of the close of business on the Initial Distribution Date, the transfer ledgers for the Old Notes and the Common Equity Interests

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

shall be closed and there shall be no further changes in the record holders of such securities until after the distribution is made. The Debtor, Reorganized Debtor, and the Disbursing Agent shall have no obligation to recognize any transfer of Common Equity Interests, Old Notes or other Claims occurring after the Initial Distribution Date and prior to the distribution and shall be entitled instead to recognize and deal for all purposes with respect to such distribution with only those holders of Old Notes, Common Equity Interests and other Claims as of the close of business on the Initial Distribution Date. With respect to any subsequent distributions, record holders of Old Notes and the Common Equity Interests will have the ability to transfer Common Equity Interests, Old Notes or other Claims.

                  8.14. Reserves. Before making any distributions under the Plan, the Reorganized Debtor shall establish the following reserves:

                           (A) Disputed General Unsecured Claims. The Reorganized Debtor shall hold in reserve the amount of New Issued Common Stock and New Notes that would be required to be distributed under the Plan on account of a General Unsecured Claim but for the fact that such General Unsecured Claim is not an Allowed Claim, provided, however, that at the time such General Unsecured Claim is disallowed in whole or in part by Final Order, settlement or otherwise, the reserve on account of such Claim for the disallowed amount thereof, shall be distributed to holders of Allowed Class 4 General Unsecured Claims in accordance with the terms of the Plan. Notwithstanding the foregoing, $30 million of New Notes shall be distributed to holders of Old Notes on the Effective Date or as soon as practicable thereafter. If a Claim as to which an objection has been filed becomes, in whole or in part, an Allowed Claim, the Reorganized Debtor shall distribute to the holder thereof the amount to which it is entitled from the Disputed General Unsecured Claims Reserve in accordance with the terms of the Plan.

                           (B) Disputed Equity Interest Reserve. The Reorganized Debtor shall hold in reserve the amount of New Issued Common Stock that would be required to be distributed under the Plan on account of a Common Equity Interest but for the fact that such Common Equity Interest is not an Allowed Common Equity Interest, provided, however, that at the time such Common Equity Interest is disallowed in whole or in part by Final Order, settlement or otherwise, the reserve on account of such Common Equity Interest for the disallowed amount thereof, shall be distributed to holders of Allowed Class 5 Common Equity Interest in accordance with the terms of the Plan. If a Common Equity Interest as to which an objection has been filed becomes, in whole or in part, an Allowed Common Equity Interest, the Reorganized Debtor shall distribute to the holder thereof the amount to which it is entitled from the Disputed Equity Interest Reserve in accordance with the terms of the Plan.

                           (C) Disputed Priority Claims Reserve. The Disputed Priority Claims Reserve shall consist of the aggregate amount of Administrative Expense Claims, Priority Tax Claims, and Other Priority Claims that have not been paid or Allowed as at the Confirmation Date. At such time as an Administrative Expense Claim, Priority Tax Claim, or Other Priority Claim is disallowed in whole or in part by Final Order, settlement or otherwise, the reserve on account of such Claim for the disallowed amount thereof shall be transferred to the Reorganized Debtor's operating account to be used by the Reorganized Debtor at its discretion in the ordinary course of business. If an Administrative Expense Claim, Priority Tax Claim or other priority Claim as to which an objection has been filed becomes, in whole or in part, an Allowed Claim, the Reorganized Debtor shall distribute to the holder thereof the amount to which it is entitled from the Disputed Priority Claims Reserve in accordance with the terms of the Plan. Any balance remaining in the Disputed Priority Claims Reserve after all Allowed Administrative Expense Claims, Allowed Priority Tax Claims, and Allowed Other Priority Claims have been paid and the Chapter 11 Case are ready to be closed, shall be transferred to the Reorganized Debtor's operating account to be used by the Reorganized Debtor at its discretion in the ordinary course of business.

                  8.15. Allocation Relating to Old Notes. All distributions to holders of Old Notes shall be allocated first to the portion of each such Claim representing the principal amount of the Old Notes and then, to the extent the consideration exceeds such amount, to the remainder of such Claim.

ARTICLE IX PROCEDURES FOR TREATING DISPUTED CLAIMS UNDER THE PLAN

                  9.1. Disputed Claims. Except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Debtor or Reorganized Debtor shall have the exclusive right to make and file objections to Claims and Interests. All objections shall be litigated to Final Order; provided, however, that the Debtor or Reorganized Debtor shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections, without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtor or Reorganized Debtor shall file all objections to Claims (other than applications for allowances of compensation and reimbursement of expenses) and Interests and serve such objections upon the holders of such Claims and Interests as to which the objection is made as soon as practicable, but in no event later than the Objection Deadline.

                  9.2. No Distributions Pending Allowance. Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim or any portion of an Equity Interest is a Disputed Equity Interest, no payment or distribution provided hereunder shall be made on account of such Claim or Equity Interest unless and until such Disputed Claim or Disputed Equity Interest becomes an Allowed Claim or an Allowed Equity Interest.

                  9.3. Distributions After Allowance. To the extent that a Disputed Claim or Disputed Equity Interest ultimately becomes an Allowed Claim or an Allowed Equity Interest, a distribution shall be made to the holder of such Allowed Claim or Allowed Equity Interest in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Disputed Equity Interest becomes a Final Order, the Disbursing Agent shall provide to the holder of such Allowed Claim or Allowed Equity Interest the distribution to which such holder is entitled under the Plan.

ARTICLE X PROVISIONS GOVERNING EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  10.1. Assumed Contracts and Leases. Except as otherwise provided in the Plan or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, as of the Effective Date, the Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it was a party, unless such contract or lease (i) was previously assumed or rejected by the Debtor, (ii) previously expired or terminated pursuant to its own terms, (iii) is the subject of a motion to reject filed on or before the Effective Date, or (iv) is identified as a rejected executory contract or a rejected unexpired lease, as applicable, annexed hereto as Exhibit E and subject to modification by the Debtor with the written consent of the Creditors Committee prior to the Confirmation Hearing. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions and rejections described above, as of the Confirmation Date except for any contract or lease assumed or rejected prior thereto.

                  Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

                  10.2. Payments Related to Assumption of Contracts and Leases. Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor or the assignee of the Debtor party assuming such contract or lease, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of the Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

                  10.3. Rejected Contracts And Leases. This Plan constitutes and incorporates a motion by the Debtor to reject, and the Confirmation Order shall be deemed to be an Order authorizing the rejection, effective as of the Effective Date, of those executory contracts and unexpired leases to which the Debtor is a party and which are annexed hereto as Exhibit E and subject to modification by the Debtor with the written consent of the Creditors Committee prior to the Confirmation Hearing.

                  10.4. Reservation. Except as for those executory contracts and unexpired leases annexed hereto as Exhibit E, subject to modification by the Debtor with the written consent of the Creditors Committee prior to the Confirmation Hearing, none of the executory contracts and unexpired leases to which the Debtor is a party shall be rejected under the Plan, provided, however, that the Debtor reserves the right, at any time prior to the Confirmation Date, to seek to reject any executory contract or unexpired lease to which it is a party.

                  10.5. Bar for Rejection Damages. If the rejection by the Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim that is not theretofore evidenced by a timely filed proof of Claim or a proof of Claim that is deemed to be timely filed under applicable law, then such Claim shall be forever barred and shall not be enforceable against the Debtor or Reorganized Debtor, or the properties of the Debtor or Reorganized Debtor, unless a proof of Claim is filed with the Bankruptcy Court (and served on the Debtor) on or before the later to occur of the Bar Date or thirty (30) days after entry of an order (which may be the Confirmation Order) authorizing the rejection of the applicable unexpired lease or executory contract.

                  10.6. Treatment Under Plan of Rejection Damages. Unless otherwise ordered by the Bankruptcy Court, all Allowed Claims arising from the rejection of executory contracts or unexpired leases shall be treated as Class 4 General Unsecured Claims.

ARTICLE XI CONDITIONS PRECEDENT TO EFFECTIVE DATE

                  11.1. Conditions Precedent to Effective Date of the Plan. The occurrence of the Effective Date of the Plan is subject to satisfaction of the following conditions precedent:

                           (A) A Confirmation Order shall have been entered by the Clerk of the Bankruptcy Court which is in form and substance reasonably acceptable to the Debtor and the Creditors Committee and there shall not be a stay or injunction in effect with respect thereto.

                           (B) The Debtor shall have purchased directors and officers liability insurance for the Board of Directors of Reorganized Debtor in form, substance and amount reasonably acceptable to the Debtor and the Creditors Committee.

                           (C) The Debtor and the New Notes Indenture Trustee have executed the Security Agreement.

                           (D) The Debtor will enter in a Registration Rights Agreement with all necessary parties.

                           (E) The New Notes Indenture Trustee and the lender(s) under the Exit Facility have executed the Intercreditor Agreement.

                           (F) All conditions to the Exit Facility Lender's commitment letter have been met or waived.

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

                           (G) Upon satisfaction of these conditions, the Debtor shall file a notice of the Effective Date of the Plan.

                  11.2. Waiver of Conditions Precedent. Each of the conditions precedent in section 11.1, other than 11.1(A) hereof may be waived, in whole or in part, by the Debtor with the written consent of the Creditors Committee. Any such waivers of a condition precedent in Section 11.1 hereof may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action.

ARTICLE XII EFFECT OF CONFIRMATION

                  12.1. Vesting of Assets. On the Effective Date, the Debtor, its properties and interests in property and its operations shall be released from the custody and jurisdiction of the Bankruptcy Court, and the estates of the Debtor shall vest in the Reorganized Debtor free and clear of any and all Liens, except as otherwise provided herein. From and after the Effective Date, the Reorganized Debtor may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, subject to the terms and conditions of the Plan.

                  12.2. Preservation of Causes of Action. Except as provided herein, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtor shall retain all causes of action that the Debtor or the estate may hold against any person or entity including but not limited to any causes of action arising from Bankruptcy Code sections 544, 547, 548, 549 or 550 that are not otherwise released under the Plan. Such causes of actions include those claims listed on Exhibit I - Retained Causes of Action.

                  12.3.    Binding Effect. Except as otherwise provided in
section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Effective Date, on and after the Effective Date, the provisions of the Plan shall bind any holder of a Claim against or Equity Interest in the Debtor and such holder's respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

                  12.4. Discharge of Debtor. Except to the extent otherwise provided herein, the treatment of all Claims against or Interests in the Debtor hereunder shall be in exchange for and in complete satisfaction, discharge and release of all Claims against or Interests in the Debtor of any nature whatsoever, known or unknown, including, without limitation, any interest accrued or expenses incurred thereon from and after the Petition Date, or against its estate or properties or interests in property. Except as otherwise provided herein, upon the Effective Date, all Claims against and Interests in the Debtor will be satisfied, discharged, and released in full exchange for the consideration provided hereunder. Except as otherwise provided herein, all entities shall be precluded from asserting against the Debtor or Reorganized Debtor or their respective properties or interests in property, any other Claims based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date.

                  12.5. Term of Injunctions or Stays. Unless otherwise provided in the Plan, all injunctions or stays arising under or entered during the Chapter 11 Case under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the 60th day following the Effective Date.

                  12.6. EXCULPATION. THE RELEASED PARTIES SHALL NOT HAVE OR INCUR, AND ARE HEREBY RELEASED FROM, ANY CLAIM, OBLIGATION, CAUSE OF ACTION OR LIABILITY TO ONE ANOTHER OR TO ANY HOLDER OF A CLAIM OR INTEREST, OR ANY OTHER PARTY IN INTEREST, OR ANY OF ITS RESPECTIVE AGENTS, EMPLOYEES, REPRESENTATIVES, FINANCIAL ADVISORS, ATTORNEYS OR AFFILIATES, OR ANY OF THEIR SUCCESSORS AND ASSIGNS WHO NOTE THEIR ACCEPTANCE OF THE SECTION 12.7 RELEASE IN THEIR BALLOT, FOR ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO OR ARISING OUT OF THIS CHAPTER 11 CASE, THE SOLICITATION OF VOTES AND PURSUIT OF CONFIRMATION OF THE PLAN, THE CONSUMMATION OF THE PLAN, THE ADMINISTRATION OF THE PLAN OR THE PROPERTY TO BE DISTRIBUTED UNDER THE PLAN, THE SOLICITATION AND ISSUANCE OF THE NEW ISSUED COMMON STOCK AND THE NEW NOTES, AND IN ALL RESPECTS SHALL BE ENTITLED TO RELY REASONABLY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES UNDER THE PLAN, PROVIDED, HOWEVER, THAT NOTHING IN THIS SECTION SHALL BE DEEMED TO RELEASE ANY SUCH PERSON FROM LIABILITY FOR ACTS OR OMISSIONS THAT ARE THE RESULT OF ACTUAL FRAUD, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR WILLFUL VIOLATION OF THE SECURITIES LAWS OR THE INTERNAL REVENUE CODE.

                  12.7. RELEASE. AS OF THE EFFECTIVE DATE AND SUBJECT TO ITS OCCURRENCE, EXCEPT AS OTHERWISE PROVIDED IN THIS PLAN, EACH RELEASED PARTY SHALL HAVE DEEMED TO HAVE BEEN RELEASED AND DISCHARGED BY (i) THE DEBTOR, ITS ESTATES, AND THE REORGANIZED DEBTOR, AND (ii) ANY HOLDER OF A CLAIM OR INTEREST OR ANY OTHER PARTY IN INTEREST OR ANY OF ITS RESPECTIVE AGENTS, EMPLOYEES, REPRESENTATIVES, FINANCIAL ADVISORS, ATTORNEYS OR AFFILIATES, OR ANY OF THEIR SUCCESSORS AND ASSIGNS WHO NOTE THEIR ACCEPTANCE OF THIS RELEASE IN THEIR BALLOT (ALL SUCH HOLDERS AND OTHER PARTIES LISTED IN THIS SECTION 12.6(i) AND (ii), THE "RELEASOR PARTIES"), FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION ARISING OUT OF OR BASED UPON SUCH RELEASED PARTIES' SERVICE IN ANY CAPACITY OR ANY TRANSACTION, EVENT, CIRCUMSTANCE OR OTHER MATTER INVOLVING OR RELATING TO THE DEBTOR THAT OCCURRED ON OR BEFORE THE EFFECTIVE DATE; PROVIDED, HOWEVER, THAT NOTHING IN THIS SECTION SHALL BE DEEMED TO (a) RELEASE A RELEASED PARTY FROM LIABILITY FOR ACTS OR OMISSIONS THAT ARE THE RESULT OF ACTUAL FRAUD, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR WILLFUL VIOLATION OF THE SECURITIES LAWS OR THE INTERNAL REVENUE CODE OR THE CLAIMS, IF ANY, OF THE UNITED STATES; (b) PREVENT THE DEBTOR OR THE REORGANIZED DEBTOR FROM OBJECTING TO A CLAIM OR INTEREST OF A RELEASED PARTY;
(c) PRECLUDE POLICE, FEDERAL TAX OR REGULATORY AGENCIES FROM FULFILLING THEIR STATUTORY DUTIES. EXCEPT AS OTHERWISE PROVIDED HEREIN, THE RELEASOR PARTIES SHALL BE ENJOINED FROM COMMENCING OR CONTINUING ANY ACTION, EMPLOYMENT OF PROCESS, OR ACT TO COLLECT, OFFSET OR RECOVER ANY CLAIMS AND CAUSES OF ACTION RELEASED AND DISCHARGED PURSUANT TO THIS SECTION; PROVIDED, HOWEVER, THAT THE INJUNCTION PROVIDED FOR IN THIS SECTION SHALL NOT (x) BAR ACTIONS BASED UPON LIABILITY FOR ACTS OR OMISSIONS THAT ARE THE RESULT OF ACTUAL FRAUD, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR WILLFUL VIOLATION OF THE SECURITIES LAWS OR THE INTERNAL REVENUE CODE OR THE CLAIMS, IF ANY, OF THE UNITED STATES; (y) PRECLUDE POLICE, FEDERAL TAX OR REGULATORY AGENCIES FROM FULFILLING THEIR STATUTORY DUTIES; OR (z) BAR THE CLAIMS, IF ANY, OF THE UNITED STATES.

                  12.8. Indemnification Obligations. Subject to the occurrence of the Effective Date, the obligations of the Reorganized Debtor to indemnify, defend, reimburse or limit the liability of any current or former directors or officers of the Debtor against any claims or causes of action as provided in the Debtor's Amended Certificate of Incorporation, By-Laws, applicable state law or contract or otherwise shall cease.

                  12.9. Letter of Credit Obligations. Confirmation of the Plan shall have no impact or effect on the Reorganized Debtor's remaining obligations to Congress Financial and CIT under the Release Agreement (as defined in the Final Financing Order) and the Hartford Letter of Credit pursuant to the Third Amendment to Financing Agreement and the CIT Credit Agreement. The Reorganized Debtor shall remain fully liable and obligated with respect to such agreements until the obligations thereunder are completely fulfilled and the Letters of Credit have been terminated without a draw or the Letters of Credit have been replaced.

ARTICLE XIII RETENTION OF JURISDICTION

                  The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, or related to, the Chapter 11 Case, the Plan and the Confirmation Order pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

                  (A) To hear and determine pending applications for the assumption, assumption and assignment, or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom.

                  (B) To enforce all agreements, assumed, if any, and to recover all property of the estate wherever located.

                  (C) To determine any and all adversary proceedings, applications and contested matters, including, without limitation, under sections 544, 545, 548, 549, 550, 551, and 553 of the Bankruptcy Code.

                  (D) To ensure that distributions to holders of Allowed Claims and Interests are accomplished as provided herein.

                  (E) To hear and determine any timely objections to Administrative Expense Claims or to proofs of Claim or Interests, including, without limitation, any objections to the classification of any Claim or Interest, and to allow or disallow any Disputed Claim or Disputed Interest in whole or in part.

                  (F) To determine the validity, extent and priority of all Liens, if any, against properties of the estates.

                  (G) To determine all assertions of an ownership interest in, the value of, or title to, any property of the estates.

                  (H) To determine any tax liability of the estates in connection with the Plan, actions taken, distributions or transfers made thereunder.

                  (I) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated.

                  (J) To issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code.

                  (K) To consider any amendments to or modifications of the Plan, or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order.

                  (L) To hear and determine all applications under sections 330, 331, and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date.

                  (M) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby or any agreement, instrument or other document governing or relating to any of the foregoing.

                  (N) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code.

                  (O) To hear and determine any other matter not inconsistent with the Bankruptcy Code.

                  (P) To hear and determine all disputes involving the existence, scope, and nature of the discharges granted under the Plan and the Confirmation Order.

                  (Q) To issue injunctions and effect any other actions that may be necessary or desirable to restrain interference by any entity with the consummation or implementation of the Plan.

                  (R) To determine such other matters as may be provided in the Confirmation Order.

                  (S)      To enter a final decree closing the Chapter 11 Case.

ARTICLE XIV MISCELLANEOUS PROVISIONS

                  14.1.    Payment of Statutory Fees. All fees payable under
section 1930, chapter 123, title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date. Any such fees accrued after the Effective Date will be paid by the Reorganized Debtor in the ordinary course of business.

                  14.2.    [Left Intentionally Blank].

                  14.3. Creditors Committee. Effective as at the close of business on the Effective Date, the duties of the Creditors Committee shall terminate, except with respect to applications for Professional Fee Claims and reimbursement of expenses of the members of the Creditors Committee.

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

                  14.4.    Exemption from Certain Transfer Taxes. Pursuant to
section 1146(c) of the Bankruptcy Code, any transfers from the Debtor to any other person or entity pursuant to the Plan, including the pledging of any collateral, or the delivery of any security interests or other instrument of transfer, the furnishing of any promissory note(s) or other evidence of indebtedness, in furtherance of, or in connection with this Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment.

                  14.5. Modifications and Amendments. The Exhibits to both the Plan and Disclosure Statement can be amended at any time prior to the Confirmation Date with the written approval of both the Creditors Committee and the Debtor. To the extent amendments affect the Exit Facility, such amendments shall require prior written consent of the Exit Facility Lender. In addition the Debtor with the written consent of the Creditors Committee may alter, amend, or modify the Plan under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Effective Date the Reorganized Debtor may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order, and to accomplish such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially adversely affect the treatment of holders of Claims or Interests under the Plan, provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or Order of the Bankruptcy Court.

                  14.6. Compliance with Tax Requirements. In connection with the consummation of the Plan, the Reorganized Debtor shall comply with all withholding and reporting requirements imposed by any taxing authority, and all distributions hereunder shall be subject to such withholding and reporting requirements.

                  14.7. Preservation of Transferred Claims. All causes of action which are currently held by the Debtor will be transferred to and prosecuted by the Reorganized Debtor at its sole and absolute discretion.

                  14.8. Severability of Plan Provisions. Except as otherwise provided herein, in the event that prior to the Effective Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, then if requested by the Debtor or Reorganized Debtor the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision hereof, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms. Notwithstanding the foregoing or any other provision of the Plan, to the extent
Section 4
of the Plan or any part thereof is held by the Bankruptcy Court to be invalid, void or unenforceable, then the Plan shall be deemed null and void for all purposes.

                  14.9. Filing or Execution of Additional Documents. On or before the Effective Date, the Debtor or the Reorganized Debtor will file with the Bankruptcy Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

                  14.10. Notices. All notices, requests, and demands to or upon the Debtor to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                          Reptron Electronics, Inc.
                          Attn:  Paul J. Plante,
                          President and Chief Operating Officer
                          13700 Reptron Boulevard
                          Tampa, Florida 33626
                          Tel:  (813) 854-2000
                          Fax:  (813) 891-4007

                          With a copy to:

                          Tew Cardenas, LLP
                          Thomas R. Lehman, P. A.
                          Lynn Maynard Gollin, Esq.
                          201 South Biscayne Boulevard
                          Miami Center, Suite 2600
                          Miami, Florida 331312
                          Tel:  (305) 536-1112
                          Fax:  (305) 536-1116

                          Counsel to Debtor

                                  -and-

                          Andrews Kurth LLP
                          Paul N. Silverstein, Esq.
                          Richard Baumfield, Esq.
                          450 Lexington Avenue
                          New York, NY 10017
                          Tel: (212) 850-2800
                          Fax: (212) 850-2929

                          Counsel to the Creditors Committee

                  14.11. Governing Law. Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit hereto provides otherwise, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida without giving effect to the principles of conflict of laws thereof.

Dated:  January 14, 2004

                                    Respectfully submitted,

                                    TEW CARDENAS, LLP
                                    Attorneys for Reptron Electronics, Inc.
                                    201 S. Biscayne Boulevard
                                    Miami Center, Suite 2600
                                    Miami, FL  33131
                                    Tel. No. 305-536-1112
                                    Fax  No. 305-536-1116

                                    By:  /s/ Thomas R. Lehman
                                        ----------------------------------------
                                        Thomas R. Lehman, P.A.
                                        Florida Bar No. 351318
                                        Lynn Maynard Gollin, Esq.
                                        Florida Bar No. 621668

                                   Respectfully submitted,

                                   Reptron Electronics, Inc.

                                   /s/ Paul Plante
                                   -------------------------------------
                                   By: Paul Plante
                                   President and COO of Reptron

                                EXHIBITS TO PLAN

Exhibit A:        Amended and Restated By-laws of Reptron Electronics, Inc.

Exhibit B:        Amended and Restated Certificate of Incorporation of
                  Reorganized Reptron Electronics, Inc.

Exhibit C:        Stock Option Plan

Exhibit D:        Registration Rights Agreement

Exhibit E:        Rejected Executory Contracts and Leases

Exhibit F:        Indenture

Exhibit G:        Intercreditor Agreement

Exhibit H:        Security Agreement

Exhibit I:        Retained Causes of Action

Exhibit J:        List of Class 3 Trade Vendor Claims

                                                     AK DRAFT- December 18, 2003


                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                           REPTRON ELECTRONICS, INC.,

                              a Florida corporation

                                    EXHIBIT A

ARTICLE I.        OFFICES.........................................................................................   1

   Section 1.     Registered Office...............................................................................   1

   Section 2.     Other Offices...................................................................................   1

ARTICLE II.       MEETINGS OF STOCKHOLDERS........................................................................   1

   Section 1.     Place of Meetings...............................................................................   1

   Section 2.     Annual Meeting..................................................................................   1

   Section 3.     Quorum..........................................................................................   1

   Section 4.     Majority Vote...................................................................................   2

   Section 5.     Voting Rights...................................................................................   2

   Section 6.     Special Meetings................................................................................   2

   Section 7.     Notice of Meetings..............................................................................   2

   Section 8.     Adjournment and Notice of Adjourned Meetings....................................................   3

   Section 9.     List of Stockholders............................................................................   3

   Section 10.    Action Without Meeting..........................................................................   3

   Section 11.    Organization....................................................................................   3

ARTICLE III.      DIRECTORS.......................................................................................   4

   Section 1.     Number and Term of Office.......................................................................   4

   Section 2.     Powers..........................................................................................   4

   Section 3.     Vacancies.......................................................................................   4

   Section 4.     Meetings of the Board of Directors..............................................................   5

   Section 5.     Committees of Directors.........................................................................   6

   Section 6.     Compensation of Directors.......................................................................   6

   Section 7.     Resignation.....................................................................................   6

   Section 8.     Organization....................................................................................   7

ARTICLE IV.       Indemnification.................................................................................   7

   Section 1.     Indemnification of Directors and Officers.......................................................   7

   Section 2.     Employees and Other Agents......................................................................   7

   Section 3.     Expenses........................................................................................   7

   Section 4.     Enforcement.....................................................................................   8

   Section 5.     Non-Exclusivity of Rights.......................................................................   8

   Section 6.     Survival of Rights..............................................................................   8

   Section 7.     Insurance.......................................................................................   9

   Section 8.     Amendments......................................................................................   9

   Section 9.     Saving Clause...................................................................................   9

   Section 10.    Definitions.  For the purposes of this Article IV, the following definitions shall apply:.......   9

ARTICLE V.        OFFICERS........................................................................................  10

   Section 1.     Officers Designated.............................................................................  10

   Section 2.     Appointment of Officers.........................................................................  10

   Section 3.     Other Officers and Agents.......................................................................  10

   Section 4.     Salaries........................................................................................  10

   Section 5.     Term............................................................................................  10

   Section 6.     Chairman of the Board...........................................................................  10

   Section 7.     President.......................................................................................  11

   Section 8.     Vice Presidents.................................................................................  11

   Section 9.     Secretary.......................................................................................  11

   Section 10.    Assistant Secretary.............................................................................  11

   Section 11.    Treasurer.......................................................................................  11

   Section 12.    Assistant Treasurer.............................................................................  12

   Section 13.    Delegation of Authority.........................................................................  12

   Section 14.    Resignations....................................................................................  12

ARTICLE VI.       EXECUTION OF CORPORATE INSTRUMENTS AND OTHER SECURITIES AND VOTING
                  OF SECURITIES OWNED BY THE CORPORATION .........................................................  12

   Section 1.     Execution of Corporate Instruments..............................................................  12

   Section 2.     Voting of Securities Owned by the Corporation...................................................  13

   Section 3.     Execution of Other Securities of the Corporation................................................  13

ARTICLE VII.      shares OF STOCK.................................................................................  13

   Section 1.     Form of Executed Certificate....................................................................  13

   Section 2.     Signatures......................................................................................  13

   Section 3.     Rights of Each Class of Stock...................................................................  14

   Section 4.     Lost, Stolen or Destroyed Certificates..........................................................  14

   Section 5.     Transfers of Stock..............................................................................  14

   Section 6.     Fixing Record Date..............................................................................  14

   Section 7.     Registered Stockholders.........................................................................  14

ARTICLE VIII.     GENERAL PROVISIONS..............................................................................  15

   Section 1.     Dividends.......................................................................................  15

   Section 2.     Reserve Fund....................................................................................  15

   Section 3.     Fiscal Year.....................................................................................  15

   Section 4.     Corporate Seal..................................................................................  15

   Section 5.     Notices.........................................................................................  15

   Section 6.     Waiver of Notice................................................................................  15

   Section 7.     Annual Statement................................................................................  16

ARTICLE IX.       AMENDMENTS......................................................................................  16

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                            REPTRON ELECTRONICS, INC.

                                    ARTICLE I
                                     OFFICES

         Section 1. Registered Office. The registered office of the corporation shall be in the City of Tampa, State of Florida, or such other place within the State of Florida as the Board of Directors may determine.

         Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Florida as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II.
                            MEETINGS OF STOCKHOLDERS

         Section 1. Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Florida designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

         Section 2. Annual Meeting. The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. At each annual meeting, directors shall be elected and any other proper business may be transacted.

         Section 3. Quorum. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Amended and Restated Certificate of Incorporation or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented, but no other business shall be transacted at such meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

         Section 4. Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, or the Amended and Restated Certificate of Incorporation or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 5. Voting Rights. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one (1) vote for each share of stock having voting power, registered in his name on the books of the corporation on the record date set by the Board of Directors as provided in Article VII, Section 6 hereof. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the vote cast, excluding abstentions, at any meeting at which a quorum is present shall be valid and binding upon the corporation; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

         Section 6. Special Meetings. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Amended and Restated Certificate of Incorporation, may be called by the Chairman of the Board of Directors, the Chief Executive Officer or the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), and shall be called by the Chief Executive Officer or the Secretary at the request in writing of stockholders owning ten percent (10%) of the entire capital stock of the corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than ten (10) nor more than thirty (30) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote in accordance with Section 7 below. If the notice is not given within seven (7) days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give notice. Nothing contained in this Section 6 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

         Section 7. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the corporation.

         Section 8. Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares casting votes, excluding abstentions. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 10. Action Without Meeting. Unless otherwise provided in the Amended and Restated Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         Section 11. Organization.

                  (a) At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

                  (b) The Board of Directors of the corporation shall be entitled to make such reasonable rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such reasonable rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

                                  ARTICLE III.
                                    DIRECTORS

         Section 1. Number and Term of Office. The Corporation shall have six directors. The authorized number of directors can be increased or decreased by the Board of Directors from time to time. The directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his or her successor is elected and qualified; provided, however, that unless otherwise restricted by the Amended and Restated Certificate of Incorporation or by law, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat.

         Section 2. Powers. The property and business of the corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Amended and Restated Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

         Section 3. Vacancies. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office or otherwise, and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner displaced.

         Section 4. Meetings of the Board of Directors.

                  (a) The directors may hold their meetings, have one or more offices and keep the books of the corporation outside of the State of Florida.

                  (b) The annual meeting of the Board of Directors shall be held immediately after the annual meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary, and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

                  (c) Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

                  (d) Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer or the President on twenty-four (24) hours' notice to each director, either orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, or sent in writing to each director by first class mail, postage prepaid, at least three (3) days before the date of the meeting; special meetings shall be called by the Chief Executive Officer, the President or the Secretary in like manner and on like notice on the written request of two (2) directors unless the Board consists of only one (1) director; in which case special meetings shall be called by the President or the Secretary in like manner or on like notice on the written request of the sole director.

                  (e) At all meetings of the Board of Directors, a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Amended and Restated Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one (1) director is authorized, such sole director shall constitute a quorum. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

                  (f) Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                  (g) Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

         Section 5. Committees of Directors.

                  (a) The Board of Directors may, by resolution passed by a majority of the whole Board, designate one (1) or more committees, each such committee to consist of one (1) or more of the directors of the corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Florida Business Corporation Act to be submitted to stockholders for approval or adopting, amending or repealing any Bylaw of the corporation.

                  (b) Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         Section 6 Compensation of Directors. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Bylaws, the Compensation Committee, consisting of three directors, shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 7. Resignation. Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

         Section 8. Organization. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or if the President is absent, the most senior Vice President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the directors, shall preside over the meeting. The Secretary, or in his or her absence, an Assistant Secretary directed to do so, shall act as secretary of the meeting.

                                   ARTICLE IV.
                                 Indemnification

         Section 1. Indemnification of Directors and Officers. The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Florida Business Corporation Act; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Florida Business Corporation Act or (iv) such indemnification is required to be made under Section 4 below.

         Section 2. Employees and Other Agents. The corporation shall have power to indemnify its employees and other agents as set forth in the Florida Business Corporation Act.

         Section 3. Expenses. The corporation shall advance to any person who is or was a director or officer of the corporation, and shall have the power to advance to any person who is or was an employee or other agent of the corporation, to the fullest extent not prohibited by the Florida Business Corporation Act, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any such person in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Article IV or otherwise.

                  Notwithstanding the foregoing, unless otherwise determined pursuant to Section 5 below, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

         Section 4. Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Article IV shall be deemed to be contractual rights and be effective to the same extent as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Article IV to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Florida Business Corporation Act for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Florida Business Corporation Act, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article IV or otherwise shall be on the corporation.

         Section 5. Non-Exclusivity of Rights. The rights conferred on any person by this Article IV shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Florida Business Corporation Act.

         Section 6. Survival of Rights. The rights conferred on any person by this Article IV shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 7. Insurance. To the fullest extent permitted by the Florida Business Corporation Act, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article IV.

         Section 8. Amendments. Any repeal or modification of this Article IV shall only be prospective and shall not affect the rights under this Article IV in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

         Section 9. Saving Clause. If this Article IV or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Article IV that shall not have been invalidated, or by any other applicable law.

         Section 10. Definitions. For the purposes of this Article IV, the following definitions shall apply:

                  (a) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

                  (b) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceedings.

                  (c) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (d) References to a "director," "executive officer," "officer," "employee" or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                  (e) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

                                    ARTICLE V.
                                    OFFICERS

         Section 1. Officers Designated. The officers of this corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, a President, a Secretary and a Treasurer. The corporation may also have at the discretion of the Board of Directors such other officers as are desired, including a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 hereof. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Amended and Restated Certificate of Incorporation or these Bylaws otherwise provide.

         Section 2. Appointment of Officers. The Board of Directors, at its annual meeting, shall choose the officers of the corporation.

         Section 3. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 4 Salaries. The salaries of all officers and agents of the corporation shall be fixed by or in the manner designated by the Board of Directors.

         Section 5. Term. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors or by the unanimous written consent of the directors in office at that time. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

         Section 6. Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article V.

         Section 7. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, unless some other officer has been elected Chief Executive Officer of the corporation, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He or she shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He or she shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

         Section 8. Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

         Section 9. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws. He or she shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his or her signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

         Section 10. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 11. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the corporation. The Treasurer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

         Section 12. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 13. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

         Section 14. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

       ARTICLE VI .EXECUTION OF CORPORATE INSTRUMENTS AND OTHER SECURITIES AND VOTING OF SECURITIES OWNED BY THE CORPORATION

         Section 1. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

                  Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board of Directors, or the President or any Vice President, and by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

                  All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

                  Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         Section 2. Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

         Section 3. Execution of Other Securities of the Corporation. All bonds, debentures and other corporate securities of the corporation, other than stock certificates, may be signed by the Chairman of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

                                   ARTICLE VII.
                                 SHARES OF STOCK

         Section 1. Form of Executed Certificate. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Amended and Restated Certificate of Incorporation and applicable law. Every holder of stock of the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the corporation, certifying the number of shares represented by the certificate owned by such stockholder in the corporation.

         Section 2. Signatures. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 3. Rights of Each Class of Stock. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Florida Business Corporation Act, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 4. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the corporation a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 5. Transfers of Stock. Upon surrender to the corporation, or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 6. Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 7. Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Florida.

                                  ARTICLE VIII.
                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Amended and Restated Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Amended and Restated Certificate of Incorporation.

         Section 2. Reserve Fund. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve.

         Section 3. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

         Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation and the words "Seal." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 5. Notices. Whenever, under the provisions of the statutes or of the Amended and Restated Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid and addressed to such director or stockholder, at his, her or its last known post office address as it appears on the records of the corporation and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile, telex or telegram and as otherwise provided in these Bylaws.

         Section 6.Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Amended and Restated Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent. Notice will be waived by any stockholder or director by his, her or its attendance at a meeting of stockholders or Board of Directors, as applicable, whether in person or by proxy in the case of a stockholder, except when the stockholder or director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

         Section 7. Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                  ARTICLE IX.
                                   AMENDMENTS

                  These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

                                                     AK DRAFT- December 18, 2003

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            REPTRON ELECTRONICS, INC.

                  Reptron Electronics, Inc., a corporation organized and existing under the laws of the Florida Business Corporation Act (the "Corporation"), hereby certifies as follows:

                  A. The name of the corporation is Reptron Electronics, Inc. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Florida on December 30, ______.

                  B. Pursuant to sections 607.1006 and 621 of the Florida Statutes and the order dated __________, 2004 of the United States Bankruptcy Court for the Southern District of Florida (the "Court"), which has jurisdiction over the Corporation in a case under Chapter 11 of Title 11 of the United States Code, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, as previously amended.

                  C. The text of the Amended and Restated Certificate of Incorporation as previously amended or supplemented is restated and further amended to read in its entirety as follows:

                  FIRST: The name of the Corporation is Reptron Electronics,
Inc.

                  SECOND: The address of the Corporation's registered office in the State of Florida is 14401 McCormick Drive Tampa, Florida, 33626. The name of the registered agent at that address is Chuck Scheiwe.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Florida Business Corporation Act.

                  FOURTH: The corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of all classes of stock that the Corporation shall have authority to issue is ___ Million (__,000,000) shares. Fifty Million (50,000,000) shares shall be Common Stock, each having a par value of $0.01 per share. _____ shares shall be Preferred Stock, each having a par value of $0.01 per share. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Florida Business Corporation Act, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing

                                    EXHIBIT B
the number of shares of such series. To the extent required by Section 1123(a) of Title 11, Chapter 11 of the United States Code and notwithstanding anything to the contrary herein, in no event shall the Corporation be authorized to issue any class or series of nonvoting equity securities.

                  FIFTH: The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors shall be six. The number of directors can be increased decreased from time to time exclusively by one or more resolutions adopted by the Board of Directors.

                  SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

                  SEVENTH: Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                  EIGHTH: No director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. If the Florida Business Corporation Act is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Florida Business Corporation Act, as so amended. Any repeal or modification of this Article Eighth shall be prospective and shall not affect the rights under this Article Eighth in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification. Notwithstanding any of the provisions of this Amended and Restated Certificate of Incorporation, this Amended and Restated Certificate of Incorporation shall not in any way countermand or otherwise affect provisions concerning indemnification set forth in the "Second Amended Plan of Reorganization, Dated December ___, 2004" of the Corporation (the "Plan") or the Order of the Court confirming the Plan, entered on __________, 2004.

                  NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute.

                  IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed by __________, its authorized officer this _____ date of __________, 2004.

                                        Reptron Electronics, Inc.

                                        By:_____________________________________
                                        Name:
                                        Title:

                            REPTRON ELECTRONICS, INC.
                                STOCK OPTION PLAN

                                    ARTICLE I
                                  INTRODUCTION

         1.1 PURPOSE. The Reptron Electronics, Inc. Stock Option Plan (the "Plan") is intended to promote the interests of Reptron Electronics, Inc. (the "Company") and its stockholders by encouraging Employees and Consultants of the Company and Non-Employee Directors (as defined below) to acquire or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors of the Company (the "Board") also contemplates that through the Plan, the Company and its Affiliates will be better able to compete for the services of the individuals needed for the growth and success of the Company.

         1.2 SHARES SUBJECT TO THE PLAN. The aggregate number of shares of Common Stock, $______ par value per share, of the Company ("Common Stock") that may be issued under the Plan shall not exceed 500,000 shares; provided, however, that in the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Compensation Committee (as defined below), whose determination shall be final and binding upon the Company and all other interested persons. In the event the number of shares to be delivered upon the exercise or payment of any Option (as defined below) granted under the Plan is reduced for any reason whatsoever or in the event any Option granted under the Plan can no longer under any circumstances be exercised or paid, the number of shares no longer subject to such Option shall thereupon be released from such Option and shall thereafter be available under the Plan for the grant of additional Options. Shares issued pursuant to the Plan (i) may be treasury shares, authorized but unissued shares or, if applicable, shares acquired in the open market and (ii) shall be fully paid and nonassessable.

         1.3 ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Compensation Committee. Subject to the provisions of the Plan, the Compensation Committee shall interpret the Plan and all Options under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option under the Plan in the manner and to the extent that the Compensation Committee deems desirable to effectuate the Plan. Any action taken or determination made by the Compensation Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The act or determination of a majority of the Compensation Committee shall be deemed to be the act or determination of the Compensation Committee.

         1.4 AMENDMENT AND DISCONTINUANCE OF THE PLAN. The Board may amend, suspend or terminate the Plan; provided, however, no amendment, suspension or termination of the Plan

                                    EXHIBIT C
may without the consent of the holder of an Option, terminate such Option or adversely affect such person's rights with respect to such Option in any material respect.

         1.5 GRANTING OF OPTIONS TO PARTICIPANTS. The Compensation Committee shall have the authority to grant, prior to the expiration date of the Plan, Options to such Employees, Consultants and Non-Employee Directors as may be selected by it on the terms and conditions hereinafter set forth in the Plan. In selecting the persons to receive Options, including the type and size of the Option, the Compensation Committee may consider any factors that it may consider relevant.

         1.6 AMENDMENT AND TERM OF PLAN. This Plan shall be effective upon the first business day on which all of the conditions precedent of Company's Amended Plan of Reorganization under chapter 11 of the Bankruptcy Code, dated as of _______, shall been satisfied or waived (the "Effective Date"). Except with respect to Options then outstanding, if not sooner terminated under the provisions of Section 1.4, the Plan shall terminate upon, and no further Options shall be made, after the tenth anniversary of the Effective Date.

         1.7 LEAVE OF ABSENCE. If a person is on military, sick leave or other bona fide leave of absence, such person shall be considered an "Employee" for purposes of an outstanding Option during the period of such leave provided it does not exceed 90 days, or, if longer, so long as the person's right to reemployment is guaranteed either by statute or by contract. If the period of leave exceeds 90 days, the employment relationship shall be deemed to have terminated on the 91st day of such leave, unless the person's right to reemployment is guaranteed by statute or contract.

         1.8 DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

                  "1933 Act" means the Securities Act of 1933, as amended.

                  "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  "Cause" means (i) the willful commission by a Participant of a criminal or other act that causes or is likely to cause substantial economic damage to the Company or an Affiliate or substantial injury to the business reputation of the Company or Affiliate; (ii) the commission by a Participant of an act of fraud in the performance of such Participant's duties on behalf of the Company or an Affiliate; or (iii) the continuing willful failure of a Participant to perform the duties of such Participant to the Company or an Affiliate (other than such failure resulting from the Participant's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Participant by the Compensation Committee. For purposes of the Plan, no act, or failure to act, on the Participant's part shall be considered "willful" unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company or an Affiliate, as the case may be.

                  "Change of Control" shall be deemed to have occurred upon, and means

                  (i) the acquisition by any individual, entity or group (within the meaning of sections 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of either (A) the Outstanding Company Common Stock or (B) the combined voting power of the Outstanding Company Voting Securities; provided, however, that the following acquisitions shall not constitute a Change of Control: (I) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (II) any acquisition by the Company,
         (III) any acquisition by any employee benefit plan(s) (or related trust(s)) sponsored or maintained by the Company or any corporation controlled by the Company or (IV) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, immediately following such reorganization, merger or consolidation, the conditions described in subclauses (A), (B) and (C) of clause (ii) are satisfied; or

                  (ii) the approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless immediately following such reorganization, merger or consolidation (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan(s) (or related trust(s)) of the Company and/or its Affiliates or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty-five percent (25%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

                  "Compensation Committee" means Mark Holliday, Steven Scheiwe and Neil Subin.

                  "Consultant" means any individual, other than a Director or an Employee, who renders consulting or advisory services to the Company or an Affiliate, including, for example, an advisory director.

                  "Disability" means a Participant is suffering from a mental or physical disability, which, in the opinion of the Compensation Committee, prevents the Participant from performing his regular duties and is expected to be of long continued duration or to result in death.

                  "Employee" means any employee of the Company or an Affiliate.

                  "Employment" includes any period in which the Participant is a paid Consultant to the Company or an Affiliate.

                  "FMV Per Share" of the Common Stock as of any particular date shall be determined by any fair and reasonable means determined by the Compensation Committee, which may include, if the Common Stock is listed for trading on a national stock exchange, the closing sales price quoted on such exchange as published in The Wall Street Journal (or other reporting service approved by the Compensation Committee) reports for the date of the grant, or if no trade of the Common Stock shall have been reported for such date, the closing sales price quoted on such exchange which is published in The Wall Street Journal (or other reporting service approved by the Compensation Committee) reports for the next day prior thereto on which a trade of the Common Stock was so reported, or if the shares are not so listed or admitted to trading, the closing sales price as reported by the Nasdaq Stock Market, or through a similar organization if Nasdaq is no longer reporting such information, on such grant date. If shares of the Common Stock are not listed or admitted to trading on any exchange or the Nasdaq Stock Market or any similar organization, the FMV Per Share shall be determined by the Compensation Committee in good faith using any fair and reasonable means selected in its discretion.

                  "Incumbent Board" means the individuals who, as of any date of determination, constitute the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either (1) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934

         Act), or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or
         (2) a plan or agreement to replace a majority of the members of the Board then comprising the Incumbent Board.

                  "Non-Employee Director" means persons who are members of the Board but who are neither Employees nor Consultants of the Company or any Affiliate.

                  "Option" means an option to acquire Common Stock granted pursuant to the provisions of the Plan.

                  "Option Expiration Date" means ten years after the date of grant of an Option.

                  "Outstanding Company Common Stock" means, as of any date of determination, the then outstanding shares of Common Stock of the Company.

                  "Outstanding Company Voting Securities" means, as of any date of determination, the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

                  "Participant" means any Non-Employee Director,
         Employee or Consultant granted an Option under the Plan.

                  "Reload Option" is defined in Section 2.4(g).

                  "Retirement" means the termination of a Participant's employment with the Company or an Affiliate (i) on or after reaching age 65 or (ii) on or after reaching age 55 and prior to age 65 for reasons other than death, Disability or for Cause and with the consent of the Board.

                                   ARTICLE II
                           NONQUALIFIED STOCK OPTIONS

         2.1 ELIGIBLE PERSONS. All Employees, including officers (whether or not they are directors) and Consultants of the Company or its Affiliates shall be eligible to receive Options under this Article II.

         2.2 LIMITS. Subject to adjustment as provided in Section 2.4(e), no Employee shall receive Options with respect to more than 50,000 Shares during any calendar year.

         2.3 CALCULATION OF EXERCISE PRICE. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Option granted under this Article II shall not be less than the FMV Per Share on the date of grant of such Option. The exercise price for each Option granted under Article II shall be subject to adjustment as provided in Section 2.4(e).

         2.4 TERMS AND CONDITIONS OF OPTIONS. Options shall be in such form as the Compensation Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with this Article II, as the Compensation Committee shall deem desirable:

         (a) Option Period and Conditions and Limitations on Exercise. No Option shall be exercisable later than the Option Expiration Date. To the extent not prohibited by other provisions of the Plan, each Option shall be exercisable at such time or times as the Compensation Committee in its discretion may determine at the time such Option is granted.

         (b)      Termination of Employment and Death. For purposes of this
Article II, a Participant's employment shall be deemed to have terminated at the close of business on the day on which he is no longer for any reason whatsoever (including his death) employed by the Company or an Affiliate. Unless the Option agreement specifically provides otherwise, if a Participant's employment is terminated for any reason whatsoever (including his death),

                  (i) each vested Option granted to him (determined as of his termination of employment date) shall wholly and completely terminate as follows:

                           (A) At the time the Participant's employment is terminated, if termination occurs within the six-month period following the date of grant; or

                           (B) At the time the Participant's employment is terminated, if his employment is terminated because he is discharged for Cause (as defined below); or

                           (C) At the expiration of a period of twelve months after the Participant's employment is terminated by death, Retirement or Disability (but in no event later than the Option Expiration Date); or

                           (D) At the expiration of a period of three months after the Participant's employment is terminated (but in no event later than the Option Expiration Date), if the Participant's employment is terminated for any reason other than his death, Retirement, Disability or for Cause; or

                           (E) Notwithstanding the above, with respect to all Options outstanding at the date of a Change of Control, if the Participant's employment is terminated on or within the twelve-month period following such Change of Control other than for Cause, at the expiration of a period of twelve months after the Participant's date of termination, unless subparagraph (C) or (D) provides a longer period for the exercise of such Options (but in no event later than the Option Expiration Date); and

                  (ii) all nonvested Options granted to him (determined as of his termination of employment date) shall immediately terminate on such date of termination of employment.

                  (iii) to the extent exercisable at death, and subject to the termination provisions of clause (i), above, an Option may be exercised by the Participant's estate or by the person or persons who acquire the right to exercise his Option by bequest or inheritance with respect to any or all of the shares remaining subject to his Option at the time of his death.

         (c) Manner of Exercise. In order to exercise an Option, the person or persons entitled to exercise it shall deliver to the Company payment in full for the shares being purchased, together with any required withholding taxes. The payment of the exercise price for each Option shall either be (i) in cash or by check payable and acceptable to the Company, (ii) with the consent of the Compensation Committee, by tendering to the Company shares of Common Stock owned by the person for more than six months having an aggregate FMV Per Share as of the date of exercise and tender that is not greater than the full exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the exercise price as provided in (i) above, or (iii) subject to such instructions as the Compensation Committee may specify, at the person's written request the Company may deliver certificates for the shares of Common Stock for which the Option is being exercised to a broker for sale on behalf of the person, provided that the person has irrevocably instructed such broker to remit directly to the Company on the person's behalf the full amount of the exercise price from the proceeds of such sale. In the event that the person elects to make payment as allowed under clause (ii) above, the Compensation Committee may, upon confirming that the optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise. If the Compensation Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

         (d) Options not Transferable. Except as provided below, no Option granted hereunder shall be transferable other than by (i) will or by the laws of descent and distribution or (ii) pursuant to a domestic relations order and, during the lifetime of the Participant to whom any such Option is granted, it shall be exercisable only by the Participant. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Option granted hereunder, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Compensation Committee, result in forfeiture of the Option with respect to the shares involved in such attempt. To the extent provided by the Compensation Committee with respect to a specific Option, the Participant may transfer, for estate planning purposes, all or part of such Option to one or more immediate family members or related family trusts or partnerships or similar entities, on such terms and conditions as the Compensation Committee may impose.

         (e) Adjustment of Options. In the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Compensation Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options granted, or portions thereof then unexercised, shall be exercisable, to the end that after such event the shares subject to the Plan and each Participant's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in exercise price per share. Any such adjustment made by the Compensation Committee shall be final and binding upon all Participants, the Company, and all other interested persons.

         (f) Listing and Registration of Shares. Each Option shall be subject to the requirement that if at any time the Compensation Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such Option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Compensation Committee.

         (g) Reload Options. An Option may, in the discretion of the Compensation Committee, include a reload stock Option right which shall entitle the Participant, upon (i) the exercise of such original Option prior to the Participant's termination of employment and (ii) payment of the appropriate exercise price in shares of Common Stock that have been owned by such Participant for at least six months prior to the date of exercise, to receive a new Option (the "Reload Option") to purchase, at the FMV Per Share on the date of the exercise of the original Option, the number of shares of Common Stock equal to the number of whole shares delivered by the Participant in payment of the exercise price of the original Option. Such Reload Option shall be subject to the same terms and conditions, including expiration date, and shall be exercisable at the same time or times as the original Option with respect to which it is granted.

         2.5 AMENDMENT. The Compensation Committee may, with the consent of the person or persons entitled to exercise any outstanding Option, amend such Option. The Compensation Committee may at any time or from time to time, in its discretion, in the case of any Option which is not then immediately exercisable in full, accelerate the time or times at which such Option may be exercised to any earlier time or times. The Compensation Committee, in its absolute discretion, may grant to holders of outstanding Options, in exchange for the surrender and cancellation of such Options, new Options having exercise prices lower (or higher) than the exercise price provided in the Options so surrendered and canceled and containing such other terms and conditions as the Compensation Committee may deem appropriate.

         2.6 NO ACCELERATION OF VESTING. No Option granted hereunder shall vest upon a Change of Control or any other event unless specifically provided for to the contrary in the document or instrument evidencing an Option granted hereunder.

         2.7      OTHER PROVISIONS.

         (a) The person or persons entitled to exercise, or who have exercised, an Option shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to such Option until he shall have become the holder of record of such shares.

         (b) No Option granted hereunder shall be construed as limiting any right which the Company or any Affiliate may have to terminate at any time, with or without cause, the employment of any person to whom such Option has been granted.

         (c) Notwithstanding any provision of the Plan or the terms of any Option, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Compensation Committee, constitute a violation of any state or federal law or of the rules or regulations of any governmental regulatory body.

                                   ARTICLE III
                       NON-EMPLOYEE DIRECTOR STOCK OPTIONS

         3.1 ELIGIBLE DIRECTORS. Non-Employee Directors shall be eligible to receive Options under this Article III.

         3.2 GRANT OF OPTIONS TO NON-EMPLOYEE DIRECTORS. The Compensation Committee shall have the authority to grant, prior to the expiration of the Plan, to those Non-Employee Directors as may be selected by it Options to purchase shares of Common Stock on the terms and conditions hereinafter set forth in this Article III. In determining the number of shares to be subject to any such Option, the Compensation Committee may consider such facts as it may consider relevant.

         3.3 CALCULATION OF EXERCISE PRICE. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Option granted under this Article III shall be equal to the FMV Per Share price on the date of the grant of such Option. The exercise price for each Option granted under
Article III shall be subject to adjustment as provided in Section 3.4(e).

         3.4      TERMS AND CONDITIONS OF OPTIONS. Options granted under this
Article III shall be subject to the following terms and conditions:

         (a) Option Period and Conditions and Limitations on Exercise. Each Option granted under this Article III shall be exercisable at such time or times as the Compensation Committee in its discretion may determine at the time such Option is granted.

         (b) Termination of Directorship and Death. For purposes of Article III, a Non-Employee Director's directorship shall be deemed to have terminated at the close of business on the day on which he ceases to be a member of the Board for any reason whatsoever (including his death). If a Non-Employee Director's directorship is terminated for any reason whatsoever (including his death), each Option granted to him under Article III and all of his rights thereunder shall wholly and completely terminate:

                  (i) At the time the Non-Employee Director's directorship is terminated if his directorship is terminated as a result of his removal from the Board for Cause; or

                  (ii) At the expiration of a period of one year after the Non-Employee Director's death (but in no event later than the Option Expiration Date) if the Non-Employee Director's directorship is terminated following the date of grant by reason of his death. To the extent exercisable at death, an Option granted under Article III may be exercised by the Non-Employee Director's estate or by the person or persons who acquire the right to exercise his Option by bequest or inheritance with respect to any or all of the shares remaining subject to his Option at the time of his death; or

                  (iii) At the expiration of a period of one year after the Non-Employee Director's directorship is terminated if such person's directorship is terminated as a result of such person's resignation or removal from the Board because of Disability or in accordance with the provisions of the Company's Bylaws regarding automatic termination of directors' terms of office (but in no event later than the Option Expiration Date); or

                  (iv) At the expiration of a period of three months after the Non-Employee Director's directorship is terminated (but in no event later than the Option Expiration Date) if the Non-Employee Director's directorship is terminated for any reason other than the reasons specified in Section 3.4(b)(i), Section 3.4(b)(ii) and Section 3.4(b)(iii).

         (c) Manner of Exercise. In order to exercise an Option granted under Article III, the person or persons entitled to exercise it shall deliver to the Company payment in full for the shares being purchased. The payment of the exercise price for each Option granted under Article III shall either be in
(i) in cash or by check payable and acceptable to the Company, or (ii) with the consent of the Compensation Committee, by tendering to the Company shares of Common Stock owned by the person for more than six months having an aggregate FMV Per Share as of the date of exercise and tender that is not greater than the full exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the exercise price as provided in (i) above. In the event that the person elects to make payment as allowed under clause (ii) above, the Company may, upon confirming that the person owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise. If the Company so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

         (d) Options Not Transferable. Except as provided below, no Option granted under Article III shall be transferable otherwise than by will or by the laws of descent and distribution and, during the lifetime of the Non-Employee Director to whom any such Option is granted, it shall be exercisable only by such Non-Employee Director. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Option granted under Article III, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective and shall give no right to the purported transferee. To the extent provided by the Compensation Committee with respect to a specific Option, the Non-Employee Director may transfer, for estate planning purposes, all or part of such Option to immediate family members or related family trusts or partnerships or similar entities, on such terms and conditions as the Compensation Committee may impose.

         (e) Adjustment of Shares. The shares with respect to which Options may be granted pursuant to Article III are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted the optionee shall be entitled to purchase under such Option, in lieu of the number of class of shares of Common Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the optionee had been the holder of record of the number of shares of Common Stock as to which such Option is then exercisable. Any adjustment provided for in the preceding provisions of this Paragraph 3.4(e) shall be subject to any required stockholder action.

         (f)      Listing and Registration of Shares. Each Option granted under
Article III shall be subject to the requirement that if at any time the Company determines, in its discretion, that the listing, registration, or qualification of the shares subject to such Option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Company.

         3.5 NO ACCELERATION OF VESTING. No Option granted hereunder shall vest upon a Change of Control or any other event unless specifically provided for to the contrary in the document or instrument evidencing an Option granted hereunder.

         3.6      OTHER PROVISIONS.

         (a) The person or persons entitled to exercise, or who have exercised, an Option granted under Article III shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to such Option until he shall have become the holder of record of such shares.

         (b) No Option granted under Article III shall be construed as limiting any right which either the stockholders of the Company or the Board may have to remove at any time, with or without cause, any person to whom such Option has been granted from the Board.

         (c) Notwithstanding any provision of the Plan or the terms of any Option granted under Article III, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Compensation Committee, constitute a violation of any state or federal law or of the rule or regulations of any governmental regulatory body.

                                   ARTICLE IV
                              WITHHOLDING FOR TAXES

         Any issuance of Common Stock pursuant to the exercise of an Option or payment of any other Option under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto. Such arrangements may, at the discretion of the Compensation Committee, include allowing the person to tender to the Company shares of Common Stock owned by the person, or to request the Company to withhold shares of Common Stock being acquired pursuant to the Option, whether through the exercise of an Option or as a distribution pursuant to the Option, which have an aggregate FMV Per Share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company.

         Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company the person is an officer or individual subject to Rule 16b-3, such person may direct that such tax withholding be effectuated by the Company withholding the necessary number of shares of Common Stock (at the tax rate required by the Code) from such Option payment or exercise.

                                    ARTICLE V
                                  MISCELLANEOUS

         5.1 NO RIGHTS TO OPTIONS. No Participant or other Person shall have any claim to be granted any Option, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Options and the terms and conditions of Options need not be the same with respect to each recipient.

         5.2 NO RIGHT TO EMPLOYMENT. The grant of an Option shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate.

Further, the Company or any Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Option Agreement.

         5.3 GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Florida, without regard to any principles of conflicts of law.

         5.4 SEVERABILITY. If any provision of the Plan or any Option is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Compensation Committee, materially altering the intent of the Plan or the

Option, such provision shall be stricken as to such jurisdiction, Person or Option and the remainder of the Plan and any such Option shall remain in full force and effect.

         5.5 OTHER LAWS. The Compensation Committee may refuse to issue or transfer any shares or other consideration under an Option if, acting in its sole discretion, it determines that the issuance of transfer or such shares or such other consideration might violate any applicable law.

         5.6 SUBSTITUTE OPTIONS. Options may be granted from time to time in substitution for similar Options held by employees of other corporations who become Employees of the Company or its Affiliates as the result of a merger or consolidation of such employee's employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of such employee's employing corporation, or the acquisition by the Company or any Affiliate of the stock of such employee's employing corporation. The terms and conditions of substitute Options granted may vary from the terms and conditions set forth in the Plan to the extent the Compensation Committee deems it appropriate.

         5.7 SHAREHOLDER AGREEMENTS. The Compensation Committee may condition the grant, exercise or payment of any Option upon such person entering into a stockholders' agreement in such form as approved from time to time by the Board.

                                                              AK DRAFT- 11/25/03

                          REGISTRATION RIGHTS AGREEMENT

                                  BY AND AMONG

                            REPTRON ELECTRONICS, INC.

                                       AND

                            THE PERSONS LISTED ON THE
                             SIGNATURE PAGES HEREOF

                         Dated as of January ____, 2004

                                    EXHIBIT D

                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT ("this AGREEMENT"), dated as of January ___, 2004, by and among Reptron Electronics, Inc., a Florida corporation (the "COMPANY"), and the Holders (as hereinafter defined) of Registrable Securities (as hereinafter defined) who are parties to this Agreement, including any Additional Holders (as hereinafter defined) who subsequently become parties to this Agreement.

                                    RECITALS

                  A. This Agreement is entered into pursuant to, and as authorized by, that certain Debtors' and Official Committee of Unsecured Creditors' Second Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated as of December ___, 2003 (the "PLAN"), which Plan was confirmed on January ___, 2004 by order of the United States Bankruptcy Court for the Southern District of Florida, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

                  B. The Reorganized Company will issue Common Stock (as hereinafter defined) subject to and on the terms and conditions set forth in the Plan, on the effective date of the Plan.

                                   AGREEMENTS

                  In consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS.

         As used in this Agreement, the following capitalized terms (in their singular and plural forms, as applicable) have the following meanings:

         "Action" has the meaning assigned to such term in Section 7.3 hereof.

         "Additional Holders" means the Permitted Assignees of Registrable Securities who, from time to time, acquire Registrable Securities and own Registrable Securities at the relevant time, agree to bound by the terms hereof and become Holders for purposes of this Agreement.

         "Adverse Effect" has the meaning assigned to such term in Section 2.5 hereof.

         "Affiliate" of a Person means any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such other Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" has the meaning assigned to such term in the introductory paragraph to this Agreement.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law or executive order to close.

         "Commission" means the United States Securities and Exchange Commission and any successor United States federal agency or governmental authority having similar powers.

         "Common Stock" has the meaning assigned to such term in the Recitals hereto.

         "Company" has the meaning assigned to such term in the introductory paragraph to this Agreement.

         "Company Indemnified Person" has the meaning assigned to such term in
Section 7.2 hereof.

         "Company Standstill Period" has the meaning assigned to such term in
Section 5.1 hereof.

         "Demand Registration" has the meaning assigned to such term in Section
2.1 hereof.

         "Demand Request" has the meaning assigned to such term in Section 2.1 hereof.

         "Effective Date" means the Effective Date of (and as defined in) the Plan, as confirmed.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

         "Holder" means any (i) Person who owns Registrable Securities at the relevant time and is a party to this Agreement, or (ii) Additional Holder.

         "Holder Shelf Offering" has the meaning assigned to such term in
Section 4.2(b) hereof.

         "Indemnified Person" has the meaning assigned to such term in Section
7.1 hereof.

         "Indemnitee" has the meaning assigned to such term in Section 7.3 hereof.

         "Inspectors" has the meaning assigned to such term in Section 6.1(k) hereof.

         "Joining Holder" has the meaning assigned to such term in Section 2.2 hereof.

         "Loss" and "Losses" have the meanings assigned to such terms in Section
7.1 hereof.

         "Majority Participating Holders" means, with respect to any registration of Registrable Securities under this Agreement, the Holder or Holders at the relevant time of at least a majority of the Registrable Securities to be included in the registration statement in question.

         "Material Disclosure Event" means, as of any date of determination, any pending or imminent event relating to the Company, which, in the good faith determination of the Board of Directors of the Company (i) upon the advice of counsel, requires disclosure of material, non-public information relating to such event in any registration statement so that such registration statement would not be materially misleading, (ii) upon the advice of counsel, is otherwise not required to be publicly disclosed at that time (e.g., on Forms 10-K, 8-K, or 10-Q) under applicable federal or state securities laws and (iii) if publicly disclosed at the time of such event, would have a material adverse effect on the business, financial condition or prospects of the Company or would materially adversely affect a pending or proposed acquisition, merger, recapitalization, consolidation, reorganization, financing or similar transaction, or negotiations with respect thereto.

         "NASD" has the meaning assigned to such term in Section 6.1(n) hereof.

          "Participating Holder" means any Holder on whose behalf Registrable Securities are registered pursuant to Sections 2, 3 or 4 hereof.

         "Permitted Assignee" means any (i) Affiliate of any Holder, any partner or limited partner of any Holder or any stockholder of any Holder who, in any such case, acquires Registrable Securities (or securities exercisable or exchangeable for, or convertible into Registrable Securities) from such Holder or its Affiliates or (ii) any other Person who acquires at least 1,000 Registrable Securities from a Holder in a private transaction.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Plan" has the meaning assigned to such term in the Recitals to this Agreement.

         "Records" has the meaning assigned to such term in Section 6.1(k) hereof.

         The terms "register," "registered" and "registration" mean a registration effected by preparing and filing with the Commission a registration statement on an appropriate form in compliance with the Securities Act, and the declaration or order of the Commission of the effectiveness of such registration statement under the Securities Act.

         "Registrable Securities" means the (i) shares of Common Stock distributed pursuant to the Plan (the "Registrable Common Securities"), (ii) shares of Common Stock issued or issuable to a Holder upon the exercise, conversion or exchange of any other security of the Company, or (iii) any securities issued or issuable with respect to any shares of Common Stock referred to in clauses (i) and (ii) above (x) upon any conversion or exchange thereof, (y) by way of stock dividend or other distribution, stock split or reverse stock split or (z) in connection with a combination of shares, recapitalization, merger, consolidation, exchange offer or other reorganization; provided, however, that as to any Registrable Securities, such securities shall cease to constitute "Registrable Securities" for purposes of this Agreement if and when (w) a registration statement with respect to the sale of such securities shall have been declared effective by the Commission and such securities shall have been sold pursuant thereto in accordance with the intended plan and method of distribution therefor set forth in the final prospectus forming part of such registration statement or (x) such securities are no longer outstanding or (y) such securities are publicly distributed in accordance with the provisions of Rule 144 or (z) such securities may be distributed to the public free from any restrictions imposed by Rule 144 and without the requirement of the filing of a registration statement covering such securities. For purposes of this Agreement, the number of shares of Registrable Securities outstanding at any time shall be determined by adding (i) the number of shares of Common Stock outstanding which are Registrable Securities and (ii) the maximum number of shares of Common Stock issuable to a Holder pursuant to the exercise, conversion or exchange of other securities of the Company.

         "Requesting Holder" has the meaning assigned to such term in Section
2.1 hereof.

         "Required Filing Date" has the meaning assigned to such term in Section
2.1 hereof.

         "Required Period" has the meaning assigned to such term in Section 4.2(a) hereof.

         "Rule 144" means Rule 144 (or any similar provision then in force) promulgated under the Securities Act.

         "Securities" means the Common Stock.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

         "Shelf Filing Deadline" has the meaning assigned to such term in
Section 4.1 hereof.

         "Shelf Registration Statement" has the meaning assigned to such term in
Section 4.1 hereof.

         "Shelf Request" has the meaning assigned to such term in Section 4.1 hereof.

         "Suspension Notice" has the meaning assigned to such term in Section
5.2 hereof.

         "Suspension Period" has the meaning assigned to such term in Section
5.2 hereof.

         The words "include," "includes" and "including," when used in this Agreement, shall be deemed to be followed by the words "without limitation."

2.       DEMAND REGISTRATION.

         2.1 Request for Registration. Subject to the provisions contained in this Section 2.1, any time after the date hereof one or more Holders of at least 25% of the Registrable Securities then outstanding (each, a "REQUESTING HOLDER") may, from time to time, request in writing (a "DEMAND REQUEST") that the Company effect the registration under the Securities Act of a specified number of Registrable Securities held by the Requesting Holders, specifying the intended method of distribution thereof if other than pursuant to an underwritten offering (a "DEMAND REGISTRATION"); provided, however, that the Company will in no event be required to effect more than three (3) Demand Registrations in total (including, for purposes of this proviso, any Shelf Request); provided further that the Company will in no event be required to effect more than one (1) Demand Registration in any 12-month period; provided further that the Company will not be obligated to take any action to effect any Demand Registration within 90 days immediately following the effective date of any registration statement pertaining to an underwritten public offering of securities of the Company for its own account (except pursuant to registrations on Form S-4 or any successor form or on Form S-8 or any successor form relating solely to securities issued pursuant to benefit plan). The Company shall cooperate with the Holders in order to facilitate communications among such Holders solely for the purpose of obtaining the consent of a sufficient number of Holders to request a Demand Registration pursuant to the first sentence of this Section 2.1, including by providing a list of securityholders of the Company with their respective ownership of Registrable Securities and contact information, which shall be used solely for purposes of this Agreement. Upon receipt of a Demand Request, the Company will cause to be included in a registration statement on an appropriate form under the Securities Act, filed with the Commission as promptly as reasonably practicable but in any event not later than ninety (90) days after receiving a Demand Request (the "REQUIRED FILING DATE"), such Registrable Securities as may be requested by such Requesting Holders in their Demand Request together with any other Registrable Securities of the same class as requested by Joining Holders joining in such request pursuant to Section 2.2 hereof. The Company shall use its best efforts to cause any such registration statement to be declared effective by the Commission as promptly as practicable after such filing but in any event not later than 120 days following the date of the Demand Request.

         2.2 Joining Holders. If at any time the Company proposes to register Registrable Securities for the account of the Requesting Holders pursuant to Section 2.1 hereof, then (i) the Company shall give, or cause to be given, written notice of such proposed filing to all the Holders as soon as practicable (but in no event less than 30 days before the anticipated filing date). Upon the written request of any Holder, received by the Company no later than the 10th Business Day after receipt by such Holder of the notice sent by the Company (each such Holder, a "JOINING HOLDER"), to register, on the same terms and conditions as the securities otherwise being sold pursuant to such Demand Registration, any of its Registrable Securities of the same class as the securities otherwise being sold pursuant to such Demand Registration, the Company will use its best efforts to cause such Registrable Securities to be included in the registration statement proposed to be filed by the Company on the same terms and conditions as any securities of the same class included therein.

         2.3 Effective Registration. A registration will not count as a Demand Registration unless the related registration statement has been declared effective and has remained effective until such time as all of such Registrable Securities covered thereby have been disposed of in accordance with the intended methods of disposition by the Participating Holders (but in no event for a period of more than 180 after such registration statement becomes effective); it being understood that if, after it has become effective, an offering of Registrable Securities pursuant to a registration statement is terminated by any stop order, injunction, or other order of the Commission or other governmental agency or court, such registration pursuant thereto will be deemed not to have been effected and will not count as a Demand Registration. for purposes of Section 2.1 hereof.

         2.4 Selection of Underwriters. With respect to any offering of Registrable Securities pursuant to a Demand Registration in the form of an underwritten offering, the Company shall select an investment banking firm of national standing to be the managing underwriter for the offering, which firm shall be reasonably acceptable to the Majority Participating Holders.

         2.5 Priority on Demand Registrations. With respect to any offering of Registrable Securities pursuant to a Demand Registration in the form of an underwritten offering, no securities to be sold for the account of any Person (including the Company) other than the Requesting Holders and Joining Holders shall be included in a Demand Registration unless the managing underwriter advises the Requesting Holders in writing that the inclusion of such securities will not adversely affect the price or success of the offering (an "ADVERSE EFFECT"). Furthermore, in the event that the managing underwriter advises the Requesting Holders in writing that the amount of Registrable Securities proposed to be included in such Demand Registration by Requesting Holders and Joining Holders is sufficiently large (even after exclusion of all securities of any other Person pursuant to the immediately preceding sentence) to cause an Adverse Effect, the number of Registrable Securities to be included in such Demand Registration shall be allocated among all such Requesting Holders and Joining Holders pro rata based on the ratio that the number of Registrable Securities that each such Holder requested to be included in such Demand Registration bears to the total number of Registrable Securities that all Requesting Holders and Joining Holders requested to be included in such Demand Registration; provided that if, as a result of such pro-ration, any Requesting Holder or Joining Holder shall not be entitled to include in a registration all Registrable Securities of the class that such Holder had requested to be included, such Holder may elect to withdraw its request to include such Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that (a) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration, and (b) such withdrawal or reduction shall be irrevocable.

3.       PIGGYBACK REGISTRATIONS.

         3.1 Holder Piggyback Registration. If the Company proposes to file a registration statement under the Securities Act with respect to an offering of any equity securities for the Company's own account (except pursuant to registrations on Form S-4 or any successor form or on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan) on a form that would permit registration of Registrable Securities for sale to the public under the Securities Act, then (i) the Company shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event less than 20 days before the anticipated filing date), describing in reasonable detail the proposed registration (including the number and class of securities proposed to be registered, the proposed date of filing of such registration statement, any proposed means of distribution of such securities, any proposed managing underwriter of such securities and a good faith estimate by the Company of the proposed maximum offering price of such securities as such price is proposed to appear on the facing page of such registration statement), and offering such Holders the opportunity to register such number of Registrable Securities as each such Holder may request. Upon the written request of any Holder, received by the Company no later than 10 Business Days after receipt by such Holder of the notice sent by the Company, to register, on the same terms and conditions as the securities otherwise being sold pursuant to such registration, any of such Holder's Registrable Securities of the same class as those being registered (which request shall state the intended method of disposition thereof if the securities otherwise being sold are being sold by more than one method of disposition), the Company will use its best efforts to cause such Registrable Securities as to which registration shall have been so requested to be included in the registration statement proposed to be filed by the Company on the same terms and conditions as any similar securities included therein; provided, however, that, notwithstanding the foregoing, the Company may at any time, in its sole discretion, without the consent of any other Holder, delay or abandon the proposed offering in which any Holder had requested to participate pursuant to this Section 3.1 or cease the filing (or obtaining or maintaining the effectiveness) of or withdraw the related registration statement or other governmental approvals, registrations or qualifications. In such event, the Company shall so notify each Holder that had notified the Company in accordance with this Section 3.1 of its intention to participate in such offering and the Company shall incur no liability for its failure to complete any such offering.

         3.2      Priority on Piggyback Registrations.

              (a) If the Registrable Securities requested to be included in a registration statement by any Holder pursuant to Section 3.1 hereof differ from the type of securities proposed to be registered by the Company and the managing underwriter for the related underwritten offering advises the Company in writing that due to such differences the inclusion of such Registrable Securities would cause an Adverse Effect, and the Company notifies such Holder in writing of such advice, then (i) the number of such Holder's or Holders' Registrable Securities to be included in the registration statement shall be reduced to an amount which, in the judgment of such managing underwriter, would eliminate such Adverse Effect or (ii) if no such reduction would, in the judgment of such managing underwriter, eliminate such Adverse Effect, then the Company shall have the right to exclude all such Registrable Securities from such registration statement; provided , however, that no other securities that are the same as, or similar to, the Registrable Securities that had been requested to be included in a registration statement by any Holder pursuant to
Section 3.1 hereof are included and offered for the account of any other Person (other than the Company) in such registration statement. Any partial reduction in the number of Registrable Securities to be included in the registration statement pursuant to clause (i) of the immediately preceding sentence shall be effected pro rata based on the ratio that the number of Registrable Securities that each such Holder requested to be included in such registration statement bears to the total number of Registrable Securities that all Holders requested to be included in such registration statement. If the Registrable Securities requested to be included in the registration statement pursuant to Section 3.1 hereof are of the same type as the securities being registered by the Company and the managing underwriter advises the Company in writing that the inclusion of such Registrable Securities would cause an Adverse Effect, and the Company notifies the requesting Holders in writing of such advice, then the Company will be obligated to only include in such registration statement that number of Registrable Securities which, in the judgment of the managing underwriter, would not have an Adverse Effect. Any partial reduction in the number of Registrable Securities to be included in a registration statement pursuant to the immediately preceding sentence shall be affected pro rata based on the ratio that the number of Registrable Securities that each such Holder requested to be included in such registration statement bears to the total number of Registrable Securities that all Holders requested to be included in such registration statement.

              (b) Notwithstanding the foregoing, if after a Demand Request by the Holders pursuant to Section 2.1 hereof, the Company first initiates a proposal to register securities for its own account pursuant to this Article 3, then the Demand Registration requested pursuant to Section 2.1 hereof shall be given priority.

         3.3 Withdrawals. Each Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Article 3 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and
(ii) such withdrawal shall be irrevocable.

         3.4      Underwritten Offerings.

              (a) In connection with the exercise of any registration rights granted to Holders pursuant to this Article 3, if the registration is to be effected by means of an underwritten offering, the Company may condition participation in such registration by such Holders upon inclusion of the Registrable Securities being so registered in such underwriting. In addition, such Holders may request that such Registrable Securities be included in any underwritten offering of Common Stock (whether or not on a firm commitment basis).

              (b) With respect to any offering of Registrable Securities pursuant to this Article 3 in the form of an underwritten offering, the Company shall select an investment banking firm of national standing to be the managing underwriter for the offering.

4.       SHELF REGISTRATION.

         4.1 Shelf Request. One or more Holders of at least 25% of the Registrable Securities then outstanding may at any time and from time to time (but in no event more than twice in any twelve-month period) request in writing (a "SHELF REQUEST") that the Company file a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT") relating to Registrable Securities, beginning on the date on which the Company is a registrant entitled to use Form S-3 of the Commission or any successor form thereto, to register the Registrable Securities. Any such Shelf Request will specify the intended method of distribution of the subject Registrable Securities. Upon receipt of such a request, the Company will, as promptly as reasonably practicable, but in any event not later than 45 days after such request (the "SHELF FILING DEADLINE"), file such Shelf Registration Statement on Form S-3 or any successor form thereto. The Company shall use all reasonable efforts to cause such registration statement to be declared effective by the Commission as promptly as practicable after such filing but in any event not later than 90 days following the date of the Shelf Request. The second sentence of Section 2.1 hereof and the entire Section 2.2 hereof shall apply to any Shelf Request as if such a Shelf Request were a Demand Request.

         4.2      Required Period and Shelf Registration Procedures.

              (a) The Company shall (i) cause the Shelf Registration Statement to include a resale prospectus intended to permit each Holder to sell, at such Holder's election, all or part of the Registrable Securities held by such Holder without restriction and (ii) use its best efforts to prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement continuously effective (subject to any Suspension Period(s) referred to below) for a period (the "REQUIRED PERIOD") ending at such time as all of such Registrable Securities covered by the Shelf Registration Statement have been disposed of in accordance with the intended methods of disposition by the Participating Holders (but in no event for a period of more than two (2) years after such registration statement becomes effective, plus the aggregate number of days in all applicable Suspension Periods), and (iii) use its best efforts to cause the resale prospectus to be supplemented by any required prospectus supplement; provided, that a registration pursuant to this Article 4 shall not be deemed to have been effected unless it has been declared effective by the Commission and has remained effective for the Required Period, it being understood that if, after it has become effective, an offering of Registrable Securities pursuant to a Shelf Registration Statement is terminated by any stop order, injunction, or other order of the Commission or other governmental agency or court, such registration pursuant thereto will be deemed not to have been effected.

              (b) During the period of effectiveness of the Shelf Registration Statement, any Participating Holder shall be entitled to sell all or part of the Registrable Securities registered on behalf of such Participating Holder pursuant to the Shelf Registration Statement ("HOLDER SHELF OFFERING").

              (c) No Holder Shelf Offering will be in the form of an underwritten offering (whether on a firm commitment basis or otherwise).

5.       STANDSTILL AND SUSPENSION PERIODS.

         5.1 Company Standstill Period. In the event of an underwritten public offering of Registrable Securities on a firm commitment basis pursuant to
Section 2.1 hereof, except for distributions of Common Stock pursuant to the Plan, the Company agrees not to, without the prior written consent of the managing underwriter, effect any public sale or distribution of any securities (except securities that may be held by the Company for its own account under the relevant registration statement) that are the same as, or similar to, the Registrable Securities, or any securities convertible into, or exchangeable or exercisable for, any securities of the Company that are the same as, or similar to, the Registrable Securities (except pursuant to registrations on Form S-4 or any successor form, or otherwise in connection with the acquisition of a business or assets of a business, a merger, or an exchange offer for the securities of the issuer or another entity, or registrations on Form S-8 or any successor form relating solely to securities offered pursuant to any benefit plan), during the period commencing 15 days prior to the effective date of the registration statement relating to such Registrable Securities (to the extent timely notified in writing by the Majority Participating Holders or the managing underwriter of such distribution) and ending on the first to occur of (A) the 120th day after such effective date and (B) the end of the public distribution of such Registrable Securities (the "COMPANY STANDSTILL PERIOD").

         5.2 Suspension Period. The Company may, by notice in writing to each Holder, postpone the filing or effectiveness of any registration requested pursuant to this Agreement, or otherwise suspend the Demand Registration or Shelf Registration rights of the Holder and/or require the Holders to suspend use of any resale prospectus included in the Shelf Registration Statement for any period of time determined by the Company if there shall occur a Material Disclosure Event (such period, a "SUSPENSION PERIOD"). Notwithstanding the foregoing, no Suspension Period shall exceed 45 days in any one instance and the Company may not exercise its rights set forth in the immediately preceding sentence more than twice in any 12-month period; provided, however, that if the Company deems it necessary to file a post-effective amendment to the Shelf Registration Statement in order to comply with Section 4.1 hereof as a result of any Shelf Request or other information provided by a Holder for inclusion in the prospectus included in the Shelf Registration Statement, then such period of time from the date of filing such post-effective amendment until the date on which the Shelf Registration Statement is declared effective by the Commission shall not be treated as a Suspension Period. Each Holder agrees that, upon receipt of notice from the Company of the occurrence of a Material Disclosure Event (a "SUSPENSION NOTICE"), such Holder will forthwith discontinue any disposition of Registrable Securities pursuant to the Shelf Registration Statement or any public sale or distribution, including pursuant to Rule 144, until the earlier of (i) the expiration of the Suspension Period and (ii) such Holder's receipt of a notice from the Company to the effect that such suspension has terminated. Any Suspension Notice shall be accompanied by a certificate of the President or any Vice President of the Company confirming the existence of the Material Disclosure Event. If so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such Suspension Notice. In the event of a Suspension Notice, the Company shall, promptly after such time as the related Material Disclosure Event no longer exists, take any and all actions necessary or desirable to give effect to any Holders' rights under this Agreement that may have been affected by such notice, including the Holders' Demand Registration rights and rights with respect to any Shelf Registration Statement.

         5.3 Holder Standstill Period. Each Holder agrees not to, upon the prior written request of the managing underwriter for any underwritten offering solely for the account of the Company (and for the account of no other person or entity, other than a Holder or Permitted Assignee who is disposing of Registrable Securities in accordance with this Agreement) (i) securities of the Company that are the same as, or similar to, the Registrable Securities, or (ii) any securities convertible into, or exchangeable or exercisable for, securities of the Company that are the same as, or similar to, the Registrable Securities, effect any disposition (except for dispositions included in, or pursuant to, such an underwritten offering), pursuant to any Shelf Registration Statement or any public sale or distribution, including pursuant to Rule 144, of any Registrable Securities or any securities convertible into, or exchangeable or exercisable for, any securities of the Company that are the same as, or similar to, the Registrable Securities, during the period commencing 15 days prior to the effective date of any registration statement relating to such securities of the Company (to the extent timely notified in writing (prior to such Holder giving any Demand Request) by the Company or the managing underwriter) and ending on the first to occur of (A) the 90th day after such effective date and
(B) the end of the public distribution of such securities of the Company. Notwithstanding anything to the contrary expressed or implied herein, no Holder shall be bound by the aforesaid standstill provisions unless and until the Company shall have caused each director, officer and other holder of 5% or more of its equity securities (other than any Holder) to agree in writing to be bound by the same standstill obligations as are set forth in this Section 5.3.

6.       REGISTRATION PROCEDURES.

         6.1 Company Obligations. Whenever the Company is required pursuant to this Agreement to register Registrable Securities, it will (it being understood and agreed that except as otherwise expressly set forth in this
Article 6, if (i) pursuant to any other provisions of this Agreement, the Company is held to a higher standard or standards than that or those provided for in this Article 6, such higher standard or standards will govern the conduct of the Company and (ii) any other provision of this Agreement is more favorable to the Holders than the provisions of this Article 6, such other provision shall apply):

              (a) provide the Participating Holders with a reasonable opportunity to review, and comment on, any registration statement to be prepared and filed pursuant to this Agreement prior to the filing thereof with the Commission, and make all changes thereto as any Participating Holder may request in writing to the extent such changes are required, in the reasonable judgment of the Company's counsel, by the Securities Act;

              (b) cause any such registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

              (c) furnish, at its expense, to the Participating Holders such number of conformed copies of such registration statement and of each such amendment thereto (in each case including all exhibits thereto, except that the Company shall not be obligated to furnish to any such Participating Holder more than two (2) copies of such exhibits other than incorporated documents), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and each supplement thereto), and such number of the documents, if any, incorporated by reference in such registration statement or prospectus, as the Participating Holders reasonably may request;

              (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such securities or "blue sky" laws of the states of the United States as the Participating Holders reasonably shall request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to do any and all other acts and things that may be necessary or advisable to enable the Participating Holders to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not obligated to be so qualified, or to subject itself to material taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction; and use its best efforts to obtain all other approvals, consents, exemptions or authorizations from such securities regulatory authorities or governmental agencies as may be necessary to enable such Participating Holders to consummate the disposition of such Registrable Securities;

              (e) immediately notify the Participating Holders, at any time when a prospectus or prospectus supplement relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the occurrence of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, which untrue statement or omission requires amendment of the registration statement or supplementing of the prospectus, and, at the request of the Participating Holders, prepare and furnish, at its expense, to the Participating Holders a reasonable number of copies of a supplement to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to Registrable Securities registered pursuant to such registration statement, each Holder agrees that it will not enter into any transaction for the sale of any Registrable Securities pursuant to such registration statement during the time after the furnishing of the Company's notice that the Company is preparing and filing with the Commission a supplement to or an amendment of such prospectus or registration statement;

              (f) use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to holders of its securities, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder;

              (g) provide, and cause to be maintained, a transfer agent and registrar for the Registrable Securities covered by such registration statement (which transfer agent and registrar shall, at the Company's option, be the Company's existing transfer agent and registrar) from and after a date not later than the effective date of such registration statement; it being hereby agreed that the Holders shall furnish to the Company such information regarding the Holders and the plan and method of distribution of Registrable Securities intended by the Holders as the Company may, from time to time, reasonably request in writing and as shall be required by law or by the Commission in connection therewith;

              (h) notify the Participating Holders and the managing underwriter, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a registration statement, prospectus, prospectus supplement or post-effective amendment related to such registration statement has been filed, and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such registration statement or related prospectus, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

              (i) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

              (j) in the event of an underwritten public offering of Registrable Securities pursuant to Section 2.1 hereof, enter into customary agreements (including underwriting agreements in customary form, which may include, in the case of an underwritten offering on a firm commitment basis, "lock-up" obligations substantially similar to Section 5.1 hereof) and take such other actions (including using its reasonable efforts to make such road show presentations and otherwise engaging in such reasonable marketing support in connection with any such underwritten offering, including the obligation to make its executive officers available for such purpose if so requested by the managing underwriter for such offering) as are reasonably requested by the managing underwriter in order to expedite or facilitate the sale of such Registrable Securities;

              (k) make available for inspection by each Participating Holder, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by such Participating Holder or any such underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company and any of its subsidiaries (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration, provided, however, that (i) in connection with any such inspection, any such Inspectors shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by the Company of its business and shall comply with all Company site safety rules,
(ii) Records and information obtained hereunder shall be used by such Inspectors only to exercise their due diligence responsibility and (iii) Records or information furnished or made available hereunder shall be kept confidential and shall not be disclosed by such Participating Holder, underwriter or Inspectors unless (A) the disclosing party advises the other party that the disclosure of such Records or information is necessary to avoid or correct a misstatement or omission in a registration statement or is otherwise required by law, (B) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction or
(C) such Records or information otherwise become generally available to the public other than through disclosure by such Participating Holder, underwriter or Inspector in breach hereof or by any Person in breach of any other confidentiality arrangement;

              (l) use all reasonable efforts to furnish to each Participating Holder and to the managing underwriter, if any, a signed counterpart, addressed to the managing underwriter, if any, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants pursuant to Statement on Auditing

Standards No. 72, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter, if any, reasonably requests.

              (m) in connection with any registration hereunder, provide officers' certificates and other customary closing documents;

              (n) cooperate with each seller of Registrable Securities Participating Holder and each any underwriter in the disposition of such Registrable Securities and cooperate with underwriters' counsel, if any, in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"); and

              (o) with respect to an underwritten offering of Registrable Common Securities, use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.

         6.2     Holder Obligations. Each Holder agrees:

              (a) that information obtained by it or by its Inspectors shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public;

              (b) to use all reasonable efforts, prior to making any disclosure allowed by Section 6.1(k)(iii)(A) or (B) hereof, to inform the Company that such disclosure is necessary to avoid or correct a misstatement or omission in the registration statement or ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction or otherwise required by law;

              (c) in the case of an underwritten offering of Registrable Securities pursuant to this Agreement, if requested by the managing underwriter, to enter into an underwriting agreement with the underwriters for such offering containing such representations and warranties by each Holder and such other terms and provisions as are customarily contained in such underwriting agreements, including customary indemnity and contribution provisions and "lock-up" obligations substantially similar to Section 5.3 hereof; and

              (d) if such Holder is a Participating Holder, to furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder and the sale or other transfer thereof proposed by such Holder as the Company may request in writing and as shall be reasonably required in connection with the Registration.

7.       INDEMNIFICATION.

         7.1 Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless (i) each Holder and its Affiliates, (ii) any selling agent selected by the Holders with respect to such Registrable Securities, and (ii) each Person who controls any Holder or such Affiliate, or selling agent, including directors and officers thereof (each such

Person being sometimes referred to as an "INDEMNIFIED PERSON"), within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, expenses or liabilities, joint or several (each a "LOSS" and collectively "LOSSES"), to which such Indemnified Person may become subject under the Securities Act or otherwise, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any registration statement in which such Registrable Securities were included for registration under the Securities Act, or any preliminary prospectus or any final prospectus included in such registration statement (or any amendment or supplement to such registration statement or prospectus) or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall have no obligation to provide any indemnification hereunder (i) to the extent that any such Losses (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Holder, or on the Holder's behalf, specifically for inclusion, respectively, in such registration statement, preliminary prospectus, final prospectus, amendment or supplement or
(ii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such Loss in any case in which such delivery is required by the Securities Act. The indemnity provided in this Section 7.1 shall survive the transfer of the Registrable Securities by the Holder or any such other Persons.

         7.2 Indemnification by the Holders. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, each Holder shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7.1 hereof) the Company, each director and officer of the Company and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (each such person being sometimes referred to as a "COMPANY INDEMNIFIED PERSON"), against Losses to which the Company or any such Persons may become subject under the Securities Act or otherwise, to the extent that such losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any registration statement in which Registrable Securities were included for registration under the Securities Act, or any preliminary prospectus or any final prospectus included in such registration statement (or any amendment or supplement to such registration statement or prospectus), or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder, or on such Holder's behalf, specifically for inclusion, respectively, in such registration statement, preliminary prospectus, final prospectus, amendment or supplement; and each Holder agrees to reimburse such Company Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that, a Holder's aggregate liability under this Agreement (including, without limitation, under this Section 7.2 and Section 7.4 hereof) shall be limited to an amount equal to the net proceeds (after deducting the underwriter's discount but before deducting expenses) received by such Holder from the sale of such Holder's Registrable Securities pursuant to such registration.

         7.3 Notice of Claims, Etc. Promptly after receipt by any Person entitled to indemnity under Section 7.1 or 7.2 hereof (an "INDEMNITEE") of notice of the commencement of any action or proceeding (an "ACTION") involving a claim referred to in such Sections, such Indemnitee shall, if indemnification is sought against an indemnifying party, give written notice to such indemnifying party of the commencement of such Action; provided, however, that the failure of any Indemnitee to give said notice shall not relieve the indemnifying party of its obligations under Sections 7.1 or 7.2 hereof, except to the extent that the indemnifying party is actually prejudiced by such failure. In case an Action is brought against any Indemnitee, and such Indemnitee notifies the indemnifying party of the commencement thereof, each indemnifying party shall be entitled to participate therein and, to the extent it elects to do so by written notice delivered to the Indemnitee promptly after receiving the aforesaid notice, to assume the defense thereof with counsel reasonably satisfactory to such Indemnitee. Notwithstanding the foregoing, the Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party,
(ii) the indemnifying party shall not have employed counsel to take charge of the defense of such Action, reasonably promptly after notice of the commencement thereof or (iii) such Indemnitee reasonably shall have concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the Indemnitee were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such Indemnitee. If any of the events specified in clauses (i), (ii) or (iii) of the preceding sentence shall have occurred or otherwise shall be applicable, then the fees and expenses of one counsel (or firm of counsel) for the Indemnitee shall be borne by the indemnifying party. Anything in this Section 7.3 to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action effected without its prior written consent (which consent shall not unreasonably be withheld or delayed), but if settled with the prior written consent of the indemnifying party, or if there shall be a final judgment adverse to the Indemnitee, the indemnifying party agrees to indemnify the Indemnitee from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or compromise, with respect to any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnitee is an actual or potential party to such action or claim), which (i) does not include as a term thereof the unconditional release of the Indemnitee from all liability in respect of such action or claim or (ii) includes a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of the Indemnitee.

         7.4      Contribution. If the indemnification provided for in this
Article 7 is unavailable or insufficient to hold harmless an Indemnitee in respect of any Losses, then each indemnifying party shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnitee, on the other hand, which relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnitee or indemnifying party, and such parties' relative intent, knowledge, access to information and opportunity to correct or mitigate the damage in respect of or prevent the untrue statement or omission giving rise to such indemnification obligation. The parties hereto agree that it would not be just and equitable if contributions pursuant to this
Section 7.4 were determined solely by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

         7.5      Indemnification Payments; Other Remedies.

              (a) Periodic payments of amounts required to be paid pursuant to this Article 7 shall be made during the course of the investigation or defense, as and when reasonably itemized bills therefor are delivered to the indemnifying party in respect of any particular Loss as incurred.

              (b) The remedies provided in this Article 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to an Indemnitee at law or in equity.

              (c) The indemnification provided in this Article 7 shall be a continuing right to indemnification and shall survive the registration and sale of any Securities by any person or entity entitled to indemnification hereunder.

8.       REGISTRATION EXPENSES.

         In connection with any offerings pursuant to a registration statement hereunder, the Company will pay (i) all registration and filing fees, (ii) all fees and expenses of compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" laws qualifications of the Registrable Securities), (iii) printing and duplicating expenses, (iv) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Company and fees and expenses of independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters or with any required special audits), (vi) the reasonable fees and expenses of any special experts retained by the Company, (vii) fees and expenses in connection with any review of underwriting arrangements by the NASD, including fees and expenses of any "qualified independent underwriter" in connection with an underwritten offering,
(viii) reasonable fees and expenses of not more than one counsel for the Participating Holders (as a group), (ix) fees and expenses in connection with listing the Registrable Common Securities on a securities exchange or the Nasdaq National Market, and (x) all duplicating, distribution and delivery expenses. In connection with any offerings pursuant to a registration statement, each Participating Holder will pay (i) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities by such Participating Holder in connection with an underwritten offering; (ii) any out-of-pocket expenses of such Participating Holder including any fees and expenses of counsel to such Participating Holder (other than as set forth in clause (viii) of the immediately preceding sentence); and (iii) any applicable transfer taxes. Notwithstanding the foregoing, the Company shall not be required to pay any registration expenses set forth in the first sentence of this Article 8 for any Demand Registration or Shelf Registration pursuant to Section 4.1 hereof if the Demand Request or Shelf Request, as the case may be, is withdrawn at any time at the request of the Majority Participating Holders (in which case all Participating Holders shall bear such expenses), unless, in the case of a Demand Registration, the Holders of a majority of the Registrable Securities then outstanding agree to forfeit their right to one (1) Demand Registration pursuant to Section 2.1 hereof at the time of any such withdrawal, which forfeiture shall bind all Holders of Registrable Securities.

9.       RULE 144.

         With a view to making available to the Holders the benefits of Rule 144 and any other similar rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company covenants that at any time that it has securities registered pursuant to Section 12 of the Exchange Act, it shall use its reasonable best efforts to file in a timely manner all reports required to be filed by it under the Exchange Act. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, upon such Holder's compliance with the applicable provisions of Rule 144, will take such reasonable action as may be required (including causing legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of Registrable Securities properly requested by such Holder, in accordance with the terms and conditions of Rule 144.

10.      MISCELLANEOUS.

         10.1 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed sufficiently given or made if in writing and signed by the party making the same, and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed, if to any Holder, at the address of such Holder as set forth on the signature pages hereto; and if to the Company, at:

Reptron Electronics, Inc.
13700 Reptron Boulevard
Tampa, FL 33626
Attention: Paul J. Plante
President & Chief Operating Officer
Telephone: 813-854-2351
Facsimile: 813-891-4007

With copies to:

Andrews & Kurth, LLP
450 Lexington Avenue, 15th Floor
New York, New York 10017
Attention: Paul N. Silverstein, Esq.
           Richard Baumfield, Esq.
Telephone: (212) 850-2800
Facsimile: (212) 850-2929

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three (3) Business Days after the same shall have been deposited in the United States mail (by registered or certified mail, return receipt requested, postage prepaid), whichever is earlier.

         10.2 Successors and Assigns. This Agreement may not be assigned by any Holder other than to a Permitted Assignee (provided such Permitted Assignee agrees in writing to be bound by the terms of this Agreement), whereupon such Permitted Assignee shall be deemed to be a Holder for all purposes of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and all successors to the Company and the Holders.

         10.3 Amendments. This Agreement may be amended or modified only by a written agreement signed by the Company and Holders of a majority of the Registrable Securities then outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter which relates exclusively to the rights of Holders whose securities are being sold pursuant to a registration filed under Articles 2, 3 or 4 hereof and that does not, directly or indirectly, affect, impair, limit or compromise the rights of any other Holders may be given by those Holders of at least a majority of the Registrable Securities being sold pursuant to such registration statement; provided that the provisions of this sentence may not be amended or modified except in accordance with the first sentence of this Section 10.3.

         10.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         10.5 Headings. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

         10.6 Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PROVISIONS THEREOF RELATING TO CONFLICT OF LAWS WHICH MIGHT REQUIRE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in
Section 10.1 hereof, such service to become effective 10 days after such mailing.

         10.7 Counterparts and Facsimile Execution. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

         10.8 Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and the Holders in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

         10.9 Further Assurances. Each of the parties hereto shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

         10.10 Limitation on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to register shares of capital stock or other securities of the Company (whether by way of including such shares of capital stock or other securities in any registration filed under Articles 2, 3 or 4 of this Agreement or otherwise).

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed and delivered as of the date first above written.

                                         REPTRON ELECTRONICS, INC.

                                         By _____________________________
                                            Name:
                                            Title:

                                         HOLDERS:

                                         __________________

                                         By:_______________________________
                                         Name:
                                         Title:

                                         __________________

                                         By:_______________________________
                                         Name:
                                         Title:
                                         Name of Holder:

                                         __________________

                                         By:_______________________________
                                         Name:
                                         Title:

                                         __________________

                                         By:_______________________________
                                         Name:
                                         Title:

                                PLAN EXHIBIT "E"

                       LEASES AND CONTRACTS TO BE REJECTED

1. Employment Agreement between Reptron Electronics, Inc. and Paul Plante entered in 1998.

2. Employment Agreement between Reptron Electronics, Inc. and Robert Holland dated November 30, 2000

3. Employment Agreement between Reptron Electronics, Inc. and Patrick J. Flynn, dated March 18, 1999

4. Employment Agreement between Reptron Electronics, Inc. and Anthony Musto, dated December 5, 1997

5. Employment Agreement between Reptron Electronics, Inc. and Michael L. Musto.

                                    EXHIBIT E

                            REPTRON ELECTRONICS, INC.

                          SENIOR SECURED NOTES DUE 2008

                                    INDENTURE

                       DATED AS OF ________________, 2003

                      ___________________________________

                   ___________________, NATIONAL ASSOCIATION,

                                   AS TRUSTEE

                                    EXHIBIT F

                                TABLE OF CONTENTS

                                    ARTICLE I

                   Definitions and Incorporation by Reference

1.01.  Definitions.................................................................    1
1.02.  Other Definitions...........................................................   19
1.03.  Incorporation by Reference of Trust Indenture Act...........................   20
1.04.  Rules of Construction.......................................................   21

                                   ARTICLE II

                                    The Notes

2.01.  Amount of Notes.............................................................   21
2.02.  Form and Dating.............................................................   21
2.03.  Execution and Authentication................................................   22
2.04.  Registrar and Paying Agent, Depositary......................................   22
2.05.  Paying Agent to Hold Money in Trust.........................................   23
2.06.  Holder Lists................................................................   23
2.07.  Transfer and Exchange.......................................................   24
2.08.  Replacement Notes...........................................................   28
2.09.  Outstanding Notes...........................................................   28
2.10.  Temporary Notes.............................................................   29
2.11.  Cancellation................................................................   29
2.12.  Payment of Interest; Defaulted Interest.....................................   29
2.13.  CUSIP Numbers...............................................................   30
2.14.  Computation of Interest.....................................................   30

                                   ARTICLE III

                                   Redemption

3.01.  Notices to Trustee..........................................................   30
3.02.  Selection of Notes To Be Redeemed...........................................   30
3.03.  Notice of Redemption........................................................   30
3.04.  Effect of Notice of Redemption..............................................   31
3.05.  Deposit of Redemption Price.................................................   31
3.06.  Notes Redeemed in Part......................................................   32

                                   ARTICLE IV

                                    Covenants

4.01.  Payment of Notes............................................................   32
4.02.  Commission Reports..........................................................   32
4.03.  Limitation on Incurrence of Additional Indebtedness.........................   32

4.04.  Limitation on Restricted Payments...........................................   35
4.05.  Limitation on Restrictions on Distributions from Restricted Subsidiaries....   38
4.06.  Limitation on Sales of Assets and Subsidiary Stock..........................   39
4.07.  Limitation on Transactions with Affiliates..................................   42
4.08.  Repurchase of Notes at the Option of the Holder Upon a Change of Control....   43
4.09.  Compliance Certificate......................................................   44
4.10.  Sale/Leaseback Transactions.................................................   45
4.11.  Additional Note Guarantees and Liens........................................   45
4.12.  Limitation on Lines of Business.............................................   46
4.13.  Limitation on the Sale or Issuance of Capital Stock of Restricted
       Subsidiaries................................................................   47
4.14.  Limitation on Liens.........................................................   47
4.15.  Further Instruments and Acts................................................   47

                                    ARTICLE V

                                Successor Company

5.01.  When Company May Merge or Transfer Assets...................................   47

                                   ARTICLE VI

                         Events of Defaults and Remedies

6.01.  Events of Default...........................................................   49
6.02.  Acceleration................................................................   50
6.03.  Other Remedies..............................................................   51
6.04.  Waiver of Past Defaults.....................................................   51
6.05.  Control by Majority.........................................................   51
6.06.  Limitation on Suits.........................................................   52
6.07.  Rights of Holders to Receive Payment........................................   52
6.08.  Collection Suit by Trustee..................................................   52
6.09.  Trustee May File Proofs of Claim............................................   52
6.10.  Priorities..................................................................   53
6.11.  Undertaking for Costs.......................................................   53
6.12.  Waiver of Stay or Extension Laws............................................   53

                                   ARTICLE VII

                                     Trustee

7.01.  Duties of Trustee...........................................................   53
7.02.  Rights of Trustee...........................................................   55
7.03.  Individual Rights of Trustee................................................   55
7.04.  Trustee's Disclaimer........................................................   55
7.05.  Notice of Defaults..........................................................   55
7.06.  Reports by Trustee to Holders...............................................   56
7.07.  Compensation and Indemnity..................................................   56

7.08.  Replacement of Trustee......................................................   57
7.09.  Successor Trustee by Merger.................................................   57
7.10.  Eligibility; Disqualification...............................................   58
7.11.  Preferential Collection of Claims Against the Company.......................   58

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

8.01.  Discharge of Liability on Notes; Defeasance.................................   58
8.02.  Conditions to Defeasance....................................................   59
8.03.  Application of Trust Money..................................................   60
8.04.  Repayment to the Company....................................................   60
8.05.  Indemnity for Government Obligations........................................   61
8.06.  Reinstatement...............................................................   61

                                   ARTICLE IX

                                   Amendments

9.01.  Without Consent of Holders..................................................   61
9.02.  With Consent of Holders.....................................................   62
9.03.  Compliance with Trust Indenture Act.........................................   63
9.04.  Revocation and Effect of Consents and Waivers...............................   63
9.05.  Notation on or Exchange of Notes............................................   63
9.06.  Trustee to Sign Amendments..................................................   64
9.07.  Payment for Consent.........................................................   64

                                    ARTICLE X

                             Collateral and Security

10.01. Security Documents..........................................................   64
10.02. Recording and Opinions......................................................   65
10.03. Release of Collateral.......................................................   65
10.04. Certificates and Opinions of Counsel........................................   66
10.05. Certificates of the Trustee.................................................   67
10.06. Authorization of Actions to Be Taken by the Trustee Under the Security
       Documents...................................................................   67
10.07. Authorization of Receipt and Distribution of Funds by the Trustee Under
       the Security Documents......................................................   67
10.08. Termination of Security Interest............................................   67
10.09. Trustee Serving as Collateral Agent; Amendments or Supplements to, or
       Replacements of, the Security Documents.....................................   68
10.10. Designations................................................................   68

                                   ARTICLE XI

                                 Note Guarantees

11.01. Note Guarantees.............................................................   69
11.02. Limitation on Liability.....................................................   71
11.03. Releases of Note Guarantees.................................................   71
11.04. Successors and Assigns......................................................   71
11.05. No Waiver...................................................................   71
11.06. Modification................................................................   71
11.07. Execution of Supplemental Indenture for Future Guarantors...................   72
11.08. Non-Impairment..............................................................   72

                                   ARTICLE XII

                                  Miscellaneous

12.01. Trust Indenture Act Controls................................................   72
12.02. Notices.....................................................................   72
12.03. Communication by Holders with Other Holders.................................   73
12.04. Certificate and Opinion as to Conditions Precedent..........................   73
12.05. Statements Required in Certificate or Opinion...............................   73
12.06. When Notes Disregarded......................................................   74
12.07. Rules by Trustee, Paying Agent and Registrar................................   74
12.08. Legal Holidays..............................................................   74
12.09. GOVERNING LAW...............................................................   74
12.10. No Recourse Against Others..................................................   74
12.11. Successors..................................................................   74
12.12. Multiple Originals..........................................................   74
12.13. Table of Contents; Headings.................................................   74

Exhibit A - Form of Note
Exhibit B - Form of Supplemental Indenture

                  INDENTURE dated as of ____________________, 2003, among
REPTRON ELECTRONICS, INC., a Florida corporation (the "Company"), [LIST SUBSIDIARIES], as guarantors (collectively, the "Guarantors"), and __________________________, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's Senior Secured Notes due 2008 issued hereunder (the "Notes"). On the date hereof, $____,000,000 in aggregate principal amount of Notes will be initially issued.

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  1.01. Definitions.

                  "Acquired Debt" means, with respect to any specified Person,
(a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, excluding Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person in existence prior to such acquisition and not incurred in connection with, or in contemplation of, such acquisition.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 4.07 only, "Affiliate" shall also mean any beneficial owner of shares representing more than 10% of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in the Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

                  "Asset Disposition" means any sale, lease (other than an operating lease), transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (b) all or substantially all the assets of any division or line of business of the

Company or any Restricted Subsidiary or (c) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (a), (b) and (c) above, (i) a disposition by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (ii) an issuance of Capital Stock by a Subsidiary to the Company or to a Restricted Subsidiary, (iii) for purposes of Section 4.06 only, a disposition that constitutes a Restricted Payment permitted by Section 4.04, (iv) a disposition of Temporary Cash Investments, the proceeds of which are used within five Business Days to make another Permitted Investment, (v) a disposition of obsolete, uneconomical, worn out or surplus property or equipment in the ordinary course of business and the periodic clearance of aged inventory, (vi) the sale or disposition of any assets or property received as a result of a foreclosure by the Company or any of its Restricted Subsidiaries of any secured Investment or any other transfer of title with respect to any secured Investment in default, and (vii) the licensing of intellectual property in the ordinary course of business or in accordance with industry practice. Notwithstanding the foregoing, the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Sections 4.08 and/or 5.01 and not by the provisions of Section 4.06.

                  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended or may be, at the option of the lessor, extended).

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the number of years obtained by dividing (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the then outstanding sum of all such payments.

                  "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof. It is understood and agreed that Refinancing Indebtedness in respect of the Credit Agreement may be Incurred from time to time after termination of the Credit Agreement.

                  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.

                  "Board Resolution" means a copy of a resolution certified by a secretary or assistant secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, partnership, membership or other interests, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock (but excluding any debt securities convertible into such equity) and any rights to purchase, warrants, options or similar interests with respect to the foregoing.

                  "Change of Control" means the occurrence of any of the following events:

                  (a) [(i)] any "person" (as such term is used in Section 13(d)(3) of the Exchange Act)[, OTHER THAN ONE OR MORE PERMITTED HOLDERS,] becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, [ANY DIRECT OR INDIRECT TRANSFER OF SECURITIES BY ANY PERMITTED HOLDER] or otherwise, [AND (ii) THE PERMITTED HOLDERS "BENEFICIALLY OWN" (AS DEFINED IN CLAUSE (i) ABOVE), DIRECTLY OR INDIRECTLY, IN THE AGGREGATE A LESSER PERCENTAGE OF THE TOTAL VOTING POWER OF THE VOTING STOCK OF THE COMPANY, THAN SUCH OTHER PERSON AND DO NOT HAVE THE RIGHT OR ABILITY BY VOTING POWER, CONTRACT OR OTHERWISE TO ELECT OR DESIGNATE FOR ELECTION A MAJORITY OF THE BOARD OF DIRECTORS];

                  (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors or members of such governing body, as the case may be, whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors then in office;

                  (c) the adoption of a plan relating to the liquidation or dissolution of the Company; or

                  (d) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person [(OTHER THAN A PERSON THAT IS CONTROLLED BY THE PERMITTED HOLDERS)], and, in the case of any such merger or consolidation, the securities of the

Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee or a Person controlling such surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee or a Person controlling such surviving Person or transferee.

                  "Closing Date" means the date of this Indenture.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" means all property and assets of the Company or any Guarantor with respect to which from time to time a Lien is granted as security for the Notes or the Note Guarantees pursuant to the applicable Security Documents.

                  "Collateral Agent" means the Trustee in its capacity as collateral agent under the Security Documents or any successor thereto, or any Person otherwise designated as the "Collateral Agent" pursuant thereto.

                  "Commission" means the Securities and Exchange Commission.

                  "Commodity Hedge Obligations" means with respect to any Person any commodity price protection agreement or other commodity price hedging arrangement or other similar agreement or arrangement as to which such Person is party.

                  "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available prior to the date of such determination to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (i) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (in each case other than Indebtedness Incurred under any revolving credit facility, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,
(ii) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case, if such Indebtedness has been permanently repaid and has not been replaced, other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness is permanently reduced, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned any interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (iii) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (iv) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (v) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (iii) or (iv) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. Any such pro forma calculations shall reflect any pro forma expense and cost reductions attributable to such acquisitions, to the extent such expense and cost reduction would be permitted by the Commission to be reflected in pro forma financial statements included in a registration statement filed with the Commission. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company or its Restricted Subsidiaries in such period but not included in such interest expense, without duplication: (a) interest expense attributable to Capitalized Lease Obligations and the imputed interest with respect to Attributable Debt, (b) amortization of debt discount, (c) amortization of debt issuance costs, (d) capitalized interest, (e) noncash interest expense, (f) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing, (g) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary, (h) net costs associated with Hedging Obligations (including amortization of fees), (i) dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of any of the Restricted Subsidiaries of the Company, to the extent held by Persons other than the Company or another Restricted Subsidiary, (j) interest Incurred in connection with investments in discontinued operations, and (k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

                  "Consolidated Net Income" means, for any period, the net income of the Company and its Consolidated Subsidiaries for such period determined in accordance with GAAP; provided, however, that:

                  (a) any net income of any Person (other than the Company), if such Person is not a Restricted Subsidiary, shall be excluded from such Consolidated Net Income, except that (i) subject to the limitations contained in clause (c) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (b) below) and
(ii) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

                  (b) any net income (or loss) of any Restricted Subsidiary, to the extent that the declaration of dividends or similar distributions by such Restricted Subsidiary of that income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or is, directly or indirectly, restricted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders or other holders of its equity, shall be excluded from such Consolidated Net Income, except that (i) subject to the limitations contained in clause (d) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and (ii) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (c) any gain (or loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person shall be excluded from such Consolidated Net Income (without regard to abandonments or reserves related thereto);

                  (d) any extraordinary gain or loss shall be excluded from such Consolidated Net Income;

                  (e) the cumulative effect of a change in accounting principles shall be excluded from such Consolidated Net Income; and

                  (f) gains or losses due solely to fluctuations in currency values and the related tax effects according to GAAP shall be excluded from such Consolidated Net Income.

                  "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

                  "Credit Agreement" means the Loan and Security Agreement dated as of October 10, 2002, as amended and restated as of _________, 2003, and as subsequently amended, among the Company, the lenders named therein and Congress Financial Corporation, as agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof (except to the extent that any such amendment, supplement, modification, extension, renewal, restatement or refunding would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Notes at the time outstanding) and any Credit Facilities with banks that Refinance all or any part of the loans, other Credit Facilities or commitments thereunder, including any such Refinancing facility that increases the amount borrowable thereunder or alters the maturity thereof, provided that the maximum aggregate principal amount under the Credit Agreement shall not exceed $60.0 million less any amounts repaid under the Credit Agreement under clause (w) of Section 4.06(a).

                  "Credit Facilities" means one or more debt facilities (including the Credit Agreement) or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, or any debt securities or other form of debt financing (including convertible or exchangeable debt instruments), in each case, as amended, supplemented, modified, extended, renewed, restated or refunded in whole or in part from time to time.

                  "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party.

                  "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Definitive Notes" means one or more certificated Notes registered in the name of the Holder thereof and issued in accordance with
Section 2.07 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

                  "Discharge of First Lien Obligations" means payment in full in cash of the principal of and interest and premium, if any, on all Indebtedness outstanding under the First-Lien Credit Facilities, in each case after or concurrently with termination of all commitments to extend credit thereunder, and payment in full of any other monetary obligations that are due and payable or otherwise accrued and owing under such First-Lien Credit Facility at or prior to the time such principal, interest and premium, if any, are paid.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable for Indebtedness or Disqualified Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part, in the case of clauses (a), (b) and (c) on or prior to 90 days after the Stated Maturity of the Notes; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to the Stated Maturity of the Notes shall be deemed Disqualified Stock; provided further, however, that (i) any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to 90 days after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections 4.06 and 4.08,
(ii) a class of Capital Stock shall not be Disqualified Stock hereunder solely as a result of any maturity or redemption that is conditioned upon, and subject to, compliance with the Section 4.04 and (iii) Capital Stock issued to any plan for the benefit of employees shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations.

                  "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

                  "EBITDA" for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (a) provision for taxes based on income or profits of the Company and its Consolidated Restricted Subsidiaries,
(b) Consolidated Interest Expense, (c) depreciation expense of the Company and its Consolidated Restricted Subsidiaries, and (d) amortization expense (including amortization of goodwill and other intangibles) of the Company and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period). Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended or similarly distributed to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained) or is not, directly or indirectly, restricted by operation of the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders or other holders of its equity.

                  "Exchange Act" means the Securities Exchange Act of 1934.

                  "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. For all purposes of this Indenture, Fair Market Value will be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors.

                  "First-Lien Credit Facilities" means (a) the Credit Facilities provided pursuant to the Credit Agreement and (b) the Other First-Lien Debt.

                  "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) statements and pronouncements of the Financial Accounting Standards Board, (c) such other statements by such other entities as approved by a significant segment of the accounting profession and (d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

                  "Gaylord Mortgage" means [NEED TO SEE DOCUMENTS].

                  "Global Note" means the permanent global Note substantially in the form of Exhibit A hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

                  "Global Note Legend" means the legend set forth in Section 2.07(f), which is required to be placed on the Global Note issued under this Indenture.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantor" means any Subsidiary that has issued a Note Guarantee.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Hibbing Mortgage" means [NEED TO SEE DOCUMENTS].

                  "Hibbing Purchase Money Loans" means [NEED TO SEE DOCUMENTS].

                  "Holder" means the Person in whose name a Note is registered on the Registrar's books.

                  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing immediately after the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person on any date of determination, without duplication, the following items if and to the extent that any of them (other than items specified under clauses (c), (f), (i) and (j) below) would appear as a liability or, in the case of clause (g) only, Preferred Stock on the balance sheet of such Person, prepared in accordance with GAAP, on such date:

                  (a) the principal amount of and premium (if any) in respect of indebtedness of such Person for borrowed money;

                  (b) the principal amount of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto but excluding obligations in respect of letters of credit issued in respect of Trade Payables);

                  (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than twelve months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

                  (e)      all Capitalized Lease Obligations of such Person;

                  (f)      all Attributable Debt of such Person;

                  (g) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (h) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Persons;

                  (i)      Hedging Obligations of such Person; and

                  (j)      all obligations of the type referred to in clauses
(a) through (i) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

                  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above, at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount will be deemed to be the face amount of such Indebtedness less the remaining unaccreted portion of the original issue discount of such Indebtedness at such time, as determined in accordance with GAAP.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Indenture Documents" means (a) this Indenture, the Notes and the Security Documents and (b) any other related document or instrument executed and delivered pursuant to any Indenture Document described in clause (a) of this definition evidencing or governing Obligations.

                  "Intercreditor Agreement" means (a) the Intercreditor Agreement dated as of ____________, 2003, among the Company, Congress Financial Corporation, as credit agent, and _____________________, National Association, as trustee under this Indenture, as amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, and
(b) any substantially identical agreement hereafter entered into that is not inconsistent with this Indenture.

                  "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement but excluding commission, travel and similar advances to officers, consultants and employees made in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (a) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(i) the Company's "Investment" in such Subsidiary at the time of such redesignation less (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Mortgaged Property" means (a) initially, the parcels of real property located at [LIST TAMPA, GAYLORD AND HIBBING ADDRESSES] and the improvements thereto owned by the Company, and (b) includes each other parcel of real property and the improvements thereto with respect to which a Mortgage is granted pursuant to Section 4.11.

                  "Mortgages" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations.

                  "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (a) all direct costs relating to such Asset Disposition, including all legal, title, accounting and investment banking fees, and recording tax expenses, sales and other commissions and other fees and relocation expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, (b) all payments made on any Indebtedness that (i) is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or (ii) must, by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition,
(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (d) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

                  "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Note Guarantee" means each Guarantee of the obligations with respect to the Notes issued by a Subsidiary of the Company pursuant to the terms of this Indenture.

                  "Notes" means the Notes issued under this Indenture.

                  "Obligations" means all obligations of the Company and the Guarantors under the Indenture, the Notes and the other Indenture Documents, including obligations to the Trustee and the Collateral Agent whether for payment of principal of, premium, if any, or interest on the Notes and all other monetary obligations of the Company and the Guarantors under the Indenture, the Notes and the other Indenture Documents, whether for fees, expenses, indemnification or otherwise.

                  "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers of each Person issuing such certificate.

                  "Opinion of Counsel" means a written opinion (subject to customary assumptions and exclusions) from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Guarantor or the Trustee.

                  "Other First-Lien Debt" means (a) the Tampa Mortgage, (b) the Gaylord Mortgage, (c) the Hibbing Mortgage, (d) the Transamerica Loan, (e) the Hibbing Purchase Money Loans, and (f) any other Credit Facilities which, together with the Indebtedness in clauses (a) through (e) above, (i) do not exceed (x) $10.0 million less (y) any amounts repaid under the Other First-Lien Debt under clause (w) of Section 4.06(a) in aggregate principal amount, (ii) are designated by the Company as "First-Lien Credit Facilities" for the purposes of this Indenture, and (iii) are secured by a Permitted Lien described in clause
(a) of the definition thereof.

                  "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

                  "Permitted Business" means any business engaged in by the Company or any Restricted Subsidiary on the Closing Date and any Related Business.

                  ["PERMITTED HOLDERS" MEANS ___________ AND ITS AFFILIATES.]

                  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary (a) in the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business; (b) in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Permitted Business; (c) in Temporary Cash Investments; (d) in receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (e) in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (f) in loans or advances to employees made in the ordinary course of business permitted by law and consistent with prudent business practice and not exceeding [$1.0] million in the aggregate outstanding at any one time; (g) in stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (h) in any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 4.06; (i) that constitutes a

Hedging Obligation or Commodity Hedge Obligation entered into for bona fide hedging purposes of the Company in the ordinary course of business and otherwise in accordance with this Indenture; (j) in securities of any trade creditor or customer received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditor or customer; (k) acquired as a result of a foreclosure by the Company or such Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (l) existing as of the Closing Date or an Investment consisting of any extension, modification or renewal of any Investment existing as of the Closing Date (excluding any such extension, modification or renewal involving additional advances, contributions or other investments of cash or property or other increases thereof unless it is a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms, as of the Closing Date, of the original Investment so extended, modified or renewed); (m) consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business and otherwise in accordance with this Indenture; (n) consisting of intercompany Indebtedness permitted under Section 4.03; and (o) the consideration for which consists solely of shares of common stock of the Company.

                  "Permitted Liens" means any of the following Liens: (a) Liens upon any property of the Company or any Restricted Subsidiary securing any Indebtedness permitted under Section 4.03(b)(i) or 4.03(b)(ii) hereof and all other obligations of the Company or any Restricted Subsidiary in respect of such Indebtedness not constituting Indebtedness; (b) Liens securing the Notes and the Note Guarantees; (c) Liens in favor of the Company or any Restricted Subsidiary;
(d) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with or acquired by the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with or acquired by the Company or the Restricted Subsidiary; (e) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such acquisition; (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor; (g) Liens incurred in the ordinary course of business including judgment and attachment liens of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed in the aggregate [$5.0] million at any one time outstanding and that are not incurred in connection with the borrowing of money or the obtaining of advances of credit (other than trade credit in the ordinary course of business, not evidenced by a note and not past due); (h) Liens in favor of the Trustee; (i) Liens incurred in connection with Refinancing Indebtedness, but only if such Liens extend to no more assets than the Liens securing the Indebtedness being Refinanced; (j) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, or other like Liens (including contractual landlords liens) arising in the ordinary course of business and with respect to amounts not yet delinquent by more than 30 days or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (k) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (l) easements, zoning restrictions, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries; (m) any interest or title of a lessor in the property subject to any lease or arising from filing UCC financing statements regarding leases; (n) judgment Liens in respect of judgments that do not constitute an Event of Default; (o) Liens existing on the date hereof; (p) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligation of a like nature incurred in the ordinary course of business; (q) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Restricted Subsidiaries are located; (r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (s) leases or subleases granted to other Persons and not interfering in any material respect with the business of the Company and its Restricted Subsidiaries, taken as a whole; and (t) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "Qualified Proceeds" means any of the following or any combination of the following: (a) cash, (b) Temporary Cash Investments, (c) the Fair Market Value of assets that are used or useful in the Permitted Business and (d) the Fair Market Value of the Capital Stock of any Person engaged primarily in a Permitted Business if, in connection with the receipt by the Company or any Restricted Subsidiary of the Company of such Capital Stock, (i) such Person becomes a Restricted Subsidiary or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary.

                  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that (a) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (b) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (c) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced, (d) if the Indebtedness being refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced, and (e) if the Indebtedness being Refinanced is secured with Liens junior to the Liens securing the Notes and the Note Guarantees, any Liens securing such Refinancing Indebtedness are junior to the Liens securing the Notes and the Note Guarantees; provided further, however, that Refinancing Indebtedness shall not include (i) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or (ii) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

                  "Related Business" means any business related, ancillary or complementary to any of the businesses of the Company and the Restricted Subsidiaries on the Closing Date.

                  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Restricted Subsidiary or between Wholly Owned Restricted Subsidiaries.

                  "Securities Act" means the Securities Act of 1933.

                  "Security Agreement" means the Security Agreement dated _____________, 2003, among the Company, the Grantors (as defined therein) and the Collateral Agent, as amended, supplemented or modified from time to time in accordance with the terms thereof and of this Indenture.

                  "Security Documents" means (a) the Security Agreement, the Mortgages and any other document or instrument pursuant to which a Lien is granted by the Company or any Guarantor to secure any Obligations or under which rights or remedies with respect to such Lien are governed, as such agreements may be amended, modified or supplemented from time to time and (b) substantially identical agreements hereafter entered into pursuant to Section 10.09(c). Prior to the Discharge of First Lien Obligations, the "Security Documents" will mean the Security Documents among the Company, the Guarantors and the Collateral Agent, as such agreements may be amended, modified or supplemented from time to time in accordance with their terms or this Indenture.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "Subordinated Indebtedness" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

                  "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total Voting Stock is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

                  "Tampa Mortgage" means [NEED TO SEE DOCUMENTS].

                  "Temporary Cash Investments" means any of the following: (a) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (b) investments in time deposit accounts, certificates of deposit and money market deposits maturing not more than one year from the date of acquisition thereof, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with a bank or trust company that is organized under the laws of the United States of America, any state thereof (including any foreign branch of any of the foregoing) or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof), (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above or clause (e) below entered into with a bank meeting the qualifications described in clause (b) above, (d) investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America having at the time as of which any investment therein is made one of the two highest ratings obtainable from either Moody's Investors Service, Inc. ("Moody's") or Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), (e) investments in securities with maturities of six months or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States of America, or by any foreign government or any state, commonwealth or territory or by any political subdivision or taxing authority thereof, and, in each case, having one of the two highest ratings obtainable from either S&P or Moody's; and
(f) investments in funds investing exclusively in investments of the types described in clauses (a) and (e) above.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Closing Date.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Transamerica Loan" means [NEED TO SEE DOCUMENTS].

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means any vice president, assistant vice president or trust officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Subsidiary" means (a) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (i) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or (ii) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (a) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (b) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced by a Board Resolution and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled at the time to vote in the election of directors, managers or trustees thereof.

                  "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

                  1.02. Other Definitions. The following terms have the definitions set forth in the Sections listed below.

                                                        Defined in
                         Term                             Section
                         ----                             -------
"Affiliate Transaction".............................    4.07(a)
"Authentication Order"..............................    2.03
"Bankruptcy Law"....................................    6.01
"Change of Control Offer"...........................    4.08(b)
"covenant defeasance option"........................    8.01(b)
"Event of Default"..................................    6.01
"Excess Proceeds"...................................    4.06(b)
"Guaranteed Obligations"............................    11.01
"incorporated provision"............................    12.01
"legal defeasance option"...........................    8.01(b)
"Legal Holiday".....................................    12.08
"Notes".............................................    Preamble
"Notice of Default".................................    6.01
"Offer".............................................    4.06(b)
"Offer Amount"......................................    4.06(c)(ii)
"Offer Period"......................................    4.06(c)(ii)
"Paying Agent"......................................    2.04
"Permitted Debt"....................................    4.03(b)
"Purchase Date".....................................    4.06(c)(i)
"Receiver"..........................................    6.01
"Registrar".........................................    2.04
"Required Information"..............................    4.02
"Restricted Payment"................................    4.04(a)
"Successor Company".................................    5.01(a)

                  1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the Commission.

                  "indenture securities" means the Notes and the Note
Guarantees.

                  "indenture security holder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company, the Guarantors and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

                  1.04. Rules of Construction. Unless the context otherwise requires:

                  (a)      a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c)      "or" is not exclusive;

                  (d)      "including" means including without limitation;

                  (e) words in the singular include the plural and words in the plural include the singular;

                  (f) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

                  (g)      the principal amount of any Preferred Stock shall be
(i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE II

                                    THE NOTES

                  2.01. Amount of Notes. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is $____,000,000.

                  2.02.    Form and Dating.

                  (a) General. The Note and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Note may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Note shall be issued only in registered form without coupons, and shall be issued only in minimum denominations of $1,000 and larger integral multiples of $1,000.

                  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (b) Global Note. The Note issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Definitive Notes shall be issued substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). The Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount at maturity of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount at maturity of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the aggregate principal amount at maturity of outstanding Notes represented thereby shall be made by the Trustee or the Custodian in accordance with the terms hereof and otherwise in accordance with instructions given by the Holder thereof as required by Section 2.07.

                  2.03. Execution and Authentication. One Officer shall sign the Notes for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Notes, the Notes shall be valid nevertheless.

                  A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Notes. The signature shall be conclusive evidence that the Notes has been authenticated under this Indenture.

                  The Trustee shall, upon a written order of the Company signed by one Officer of the Company (an "Authentication Order"), authenticate the Notes for original issue of up to the aggregate principal amount at maturity set forth in Section 2.01. The aggregate principal amount at maturity of Notes outstanding at any time may not exceed such amount except as provided in Section 2.08.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  2.04. Registrar and Paying Agent, Depositary. (a) The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Notes and (ii) the Notes Custodian with respect to the Global Notes.

                  (b) The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Wholly Owned Restricted Subsidiaries may act as Paying Agent or Registrar.

                  (c) The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

                  (d) The Company initially appoints the Trustee to act as the Registrar and the Paying Agent with respect to the Notes.

                  (e) The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Note. The Company initially appoints the Trustee to act as Custodian with respect to the Global Note.

                  2.05. Paying Agent to Hold Money in Trust. Prior to each due date of the principal of, premium, if any, and interest on any Note, the Company shall deposit with the Paying Agent (or if the Company or a domestically organized Wholly Owned Restricted Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal, premium, if any, and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes, shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. If the Company or a domestically organized Wholly Owned Restricted Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all

Holders of the Notes and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of the Notes and the Company shall otherwise comply with TIA Section 312(a).

                  2.07.    Transfer and Exchange.

                  (a) Transfer and Exchange of the Global Note. The Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary, or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Global Note will be exchanged by the Company for Definitive Notes only if (i) the Company delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; (ii) the Company in its sole discretion determines that the Global Note (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or (iii) there has occurred and is continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in clause (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Every Note authenticated and delivered in exchange for, or in lieu of, the Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11, that is not a Definitive Note shall be authenticated and delivered in the form of, and shall be, the Global Note. The Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); however, beneficial interests in the Global Note may be transferred and exchanged as provided in
Section 2.07(b) or (c).

                  (b) Transfer and Exchange of Beneficial Interests in the Global Note. The transfer and exchange of beneficial interests in the Global Note shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Note also shall require compliance with either clause
(i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

                           (i) Transfer of Beneficial Interests in the Global Note. Beneficial interests in the Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

                           (ii) All Other Transfers and Exchanges of Beneficial Interests in the Global Note. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A)
                  (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures causing to be credited a beneficial interest in the

                  Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures causing to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the participant to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in the Global Note contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the Global Note pursuant to Section 2.07(g).

                  (c) Transfer or Exchange of Beneficial Interests for Definitive Notes. If any holder of a beneficial interest in the Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii), the Trustee shall cause the aggregate principal amount at maturity of the Global Note to be reduced accordingly pursuant to Section 2.07(g), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount at maturity. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

                  (d) Transfer and Exchange of Definitive Notes for Beneficial Interests. A Holder of a Definitive Note may exchange such Note for a beneficial interest in the Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in the Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount at maturity of the Global Note, pursuant to Section 2.07(g).

                  (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof.

                  (f) Global Note Legend. The Global Note shall bear a legend in substantially the following form:

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                  (g) Cancellation or Adjustment of the Global Note. At such time as all beneficial interests in the Global Note have been exchanged for Definitive Notes or the Global Note has been redeemed, repurchased or canceled in whole and not in part, the Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in the Global Note or for Definitive Notes, the principal amount at maturity of Notes represented by the Global Note shall be reduced accordingly, in the case of an exchange for Definitive Notes, and an endorsement shall be made on the Global Note by the Trustee or by the Depositary in accordance with applicable procedures to reflect such exchange or reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in the Global Note, the Global Note shall be increased accordingly and an endorsement shall be made on the Global Note by the Trustee or by the Depositary in accordance with applicable procedures to reflect such increase.

                  (h)      General Provisions Relating to Transfers and
Exchanges.

                           (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate the Global Note and Definitive Notes upon the Company's order or at the Registrar's request.

                           (ii) No service charge shall be made to a holder of a beneficial interest in the Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 4.06 and 9.05).

                           (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                           (iv) The Global Note and all Definitive Notes issued upon any registration of transfer or exchange of the Global Note or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Note or Definitive Notes surrendered upon such registration of transfer or exchange.

                           (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
                  Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or
                  (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                           (vi)     Prior to due presentment for the
                  registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                           (vii) The Trustee shall authenticate the Global Note and Definitive Notes in accordance with the provisions of
                  Section 2.03.

                           (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

                           (ix) Each Holder of a Note agrees to indemnify the Company and the Trustee to their reasonable satisfaction against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture or applicable United States Federal or state securities law.

                           (x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interest in the Global
                  Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  2.08. Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receive evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the reasonable judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

                  Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

                  Upon the issuance of any replacement Note under this Section 2.08, the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection therewith.

                  The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

                  2.09. Outstanding Notes. The Note outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in the Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding. Except as set forth in Section 12.06, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Notes.

                  If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  If the principal amount at maturity of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Parent, the Company, a Subsidiary or an Affiliate of any of the foregoing) holds, by no later than 12:00 noon Eastern Time on a redemption date or maturity date, money sufficient to pay Notes payable on that date, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

                  2.10. Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Company, without charge to the Holder.

                  2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures or deliver canceled Notes to the Company pursuant to written direction by an Officer. The Company may not issue new Notes to replace Notes either of them has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

                  2.12.    Payment of Interest; Defaulted Interest.

                  (a) Each of the Notes shall bear interest at the rate per annum of 7.0% for the period beginning on the Closing Date through and including __________, 2005, and at the rate of 8.0% after _____________, 2005. The Company shall pay interest semiannually on ____________ and ____________ of each year, commencing on _____________, 2004. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Closing Date, until the principal amount thereof is paid.

                  (b) Interest shall be payable in cash. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the __________ or ___________ next preceding the interest payment date, even if Notes are canceled after the record date and on or before the interest payment date.

                  (c) If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  2.13. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

                  2.14. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                                   ARTICLE III

                                   REDEMPTION

                  3.01. Notices to Trustee. If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed.

                  The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

                  3.02. Selection of Notes To Be Redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that the Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

                  3.03. Notice of Redemption. (a) At least 30 days but not more than 60 days before a date for redemption of Notes, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder's registered address.

                  The notice shall identify the Notes to be redeemed and shall state:

                           (i)      the redemption date;

                           (ii) the redemption price and the amount of accrued interest to the redemption date;

                           (iii)    the name and address of the Paying Agent;

                           (iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                           (v) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed;

                           (vi) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                           (vii) the CUSIP number, if any, printed on the Notes being redeemed; and

                           (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  (b) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                  3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest, to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the related interest payment date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  3.05. Deposit of Redemption Price. Prior to 12:00 noon on the redemption date, the Company shall deposit with the Paying Agent (or, if either of the Company or a domestically organized Wholly Owned Restricted Subsidiary of the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, premium, if any, and accrued and unpaid interest, on the Notes to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture. The Paying Agent shall promptly return to the Company upon their written request any money deposited with the Paying Agent by the Company that is in excess of the amounts necessary to pay the redemption price of and accrued interest on all Notes to be redeemed.

                  3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Note equal in principal amount to the unredeemed portion of the Notes surrendered.

                                   ARTICLE IV

                                    COVENANTS

                  4.01. Payment of Notes. The Company shall promptly pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

                  The Company shall pay interest on overdue principal and premium at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest payments hereunder.

                  4.02. Commission Reports. If at any time the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the Commission (or would be required to file with the Commission), copies of its annual report and the information, documents and other reports that are specified in Section 13 and 15(d) of the Exchange Act (collectively, the "Required Information"); provided, however, that if any of the Required Information is filed with the Commission, the Company shall only be required to provide the Trustee copies of such Required Information. In addition, the Company shall furnish to the Trustee, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its public shareholders generally. The Company also shall comply with the other provisions of TIA Section 314(a).

                  4.03.    Limitation on Incurrence of Additional Indebtedness.
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio would be greater than [2.25:1].

                  (b) Notwithstanding Section 4.03(a), the Company and, to the extent specified, its Restricted Subsidiaries may Incur the following Indebtedness (collectively, "Permitted Debt"):

                           (i) Indebtedness of the Company or any Guarantor under the Credit Agreement;

                           (ii) Indebtedness of the Company or any Guarantor under the Other First-Lien Debt;

                           (iii) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any other Restricted Subsidiary; provided, however, that (1) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof, (2) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and (3) if a Guarantor is the obligor, such Indebtedness is subordinated in right of payment to the Notes Guarantee of such Guarantor;

                           (iv) Indebtedness represented by the Notes, the Note Guarantees and any replacement Notes issued pursuant to this Indenture;

                           (v) Indebtedness outstanding on the Closing Date (other than the Indebtedness described in clause (i), (ii), (iii) or (iv) of this Section 4.03(b));

                           (vi) Indebtedness consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in Section 4.03(a) and in clauses (iv), (v), (vi) and (vii) of this Section 4.03(b);

                           (vii) Indebtedness consisting of Guarantees of (1) any Indebtedness permitted under Section 4.03(a), so long as the Person providing the Guarantee is a Guarantor or (2) any Indebtedness permitted under this Section 4.03(b);

                           (viii) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of worker's compensation claims, self-insurance obligations, performance bonds, bankers' acceptances, letters of credit, surety, appeal or similar bonds and completion guarantees provided by the Company and the Restricted Subsidiaries in the ordinary course of their business; provided, however, that upon the drawing of letters of credit for reimbursement obligations, including with respect to workers' compensation claims, or the Incurrence of other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, such obligations are reimbursed within five Business Days following such drawing or Incurrence;

                           (ix) Indebtedness under Interest Rate Agreements and Currency Agreements entered into for bona fide hedging purposes of the Company in the ordinary course of business;

                           (x) Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

                           (xi) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of the Company or any Restricted Subsidiary; provided that (1) the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Subsidiaries in connection with such disposition and (2) such Indebtedness is not reflected in the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (2));

                           (xii) Indebtedness of the Company or any of its Restricted Subsidiaries that is Acquired Debt, and any Refinancing Indebtedness Incurred in respect thereof, in an aggregate principal amount at any time outstanding not to exceed [$5.0] million; and

                           (xiii) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(a) or any other clause of Section 4.03(b)) of the Company or any Guarantor in an aggregate principal amount (or accreted value, as applicable) on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (xiii) and then outstanding, shall not exceed [$5.0] million.

                  (c) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness pursuant to Section 4.03(b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Indebtedness of such Person unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Indebtedness.

                  (d)      For purposes of determining compliance with this
Section 4.03, (i) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Closing Date shall be treated as Incurred pursuant to Section 4.03(b)(i), (ii) Indebtedness Incurred pursuant to the Other First-Lien Debt prior to or on the Closing Date shall be treated as Incurred pursuant to Section 4.03(b)(ii), (iii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.03, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses and
(iv) the aggregate amount of any Indebtedness Guaranteed pursuant to

Section 4.03(b)(vii) will be included in the calculation of Indebtedness, but the corresponding amount of the Guarantee will not be so included.

                  (e) Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.03.

                  4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of the Company's or any Restricted Subsidiary's Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or similar payment to the direct or indirect holders of its Capital Stock except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary, other than the making of a Permitted Investment, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Indebtedness (other than the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment described in and not excluded from clauses (i) through
(iv) of this Section 4.04(a) being herein referred to as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                  (1) a Default shall have occurred and be continuing (or would result therefrom);

                  (2) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) declared or made subsequent to the Closing Date would exceed the sum of, without duplication:

                           (A) 50% of the Consolidated Net Income accrued during
                  the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter for which internal financial statements are available ending prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                           (B) the aggregate Qualified Proceeds received by the
                  Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale to (x) a Subsidiary of the Company or
                  (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of its employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust owed to the Company or any of its Subsidiaries or Indebtedness Guaranteed by the Company or any of its Subsidiaries);

                           (C) 100% of the aggregate Qualified Proceeds received
                  by the Company from the issuance or sale of debt securities of the Company or Disqualified Stock of the Company that after the Closing Date have been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company (other than an issuance or sale to (x) a Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of its employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust owed to the Company or any of its Subsidiaries or Indebtedness Guaranteed by the Company or any of its Subsidiaries), less the amount of any cash or the Fair Market Value of any property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange; provided, however, that no amount will be included in this clause (C) to the extent it is already included in Consolidated Net Income;

                           (D) in the case of any Investment by the Company or
                  any Restricted Subsidiary (other than any Permitted Investment) made after the Closing Date, the disposition of such Investment by, or repayment of such Investment to, the Company or a Restricted Subsidiary or the receipt by the Company or any Restricted Subsidiary of any dividends or distributions from such Investment, an aggregate amount equal to the lesser of (x) the aggregate amount of such Investment treated as a Restricted Payment pursuant to clause (iv) above and (y) the aggregate amount in cash received by the Company or any Restricted Subsidiary upon such disposition, repayment, dividend or distribution; provided, however, that no amount will be included in this clause (D) to the extent it is already included in Consolidated Net Income;

                           (E) in the event the Company or any Restricted
                  Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Company's or any Restricted Subsidiary's existing Investment in such Person that was previously treated as a Restricted Payment pursuant to clause
                  (iv) above; provided, however, that such Person is engaged in a Permitted Business; and

                           (F) the amount equal to the sum of (x) the net
                  reduction in Investments in Unrestricted Subsidiaries resulting from payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries and (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair

                  Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary and treated as a Restricted Payment pursuant to clause (iv) above.

                  (b)      The provisions of Section 4.04(a) shall not prohibit:

                           (i) any purchase, repurchase, redemption or other acquisition or retirement for value of Capital Stock of the Company or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, other Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to (x) a Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of its employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust owed to the Company or any of its Subsidiaries or Indebtedness Guaranteed by the Company or any of its Subsidiaries); provided, however, that
                  (1) such Restricted Payment shall be excluded from the calculation of the amount of Restricted Payments and (2) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (i) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

                           (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Company or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness that is permitted to be Incurred pursuant to Section 4.03(b)(vi); provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded from the calculation of the amount of Restricted Payments;

                           (iii)    the repurchase, redemption or other
                  acquisition or retirement for value of Disqualified Stock of the Company or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company or any Restricted Subsidiary that is permitted to be Incurred pursuant to
                  Section 4.03; provided, however, that such repurchase, redemption or other acquisition or retirement for value shall be excluded from the calculation of the amount of Restricted Payments;

                           (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 4.04(a); provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments (without duplication for declaration);

                           (v)      the repurchase, redemption or other
                  acquisition or retirement for value of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases shall not exceed [$1.0] million in any calendar year; provided further, however, that such repurchases, redemptions and other acquisitions or retirements for value shall be excluded from the calculation of the amount of Restricted Payments;

                           (vi) the declaration and payment of any dividend (or the making of any similar distribution or redemption) to the holders of any class or series of Disqualified Stock of the Company issued or Incurred after the Closing Date in accordance with Section 4.03; provided that no Default or Event of Default shall have occurred and be continuing immediately after making such declaration or payment; and provided further, that such payment will be excluded from the calculation of the amount of Restricted Payments;

                           (vii) other restricted Payments in an aggregate amount not to exceed [$5.0] million.

                  4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries, (b) make any loans or advances to the Company or any of its Restricted Subsidiaries or (c) transfer any of its property or assets to the Company or any of its Restricted Subsidiaries, except:

                           (i) any encumbrance or restriction pursuant to applicable law, regulation, order or an agreement in effect at the Closing Date;

                           (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

                           (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (c) (i) or (c)
                  (ii) of this Section 4.05 or this clause (iii) or contained in any amendment to an agreement referred to in clause (c)(i) or
                  (c)(ii) of this Section

                  4.05 or this clause (iii); provided, however, that the encumbrances and restrictions contained in any agreement or amendment relating to such Refinancing are no less favorable to the Holders than the encumbrances and restrictions contained in the agreements relating to the Indebtedness so Refinanced;

                           (iv) any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or (2) that is contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements;

                           (v) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

                           (vi) contracts for the sale of assets containing customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

                           (vii) agreements for the sale of assets containing customary restrictions with respect to such assets;

                           (viii) restrictions relating to the common stock of Unrestricted Subsidiaries or Persons other than Subsidiaries;

                           (ix) encumbrances or restrictions existing under or by reason of provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; and

                           (x) encumbrances or restrictions existing under or by reason of restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

                  4.06.    Limitation on Sales of Assets and Subsidiary Stock.
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition and (ii) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, Temporary Cash Investments or other Qualified Proceeds (provided that the aggregate Fair Market Value of Qualified Proceeds (other than cash and Temporary Cash Investments) shall not exceed [$10.0] million since the Closing Date).

                  Within 365 days after the receipt of any Net Available Cash from such Asset Disposition, the Company or such Restricted Subsidiary may apply an amount equal to 100% of the Net Available Cash from such Asset Disposition
(w) to repay or cash collateralize any First-Lien Credit Facility or the Notes;
(x) to acquire all or substantially all of the assets of another Permitted Business; (y) to make a capital expenditure; or (z) to acquire other long-term assets that are used or useful in the Permitted Business; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (w) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

                  For the purposes of clause (a)(ii) of this Section 4.06 only, the following are deemed to be cash: (A) the assumption of any liabilities (as shown on the Company's or a Restricted Subsidiary's most recent balance sheet) of the Company or any such Restricted Subsidiary (other than contingent liabilities, liabilities that are by their terms subordinated to the Notes or any Note Guarantee, or liabilities to the Company or a Subsidiary of the Company) pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability in connection with such Asset Disposition and (B) any securities or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted within 90 days of receipt by the Company or such Restricted Subsidiary into cash.

                  Pending the final application of any Net Available Cash, the Company or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Available Cash in any manner that is not prohibited by this Indenture.

                  (b) Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in Section 4.06(a) shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds [$5.0] million, the Company shall make an Asset Disposition offer (the "Offer") to all Holders of Notes and all holders of other secured Indebtedness that is pari passu in right of payment (including as to security therefor) with the Notes containing provisions similar to those set forth in Section 4.06(c) with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Offer shall be equal to 101% of principal amount plus accrued and unpaid interest to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other such pari passu Indebtedness tendered into such Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis; provided, however, that the Company shall not be obligated to purchase Notes in denominations other than integral multiples of $1,000 principal amount at maturity. Upon completion of each Offer, the amount of Excess Proceeds shall be reset at zero.

                  (c) (i) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Notes purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum shall include (1) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (2) a description of material developments in the Company's business subsequent to the date of the latest of such reports, and (3) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Notes pursuant to the Offer, together with the address referred to in clause
                  (iii).

                           (ii) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (1) the amount of the Offer (the "Offer Amount"), (2) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (3) the compliance of such allocation with the provisions of Section 4.06(a) and (b). Not later than one Business Day before the Purchase Date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company or a domestically organized Wholly Owned Restricted Subsidiary is acting as paying agent, segregate and hold in trust) an amount equal to the Offer Amount with written instructions for investment in Temporary Cash Investments and to be held for payment in accordance with the provisions of this Section 4.06. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Offer Amount delivered by the Company to the Trustee is greater than the purchase price of the Notes (and such other pari passu Indebtedness) tendered, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

                           (iii) Holders electing to have a Note purchased shall be required to surrender the Notes, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase

                  Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note or Notes which were delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Note or Notes purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes and any such other pari passu Indebtedness included in the Offer surrendered by holders thereof exceeds the Offer Amount, the Company shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes and such other pari passu Indebtedness in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered

                           (iv) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                           (v) The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Disposition provisions of this Indenture, the Company shall comply in all material respects with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Disposition provisions of this Indenture by virtue of such conflict.

                  4.07. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless such Affiliate Transaction is on terms (i) that are no less favorable (other than in immaterial respects) to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in comparable arm's-length dealings with a Person who is not such an Affiliate, (ii) that, in the event that such Affiliate Transaction involves an aggregate amount in excess of [$1.0] million, (1) are set forth in writing and (2) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and (iii) that, in the event that such Affiliate Transaction involves an amount in excess of [$5.0] million, have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

                  (b)      The provisions of Section 4.07(a) shall not prohibit
(i) any Restricted Payment permitted to be paid pursuant to Section 4.04, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to officers, employees, consultants and directors of the Company pursuant to plans approved by the Board of Directors and the payment of amounts or the issuance of securities pursuant thereto, (iv) loans or advances to employees in the ordinary course of business permitted by law and consistent with prudent business practice, but in any event not to exceed [$1.0] million in the aggregate outstanding at any one time, (v) the payment of reasonable fees, compensation or employee benefit arrangements to and any indemnity provided for the benefit of directors, officers, consultants or employees of the Company or any Restricted Subsidiary in the ordinary course of business, (vi) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, or (vii) transactions with customers, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case which are in the ordinary course of business (including pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture, and which are fair to the Company or its Restricted Subsidiaries, as applicable, in the reasonable determination of the Board of Directors or the senior management of the Company or its Restricted Subsidiaries, as applicable or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

                  4.08. Repurchase of Notes at the Option of the Holder Upon a Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) in accordance with the terms contemplated in Section 4.08(b); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Notes pursuant to this
Section 4.08 in the event that it has exercised its right to redeem all the Notes under paragraph 5 of the Notes. In the event that at the time of such Change of Control the terms of the First-Lien Credit Facilities restrict or prohibit the repurchase of Notes pursuant to this Section 4.08, then prior to the mailing of the notice to Holders provided for in Section 4.08(b) below but in any event within 30 days following any Change of Control, the Company shall
(i) repay in full all First-Lien Credit Facilities or (ii) obtain the requisite consent under the agreements governing the First-Lien Credit Facilities to permit the repurchase of the Notes as provided for in Section 4.08(b).

                  (b) Within 30 days following any Change of Control (except as provided in the proviso to the first sentence of Section 4.08(a)), the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

                           (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date);

                           (ii) the circumstances and relevant facts and financial information regarding such Change of Control;

                           (iii) the purchase date (which shall be no earlier than 30 days (or such shorter time period as may be permitted under applicable laws, rules and regulations) nor later than 60 days from the date such notice is mailed); and

                           (iv) the instructions determined by the Company, consistent with this Section 4.08, that a Holder must follow in order to have its Notes purchased.

                  (c) Holders electing to have a Note purchased shall be required to surrender such Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                  (d) On the purchase date, all Notes purchased by the Company under this Section 4.08 shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest to the Holders entitled thereto.

                  (e)      Notwithstanding the foregoing provisions of this
Section 4.08, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                  (f) In connection with any Change of Control Offer, the Company shall deliver to the Trustee an Officers' Certificate stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with.

                  (g) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture relating to Change of Control Offers, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section by virtue thereof.

                  4.09. Compliance Certificate. The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or propose to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

                  4.10. Sale/Leaseback Transactions. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale/Leaseback transaction if: (a) the Company or that Restricted Subsidiary, as applicable, could have Incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale/Leaseback Transaction under Section 4.03 hereof; (b) the gross cash proceeds of the Sale/Leaseback Transaction are at least equal to the fair market value (and, if gross cash proceeds from such Sale/Leaseback Transaction are in excess of [$1.0] million, the Company delivers a Board Resolution to such effect to the Trustee), of the property that is the subject of that Sale/Leaseback Transaction; and (c) the transfer of assets in that Sale/Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.06.

                  4.11. Additional Note Guarantees and Liens. If (x) any Subsidiary shall, after the date hereof, become a guarantor of any First-Lien Credit Facility or (y) any Subsidiary shall, after the date hereof, become a Restricted Subsidiary, then the Company shall, at that time, cause such Subsidiary to (a) execute a Guarantee of the obligations of the Company under the Notes substantially in the form set forth in Exhibit B hereto, (b) concurrently grant a second-priority Lien, ranking only after the first liens on the Collateral securing the First-Lien Credit Facilities, upon its assets and property as security for the Notes, the Note Guarantees and any other Obligations and execute any and all further Security Documents, financing statements, agreements and instruments, upon substantially the same terms as the Security Documents and in a form reasonably satisfactory to the Trustee, that grants the Collateral Agent a second-priority Lien upon such assets and property for the benefit of the Holders and take all such actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents) that may be required under any applicable law, or which the Trustee or Collateral Agent may reasonably request to create such second-priority Lien, all at the expense of the Company, including all reasonable fees and expenses of counsel incurred by the Trustee in connection therewith and (c) deliver to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, that such Guarantee and any such Security Documents, as the case may be, are valid, binding and enforceable obligations of such Subsidiary, subject to customary exceptions for bankruptcy, fraudulent conveyance and equitable principles.

                  From and after the date of this Indenture, if the Company or any Guarantor creates any initial or additional Lien upon any of its assets and property to secure any First-Lien Credit Facility, it shall concurrently grant a second-priority Lien upon such assets and property as security for the Notes, the Note Guarantees and any other Obligations and execute any and all further Security Documents, financing statements, agreements and instruments, upon substantially the same terms as the Security Documents and in a form reasonably satisfactory to the Trustee, that grant the Collateral Agent a second-priority Lien upon such assets and property for the benefit of the Holders and take all such actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents) that may be required under any applicable law, or which the Trustee or Collateral Agent may reasonably request to create such second-priority Lien, all at the expense of the Company, including all reasonable fees and expenses of counsel incurred by the Trustee in connection therewith and deliver to the Trustee an

Opinion of Counsel, reasonably satisfactory to the Trustee, that such Security Documents are valid, binding and enforceable obligations of the Company or such Guarantor, as the case may be, subject to customary exceptions for bankruptcy, fraudulent conveyance and equitable principles.

                  In addition, the Company shall, with respect to each parcel of real property in the United States owned or leased by the Company or any Guarantor that secures any First Lien Credit Facility, deliver to the Collateral Agent, for the benefit of or addressed to the Trustee or the Collateral Agent, as applicable, the following:

                  (a) a fully executed, acknowledged, and recorded Mortgage that secures the Notes, the Note Guarantees and any other Obligations on a second-priority basis;

                  (b) an opinion of local counsel reasonably acceptable to the Trustee;

                  (c) a fully-paid title insurance policy with no exceptions other than (i) Permitted Liens, (ii) the Lien on such property securing First-Lien Credit Facilities and (iii) other changes reasonably acceptable to the Trustee;

                  (d) the most recent survey of each property together with either (i) an updated survey certification from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from the Company stating that there has been no change, other than, in each case, changes reasonably acceptable to the Trustee, in the facts depicted in the survey; and

                  (e) such other related deliveries and deliverables as the Trustee shall reasonably require.

                  The Company shall provide each of the foregoing described in clauses (a) through (e) above at their own expense and shall pay all reasonable fees and expenses of counsel incurred by the Trustee in connection with each of the foregoing.

                  Any such Lien (including any Mortgage) granted in favor of the Holders shall be subject to the terms of the Intercreditor Agreement or another customary collateral sharing or intercreditor agreement setting forth the respective rights of the Holders and the holders of such other obligations.

                  Each Note Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the Notes Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  4.12. Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business, other than a Permitted Business.

                  4.13. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company shall not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except: (a) to the Company or another Restricted Subsidiary; (b) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Restricted Subsidiaries own any Capital Stock of such Restricted Subsidiary; (c) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section 4.04 if made on the date of such issuance, sale or other disposition; (d) directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary; or (e) in the case of a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the issuance by that Restricted Subsidiary of Capital Stock on a pro rata basis to the Company and its Restricted Subsidiaries, on the one hand, and minority shareholders of the Restricted Subsidiary, on the other hand (or on less than a pro rata basis to any minority shareholder if the minority holder does not acquire its pro rata amount), so long as the Company or another Restricted Subsidiary owns and controls at least the same percentage of the Voting Stock of, and economic interest in, such Restricted Subsidiary as prior to such issuance. The cash proceeds of any sale of Capital Stock permitted under clauses (b) and (c) shall be treated as Net Available Cash from an Asset Disposition and shall be applied in accordance with
Section 4.06.

                  4.14. Limitation on Liens. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired by the Company or its Restricted Subsidiaries, except Permitted Liens.

                  4.15. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                   ARTICLE V

                                SUCCESSOR COMPANY

                  5.01. When Company May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                           (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

                           (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                           (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a); and

                           (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

                  The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture.

                  (b) The Company shall not permit any Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless: (i) in the case of any Guarantor that is a Domestic Subsidiary, the resulting, surviving or transferee Person will be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Guarantor) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Guarantor under its Note Guarantee; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; provided, however, that the foregoing shall not apply to any such consolidation or merger with or into, or conveyance, transfer or lease to, any Person if the resulting, surviving or transferee Person will not be a Subsidiary of the Company and the other terms of this Indenture, including Section 4.06, are complied with.

                  (c) Notwithstanding the foregoing, (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company; (ii) the Company may merge with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction to realize tax or other benefits; (iii) nothing herein shall limit any conveyance, transfer or lease of assets between or among any of the Company and the Guarantors; and (iv) the foregoing clause (a)(iii) of this Section 5.01 shall not prohibit a merger between the Company and a Person that owns all of the Capital Stock of the Company created solely for the purpose of holding the Capital Stock of the Company; provided, however, that the other terms of Section 5.01(a) are complied with.

                                   ARTICLE VI

                         EVENTS OF DEFAULTS AND REMEDIES

                  6.01.    Events of Default. An "Event of Default" occurs if:

                  (a) the Company or any Guarantor defaults in any payment of interest on any Note, and such default continues for a period of 30 days;

                  (b) the Company or any Guarantor (i) defaults in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise, or (ii) fails to redeem or purchase Notes when required pursuant to this Indenture or the Notes;

                  (c)      the Company or any Guarantor fails to comply with
Section 5.01;

                  (d) the Company or any Guarantor fails to comply with any of its agreements in the Notes or this Indenture, any Note Guarantee or any Security Document (other than those referred to in (a), (b) or (c) above) and such failure continues for 30 days after the notice specified below;

                  (e) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or the acceleration by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds [$5.0] million or its foreign currency equivalent at the time and such failure continues for 10 days after the notice specified below;

                  (f) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (i)      commences a voluntary case;

                           (ii) consents to the entry of an order for relief against it in an involuntary case;

                           (iii) consents to the appointment of a Receiver of it or for any substantial part of its property;

                           (iv) makes a general assignment for the benefit of its creditors; or

                           (v) or takes any comparable action under any foreign laws relating to insolvency;

                  (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Company or any Restricted Subsidiary in an involuntary case;

                           (ii) appoints a Receiver of the Company or any Restricted Subsidiary or for any substantial part of its property; or

                           (iii) orders the winding up or liquidation of the Company or any Restricted Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

                  (h) with respect to any judgment or decree for the payment of money in excess of [$10.0] million or its foreign currency equivalent against the Company or any Restricted Subsidiary (i) an enforcement proceeding is commenced thereon by any creditor if such judgment or decree is final and nonappealable and the Company or such Restricted Subsidiary, as applicable, fails to stay such proceeding within 10 days thereafter or (ii) the Company or such Restricted Subsidiary, as applicable, fails to pay such judgment or decree, which judgment or decree has remained outstanding for a period of 60 days following the entry of such judgment or decree without being paid, discharged, waived or stayed; or

                  (i) (i) except as permitted by this Indenture, any Note Guarantee or any Security Document or any security interest granted thereby shall be held in any judicial proceeding to be unenforceable or invalid, or shall cease for any reason to be in full force and effect and such default continues for 10 days after written notice, or (ii) the Company or any Guarantor shall deny or disaffirm its obligations under any Note Guarantee or Security Document.

                  The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Receiver" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (c), (d), (e) or (i) above is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company and the Trustee of the Default and the Company or the relevant Guarantor, as applicable, do not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default under clauses (c), (d), (e), (h) or (i), its status and what action the Company is taking or propose to take with respect thereto.

                  6.02. Acceleration. (a) If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) with respect to the Company) occurs and is continuing, the

Trustee or the Holders of at least 25% in principal amount of the outstanding Notes, by notice to the Company, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal, premium and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) with respect to the Company occurs, the principal of and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  (a) In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.01(e), the declaration of acceleration of the Notes shall be automatically annulled if the holders of any such Indebtedness have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such acceleration and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

                  6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Notes by notice to the Trustee may waive on behalf of the Holders of all of the Notes an existing Default and its consequences except
(a) a Default in the payment of the principal of, premium, if any, or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  6.05. Control by Majority. The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  6.06. Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

                           (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                           (ii) the Holders of at least 25% in principal amount of the Notes make a written request to the Trustee to pursue the remedy;

                           (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                           (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                           (v) the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

                  6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal, premium, if any, and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.

                  6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, any Subsidiary or Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Receiver in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under
Section 7.07.

                  6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

                  THIRD: to the Company.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

                  6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

                  6.12. Waiver of Stay or Extension Laws. Neither the Company nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII

                                    TRUSTEE

                  7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b)      Except during the continuance of an Event of Default:

                           (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                           (iv) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

                  (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

                  7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or their respective Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Note Guarantee or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company or any Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (h) or (i) unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 12.02 hereof from the Company, any Guarantor or any Holder.

                  7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a trust officer. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Note (including payments pursuant to the redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

                  7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with May 15, 2004, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with
Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

                  A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

                  7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. Each of the Company and each Guarantor, jointly and severally shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or any Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company and the Guarantors, as applicable, shall pay the fees and expenses of such counsel; provided, however, that the Company and the Guarantors shall not be required to pay such fees and expenses if they assume the Trustee's defense and, in the reasonable judgment of the Trustee's outside counsel, there is no conflict of interest between the Company and the Guarantors, on the one hand, and the Trustee, on the other hand, in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through its own willful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

                  The Company's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in
Section 6.01(f) or (g) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  7.08. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                           (i)      the Trustee fails to comply with Section
                  7.10;

                           (ii)     the Trustee is adjudged bankrupt or
                  insolvent;

                           (iii) a receiver or other public officer takes charge of the Trustee or its property; or

                           (iv) the Trustee otherwise becomes incapable of acting.

                  (b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (e) If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b), any Holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

                  7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b), subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  7.11. Preferential Collection of Claims Against the Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

                  8.01. Discharge of Liability on Notes; Defeasance. (a) Subject to Section 8.01(c), when (i) all outstanding Notes (other than Notes replaced or paid pursuant to Section 2.08) have been canceled or delivered to the Trustee for cancellation or (ii) all outstanding Notes not previously delivered for cancellation have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III hereof, and the Company irrevocably deposits with the Trustee funds in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited) to pay the principal of, premium, if any, and interest on the outstanding Notes when due at maturity or upon redemption of, including interest thereon to maturity or such redemption date (other than Notes replaced or paid pursuant to Section 2.08) and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (a) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Notes and this Indenture ("legal defeasance option") and (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.10, 4.11, 4.12, 4.13 or 4.14 and the
operation of Section 5.01(a)(iii), 6.01(d), 6.01(e), 6.01(f) (with respect to Restricted Subsidiaries only), 6.01(g) (with respect to Restricted Subsidiaries only), and 6.01(h) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Company terminates all of its obligations under the Notes and this Indenture by exercising its legal defeasance option, the obligations under the Note Guarantees shall each be terminated simultaneously with the termination of such obligations.

                  If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(d), 6.01(e), 6.01(f) (with respect to Restricted Subsidiaries only), 6.01(g) (with respect to Restricted Subsidiaries only) or 6.01(h) or because of the failure of the Company to comply with Section 5.01(a)(iii).

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (b) Notwithstanding the provisions of Sections 8.01(a) and 8.01(b), the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in this Article VIII shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                  8.02. Conditions to Defeasance. (a) The Company may exercise their legal defeasance option or their covenant defeasance option only if:

                           (i) the Company irrevocably deposits in trust with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal, premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

                           (ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

                           (iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(f) or (g) with respect to the Company occurs which is continuing at the end of the period;

                           (iv) the deposit does not constitute a default under any other agreement binding on the Company;

                           (v) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                           (vi) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                           (vii) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                           (viii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article VIII have been complied with.

                  (b) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article III.

                  8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes.

                  8.04. Repayment to the Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any money or U.S. Government Obligations held by either of them as provided in this Article VIII which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article VIII.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

                  8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that if the Company has made any payment of interest on or principal of or premium, if any, on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   AMENDMENTS

                  9.01. Without Consent of Holders. (a) The Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees or the Security Documents without notice to or consent of any Holder:

                           (i) to cure any ambiguity, omission, defect or inconsistency;

                           (ii)     to comply with Article V;

                           (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

                           (iv) to add additional Note Guarantees with respect to the Notes;

                           (v) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                           (vi) to make any change that does not adversely affect the rights of any Holder, subject to the provisions of this Indenture;

                           (vii) to comply with any requirement of the Commission in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

                           (viii) if necessary, in connection with any addition or release of Collateral permitted under the terms of this Indenture or the Security Documents; or

                           (ix) prior to the Discharge of First Lien Obligations, to give effect to any amendment, waiver or consent in respect of any Security Document that does not materially affect the rights of the Holders.

                  The Company shall also be entitled to releases of the Collateral or the Note Guarantees as described in Sections 10.03 and 11.03 hereof.

                  (b) After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this
Section 9.01.

                  9.02. With Consent of Holders. (a) The Company, the Guarantors and the Trustee may amend this Indenture, the Notes, the Note Guarantees or the Security Documents without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes). However, without the consent of each Holder affected, an amendment may not:

                           (i) reduce the amount of Notes whose Holders must consent to an amendment;

                           (ii) reduce the rate of or extend the time for payment of interest on any Note;

                           (iii) reduce the principal of or extend the Stated Maturity of any Note;

                           (iv)     reduce the premium payable upon the
                  redemption of any Note or change the time at which any Note may be redeemed in accordance with Article III;

                           (v) make any Note payable in money other than that stated in the Notes;

                           (vi) impair the right of any Holder to receive payment of principal of, premium, if any, and interest on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

                           (vii) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02; or

                           (viii) modify the Note Guarantees in any manner adverse to the Holders.

                  The consent of the Holders under this Section 9.02 shall not be necessary to approve the particular form of any proposed amendment. It shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

                  9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

                  9.04. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Notes that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Notes. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Notes if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate from the Company certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.

                  (a) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  9.05. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Notes to deliver it to the Trustee. The Trustee may place an appropriate notation on the Notes regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Notes shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

                  9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

                  9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE X

                             COLLATERAL AND SECURITY

                  10.01. Security Documents. The due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes and performance of all other Obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Security Documents which define the terms of the Liens that secure the Obligations and provide that the Liens granted thereunder secure the Obligations on a second-priority basis, ranking only after the first liens on the Collateral securing the First-Lien Credit Facilities. Each Holder, by its acceptance of a Note, consents and agrees to all of the terms of the Security Documents (including the provisions providing for the exercise of remedies and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms, and authorizes and directs the Trustee to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee (if it is not itself then the Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be required by the next sentence of this Section 10.01, to assure and confirm to the Trustee the Liens upon the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Obligations secured hereby, according to the intent and purposes herein expressed. The Company shall take, and shall cause their Restricted Subsidiaries to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Company and the Guarantors hereunder, after the Discharge of First Lien Obligations, a valid and enforceable perfected first-priority Lien on all the Collateral, in favor of the Collateral Agent for the ratable benefit of the Holders, and if the Discharge of First Lien Obligations has not occurred, a valid and enforceable perfected second-priority Lien on all the Collateral, in favor of the Collateral Agent for the ratable benefit of the Holders, ranking only after the first liens on the Collateral securing the First-Lien Credit Facilities. The Trustee and the Company hereby acknowledge and agree that the Collateral Agent holds the Collateral for the ratable benefit of the Holders and the Trustee pursuant to the terms of the Security Documents.

                  10.02. Recording and Opinions. (a) The Company will furnish to the Trustee on May 15 in each year beginning with May 15, 2004, an Opinion of Counsel, which may be rendered by internal counsel to the Company, dated as of such date, either:

                           (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain and perfect the Lien of the Security Documents and reciting with respect to the Liens on the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve, perfect and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders and the Trustee hereunder and the rights of the Holders, the Trustee and the Collateral Agent under the Security Documents with respect to the Liens on the Collateral; or

                           (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain and perfect such Lien and assignment.

                  (b) The Company will otherwise comply with the provisions of TIA Section 314(b).

                  10.03.   Release of Collateral. (a) Subject to subsections
(b), (c) and (d) of this Section 10.03, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or as provided hereby. Whether prior to or after the Discharge of First Lien Obligations, upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and without the consent of any Holder, the Company and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:

                           (i) if such asset is sold, transferred, leased or otherwise disposed of in a transaction that is permitted or not prohibited by (a) the "asset sale" covenant of the Credit Agreement and (b) Section 4.06;

                           (ii) to enable the Company or any Guarantor to consummate any sale, lease, conveyance or other disposition of any assets or rights permitted or not prohibited under Section 4.06;

                           (iii) in respect of assets to the extent they are subject to a Permitted Lien;

                           (iv) if all of the stock of any Subsidiary of the Company that is pledged to the Collateral Agent is released or if any Subsidiary that is a Note Guarantor is released from its Note Guarantee (in each case, in accordance with the terms of this Indenture and the Security Documents), such Subsidiary's assets will also be released; or

                           (v)      pursuant to an amendment, waiver or
                  supplement in accordance with Article IX hereof.

                  Upon receipt of such Officers' Certificate, the Trustee shall, if at such time it is the Collateral Agent, or otherwise shall direct the Collateral Agent, to execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture and the Security Documents.

                  (b) No Collateral may be released from the Lien and security interest created by the Security Documents pursuant to the provisions of the Security Documents unless the Officers' Certificate required by this
Section 10.03 has been delivered to the Collateral Agent.

                  (c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Security Documents will be effective as against the Holders.

                  (d) The release of any Collateral from the terms of this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents and this Indenture. To the extent applicable, the Company will cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Security Documents, and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Documents, to be complied with. Any certificate or opinion required by TIA
Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

                  10.04. Certificates and Opinions of Counsel. To the extent applicable, the Company will furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Security Documents:

                  (a)      all documents required by TIA Section 314(d); and

                  (b) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d).

The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

                  10.05. Certificates of the Trustee. In the event that the Company wishes to release Collateral in accordance with the Security Documents at a time when the Trustee is not itself also the Collateral Agent and have delivered the certificates and documents required by the Security Documents and Sections 10.03 and 10.04 hereof, the Trustee will determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.04(b), will deliver a certificate to the Collateral Agent setting forth such determination.

                  10.06. Authorization of Actions to Be Taken by the Trustee Under the Security Documents. Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders, take, on behalf of the Holders, or direct, on behalf of the Holders, the Collateral Agent to take, all actions it deems necessary or appropriate in order to:

                  (a)      enforce any of the terms of the Security Documents;
and

                  (b) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder. The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

                  10.07. Authorization of Receipt and Distribution of Funds by the Trustee Under the Security Documents. The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

                  10.08. Termination of Security Interest. The Trustee will, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens securing the Obligations pursuant to this Indenture and the Security Documents upon (1) payment in full of the principal of, premium, if any, accrued and unpaid interest on the Notes and all other Obligations under this

Indenture, the Note Guarantees and the Security Documents that are due and payable at or prior to the time such principal, premium, accrued and unpaid interest are paid, (2) a satisfaction and discharge of this Indenture as described in Article VIII or (3) a legal defeasance or covenant defeasance as described in Article VIII. Upon receipt of such instruction, the Trustee, if it is the Collateral Agent, shall, or, if it is not the Collateral Agent, shall request the Collateral Agent to, execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of all such Liens.

                  10.09. Trustee Serving as Collateral Agent; Amendments or Supplements to, or Replacements of, the Security Documents. (a) If the Trustee shall become the Collateral Agent, it shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents, neither the Trustee nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Trustee nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, negligence or bad faith.

                  (a) The Trustee, is authorized and directed to (i) if the Trustee shall become the Collateral Agent, enter into the Security Documents,
(ii) bind the Holders on the terms as set forth in the Security Documents and
(iii) perform and observe its obligations under the Security Documents.

                  (b) If at any time following the Discharge of First Lien Obligations the Company or any Guarantor incurs Indebtedness under any Credit Facility pursuant to Section 4.03(b)(i), the Company shall deliver to the Trustee an Officers' Certificate so stating and requesting the Trustee to enter into one or more amendments or supplements to, or replacements of, the Security Documents, as applicable, establishing and setting forth the respective rights of the lenders under such new Credit Agreement and the Holders in respect of their shared Lien on the Collateral. The Trustee shall (and is hereby authorized and directed to) enter into such amendments or supplements to, or replacements of, the Security Documents, bind the Holders on the terms set forth therein, and perform and observe its obligations thereunder.

                  10.10. Designations. For purposes of the provisions hereof requiring the Company to designate Indebtedness for the purposes of the term "First-Lien Credit Facilities" or any other such designations hereunder, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Company by an Officer and delivered to the Trustee and the Collateral Agent. For all purposes hereof, the Company hereby designates the Credit Facilities provided pursuant to the Credit Agreement and the Other First-Lien Debt as "First-Lien Credit Facilities".

                                   ARTICLE XI

                                 NOTE GUARANTEES

                  11.01. Note Guarantees. (a) Each Guarantor hereby jointly and severally irrevocably and unconditionally Guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, premium, if any, interest on or in respect of the Notes and all other monetary obligations of the Company under this Indenture and the Notes, whether for fees, expenses, indemnification or otherwise (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article XI notwithstanding any extension or renewal of any Guaranteed Obligation.

                  (b) Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof;
(iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other Guarantor; or (vi) any change in the ownership of such Guarantor, except as provided in Section 11.03.

                  (c) Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor's obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company's or such Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.

                  (d) Each Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

                  (e) Except as expressly set forth in Sections 8.01(b), 11.02, 11.03 and 11.07, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

                  (f) Each Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  (g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations and (ii) accrued and unpaid interest on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law).

                  (h) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in
Article VI for the purposes of any Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in
Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this
Section 11.01.

                  (i) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

                  (j) Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  11.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  11.03. Releases of Note Guarantees. A Note Guarantee may be released without any action required on the part of the Trustee or any Holder as provided hereby. Whether prior to or after the Discharge of First Lien Obligations, upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and without the consent of any Holder, a Note Guarantee may be released under any one of the following circumstances:

                  (a) if all of the capital stock of, or other equity interests in, or all or substantially all of the assets of such Guarantor is sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Company or any Domestic Subsidiaries or (ii) if such Guarantor ceases to be a Restricted Subsidiary, and the Company otherwise complies, to the extent applicable, with Sections 4.06 and 5.01; or

                  (b) if the Company designates such Guarantor as an Unrestricted Subsidiary.

                  Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such release was made by the Company in accordance with the provisions of this Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

                  Any Guarantor not released from its obligations under its Note Guarantee will remain liable for the full amount of principal of, premium, if any, and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article XI.

                  11.04. Successors and Assigns. This Article XI shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  11.05. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

                  11.06. Modification. No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  11.07. Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary which is required to become a Guarantor pursuant to
Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Guarantor under this Article XI and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Notes Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

                  11.08. Non-Impairment. The failure to endorse a Note Guarantee on any Note shall not affect or impair the validity thereof.

                                  ARTICLE XII

                                 MISCELLANEOUS

                  12.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, TIA Sections 310 to 318, inclusive, such imposed duties or incorporated provision shall control.

                  12.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                  if to the Company:

                  Reptron Electronics, Inc.
                  [address]
                  Attention: ____________

                  if to the Trustee:

                  ___________________, National Association
                  [address]
                  Attention: Corporate Trust Services

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  12.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture (other than a request to authenticate the Notes issued on the Closing Date in accordance with this Indenture), the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

                  (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (b) brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

                  12.06. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination. Notwithstanding the foregoing, Notes that are to be acquired by the Company, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

                  12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  12.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  12.09. GOVERNING LAW. THIS INDENTURE AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  12.10. No Recourse Against Others. A director, officer, employee, stockholder or member, as such, of the Company or any of the Guarantors, shall not have any liability for any obligations of the Company or any of the Guarantors under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

                  12.11. Successors. All agreements of each of the Company and each Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  12.13. Table of Contents; Headings. The table of contents, cross reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                              REPTRON ELECTRONICS, INC.

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              _______________________________,
                                              NATIONAL ASSOCIATION,
                                              as Trustee

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                                                       EXHIBIT A

                             [FORM OF FACE OF NOTE]

                            [Global Notes Legend](1)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.________ $__________

                          Senior Secured Note due 2008

                                                                CUSIP No. ______

         Reptron Electronics, Inc., a Florida corporation, promises to pay to [Cede & Co.], or registered assigns, the principal sum [of Dollars] [listed on the Schedule of Increases or Decreases in Global Note attached hereto](2) on __________, 2008.

         Interest Payment Dates: ____________ and ________________.

         Record Dates: ______________ and _______________.

         Additional provisions of this Note are set forth on the other side of this Note.

         IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                              REPTRON ELECTRONICS, INC.

                                              By: ______________________________
                                              Name:
                                              Title:

Dated:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

_____________________________,
NATIONAL ASSOCIATION,

         as Trustee, certifies
         that this is one of
         the Notes referred
         to in the Indenture.

         By: _____________________________
         Authorized Signatory

------------------
(1) If the Notes is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE".

(2) Use the Schedule of Increases and Decreases language if Note is in Global Form.

                         [FORM OF REVERSE SIDE OF NOTE]

                          SENIOR SECURED NOTE DUE 2008

         1.       INTEREST

         Reptron Electronics, Inc., a Florida corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum of 7.0% for the period beginning on the Closing Date (as such term is defined in the Indenture referred to below) through and including __________, 2005, and at the rate of 8.0% after _____________, 2005. The Company shall pay interest semiannually on ____________ and ____________ of each year, commencing on _____________, 2004. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from ______________, 2003, until the principal hereof is paid. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         2.       METHOD OF PAYMENT

         The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the __________ or ___________ next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest, in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

         3.       PAYING AGENT AND REGISTRAR

         Initially, ____________________, NATIONAL ASSOCIATION, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

         4.       INDENTURE

         The Company issued the Notes under an Indenture dated as of _____________, 2003 (the "Indenture"), among the Company, [list subsidiaries] (collectively, the "Guarantors") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Note are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms and provisions.

         The Note are senior secured obligations of the Company. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates and make asset dispositions. The Indenture also imposes limitations on the ability of the Company and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

         To guarantee the due and punctual payment of the principal, premium, if any, and interest, if any, on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior secured basis pursuant to the terms of the Indenture.

         The Note, the Note Guarantees and all other Obligations of the Company and the Guarantors are secured on a second-priority basis by the Liens created by the Security Documents pursuant to, and subject to the terms of, the Indenture.

         5.       OPTIONAL REDEMPTION

         The Notes shall be redeemable at the option of the Company, in whole or in part, on one or more occasions, on not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on ___________ of the years set forth below:

YEAR                           REDEMPTION PRICE
----                           ----------------
2003                                _____%
2004                                _____%
2005                                _____%
2006                                _____%

         6.       SINKING FUND

         The Note are not subject to any sinking fund.

         7.       NOTICE OF REDEMPTION

         Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

         8. REPURCHASE OF NOTES AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL OR ASSET DISPOSITIONS

         Upon a Change of Control, any Holder of Notes will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

         In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Notes upon the occurrence of certain events upon Asset Dispositions.

         9.       DENOMINATIONS; TRANSFER; EXCHANGE

         The Note are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Notes not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed or 15 days before an interest payment date.

         10.      PERSONS DEEMED OWNERS

         Except as provided in paragraph 2 hereof, the registered Holder of this Note may be treated as the owner of it for all purposes.

         11.      UNCLAIMED MONEY

         If money for the payment of principal, premium or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at their written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

         12.      DISCHARGE AND DEFEASANCE

         Subject to certain conditions, the Company at any time may terminate some of or all their obligations under the Notes and the Indenture if the Company deposit with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

         13.      AMENDMENT, SUPPLEMENT AND WAIVER

         Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Notes, the Note Guarantees or the Security Documents may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (b) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture, the Notes, the Note Guarantees or the Security Documents (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article V; (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code; (iv) to add additional Note Guarantees with respect to the Notes; (v) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; (vi) to comply with any requirement of the Commission in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; (vii) if necessary, in connection with any addition or release of Collateral permitted under the terms of the Indenture or the Security Documents; or (viii) prior to the Discharge of First Lien Obligations, to give effect to any amendment, waiver or consent in respect of any Security Document that does not materially affect the rights of the Holders.

         14.      DEFAULTS AND REMEDIES

         If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

         If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

         15.      TRUSTEE DEALINGS WITH THE COMPANY

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

         16.      NO RECOURSE AGAINST OTHERS

         A director, officer, employee, stockholder or member, as such, of the Company or any of the Guarantors, shall not have any liability for any obligations of the Company or any of the Guarantors under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

         17.      AUTHENTICATION

         This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

         18.      ABBREVIATIONS

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

         19.      GOVERNING LAW

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         20.      CUSIP NUMBERS

         The Company may have caused CUSIP numbers to be printed on the Notes and directed the Trustee to use such CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of any such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         THE COMPANY WILL FURNISH TO ANY HOLDER OF NOTES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS NOTE.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

____________________________________________________

Date: ________________ Your Signature: _____________________

____________________________________________________
Sign exactly as your name appears on the other side of this Note. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[ ]. The following increases or decreases in this Global Note have been made:

                            Amount of decrease in        Amount of increase in
                          Principal Amount of this     Principal Amount in this       Principal Global Note
Date of Exchange                 Global Note                  Global Note                   decrease
----------------          ------------------------     ------------------------       ---------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

         IF YOU WANT TO ELECT TO HAVE THIS NOTE PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 (ASSET DISPOSITION) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

                   ASSET DISPOSITION [ ] CHANGE OF CONTROL [ ]

         IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS NOTE PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE AMOUNT ($1,000 OR AN INTEGRAL MULTIPLE THEREOF):

$

DATE: __________________ YOUR SIGNATURE: __________________
(SIGN EXACTLY AS YOUR NAME APPEARS
ON THE OTHER SIDE OF THE NOTE)

SIGNATURE

GUARANTEE:_______________________________________________________
SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE.

                                                                       EXHIBIT B

                         FORM OF SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of [date], among [GUARANTOR] (the "New Guarantor"), a subsidiary of Reptron Electronics, Inc., a Florida corporation (the "Company"), [list subsidiaries] and ______________________, NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS the Company and [list subsidiaries] (collectively, the "Existing Guarantors") have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of ____________, 2003, providing for the issuance of Senior Secured Notes due 2008 (the "Notes");

         WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company's obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein; and

         WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

         1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Article XI of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

         2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

         3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                              [NEW GUARANTOR],

                                              By: ______________________________
                                              Name:
                                              Title:

                                              [list subsidiaries],

                                              By: ______________________________
                                              Name:
                                              Title:

                                              ____________________________,
                                              NATIONAL ASSOCIATION, as Trustee,

                                              By: ______________________________
                                              Name:
                                              Title:

                             INTERCREDITOR AGREEMENT

         INTERCREDITOR AGREEMENT, dated as of ____________, 2003, among ______________________ ________________, as Agent, ____________________,
NATIONAL ASSOCIATION, as Trustee, and REPTRON ELECTRONICS, INC.

                              W I T N E S S E T H :

         WHEREAS, the Borrower (such term and each other capitalized term used herein having the meanings set forth in Section 1 below), certain lenders, and ______________________________, as agent for such lenders, are parties to the Loan and Security Agreement dated as of ________________ (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement");

         WHEREAS, the Obligations of the Borrower under the Loan Agreement are secured (together with certain other obligations) by substantially all of the assets of the Borrower;

         WHEREAS, the Borrower and the Trustee have entered into the Indenture dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Borrower intends to issue the Notes;

         WHEREAS, the Borrower and certain lenders under the Loan Agreement have entered into an Amendment dated as of the date hereof (the "Amendment"), to the Loan Agreement that, among other things, permits, subject to certain terms and conditions, (a) the issuance of the Notes by the Borrower and (b) a second priority Lien on the Common Collateral to secure the Noteholder Claims; and

         WHEREAS, it is a condition precedent to the effectiveness of the Amendment that the parties hereto enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1. (a) Definitions. As used in this Agreement, the following terms have the meanings specified below:

         "Agreement" means this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "Amendment" has the meaning set forth in the recitals hereto.

         "Bank Indebtedness" means any and all amounts payable under or in respect of the Loan Agreement and any Refinancing Indebtedness (as defined in the Indenture) with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrower whether or not a claim for post-filing interest is allowed in such proceedings), fees,

                                   EXHIBIT G
charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof. It is understood and agreed that Refinancing Indebtedness (as defined in the Indenture) in respect of the Loan Agreement may be Incurred (as defined in the Indenture) from time to time after termination of the Loan Agreement.

         "Bankruptcy Law" means Title 11 of the United States Code and any similar Federal, state or foreign law for the relief of debtors.

         "Business Day" means any day other than a Saturday, a Sunday or a day that is a legal holiday under the laws of the State of New York or on which banking institutions in the State of New York are required or authorized by law or other governmental action to close.

         "Common Collateral" means all of the assets of any Grantor, whether real, personal or mixed, constituting both Senior Lender Collateral and Noteholder Collateral.

         "Comparable Noteholder Collateral Document" means, in relation to any Common Collateral subject to any Lien created under any Senior Collateral Document, that Noteholder Collateral Document which creates a Lien on the same Common Collateral, granted by the same Grantor.

         "Credit Agent" means ___________________________________ in its capacity as agent under the Loan Agreement and the Security Documents (as defined therein) and also includes its successors hereunder as collateral agent for the Senior Lenders (or if there is more than one agent, a majority of them) under the Senior Lender Documents exercising substantially the same rights and powers, or if there is no acting Credit Agent under the Senior Loan Agreement, the Required Lenders.

         "Credit Facilities" means one or more debt facilities (including the Loan Agreement) or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, or any debt securities or other form of debt financing (including convertible or exchangeable debt instruments), in each case, as amended, supplemented, modified, extended, renewed, restated or refunded in whole or in part from time to time.

         "Discharge of Senior Lender Claims" means, except to the extent otherwise provided in Section 5.6, payment in full in cash of (a) the principal of and interest and premium, if any, on all Indebtedness outstanding under the First-Lien Credit Facilities or, with respect to letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with such First-Lien Credit Facilities, as applicable, in each case after or concurrently with termination of all commitments to extend credit thereunder and (b) any other Senior Lender Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid.

         "Existing Loan Agreement" has the meaning set forth in the recitals hereto.

         "First-Lien Credit Facilities" means (a) the Credit Facilities provided pursuant to the Loan Agreement and (b) any other Credit Facility, that, in the case of both clauses (a) and (b), is secured by a Permitted Lien (as defined in the Indenture) described in clause
(a) or (b) of the definition thereof and (except for the Credit Facilities provided pursuant to the Existing Loan Agreement) is designated by the Borrower as a "First-Lien Credit Facility" for purposes of the Indenture.

         "Future First-Lien Credit Facility" means any First-Lien Credit Facility (other than the Existing Loan Agreement) that is designated by the Borrower as a "First-Lien Credit Facility" for purposes of the Indenture after the date hereof.

         "Grantors" means each of the Borrower and the Subsidiaries that has executed and delivered a Noteholder Collateral Document or a Senior Collateral Document.

         "Indebtedness" means and includes all Obligations that constitute "Indebtedness" within the meaning of the Indenture or the Senior Loan Agreement.

         "Indenture" has the meaning set forth in the recitals hereto.

         "Insolvency or Liquidation Proceeding" means (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan Agreement" means the Existing Loan Agreement and all other Loan Documents (as defined therein) and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof (except to the extent that any such amendment, supplement, modification, extension, renewal, restatement or refunding would be prohibited by the terms of the Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Notes at the time outstanding) and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

         "Noteholder Claims" means all Obligations in respect of the Notes or arising under the Noteholder Documents or any of them.

         "Noteholder Collateral" means all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Noteholder Claim.

         "Noteholder Collateral Documents" means the Noteholder Security Agreement and any other document or instrument pursuant to which a Lien is granted by any Grantor to secure any Noteholder Claims or under which rights or remedies with respect to any such Lien are governed.

         "Noteholder Documents" means (a) the Indenture, the Notes, the Noteholder Collateral Documents and any document or instrument evidencing or governing any Other Second-Lien Obligations (as defined in the Indenture) and any (b) other related document or instrument executed and delivered pursuant to any Noteholder Document described in clause (a) above evidencing or governing any Obligations thereunder.

         "Noteholder Security Agreement" means the Security Agreement, dated as of the date hereof, among the Borrower, the other Grantors and the Trustee.

         "Noteholders" means the Persons holding Noteholder Claims.

         "Notes" means (a) the Senior Secured Notes due 2008 to be issued by the Borrower, and (b) any additional notes issued under the Indenture by the Borrower, to the extent permitted by the Indenture and the Senior Loan Agreement.

         "Obligations" means any and all obligations with respect to the payment of (a) any principal of or interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit, (b) any fees, indemnification obligations, expense reimbursement obligations or other liabilities payable under the documentation governing any Indebtedness, or (c) any obligation to post cash collateral in respect of letters of credit and any other obligations.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, entity or other party, including any government and any political subdivision, agency or instrumentality thereof.

         "Pledged Collateral" means any Common Collateral in the possession of the Credit Agent (or its agents or bailees), to the extent that possession thereof is necessary to perfect a Lien thereon under the Uniform Commercial Code.

         "Recovery" has the meaning set forth in Section 6.5 hereof.

         "Required Lenders" means, with respect to any amendment or modification of the Senior Loan Agreement, or any termination or waiver of any provision of the Senior Loan Agreement, or any consent or departure by the Borrower or any of the Subsidiaries therefrom, those Senior Lenders the approval of which is required to approve such amendment or modification, termination or waiver or consent or departure.

         "Senior Collateral Documents" means the Security Documents (as defined in the Existing Loan Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Senior Lender Claims or under which rights or remedies with respect to such Liens are governed.

         "Senior Loan Agreement" means the Existing Loan Agreement; provided that if at any time a Discharge of Senior Lender Claims occurs with respect to the Existing Loan Agreement (without giving effect to Section 5.6), then, to the extent provided in Section 5.6, the term "Senior Loan Agreement" means the Future First-Lien Credit Facility designated by the Borrower as the "Senior Loan Agreement" in accordance with such Section.

         "Senior Lender Claims" means (a) all Bank Indebtedness and all other Indebtedness outstanding under one or more of the Senior Lender Documents, including any Future First-Lien Credit Facilities, the Indebtedness under each of which (i) constitutes Permitted Debt (as defined in the Indenture) or is otherwise permitted by the Indenture, (ii) is designated by the Borrower as "Loan Agreement Obligations" for purposes of the Indenture and (iii) is secured by a Permitted Lien (as defined in the Indenture) described in clause (a) of the definition thereof, and (b) all other Obligations (not constituting Indebtedness) of the Borrower or any Grantor under the Senior Lender Documents or any such other Future First-Lien Credit Facility. To the extent any payment with respect to the Senior Lender Claims (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

         "Senior Lender Collateral" means all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Senior Lender Claim.

         "Senior Lender Documents" means the Senior Loan Agreement, the Senior Collateral Documents, and each of the other agreements, documents and instruments providing for or evidencing any other Obligation under the Loan Agreement or any Future First-Lien Credit Facility, and any other related document or instrument executed or delivered pursuant to any Senior Lender Document at any time or otherwise evidencing any Senior Lender Claims.

         "Senior Lenders" means the Persons holding Senior Lender Claims, including the Credit Agent.

         "Subsidiary" means any "Subsidiary" of the Borrower, as defined in the Indenture or the Senior Loan Agreement.

         "Trustee" means __________________________, National Association, in its capacity as trustee under the Indenture and collateral agent under the Noteholder Collateral Documents, and also includes its successors hereunder as collateral agent for the Noteholders under the Noteholder Collateral Documents.

         "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

         (b) Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 2. LIEN PRIORITIES.

         2.1 Subordination. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to the Trustee or the Noteholders on the Common Collateral or of any Liens granted to the Credit Agent or the Senior Lenders on the Common Collateral and notwithstanding any provision of the UCC, or any applicable law or the Noteholder Documents or the Senior Lender Documents or any other circumstance whatsoever, the Trustee, on behalf of itself and the Noteholders, hereby agrees that: (a) any Lien on the Common Collateral securing any Senior Lender Claims now or hereafter held by or on behalf of the Credit Agent or any Senior Lenders or any agent or trustee therefor shall be senior in all respects and prior to any Lien on the Common Collateral securing any of the Noteholder Claims; and (b) any Lien on the Common Collateral now or hereafter held by or on behalf of the Trustee or any Noteholders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Lender Claims. All Liens on the Common Collateral securing any Senior Lender Claims shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Noteholder Claims for all purposes, whether or not such Liens securing any Senior Lender Claims are subordinated to any Lien securing any other obligation of the Borrower, any other Grantor or any other Person.

         2.2 No New Liens. So long as the Discharge of Senior Lender Claims has not occurred, (a) the parties hereto agree that, after the date hereof, if the Trustee shall hold any Lien on any assets of the Borrower or any other Grantor securing any Noteholder Claims that are not also subject to the first-priority Lien of the Credit Agent under the Senior Lender Documents, the Trustee, upon demand by the Credit Agent or the Borrower, will either release such Lien or assign it to the Credit Agent as security for the Senior Lender Claims, and (b) each of the Borrower agrees that it will not, and will not permit any Subsidiary to, grant or permit to exist any Lien on any assets of the Borrower or any of its Subsidiaries to secure any Noteholder Claim unless a perfected prior Lien on the same assets has been granted to secure the Senior Lender Claims.

         SECTION 3. ENFORCEMENT.

         3.1      Exercise of Remedies.

         (a) So long as the Discharge of Senior Lender Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, (i) the Trustee and the Noteholders will not exercise or seek to exercise any rights or remedies (including set-off) with respect to any Common Collateral, institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), contest, protest or object to any foreclosure proceeding or action brought by the Credit Agent or any Senior Lender, the exercise of any right under any lockbox agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which the Trustee or any Noteholder is a party, or any other exercise by any such party, of any rights and remedies relating to the Common Collateral under the Senior Lender Documents or otherwise, or object to the forbearance by the Senior Lenders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral and (ii) the Credit Agent and the Senior Lenders shall have the exclusive right to enforce rights, exercise remedies (including set-off) and make determinations regarding the release, disposition, or restrictions with respect to the Common Collateral without any consultation with or the consent of the Trustee or any Noteholder; provided, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any Grantor, the Trustee may file a claim or statement of interest with respect to the Noteholder Claims, and (B) the Trustee may take any action (not adverse to the prior Liens on the Common Collateral securing the Senior Lender Claims, or the rights of the Credit Agent or the Senior Lenders to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Common Collateral. In exercising rights and remedies with respect to the Common Collateral, the Credit Agent and the Senior Lenders may enforce the provisions of the Senior Lender Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

         (b) The Trustee, on behalf of itself and the Noteholders, agrees that it will not take or receive any Common Collateral or any proceeds of Common Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any Common Collateral, unless and until the Discharge of Senior Lender Claims has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Lender Claims has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1(a) above, the sole right of the Trustee and the Noteholders with respect to the Common Collateral is to hold a Lien on the Common Collateral pursuant to the Noteholder Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the Senior Lender Claims has occurred.

         (c)      Subject to the proviso in clause (ii) of Section 3.1(a) above,
(i) the Trustee, for itself or on behalf of the Noteholders, agrees that the Trustee and the Noteholders will not take any action that would hinder any exercise of remedies undertaken by the Credit Agent under the Senior Loan Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure or otherwise, and (ii) the Trustee, for itself and on behalf of the Noteholders, hereby waives any and all rights it or the Noteholders may have as a junior lien creditor or otherwise to object to the manner in which the Credit Agent or the Senior Lenders seek to enforce or collect the Senior Lender Claims or the Liens granted in any of the Senior Lender Collateral, regardless of whether any action or failure to act by or on behalf of the Credit Agent or Senior Lenders is adverse to the interest of the Noteholders.

         (d) The Trustee hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Noteholder Document shall be deemed to restrict in any way the rights and remedies of the Credit Agent or the Senior Lenders with respect to the Common Collateral as set forth in this Agreement and the Senior Lender Documents.

         3.2 Cooperation. Subject to the proviso in clause (ii) of Section 3.1(a) above, the Trustee, on behalf of itself and the Noteholders, agrees that, unless and until the Discharge of Senior Lender Claims has occurred, it will not commence, or join with any Person (other than the Senior Lenders and the Credit Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it under any of the Noteholder Documents or otherwise.

         SECTION 4. PAYMENTS.

         4.1 Application of Proceeds. As long as the Discharge of Senior Lender Claims has not occurred, the Common Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral upon the exercise of remedies, shall be applied by the Credit Agent to the Senior Lender Claims in such order as specified in the relevant Senior Lender Documents until the Discharge of Senior Lender Claims has occurred. Upon the Discharge of the Senior Lender Claims, the Credit Agent shall deliver to the Trustee any proceeds of Common Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Trustee to the Noteholder Claims in such order as specified in the relevant Noteholder Documents.

         4.2 Payments Over. Any Common Collateral or proceeds thereof received by the Trustee or any Noteholder in connection with the exercise of any right or remedy (including set-off) relating to the Common Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Credit Agent for the benefit of the Senior Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Credit Agent is hereby authorized to make any such endorsements as agent for the Trustee or any such Noteholder. This authorization is coupled with an interest and is irrevocable.

         SECTION 5. OTHER AGREEMENTS.

         5.1      Releases.

         (a)      If in connection with:

                  (i) the exercise of the Credit Agent's remedies in respect of the Common Collateral provided for in Section 3.1, including any sale, lease, exchange, transfer or other disposition of any such Common Collateral;

                  (ii) any sale, lease, exchange, transfer or other disposition of any Common Collateral permitted under the terms of the Senior Loan Agreement (whether or not an event of default thereunder, and as defined therein, has occurred and is continuing) and permitted or not prohibited under Section 4.06 of the Indenture (Asset Sales); or

                  (iii) any agreement between the Credit Agent and the Borrower or any other Grantor to release the Credit Agent's Lien on any portion of the Common Collateral or to release any Grantor from its obligations under its guaranty of the Senior Lender Claims, provided that after giving effect to the release, Obligations secured by the first priority Liens on the remaining Common Collateral remain outstanding;

the Credit Agent, for itself or on behalf of any of the Senior Lenders, releases any of its Liens on any part of the Common Collateral (or any Grantor from its obligations under its guaranty of the Senior Lender Claims), the Liens, if any, of the Trustee, for itself or for the benefit of the Noteholders, on such Common Collateral (and the obligations of such Grantor under its guaranty of the Noteholder Claims) shall be automatically, unconditionally and simultaneously released and the Trustee, for itself or on behalf of any such Noteholder, promptly shall execute and deliver to the Credit Agent or such Grantor such termination statements, releases and other documents as the Credit Agent or such Grantor may request to effectively confirm such release.

         (b) The Trustee, for itself and on behalf of the Noteholders, hereby irrevocably constitutes and appoints the Credit Agent and any officer or agent of the Credit Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Trustee or such holder or in the Credit Agent's own name, from time to time in the Credit Agent's discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.

         5.2 Insurance. Unless and until the Discharge of Senior Lender Claims has occurred, the Credit Agent and the Senior Lenders shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Lender Documents, to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. Unless and until the Discharge of Senior Lender Claims has occurred, all proceeds of any such policy and any such award if in respect to the Common Collateral shall be paid to the Credit Agent for the benefit of the Senior Lenders to the extent required under the Senior Lender

Documents and thereafter to the Trustee for the benefit of the Noteholders to the extent required under the applicable Noteholder Documents and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct. If the Trustee or any Noteholder shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Credit Agent in accordance with the terms of Section 4.2.

         5.3      Amendments to Noteholder Collateral Documents.

         (a) Without the prior written consent of the Credit Agent and the Required Lenders, no Noteholder Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Noteholder Collateral Document, would be prohibited by or inconsistent with any of the terms of the Senior Lender Documents. The Trustee agrees that each Noteholder Collateral Document shall include the following language (or language to similar effect approved by the Credit Agent):

         "Notwithstanding anything herein to the contrary, the lien and security interest granted to the Trustee pursuant to this Agreement and the exercise of any right or remedy by the Trustee hereunder are subject to the provisions of the Intercreditor Agreement, dated as of ____________, 2003 (as amended, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), among Reptron Electronics, Inc., ______________________________, as agent, and
         _______________, National Association, as Trustee. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern."

In addition, the Trustee agrees that each Noteholder Mortgage covering any Common Collateral shall contain such other language as the Credit Agent may reasonably request to reflect the subordination of such Noteholder Mortgage to the Senior Collateral Document covering such Common Collateral.

         (b) In the event the Credit Agent or the Senior Lenders enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Credit Agent, the Senior Lenders, the Borrower or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Indenture and the Comparable Noteholder Collateral Document without the consent of the Trustee or the Noteholders and without any action by the Trustee, the Borrower or any other Grantor, provided, that (A) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of the Noteholder Collateral Documents, except to the extent that a release of such Lien is permitted by Section 5.1 and (B) notice of such amendment, waiver or consent shall have been given to the Trustee.

         5.4 Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Trustee and the Noteholders may exercise rights and remedies as an unsecured creditor against the Borrower or any Subsidiary that has guaranteed the Noteholder Claims in accordance with the terms of the Noteholder Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by the Trustee or any Noteholders of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by the Trustee or any Noteholder of rights or remedies as a secured creditor or enforcement in contravention of this Agreement of any Lien held by any of them. In the event the Trustee or any Noteholder becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing Senior Lender Claims on the same basis as the other Liens securing the Noteholder Claims are so subordinated to such Senior Lender Claims under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Credit Agent or the Senior Lenders may have with respect to the Senior Lender Collateral.

         5.5      Bailee for Perfection.

         (a) The Credit Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as bailee for the Trustee and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Noteholder Pledge Agreement, subject to the terms and conditions of this Section 5.5.

         (b) Until the Discharge of Senior Lender Claims has occurred, the Credit Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Senior Lender Documents. The rights of the Trustee shall at all times be subject to the terms of this Agreement and to the Credit Agent's rights under the Senior Lender Documents.

         (c) The Credit Agent shall have no obligation whatsoever to the Trustee or any Noteholder to assure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the Credit Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee for the Trustee for purposes of perfecting the Lien held by the Trustee.

         (d) The Credit Agent shall not have by reason of the Noteholder Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of the Trustee or any Noteholder.

         (e) Upon the Discharge of Senior Lender Claims, the Credit Agent shall deliver to the Trustee the remaining Pledged Collateral (if any) together with any necessary endorsements (or otherwise allow the Trustee to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct.

         5.6 When Discharge of Senior Lender Claims Deemed to Not Have Occurred. If at any time after the Discharge of Senior Lender Claims has occurred the Borrower designates any Future First-Lien Credit Facility to be the "Senior Loan Agreement" hereunder, then such Discharge of Senior Lender Claims shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Lender Claims), and such Future First-Lien Credit Facility shall automatically be treated as the Senior Loan Agreement for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein. Upon receipt of notice of such designation (including the identity of the new Credit Agent), the Trustee shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such new Credit Agent shall reasonably request in order to provide to the new Credit Agent the rights of the Credit Agent contemplated hereby and
(ii) deliver to the Credit Agent the Pledged Collateral together with any necessary endorsements (or otherwise allow such Credit Agent to obtain control of such Pledged Collateral).

         SECTION 6. INSOLVENCY OR LIQUIDATION PROCEEDINGS.

         6.1 Financing Issues. If the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Credit Agent shall desire to permit the use of cash collateral or to permit the Borrower or any other Grantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law ("DIP Financing"), then the Trustee, on behalf of itself and the Noteholders, agrees that it will raise no objection to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.3) and, to the extent the Liens securing the Senior Lender Claims are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Common Collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Noteholder Claims are so subordinated to Senior Lender Claims under this Agreement.

         6.2 Relief from the Automatic Stay. Until the Discharge of Senior Lender Claims has occurred, the Trustee, on behalf of itself and the Noteholders, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral, without the prior written consent of the Credit Agent and the Required Lenders.

         6.3 Adequate Protection. The Trustee, on behalf of itself and the Noteholders, agrees that none of them shall contest (or support any other Person contesting) (a) any request by the Credit Agent or the Senior Lenders for adequate protection or (b) any objection by the Credit Agent or the Senior Lenders to any motion, relief, action or proceeding based on the Credit Agent or the Senior Lenders claiming a lack of adequate protection. Notwithstanding the foregoing contained in this Section 6.3, in any Insolvency or Liquidation Proceeding, (i) if the Senior Lenders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law, then the Trustee, on behalf of itself or any of the Noteholders, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the Senior Lender Claims and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Noteholder Claims are so subordinated to the Senior Lender Claims under this Agreement, and (ii) in the event the Trustee, on behalf of itself and the Noteholders, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the Trustee, on behalf of itself or any of the Noteholders, agrees that the Credit Agent shall also be granted a senior Lien on such additional collateral as security for the Senior Lender Claims and any such DIP Financing and that any Lien on such additional collateral securing the Noteholder Claims shall be subordinated to the Liens on such collateral securing the Senior Lender Claims and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Senior Lenders as adequate protection on the same basis as the other Liens securing the Noteholder Claims are so subordinated to such Senior Lender Claims under this Agreement.

         6.4 No Waiver. Nothing contained herein shall prohibit or in any way limit the Credit Agent or any Senior Lender from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Trustee or any of the Noteholders, including the seeking by the Trustee or any Noteholder of adequate protection or the asserting by the Trustee or any Noteholder of any of its rights and remedies under the Noteholder Documents or otherwise.

         6.5 Preference Issues. If any Senior Lender is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower or any other Grantor any amount (a "Recovery"), then the Senior Lender Claims shall be reinstated to the extent of such Recovery and the Senior Lenders shall be entitled to a Discharge of Senior Lender Claims with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

         SECTION 7. RELIANCE; WAIVERS; ETC.

         7.1 Reliance. The consent by the Senior Lenders to the execution and delivery of the Noteholder Documents and the grant to the Trustee on behalf of the Noteholders of a Lien on the Common Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Lenders to the Borrower or any Grantor shall be deemed to have been given and made in reliance upon this Agreement. The Trustee, on behalf of itself and the Noteholders, acknowledges that it and the Noteholders have, independently and without reliance on the Credit Agent or any Senior Lender, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Indenture, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the Indenture or this Agreement.

         7.2 No Warranties or Liability. The Trustee, on behalf of itself and Noteholders, acknowledges and agrees that each of the Credit Agent and the Senior Lenders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Lender Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The Senior Lenders will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Lender Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Lenders may manage their loans and extensions of credit without regard to any rights or interests that the Trustee or any of the Noteholders have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Credit Agent nor any Senior Lender shall have any duty to the Trustee or any of the Noteholders to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrower or any Subsidiary thereof (including the Noteholder Documents), regardless of any knowledge thereof which they may have or be charged with.

         7.3      No Waiver of Lien Priorities.

         (a) No right of the Senior Lenders, the Credit Agent or any of them to enforce any provision of this Agreement or any Senior Lender Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any other Grantor or by any act or failure to act by any Senior Lender or the Credit Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Senior Lender Documents or any of the Noteholder Documents, regardless of any knowledge thereof which the Credit Agent or the Senior Lenders, or any of them, may have or be otherwise charged with;

         (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Borrower and the other Grantors under the Senior Lender Documents), the Senior Lenders, the Credit Agent and any of them, may, at any time and from time to time, without the consent of, or notice to, the Trustee or any Noteholder, without incurring any liabilities to the Trustee or any Noteholder and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Trustee or any Noteholder is affected, impaired or extinguished thereby) do any one or more of the following:

                  (i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Senior Lender Claims or any Lien on any Senior Lender Collateral or guaranty thereof or any liability of the Borrower or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Senior Lender Claims, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Credit Agent or any of the Senior Lenders, the Senior Lender Claims or any of the Senior Lender Documents;

                  (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Senior Lender Collateral or any liability of the Borrower or any other Grantor to the Senior Lenders or the Credit Agent, or any liability incurred directly or indirectly in respect thereof;

                  (iii) settle or compromise any Senior Lender Claim or any other liability of the Borrower or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Senior Lender Claims) in any manner or order; and

                  (iv) exercise or delay in or refrain from exercising any right or remedy against the Borrower or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Borrower, any other Grantor or any Senior Lender Collateral and any security and any guarantor or any liability of the Borrower or any other Grantor to the Senior Lenders or any liability incurred directly or indirectly in respect thereof.

         (c) The Trustee, on behalf of itself and the Noteholders, also agrees that the Senior Lenders and the Credit Agent shall have no liability to the Trustee or any Noteholder, and the Trustee, on behalf of itself and the Noteholders, hereby waives any claim against any Senior Lender or the Credit Agent, arising out of any and all actions which the Senior Lenders or the Credit Agent may take or permit or omit to take with respect to: (i) the Senior Lender Documents, (ii) the collection of the Senior Lender Claims or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any Senior Lender Collateral. The Trustee, on behalf of itself and the Noteholders, agrees that the Senior Lenders and the Credit Agent have no duty to them in respect of the maintenance or preservation of the Senior Lender Collateral, the Senior Lender Claims or otherwise; and

         (d) The Trustee, on behalf of itself and the Noteholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a junior secured creditor may have under applicable law.

         7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the Credit Agent and the Senior Lenders and the Trustee and the Noteholders, respectively, hereunder shall remain in full force and effect irrespective of:

         (a) any lack of validity or enforceability of any Senior Lender Documents or any Noteholder Documents;

         (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Lender Claims or Noteholder Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Senior Loan Agreement or any other Senior Lender Document or of the terms of the Indenture or any other Noteholder Document;

         (c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Lender Claims or Noteholder Claims or any guarantee thereof;

         (d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or

         (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Grantor in respect of the Senior Lender Claims, or of the Trustee or any Noteholder in respect of this Agreement.

         SECTION 8. MISCELLANEOUS.

         8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Senior Lender Documents or the Noteholder Documents, the provisions of this Agreement shall govern.

         8.2 Continuing Nature of this Agreement; Severability. This Agreement shall continue to be effective until the Discharge of Senior Lender Claims shall have occurred. This is a continuing agreement of lien subordination and the Senior Lenders may continue, at any time and without notice to the Trustee or any Noteholder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any Grantor constituting Senior Lender Claims on reliance hereof. The Trustee, on behalf of itself and the Noteholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Trustee or the Credit Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Borrower and other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are directly affected.

         8.4 Information Concerning Financial Condition of the Borrower and the Subsidiaries. The Credit Agent and the Senior Lenders, on the one hand, and the Trustee and the Noteholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrower and the Subsidiaries and all endorsers and/or guarantors of the Noteholder Claims or the Senior Lender Claims and (b) all other circumstances bearing upon the risk of nonpayment of the Noteholder Claims or the Senior Lender Claims. The Credit Agent and the Senior Lenders shall have no duty to advise the Trustee or any Noteholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Credit Agent or any of the Senior Lenders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Trustee or any Noteholder, it or they shall be under no obligation (w) to make, and the Credit Agent and the Senior Lenders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

         8.5 Subrogation. The Trustee, on behalf of itself and the Noteholders, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Lender Claims has occurred.

         8.6 Application of Payments. All payments received by the Senior Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Lender Claims as the Senior Lenders, in their sole discretion, deem appropriate. The Trustee, on behalf of itself and the Noteholders, assents to any extension or postponement of the time of payment of the Senior Lender Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the Senior Lender Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

         8.7 CONSENT TO JURISDICTION; WAIVERS. THE PARTIES HERETO CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN NEW YORK, NEW YORK, AND CONSENT THAT ALL SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO SUCH PARTY AS PROVIDED IN SECTION 8.8 BELOW FOR SUCH PARTY. SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED THREE DAYS AFTER THE SAME SHALL BE POSTED AS AFORESAID. THE PARTIES HERETO WAIVE ANY OBJECTION TO ANY ACTION INSTITUTED HEREUNDER BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO THE VENUE OF ANY ACTION INSTITUTED HEREUNDER. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

         8.8 Notices. All notices to the Noteholders and the Senior Lenders permitted or required under this Agreement may be sent to the Trustee and the Credit Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party's name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

         8.9 Further Assurances. The Trustee, on behalf of itself and the Noteholders, agrees that each of them shall take such further action and shall execute and deliver to the Credit Agent and the Senior Lenders such additional documents and instruments (in recordable form, if requested) as the Credit Agent or the Senior Lenders may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

         8.10 GOVERNING LAW. THIS AGREEMENT HAS BEEN DELIVERED AND ACCEPTED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT NEW YORK, NEW YORK AND SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES BOUND HEREBY DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the Credit Agent, the Senior Lenders, the Trustee, the Noteholders, the Borrower and their respective permitted successors and assigns.

         8.12 Specific Performance. The Credit Agent may demand specific performance of this Agreement. The Trustee, on behalf of itself and the Noteholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Credit Agent.

         8.13 Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

         8.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document.

         8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

         8.16 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the holders of Senior Lender Claims and Noteholder Claims. No other Person shall have or be entitled to assert rights or benefits hereunder.

         8.17 Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Borrower or any other Grantor shall include the Borrower or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

         8.18 Credit Agent and Trustee. It is understood and agreed that (a) ___________ ___________________ is entering into this Agreement in its capacity as agent and the provisions of Article XII of the Existing Loan Agreement applicable to _________________________________ as agent thereunder shall also apply to ___________________________ as agent hereunder, and (b) ______________,
National Association is entering in this Agreement in its capacity as Trustee and the provisions of Article 7 of the Indenture applicable to the Trustee thereunder shall also apply to the Trustee hereunder.

         8.19 Designations. For purposes of the provisions hereof and the Indenture requiring the Borrower to designate Indebtedness for the purposes of the term "First-Lien Credit Facilities" or any other designations for any other purposes hereunder or under the Indenture, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Borrower by an officer thereof and delivered to the Trustee and the Credit Agent. For all purposes hereof and the Indenture, the Borrower hereby designates the Credit Facilities provided pursuant to the Existing Loan Agreement as a First-Lien Credit Facility.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                   Credit Agent:

                                   _____________________________________________

                                   By: _________________________________________
                                   Name:
                                   Title:

                                   Address:

                                   [insert address]
                                   Attention:
                                   Telecopy No.:

                                   Trustee:

                                   ______________________, NATIONAL ASSOCIATION,
                                   as Trustee,

                                   By: _________________________________________
                                   Name:
                                   Title:

                                   Address:

                                   [insert address]
                                   Attention:
                                   Telecopy No.:

                                   REPTRON ELECTRONICS, INC.

                                   By: _________________________________________
                                   Name:
                                   Title:

                                   Address:

                                   [insert address]
                                   Attention:
                                   Telecopy No.:

                               SECURITY AGREEMENT

         SECURITY AGREEMENT dated as of ____________, 2003, among REPTRON ELECTRONICS, INC., a Florida corporation (the "Issuer"), each subsidiary of the Issuer listed on Schedule I hereto (each such subsidiary individually a "Subsidiary" or a "Guarantor" and, collectively, the "Subsidiaries" or the "Guarantors"; the Guarantors and the Issuer are referred to collectively herein as the "Grantors") and ______________________, NATIONAL ASSOCIATION, a national banking association ("Trustee"), as trustee under the Indenture referred to below and as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined herein).

                              W I T N E S S E T H:

         WHEREAS, pursuant to the terms, conditions and provisions of the Indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), among the Issuer, the Guarantors and the Trustee, as trustee, the Issuer is issuing $____,000,000 aggregate principal amount of Senior Secured Notes due 2008 (collectively, the "Notes") which will be guaranteed on a senior secured basis by each of the Guarantors;

         WHEREAS, pursuant to the Loan and Security Agreement dated as of October 10, 2002 (as amended, supplemented or otherwise modified from time to time, the "Existing Loan Agreement"), among the Issuer, certain lenders, and _________________________, as agent for such lenders (the "Credit Agent"), the Issuer has granted to the Credit Agent a first-priority lien and security interest in the Collateral (as defined below);

         WHEREAS, the Issuer, the Collateral Agent and the Credit Agent have entered into an Intercreditor Agreement, dated as of the date hereof (the "Intercreditor Agreement"), pursuant to which the lien and security interest in the Collateral granted by this Agreement are and shall be subordinated in all respects to the lien and security interest in the Collateral granted pursuant to, and all terms and conditions of, the Senior Lender Documents (as defined below);

         WHEREAS, each Grantor is executing and delivering this Agreement pursuant to the terms of the Indenture to induce the Trustee to enter into the Indenture; and

         WHEREAS, each Grantor has duly authorized the execution, delivery and performance of this Agreement.

         NOW, THEREFORE, for and in consideration of the premises, and of the mutual covenants herein contained, and in order to induce the Trustee to enter into the Indenture, each Grantor and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

                                    EXHIBIT H

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01 Definition of Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

         Section 1.02 Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

         "Account Debtor" shall mean any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

         "Accounts" shall mean all present and future rights of any Grantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

         "Affiliate" shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (i) any Person which beneficially owns or holds fifteen (15%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person, (a) any Person of which such Person beneficially owns or holds fifteen (15%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds fifteen (15%) percent or more of the equity interests and (b) any director or executive officer of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

         "Collateral" shall mean all personal and real property and fixtures, and interests in property and fixtures, of each Grantor, whether now owned or hereafter acquired or existing, and wherever located, including the following:

                  (a) all Accounts;

                  (b) all General Intangibles, including, without limitation, all Intellectual Property;

                  (c) all goods, including, without limitation, Inventory and Equipment;

                  (d) all Real Property and fixtures;

                  (e) all chattel paper, including, without limitation, all tangible and electronic chattel paper;

                  (f) all instruments, including, without limitation, all promissory notes;

                  (g) all documents;

                  (h) all deposit accounts;

                  (i) all letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights;

                  (j) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of Account Debtors or other persons securing the obligations of Account Debtors;

                  (k) all (i) investment property (including Securities, whether certificated or uncertificated, Securities Accounts, Security Entitlements, Commodity Contracts or Commodity Accounts) and (ii) monies, credit balances, deposits and other property of each Grantor now or hereafter held or received by or in transit to agent, any lender or their Affiliates under any First-Lien Credit Facility or at any other depository or other institution from or for the account of any Grantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

                  (l) all commercial tort claims;

                  (m) to the extent not otherwise described above, all Receivables and all Pledged Collateral;

                  (n) all Records; and

                  (o) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

         "Commodity Account" shall mean an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.

         "Commodity Contract" shall mean a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.

         "Commodity Customer" shall mean a Person for whom a Commodity Intermediary carries a Commodity Contract on its books.

         "Commodity Intermediary" shall mean (a) a Person who is registered as a futures commission merchant under the federal commodities laws or (b) a Person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.

         "Copyright License" shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

         "Copyrights" shall mean all of the following: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II.

         "Discharge of Senior Lender Claims" shall have the meaning assigned to such term in the Intercreditor Agreement.

         "Entitlement Holder" shall mean a Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary. If a Person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the Uniform Commercial Code, such Person is the Entitlement Holder.

         "Equipment" shall mean all of each Grantor's now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

         "Existing Loan Agreement" shall have the meaning assigned to such term in the recitals of this Agreement.

         "Financial Asset" shall mean (a) a Security, (b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a Financial Asset under Article 8 of the Uniform Commercial Code. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a Person's claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

         "First-Lien Termination Date" shall mean, subject to Section 5.6 of the Intercreditor Agreement, the date on which the Discharge of Senior Lender Claims occurs.

         "Fixtures" shall mean all items of Equipment, whether now owned or hereafter acquired, of any Grantor that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.

         "General Intangibles" shall mean all "general intangibles" (as defined in the UCC) of any Grantor and shall include choses in action and causes of action and all other assignable intangible personal property of any Grantor of every kind and nature (other than Receivables) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Receivables.

         "Hedging Agreement" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "Indenture Documents" shall mean the Indenture, the Notes, this Agreement, the other Security Documents and the Intercreditor Agreement, as such agreements may be amended, supplemented or otherwise modified from time to time.

         "Intellectual Property" shall mean each Grantor's now owned and hereafter arising or acquired: Patents, Patent Licenses, Copyrights, works which are the subject matter of Copyrights, Copyright Licenses, Trademarks, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

         "Intellectual Property" shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

         "Intercreditor Agreement" shall have the meaning assigned to such term in the recitals of this Agreement.

         "Inventory" shall mean all of each Grantor's now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by a Grantor as lessor; (b) are held by a Grantor for sale or lease or to be furnished under a contract of service; (c) are furnished by a Grantor under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

         "Investment Property" shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor, whether now owned or hereafter acquired by any Grantor.

         "License" shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party, including those listed on Schedule III (other than those license agreements in existence on the date hereof and listed on Schedule III and those license agreements entered into after the date hereof, which by their terms prohibit assignment or a grant of a security interest by such Grantor as licensee thereunder).

         "Obligations" shall mean all obligations of the Issuer and the Guarantors under the Indenture, the Notes and the other Indenture Documents, including obligations to the Trustee and the Collateral Agent, whether for payment of principal of, interest on or additional interest, if any, on the Notes and all other monetary obligations of the Issuer and the Guarantors under the Indenture, the Notes and the other Indenture Documents, whether for fees, expenses, indemnification or otherwise.

         "Patent License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

         "Patents" shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule IV, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

         "Perfection Certificate" shall mean a certificate substantially in the form of Annex 2 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by an Officer of the Issuer.

         "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation, limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         "Pledged Collateral" shall mean (a) the Pledged Equity Interests, (b) the Pledged Debt Securities, (c) all other property that has been or may be delivered to and held by the Collateral Agent pursuant to the terms hereof; (d) subject to Section 5.02 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the Securities referred to in clauses (a) and (b) above; (e) subject to Section 5.02 hereof, all rights and privileges of such Grantor with respect to the Securities and other property referred to in clauses (a), (b),
(c) and (d) above; and (f) all proceeds of any of the foregoing.

         "Pledged Equity Interests" shall mean all shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person in which any Grantor now or in the future has or shall have any interest and the certificates representing same; provided that the Pledged Equity Interests shall not include, to the extent that applicable law requires that a Subsidiary of such Grantor issue directors' qualifying shares, such qualifying shares.

         "Pledged Debt Securities" shall mean (a) all debt securities owned by any Grantor, (b) any debt securities in the future issued to or acquired by such Grantor and (c) the promissory notes and any other instruments evidencing such debt securities.

         "Proceeds" shall mean "proceeds" (as defined in the UCC) of any Grantor and shall include any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include,
(a) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and
(iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Real Property" shall mean all now owned and hereafter acquired real property of each Grantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

         "Receivables" shall mean all of the following now owned or hereafter arising or acquired property of each Grantor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of a Grantor; (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to a Grantor or otherwise in favor of or delivered to a Grantor in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, General Intangibles and other forms of obligations owing to a Grantor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other General Intangibles), rendition of services or from loans or advances by a Grantor or to or for the benefit of any third person (including loans or advances to any Affiliates or subsidiaries of a Grantor) or otherwise associated with any Accounts, Inventory or General Intangibles of a Grantor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to a Grantor in connection with the termination of any employee benefit plan and any other amounts payable to a Grantor from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which a Grantor is a beneficiary).

         "Records" shall mean all of each Grantor's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any Account Debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of a Grantor with respect to the foregoing maintained with or by any other Person).

         "Secured Parties" shall mean the Trustee, the Collateral Agent, each Holder and the successors and assigns of each of the foregoing.

         "Securities" shall mean any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the Uniform Commercial Code.

         "Securities Account" shall mean an account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

         "Security Entitlements" shall mean the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

         "Security Interest" shall have the meaning assigned to such term in
Section 2.01.

         "Security Intermediary" shall mean (a) a clearing corporation or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

         "Senior Lender Claims" shall have the meaning assigned to such term in the Intercreditor Agreement.

         "Senior Lender Documents" shall have the meaning assigned to such term in the Intercreditor Agreement.

         "Trademark License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

         "Trademarks" shall mean all of the following: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and General Intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule V, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

         "Voting Stock" shall mean, with respect to any Person, (a) one (1) or more classes of capital stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time capital stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any capital stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into capital stock of such Person described in clause (a) of this definition.

         Section 1.03 Terms Defined in UCC. All terms used herein which are defined in the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

         Section 1.04 Rules of Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and

Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                                   ARTICLE II
                                SECURITY INTEREST

         Section 2.01 Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest in, to and under the Collateral (the "Security Interest"). Without limiting the foregoing, in accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, the Collateral Agent is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantors, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

         Section 2.02 No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

         Section 3.01 Title and Authority. Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

         Section 3.02 Filings. (a) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects. Fully executed Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate, which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected second-priority security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

                  (b) Each Grantor shall ensure that fully executed security agreements in the form hereof (or short-form supplements to this Agreement in form and substance satisfactory to the Collateral Agent) and containing a description of all Collateral consisting of Intellectual Property shall have been received and recorded within three months after the execution of this Agreement with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and within one month after the execution of this Agreement with respect to United States registered Copyrights have been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. Section 261, 15 U.S.C.
Section 1060 or 17 U.S.C. Section 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction in the United States (or any political subdivision thereof) and its territories and possessions, to protect the validity of and to establish a legal, valid and perfected second-priority security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

         Section 3.03 Validity and Perfection of Security Interest. The Security Interest constitutes (a) a legal and valid second-priority security interest in all the Collateral securing the payment and performance of the Obligations, (b) subject to the filings described in Section 3.02 above, a perfected second-priority security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC or other analogous applicable law in such jurisdictions, (c) a second-priority security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. Section 261 or 15 U.S.C. Section 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. Section 205 and otherwise as may be required to pursuant to the laws of any other necessary jurisdiction in the United States (or any political subdivision thereof) and its territories and possessions and (d) upon delivery to the Collateral Agent of the Pledged Collateral, including certificates or other documents representing or evidencing the Pledged Collateral, in accordance with this Agreement, a valid and perfected second-priority lien upon and security interest in such Pledged Collateral. The Security Interest is and shall be a second-priority Security Interest, prior to any other Lien on any of the Collateral, other than (x) Liens securing Senior Lender Claims or (y) any other Permitted Liens.

         Section 3.04 Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for (x) Liens securing Senior Lender Claims and (y) any other Permitted Liens. The Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for
(x) Liens securing Senior Lender Claims and (y) any other Permitted Liens.

         Section 3.05 Pledged Collateral. The pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board or any successor thereto as of the date hereof.

                                   ARTICLE IV
                                    COVENANTS

         Section 4.01 Records. Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent an updated Perfection Certificate, noting all material changes, if any, since the date of the most recent Perfection Certificate.

         Section 4.02 Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien other than Permitted Liens.

         Section 4.03 Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent, in accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, may from time to time request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

         Section 4.04 Inspection and Verification. The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, at reasonable times and intervals during normal business hours upon reasonable advance notice to the respective Grantor and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of the Collateral.

         Section 4.05 Taxes; Encumbrances. In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, at its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted under the Indenture, and may pay for the maintenance and preservation of the Collateral, in each case to the extent any Grantor fails to do so as required by the Indenture or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section
4.05 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Indenture Documents.

         Section 4.06 Assignment of Security Interest. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent to the extent permitted by any contracts or arrangements to which such property is subject. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

         Section 4.07 Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

         Section 4.08 Use and Disposition of Collateral. None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as expressly permitted by the Indenture. None of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold in the ordinary course of business and (b) unless and until the Collateral Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Indenture or any other Indenture Document. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any material Inventory to be in the possession or control of any warehouseman, bailee, agent or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have agreed in writing to hold the Inventory subject to the Security Interest and the instructions of the Credit Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) and to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

         Section 4.09 Limitation on Modification of Accounts. None of the Grantors will, without the prior written consent of the Credit Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) grant any extension of the time of payment of any of the Receivables, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices.

         Section 4.10 Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment with financially sound and reputable insurance companies in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. Subject to the Intercreditor Agreement, each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. Subject to the Intercreditor Agreement, in the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. Subject to the Intercreditor Agreement, all sums disbursed by the Collateral Agent in connection with this Section 4.10, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

         Section 4.11 Legend. If any Receivables of any Grantor are evidenced by chattel paper, such Grantor shall legend, in form and manner satisfactory to the Credit Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), such Receivables and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Receivables have been assigned to the Credit Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) for the benefit of the Secured Parties and that the Credit Agent has a security interest therein.

         Section 4.12 Covenants Regarding Patent, Trademark and Copyright Collateral.

                  (a) Each Grantor agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Grantor's business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws pursuant to which each such Patent is issued.

                  (b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark sufficient to preclude any findings of abandonment, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law pursuant to which each such Trademark is issued and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

                  (c) Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws pursuant to which each such Copyright is issued.

                  (d) Each Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

                  (e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Collateral Agent, and, in accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence and perfect the Collateral Agent's security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

                  (f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

                  (g) In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor's business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

                  (h) Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals from the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor's right, title and interest thereunder to the Credit Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) or its designee for the benefit of the Secured Parties in accordance with the Intercreditor Agreement.

         Section 4.13 Delivery of Pledged Collateral.

                  (a) Each Grantor agrees promptly to deliver or cause to be delivered to the Credit Agent (or, if the First-Lien Termination Date has occurred, to the Collateral Agent) any and all Pledged Collateral, including any and all certificates or other instruments or documents representing the Pledged Collateral.

                  (b) Each Grantor will cause any Indebtedness for borrowed money owed to the Grantor by any Person to be evidenced by a duly executed promissory note that is pledged hereunder and delivered to the Credit Agent (or, if the First-Lien Termination Date has occurred, to the Collateral Agent) for the benefit of the Secured Parties pursuant to the terms hereof.

                  (c) Upon delivery to the Credit Agent (or, if the First-Lien Termination Date has occurred, to the Collateral Agent), the Pledged Collateral shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Credit Agent (or, if the First-Lien Termination Date has occurred, to the Collateral Agent) and by such other instruments and documents as the Credit Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) may reasonably request. Each delivery of Pledged Collateral shall be accompanied by an updated Perfection Certificate delivered to the Collateral Agent describing the securities theretofore and then being pledged hereunder, which shall supersede any prior Perfection Certificate so delivered.

                                   ARTICLE V
                               PLEDGED COLLATERAL

         Section 5.01 Registration in Nominee Name; Denominations. Subject to the Intercreditor Agreement, the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Collateral in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Grantors, endorsed or assigned in blank or in favor of the Collateral Agent. Each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Collateral registered in the name of such Grantor. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

         Section 5.02 Voting Rights; Dividends and Interest, etc.

                  (a) Subject to the Intercreditor Agreement, unless and until an Event of Default shall have occurred and be continuing:

                           (i) each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Indenture and the other Indenture Documents; provided, however, that such Grantor shall not exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Collateral or the rights and remedies of any of the Secured Parties under this Agreement or the Indenture or any other Indenture Document or the ability of the Secured Parties to exercise the same;

                           (ii) the Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph
                  (iii) below; and

                           (iii) each Grantor shall be entitled to receive and retain any and all cash dividends, interest and principal paid on the Pledged Collateral to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Indenture, the other Indenture Documents and applicable laws. All noncash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Collateral, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent for the benefit of the Secured Parties in the same form as so received (with any necessary endorsement).

                  (b) Subject to the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, all rights of any Grantor to dividends, interest or principal that such Grantor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall subject to the provisions of this paragraph (b) have the sole and exclusive right and authority to receive and retain such dividends, interest or principal. All dividends, interest or principal received by the Grantor contrary to the provisions of this Section 5.02 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Article VII. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Grantor all cash dividends, interest or principal (without interest), that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.

                  (c) Subject to the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 5.02, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 5.02, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless the Collateral Agent shall have received written objections from Holders of at least 25% in principal amount of the Notes, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, each Grantor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

                                   ARTICLE VI
                                POWER OF ATTORNEY

         Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor's name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, upon the occurrence and during the continuance of an Event of Default (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Receivables to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Collateral Agent or any Secured Party. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve any Grantor of any of its obligations hereunder or under any other Indenture Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Indenture Document, by law or otherwise. Notwithstanding anything in this Article VI to the contrary, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Article VI unless it does so in accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement.

                                  ARTICLE VII
                                    REMEDIES

         Section 7.01 Remedies upon Default. In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent (except to the extent assignment, transfer or conveyance thereof would result in a loss of said Intellectual Property), or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, in accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall give the Grantors 10 days' written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

         Section 7.02 Application of Proceeds. In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

         FIRST, to the payment of all costs and expenses incurred by Trustee or the Collateral Agent (in its capacity as such hereunder or under any other Indenture Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Trustee or the Collateral Agent hereunder or under any other Indenture Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Indenture Document and any other amounts due to the Trustee or the Collateral Agent under Section 7.07 of the Indenture;

         SECOND, to the payment in full of the Obligations owed to the Holders (the amounts so applied to be distributed among the Holders pro rata in accordance with the amounts of the Obligations owed to Holders on the date of any such distribution); and

         THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct. The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. The Collateral Agent may fix a record date and payment date for any payment to

Holders pursuant to this Section 7.02. At least 15 days before such record date, the Collateral Agent shall mail to each Holder and the Issuer a notice that states the record date, the payment and amount to be paid. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

         Section 7.03 Grant of License to Use Intellectual Property. In accordance with, and to the extent consistent with, the Intercreditor Agreement, for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent (if the First-Lien Termination Date has occurred), upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

         Section 7.04 Securities Act, etc. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale, in either case in accordance with a valid exemption from registration under the Federal Securities Laws. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 7.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         Section 8.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 12.02 of the Indenture. All communications and notices hereunder to any Guarantor shall be given to it at its address or telecopy number set forth on Schedule I, with a copy to the Issuer.

         Section 8.02 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Indenture Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Indenture Document or any other agreement or instrument,
(c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

         Section 8.03 Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the issuance of the Notes and resale of the Notes by any Holder, regardless of any investigation made by such Holder or on its behalf, and shall continue in full force and effect until this Agreement shall terminate.

         Section 8.04 Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the other Indenture

Documents. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

         Section 8.05 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         Section 8.06 Collateral Agent's Fees and Expenses; Indemnification. In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, (a) each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof applicable to it.

                  (b) Without limitation of its indemnification obligations under the other Indenture Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent, the Trustee, the Holders and each Affiliate of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 8.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Indenture Document, the consummation of the transactions contemplated hereby, the repayment of any of the Notes, the invalidity or unenforceability of any term or provision of this Agreement or any other Indenture Document, or any investigation made by or on behalf of the Collateral Agent or any Holder. All amounts due under this Section 8.06 shall be payable on written demand therefor.

         Section 8.07 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         Section 8.08 Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent, the Trustee and the Holders under the other Indenture Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Indenture Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except (i) in accordance with the Indenture pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, or (ii) as otherwise provided in the Intercreditor Agreement.

         Section 8.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER INDENTURE DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER INDENTURE DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.09.

         Section 8.10 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         Section 8.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 8.04), and shall become effective as provided in Section 8.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

         Section 8.12 Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         Section 8.13 Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Indenture Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent, the Trustee or any Holder may otherwise have to bring any action or proceeding relating to this Agreement or the other Indenture Documents against any Grantor or its properties in the courts of any jurisdiction.

                  (b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Indenture Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         Section 8.14 Termination. (a) This Agreement and the Security Interest shall terminate at the time provided in Section 10.08 of the Indenture, at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors' expense, all Uniform Commercial Code termination statements and similar documents, including, without limitation, authorization for the Grantors to file Uniform Commercial Code termination statements, which the Grantors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 8.14 shall be without recourse to or warranty by the Collateral Agent. A Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released in the event that such Grantor ceases to be a Guarantor pursuant to a transaction permitted under the Indenture, at which time the Collateral Agent shall execute and deliver to any Grantor, at such Grantor's expense, all documents that such Grantor shall reasonably request to evidence such release.

                  (b) If any of the Collateral shall become subject to the release provisions set forth in Section 10.03 of the Indenture or Section 5.1 of the Intercreditor Agreement, such Collateral shall be automatically released from the Security Interest to the extent provided in Section 10.03 of the Indenture or Section 5.1 of the Intercreditor Agreement, as applicable. The Collateral Agent shall execute and deliver to the Grantors, at the Grantors' expense, all Uniform Commercial Code termination statements and similar documents which the Grantor shall reasonable request to evidence the termination of the Security Interest in such Collateral.

         Section 8.15 Additional Grantors. If, pursuant to Sections 4.11 and
11.06 of the Indenture, the Issuer is required to cause any Subsidiary of the Issuer that is not a Grantor to enter in to this Agreement as a Grantor, upon execution and delivery by the Collateral Agent and such Subsidiary of an instrument in the form of Annex 3 hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

         Section 8.16 Subject to Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                         REPTRON ELECTRONICS, INC.,

                                         By:____________________________________
                                         Name:
                                         Title:

                                         [EACH OF THE OTHER GUARANTORS LISTED
                                         ON SCHEDULE I HERETO,]

                                         By:____________________________________
                                         Name:
                                         Title:

                                         _______________________________________
                                         NATIONAL ASSOCIATION,
                                         as Collateral Agent,

                                         By:____________________________________
                                         Name:
                                         Title:

                                            Schedule I to the Security Agreement

                              SUBSIDIARY GUARANTORS

List Names                                                        List Addresses

                                   Schedule I

                                           Schedule II to the Security Agreement

                                   COPYRIGHTS

                                   Schedule II

                                          Schedule III to the Security Agreement

                                    LICENSES

                                  Schedule III

                                           Schedule IV to the Security Agreement

                                     PATENTS

                                   Schedule IV

                                            Schedule V to the Security Agreement

                                   TRADEMARKS

                                   Schedule V

                                               Annex 1 to the Security Agreement

                                    [FORM OF]

                             PERFECTION CERTIFICATE

         Reference is made to (a) the Indenture dated as of ____________, 2003 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), among Reptron Electronics, Inc., a Florida corporation (the "Issuer"), the Guarantors and _____________, National Association, a national banking association ("Trustee"), as trustee, (b) the Security Agreement dated as of _____________, 2003, among the Issuer, the Guarantors and Trustee, as collateral agent (in such capacity, the "Collateral Agent"), and (c) the Intercreditor Agreement dated as of _____________, 2003 (as amended, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), among the Issuer, the Collateral Agent and the Credit Agent. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture or the Security Agreement, as applicable.

         The undersigned, an Officer of the Issuer, hereby certifies to the Collateral Agent and each other Secured Party as follows:

         1. Names. (a) The exact legal name of each Grantor, as such name appears in its respective certificate of formation, is as follows:

                  (b) Set forth below is each other legal name each Grantor has had in the past five years, together with the date of the relevant change:

                  (c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

                  (d) The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

                  (e) Set forth below is the organizational identification number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization:

                  (f) Set forth below is the Federal Taxpayer Identification Number of each Grantor:

         2. Current Locations. (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

                                     Annex 1

  Grantor              Mailing Address              County              State
  -------              ---------------              ------              -----

                  (b) Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Receivables or General Intangibles (with each location at which Chattel Paper, if any, is kept being indicated by an "*"):

  Grantor              Mailing Address              County              State
  -------              ---------------              ------              -----

                  (c) The jurisdiction of formation of each Grantor that is a registered organization is set forth opposite its name below:

                       Grantor              Jurisdiction
                       -------              ------------

                  (a) Set forth below opposite the name of each Grantor are all the locations where such Grantor maintains any Inventory or Equipment or other Collateral not identified above:

  Grantor              Mailing Address              County              State
  -------              ---------------              ------              -----

                  (b) Set forth below opposite the name of each Grantor are all the places of business of such Grantor not identified in paragraph (a), (b),
(c) or (d) above:

  Grantor              Mailing Address              County              State
  -------              ---------------              ------              -----

                  (c) Set forth below opposite the name of each Grantor are the names and addresses of all Persons other than such Grantor that have possession of any of the Collateral of such Grantor:

  Grantor              Mailing Address              County              State
  -------              ---------------              ------              -----

                                    Annex 1

         3. Unusual Transactions. All Accounts have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

         4. File Search Reports. File search reports have been obtained from each Uniform Commercial Code filing office identified with respect to such Grantor in Section 2 hereof, and such search reports reflect no liens against any of the Collateral other than those permitted under the Indenture.

         5. UCC Filings. UCC financing statements in substantially the form of Schedule 5 hereto have been prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which each Grantor is located and, to the extent any of the Collateral is comprised of fixtures in the proper local jurisdiction, as set forth with respect to such Grantor in Section 2 hereof.

         6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.

         7.       Stock Ownership and other Equity Interests. Attached hereto as
Schedule 7 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests owned by the Issuer and each Subsidiary of the Issuer. Also set forth on Schedule 7 is each equity investment of the Issuer or any Subsidiary of the Issuer that represents 50% or less of the equity of the entity in which such investment was made.

         8. Debt Instruments. Attached hereto as Schedule 8 is a true and correct list of all instruments, including any promissory notes, and other evidence of indebtedness held by the Issuer and each Subsidiary of the Issuer, including all intercompany notes between the Issuer and each Subsidiary of the Issuer and each Subsidiary of the Issuer and each other such Subsidiary.

         9. Advances. Attached hereto as Schedule 9 is (a) a true and correct list of all advances made by the Issuer to any Subsidiary of the Issuer or made by any Subsidiary of the Issuer to the Issuer or to any other Subsidiary of the Issuer (other than those identified on Schedule 8), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Collateral Agent under the Security Agreement and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to the Issuer or any Subsidiary of the Issuer.

         10. Mortgage Filings. Attached hereto as Schedule 10 is a schedule setting forth, with respect to each Mortgaged Property, (a) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current record owner of such property reflected In the records of the filing office for such property identified pursuant to the following clause and (c) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Collateral Agent to obtain a perfected security interest therein.

                                    Annex 1

         11. Intellectual Property. Attached hereto as Schedule 11(A) is a schedule setting forth all of each Grantor's Patents and registered Trademarks and Patent and Trademark applications, including the name of the registered owner or applicant, as applicable, and the registration or application number, as applicable, of each Patent and registered Trademark or Patent or Trademark application owned by any Grantor, in proper form for filing with the United States Patent and Trademark Office, and a schedule setting forth all of each Grantor's material Patent Licenses and material Trademark Licenses. Attached hereto as Schedule 11(B) is a schedule setting forth all of each Grantor's registered Copyrights, including the name of the registered owner and the registration number of each Copyright owned by any Grantor, in proper form for filing with the United States Copyright Office, and a schedule setting forth all of each Grantor's material Copyright Licenses that grant rights with respect to registered Copyrights.

         IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this [ ]th day of _______, 2003.

                                      REPTRON ELECTRONICS, INC.,

                                      By:_________________________
                                      Name:
                                      Title:

                                    Annex 1

                                               Annex 2 to the Security Agreement

         SUPPLEMENT NO. [ ] dated as of [ ], to the Security Agreement dated as of _________, 2003, among Reptron Electronics, Inc., a Florida corporation (the "Issuer"), each subsidiary of the Issuer listed on Schedule I thereto (each such subsidiary individually a "Subsidiary" or a "Guarantor" and, collectively, the "Subsidiaries" or the "Guarantors"; the Guarantors and the Issuer are referred to collectively herein as the "Grantors") and ____________________, National Association, a national banking association ("Trustee"), as trustee under the Indenture referred to below and as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined therein).

         A. Reference is made to (a) the Indenture dated as of ___________, 2003 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), among the Issuer, the Guarantors and Trustee, as trustee, and (b) the Intercreditor Agreement dated as of _____________, 2003 (as amended, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), among the Issuer, the Collateral Agent and the Credit Agent.

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Indenture.

         C. The Grantors have entered into the Security Agreement in order to induce the Trustee to enter into the Indenture. Pursuant to Section 4.11 of the Indenture, the Issuer is required to cause certain of its Subsidiaries that are not Grantors to enter in to this Agreement as Grantors. Section 8.15 of the Security Agreement provides that such Subsidiaries may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Grantor") is executing this Supplement in accordance with the requirements of the Indenture to become a Grantor under the Security Agreement.

         Accordingly, the Collateral Agent and the New Grantor agree as follows:

         SECTION 1. In accordance with Section 8.15 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof except to the extent a representation and warranty expressly relates solely to a specific date in which case such representation and warranty shall be true and correct on such date. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Obligations (as defined in the Security Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor's right, title and interest in and to the Collateral of the New Grantor. Each reference to a "Grantor" in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

                                    Annex 2

         SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Grantor and (b) set forth under its signature hereto, is the true and correct location of the chief executive office of the New Grantor.

         SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

         SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 8.01 of the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature below, with a copy to the Issuer.

         SECTION 9. The New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

                                    Annex 2

         IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

                                      [NAME OF NEW GRANTOR],

                                      By:______________________________
                                      Name:
                                      Title:
                                      Address:

                                      _________________________________
                                      NATIONAL ASSOCIATION,
                                      as Collateral Agent,

                                      By:______________________________
                                      Name:
                                      Title:

                                    Annex 2

                                                                      Schedule I
                                                           to Supplement No. [ ]
                                                       to the Security Agreement

                             LOCATION OF COLLATERAL

                 Description            Location
                 -----------            --------

                                PLAN EXHIBIT "I"

                        LIST OF RETAINED CAUSES OF ACTION

         Claim against All Components, Inc. for breach of Asset Purchase
Agreement

         Claim against Office Max on account receivable to Debtor

         Claim against Vishay Americas, Inc. on account receivable to Debtor

         Claim against Ernst & Young for professional malpractice/breach of contract

         Claim against Jaco Electronics, Inc. for breach of Asset Purchase Agreement

         Claim against Micro Warehouse on account receivable to Debtor and reclamation claim in Micro Warehouse bankruptcy

         Claim against Credence Systems on breach of settlement agreement

         Judgment claims against McLean West, Inc. and APW, Ltd.

         Tax refund claim against the Singapore government.

         Rebate slippage claims against Continental Promotions Group and Sherman Media

         All accounts receivable claims against account debtors of the former Reptron Distribution division of Debtor sold to Jaco Electronics, Inc.

         All causes of action on the attached list.

                                   EXHIBIT I

                                PLAN EXHIBIT "I"

                        LIST OF RETAINED CAUSES OF ACTION

1.       Winthrop Resources v. Reptron
         State of Minnesota - Fourth Judicial District
         Case No. CT-02-012070
         Settlement Agreement dated 5/21/03 for $165,000 in 5
         unequal installments (2 remaining for approx. $29,000
         each). May 21, 2003

2.       Digex, Inc. v. Reptron Electronics, Inc.
         Commonwealth of Virginia - Circuit Court for the County of Arlington Case no. Law #03-140
         Matter settled may 20, 2003.
         All settlement installments have been paid.

3.       Reptron Electronics, Inc. v Acterna LLC.
         Reptron and Acterna entered into a Settlement Agreement on June 3,
2002.
         Acterna paid a number of the required installments and filed bankruptcy in the U.S. Bankruptcy Court, Southern District of
         New York - Chapter 11
         Case No. 03-12837 (BRL)
         The rights under the Settlement Agreement were acquired by Jaco Electronics when the Jaco transaction closed. The claim has been settled with Acterna.


4.       Tremonti v. Reptron
         U.S. District Court - Middle District of Florida - Tampa Division Case No. 8:02 CV-1971-T-24EAJ4
         Matter settled on July 14, 2003. A single payment of $30,000 in full settlement has been made.

5.       Stawski v. Reptron Electronics, Inc.
         Circuit Court of the Thirteenth Judicial District - Hillsborough County, FL
         Case No. 02-50264
         Matter settled on September 8, 2003.
         Reptron has paid Mr. Stawski the settlement sum of $80,000.

6.       BK Entertainment, Inc. v. Reptron Electronics, Inc.
         U.S. Bankruptcy Court, District of Minnesota
         Chapter 11 - Adv. No. 02-4225
         Settlement Agreement and Compromise executed March 31, 2003. In full settlement of this preference claim, Reptron paid $25,000 on each of the following dates: April 1, 2003, May 1, 2003 and June 1, 2003.

                                PLAN EXHIBIT "I"

                        LIST OF RETAINED CAUSES OF ACTION


7. Anick Schaefer v. Reptron Electronics, Inc., Deborah Casey and Does 1-100 inclusive
         Superior Court of the State of California
         County of Orange
         Case No. 03CC08836
         Chubb Insurance has picked up the defense of the matter and liability under a reservation of rights letter issued on August 13, 2003, copy attached.

8.       International Rectifier v. Hitachi and Reptron
         U.S. District Court - Central District of California
         Case No. CV-02-0077-R
         Stipulation dismissing claims against Reptron was entered on 2/12/03.

9.       FGH Corporate Park v. Reptron
         In the Circuit Court of Madison County, Alabama
         Case No. CV 2003-1828JPS
         Complaint filed on 7/24/03 re default of lease obligations.

10.      Genesis Mfg. v. Reptron
         U.S. Bankruptcy Court, Middle District of Florida, Tampa Division Chapter 11 Case No. 00-16816-8G1
         Preference claim in amount of $36,701.96

11. Electro Mechanical Solutions, Inc. and PrecisMetals, Inc. v. Hibbing Electronics
         U.S. Bankruptcy Court - Northern District of California
         Chapter 11 - Case No. 01-44263 T Adversary proceeding assignment set for August 6, 2004.

12. Lemelson Medical, Education and Research Foundation Ltd. v. Exco Electronics, Corp et al pending in the US District Court for the District of Arizona being case no CIV 000660 pxxjws. Matter currently under stay order pending outcome of companion litigation in Nevada.

                                                                       EXHIBIT J

Vendor Num                  Vendor Name                                    Address Line 1                    Address Line 2
     10847   A 1 ELECTRONICS                                   13791 MALENA DR
      5499   A K Stamping Inc                                  Formely (Globe Mfg. Sales)            1159 US ROUTE 22
   A000853   A2Z COMPUTERS                                     325 HARRIS DR
     10804   AAMSCO                                            501 S. FAULKENBURG                    SUITE A1
   V004165   ABBOTT LABORATORIES                               4A CROSBY DR
   V000919   ABSOPULSE ELECTRONICS                             110 WALGREEN ROAD
   v001821   ACCEL IND HEATSINK CORP                           3709-T MADFORD ST
      9898   ACCUDYNAMICS                                      395 PLYMOUTH ST
   V000019   ACCURATE COMPONENT SALES                          444 2ND ST NW
   V000901   ACCURATE SCREW MACH CO                            10 AUDREY PLACE                       P.O BOX 10095
      5119   ACE AIR COMPRESSORS &                             EQUIPMENT INC                         192 PENINSULA TRAIL
   V005667   ACI ELECTRONICS                                   200 NEW TOWN RD
      8508   ACS INDUSTRIES                                    ADIRONDACK WIRE & CABLE               191 SOCIAL ST
     10207   ACTION COMPONENTS INC                             32 MAPLE ST
   V004128   ACTION PRINTERS INC.                              3747 NE SANDY BLVD
      5822   ACTRON ENGINEERING INC                            13089 60TH ST NORTH
      6404   ACTRONIX INC                                      476 W INDUSTRIAL PARK RD
   V000040   ADAMS NUT & BOLT COMPANY                          10100 85TH AVE N                      BOX 207
     10366   ADDITIVE SERVICES INC                             8 WINN AVENUE
     10681   ADT SECURITY SERVICES                             11590 N. MERIDIAN STREET              SUITE 300
      9430   ADVANCED ENERGY INC                               1625 SHARP POINT DRIVE
      5716   ADVANCED MP TECHNOLOGY                            1010 CALLE SOMBRA
   V000058   AERO-SPACE COMPUTER                               9270 BRYANT AVE S
      5415   AGILENT TECHNOLOGIES                              PO BOX 4026
   V001711   AIR FILTRATION PRODUCTS                           707 N MAIN AVE
      7724   AIRGAS GREAT LAKES                                2370 SOUTH AIRPORT
      8770   AIROYAL COMPANY                                   43 NEWARK WAY
      9890   AJL MANUFACTURING, INC.                           100 HOLLEDER PARKWAY
      5499   AK Stampings                                      Formerly (Globe Mfg. Sales)           1159 US ROUTE 22
      8209   Aladdin Marking System                            1866 KAPP DR
   V005480   ALBERTA PRINTED CIRCUITS                          1112 40TH AVE NE                      UNIT 3
     11139   ALDEN PRODUCTS CO.                                117 NORTH MAIN STREET
      3880   ALL AMERICAN SEMI                                 4525 140th AVE NORTH                  SUITE 901
      7472   ALL SPEC INDUSTRIES                               5228 US HIGHWAY 421 N
      4577   ALLIED ELECTRONICS INC                            5500 NORTHLAND DR
   V001908   ALPHA CIRCUIT TECHNOLOGY                          20401 COUNTY RD 81
   V003714   ALTAIR ELECTRONICS                                1260 INTERNATIONAL PKWY
   V000984   AMECON INC                                        1900 CHRIS LN
   V000030   AMERAL INTERNATIONAL                              500 NEW BROADWAY
   V000006   AMERI PRIDE LINEN & APP                           519 E 19TH ST
      4905   AMERICA II                                        PO BOX 21355
     10607   AMERICAN CONEC CORP                               C/O MANUFACTURERS REP                 343 TECHNOLOGY DR
      5213   AMERICAN FOAM PRODUCTS                            753 LIBERTY STREET
   V001450   AMERICAN MICROSEMICONDUCT                         133 KINGS RD
      5365   AMERICAN NATIONAL STAND                           DO NOT MAIL
      8230   AMIDON INC                                        240 BRIGGS AVE
      4831   Amistar CORPORATION                               237 VIA VERA CRUZ
   V000150   AMP INC/TYCO                                      PO BOX 3608
      6064   AMPHENOL PCD                                      2 TECHNOLOGY DRIVE
     10805   AMVECO                                            10401 WESTOFFICE DR
   V002061   ANCHOR DIRECT                                     200 RITTENHOUSE CIRCLE NORTH
      9416   ANDERSON ECD INC                                  834 CHARLOT AVENUE
      4876   ANIXTER BROTHERS INC                              5905 HAMPTON OAKS PK
   V000983   ANN MCNEIL                                        648 SCHOOL ST
   V003438   APA CABLES & NETWORK                              14305 21ST AVE NORTH
      7227   APEX OMNI GRAPHICS                                58-29 64TH ST
      5255   APPLIED POWER (2)                                 1450 OAKBROOK DRIVE                   SUITE 400
   V003152   ARNOLD INDUSTRIES INC                             80 SHAWMUT RD                         PO BOX 289
   V004590   AROPLAX CORP                                      200 CHELSEA RD
   V004570   ARROW ELECTRONICS - FL                            5665 RIO VISTA DRIVE
      1670   ARVCO CONTAINERS                                  845 GIBSON ST
   V004460   ASC CAPACITORS                                    301 W O STREET
     10314   Ascom Hasler Leasing                              19 FOREST PARKWAY
      9170   ASSEM TECH INCORPORATED                           1600 Kooiman Avenue
   V005273   ASSET INTER TECH INC                              2201 N CENTRAL EXPY SUITE 105
   V001724   ASSOCIATED COMP'S TECH                            13932 NAUTILUS DR
   V001540   ASSOCIATED TRANSFORMERS                           7818 W GRAND AVE
     10317   ASTRO INSTRUMENTATION LLC                         13500 DARICE PARKWAY                  UNIT C
      7634   ASTRO MODEL DEVELOPMENT                           34459 CURTIS BLVD
   V000055   ASTRODYNE                                         300 MYLES STANDISH BLVD
      9640   AT&T                                              PO BOX 78225

Vendor Num                  Vendor Name                            City         State      Zip       Country         Phone Num
     10847   A 1 ELECTRONICS                                   TUSTIN            CA         92780   USA         714.573.8351
      5499   A K Stamping Inc                                  MOUNTAINSIDE      NJ          7092   USA         800-227-3258X2236
   A000853   A2Z COMPUTERS                                     AURORA            OH         44202   USA         330-995-3355
     10804   AAMSCO                                            TAMPA             FL         33619   USA         813.654.7339
   V004165   ABBOTT LABORATORIES                               BEDFORD           MA          1730   USA         781-276-4765
   V000919   ABSOPULSE ELECTRONICS                             CARP              ON        KOA1LO   CANADA      613-836-3511
   v001821   ACCEL IND HEATSINK CORP                           LOS ANGELES       CA         90063   USA         323-261-5156
      9898   ACCUDYNAMICS                                      MIDDLEBORO        MA          2346   USA         508-946-4545
   V000019   ACCURATE COMPONENT SALES                          NEW BRIGHTON      MN         55112   USA         651-639-1881
   V000901   ACCURATE SCREW MACH CO                            FAIRFIELD         NJ          7004   USA         973-244-9200
      5119   ACE AIR COMPRESSORS &                             TRAVERSE CITY     MI         49686   USA         231-946-2658
   V005667   ACI ELECTRONICS                                   PLAINVIEW         NY         11803   USA         516-293-6630 @216
      8508   ACS INDUSTRIES                                    WOONSOCKET        RI          2895   USA         401-769-1600 EXT5495
     10207   ACTION COMPONENTS INC                             DANVERS           MA          1923   USA         978-777-9961
   V004128   ACTION PRINTERS INC.                              PORTLAND          OR         97232   USA         503 287 8321
      5822   ACTRON ENGINEERING INC                            CLEARWATER        FL         33760   USA         727-531-5871
      6404   ACTRONIX INC                                      FLIPPIN           AR         72634   USA         870-453-6717
   V000040   ADAMS NUT & BOLT COMPANY                          MAPLE GROVE       MN    55369-4586   USA         763-493-0821
     10366   ADDITIVE SERVICES INC                             HUDSON            NH          3051   USA         603-889-1999
     10681   ADT SECURITY SERVICES                             CARMEL            IN         40032   USA         877.862.0697 EXT5086
      9430   ADVANCED ENERGY INC                               FORT COLLINS      CO         80525   USA         970-407-6312
      5716   ADVANCED MP TECHNOLOGY                            SAN CLEMENTE      CA         92673   USA         800-492-3113-EXT 106
   V000058   AERO-SPACE COMPUTER                               MINNEAPOLIS       MN         55420   USA         888-990-1015
      5415   AGILENT TECHNOLOGIES                              ENGLEWOOD         CO    80155-4026   USA         303-662-4446
   V001711   AIR FILTRATION PRODUCTS                           TUCSON            AZ         85737   USA         800-528-1585
      7724   AIRGAS GREAT LAKES                                TRAVERSE CITY     MI         49684   USA         800-947-6247
      8770   AIROYAL COMPANY                                   MAPLEWOOD         NJ          7040   USA         973-761-4150
      9890   AJL MANUFACTURING, INC.                           ROCHESTER         NY         14615   USA         585-254-1128 x262
      5499   AK Stampings                                      MOUNTAINSIDE      NJ         07092   USA         800-227-3258 X2236
      8209   Aladdin Marking System                            CLEARWATER        FL         33765   USA         727-562-5455
   V005480   ALBERTA PRINTED CIRCUITS                          CALGARY           AB       T2E 5T8   CANADA      403-250-3406
     11139   ALDEN PRODUCTS CO.                                BROCKTON          MA         02301               508.427.7023
      3880   ALL AMERICAN SEMI                                 CLEARWATER        FL         33762   USA         727-532-9800
      7472   ALL SPEC INDUSTRIES                               WILMINGTON        NC         28401   USA         800-537-0351
      4577   ALLIED ELECTRONICS INC                            GRAND RAPIDS      MI         49525   USA         800-433-5700
   V001908   ALPHA CIRCUIT TECHNOLOGY                          ROGERS            MN         55374   USA         763-428-8033
   V003714   ALTAIR ELECTRONICS                                RICHARDSON        TX         75081   USA         800-988-5176
   V000984   AMECON INC                                        ANAHEIM           CA         92805   USA         800-394-2234
   V000030   AMERAL INTERNATIONAL                              BROOKLAWN         NJ          8030   USA         800-222-5371
   V000006   AMERI PRIDE LINEN & APP                           HIBBING           MN    55746-1666   USA         218-263-3611
      4905   AMERICA II                                        ST PETERSBURG     FL         33742   USA         800-767-2637 x1210
     10607   AMERICAN CONEC CORP                               GARNER            NC         27529   USA         919-460-8800
      5213   AMERICAN FOAM PRODUCTS                            PAINSVILLE        OH         44077   USA         440-352-3434
   V001450   AMERICAN MICROSEMICONDUCT                         MADISON           NJ          7940   USA         973-377-9566
      5365   AMERICAN NATIONAL STAND                           NEW YORK          NY         10036   USA         212-642-4900
      8230   AMIDON INC                                        COSTA MESA        CA         92626   USA         800.898.1883
      4831   Amistar CORPORATION                               SAN MARCOS        CA         92069   USA         760-471-1700
   V000150   AMP INC/TYCO                                      HARRISBURG        PA         17105   USA         800-468-2023
      6064   AMPHENOL PCD                                      PEABODY           MA         01960   USA         978.532.8800 X282
     10805   AMVECO                                            HOUSTON           TX         77042   USA         800-527-7042
   V002061   ANCHOR DIRECT                                     BRISTOL           PA         19007   USA         215-788-8200
      9416   ANDERSON ECD INC                                  SAN JOSE          CA         95131   USA         800-577-1323
      4876   ANIXTER BROTHERS INC                              TAMPA             FL         33610   USA         800-346-3069
   V000983   ANN MCNEIL                                        ANOKA             MN         55303   USA         763-323-9824
   V003438   APA CABLES & NETWORK                              PLYMOUTH          MN         55447   USA         763-475-8346
      7227   APEX OMNI GRAPHICS                                MASPETH           NY    11378-2836   USA         718-326-3330
      5255   APPLIED POWER (2)                                 NORCROSS          GA         30093   USA         800-445-8415
   V003152   ARNOLD INDUSTRIES INC                             CANTON            MA    02021-0289   USA         781-828-4343
   V004590   AROPLAX CORP                                      MONTICELLO        MN         55362   USA         763-295-5002
   V004570   ARROW ELECTRONICS - FL                            CLEARWATER        FL         33760   USA         800-395-9953
      1670   ARVCO CONTAINERS                                  KALAMAZOO         MI         49001   USA         269-381-0900x238
   V004460   ASC CAPACITORS                                    OGGLLALA          NE         69153   USA         308-284-3611 @328
     10314   Ascom Hasler Leasing                              SHELTON           CT         06484   USA         800-881-6245
      9170   ASSEM TECH INCORPORATED                           GRAND HAVEN       MI         49417   USA         616-846-3410
   V005273   ASSET INTER TECH INC                              RICHARDSON        TX         75080   USA         952-854-4844
   V001724   ASSOCIATED COMP'S TECH                            GARDEN GROVE      CA         92843   USA         800-234-2645
   V001540   ASSOCIATED TRANSFORMERS                           ELMWOOD PARK      IL         60707   USA         708-456-3110
     10317   ASTRO INSTRUMENTATION LLC                         STRONGSVILLE      OH         44136   USA         440-878-4630 ext234
      7634   ASTRO MODEL DEVELOPMENT                           EASTLAKE          OH         44095   USA         440-946-8171
   V000055   ASTRODYNE                                         TAUNTON           MA          2780   USA         508 823 8080
      9640   AT&T                                              PHOENIX           AZ    85062-8225   USA         800-645-7142

                                                                                                                     Outstanding
Vendor Num                  Vendor Name                Fax Num                    Service Provided                 Balance/ Amount
     10847   A 1 ELECTRONICS                      714.573.8322          Electronic Distribution                    $     9,157.50
      5499   A K Stamping Inc                     908-232-4729          Maintenance, Repair & Operating Supplies   $       539.00
   A000853   A2Z COMPUTERS                        330-995-3357                                                     $       225.00
     10804   AAMSCO                               813.654.7058          Maintenance, Repair & Operating Supplies   $        32.00
   V004165   ABBOTT LABORATORIES                  781-276-6158          Customer                                   $            -
   V000919   ABSOPULSE ELECTRONICS                613-836-7488          Mfg                                        $     5,956.00
   v001821   ACCEL IND HEATSINK CORP              323-261-5159          Fabricator                                 $       765.00
      9898   ACCUDYNAMICS                         508-946-0707          Original Equipment Manufacturer            $     3,124.00
   V000019   ACCURATE COMPONENT SALES             651-639-1288          Distributor                                $     1,801.30
   V000901   ACCURATE SCREW MACH CO               973-244-9445          Distributor                                $     2,378.96
      5119   ACE AIR COMPRESSORS &                231-941-1643          Mfg                                        $     2,721.50
   V005667   ACI ELECTRONICS                      516-293-5192          Distributor                                $       551.04
      8508   ACS INDUSTRIES                       401-769-1607          Cable Assemblies                           $     2,331.00
     10207   ACTION COMPONENTS INC                978-777-9927          Electronic Distribution                    $    14,156.00
   V004128   ACTION PRINTERS INC.                                       Printer                                    $       182.24
      5822   ACTRON ENGINEERING INC               727-531-0433          Metals                                     $       602.00
      6404   ACTRONIX INC                         870-453-8026          Mfg                                        $     2,207.00
   V000040   ADAMS NUT & BOLT COMPANY             763-493-0800          Distributor                                $     2,630.60
     10366   ADDITIVE SERVICES INC                603-889-1324          Others                                     $    17,518.00
     10681   ADT SECURITY SERVICES                317.818.2249          Maintenance, Repair & Operating Supplies   $       341.00
      9430   ADVANCED ENERGY INC                  970-407-5312          Customer                                   $            -
      5716   ADVANCED MP TECHNOLOGY               714-492-9589          Mfg                                        $     1,063.00
   V000058   AERO-SPACE COMPUTER                  952-884-5561          Mfg                                        $       270.00
      5415   AGILENT TECHNOLOGIES                 800-829-4433          Mfg                                        $     2,622.00
   V001711   AIR FILTRATION PRODUCTS              520-624-2279          Mfg                                        $       164.96
      7724   AIRGAS GREAT LAKES                   616-929-3351          Mfg                                        $       224.00
      8770   AIROYAL COMPANY                      973-761-5731          Electronic Distribution                    $     3,549.00
      9890   AJL MANUFACTURING, INC.              585-458-6400          Original Equipment Manufacturer            $       390.00
      5499   AK Stampings                         908-232-4729          Mfg                                        $     1,818.50
      8209   Aladdin Marking System               727-562-9676          Mfg                                        $        34.99
   V005480   ALBERTA PRINTED CIRCUITS             403-250-3465          Board House                                $       104.10
     11139   ALDEN PRODUCTS CO.                   508.427.7087          Electronic Distribution                    $     1,408.00
      3880   ALL AMERICAN SEMI                    727-538-5567          Electronic Distribution                    $            -
      7472   ALL SPEC INDUSTRIES                  800-379-9903          Mfg                                        $     2,295.00
      4577   ALLIED ELECTRONICS INC               616-365-9895          Electronic Distribution                    $     8,370.86
   V001908   ALPHA CIRCUIT TECHNOLOGY             763-428-1380          Board House                                $       768.25
   V003714   ALTAIR ELECTRONICS                   972-231-4665          Distributor                                $       703.96
   V000984   AMECON INC                           714-634-0905          Mfg                                        $       517.33
   V000030   AMERAL INTERNATIONAL                 856-456-2522          Mfg                                        $    24,364.40
   V000006   AMERI PRIDE LINEN & APP                                    MRO                                        $       957.97
      4905   AMERICA II                           727-556-3217          Electronic Distribution                    $    11,800.00
     10607   AMERICAN CONEC CORP                  919-460-0141          Mfg                                        $     8,568.00
      5213   AMERICAN FOAM PRODUCTS               440-946-6908          Fab                                        $       795.00
   V001450   AMERICAN MICROSEMICONDUCT            973-377-3078          Mfg                                        $       147.30
      5365   AMERICAN NATIONAL STAND                                    Mfg                                        $       395.00
      8230   AMIDON INC                           714.850.1163          Electronic Distribution                    $       945.12
      4831   Amistar CORPORATION                  760-471-9065          Maintenance, Repair & Operating Supplies   $       356.00
   V000150   AMP INC/TYCO                         717-986-3611          Mfg                                        $     2,989.20
      6064   AMPHENOL PCD                         978.532.6800          Mfg                                        $     1,904.00
     10805   AMVECO                               713-977-5031          Mfg                                        $       226.00
   V002061   ANCHOR DIRECT                        215-785-2320          Mfg                                        $       154.83
      9416   ANDERSON ECD INC                     408-577-1329          Electronic Distribution                    $     3,492.50
      4876   ANIXTER BROTHERS INC                 407-240-1755          Industrial Distributor                     $    11,997.00
   V000983   ANN MCNEIL                           763-323-9824          Mfg                                        $       530.00
   V003438   APA CABLES & NETWORK                 763-475-8457          Mfg                                        $       942.20
      7227   APEX OMNI GRAPHICS                   718-326-7317          MRO                                        $     1,457.00
      5255   APPLIED POWER (2)                    770-242-8316          Industrial Distributor                     $        84.00
   V003152   ARNOLD INDUSTRIES INC                781-828-4050          Distributor                                $       124.07
   V004590   AROPLAX CORP                         763-295-6038          Fabricator                                 $    14,318.09
   V004570   ARROW ELECTRONICS - FL               727-533-0454          Distributor                                $            -
      1670   ARVCO CONTAINERS                     269-381-2919          Maintenance, Repair & Operating Supplies   $     2,529.00
   V004460   ASC CAPACITORS                       308-284-8324          Mfg                                        $    25,534.32
     10314   Ascom Hasler Leasing                 813-875-6410          Rental for Postage Meter                   $       133.75
      9170   ASSEM TECH INCORPORATED              616-846-9779          Cable Assemblies                           $       845.00
   V005273   ASSET INTER TECH INC                 952-851-9618          MRO                                        $     9,168.00
   V001724   ASSOCIATED COMP'S TECH               714-265-4810          Mfg                                        $     4,032.32
   V001540   ASSOCIATED TRANSFORMERS              708-452-0490          Mfg                                        $     3,131.21
     10317   ASTRO INSTRUMENTATION LLC            440-878-4636          Plastics                                   $     3,457.12
      7634   ASTRO MODEL DEVELOPMENT              440-946-1197          Metals                                     $     2,339.69
   V000055   ASTRODYNE                                                  Mfg                                        $       575.00
      9640   AT&T                                                       PHONE/CELLPHONES                           $       118.25

Vendor Num                  Vendor Name                                    Address Line 1                    Address Line 2
      9892   ATLANTIC CONTROLS CORP                            904 ANASTASIA BLVD
      5017   ATLANTIC ELECTRONICS                              14100 US 19 S                         SUITE 130
   V001991   ATLANTIC SEMI CONDUCTOR                           10 CENTENNIAL DR
   V001945   AUTOMATED PROCESS SYSTEMS                         9909 S SHORE DR                       SUITE 1B
     10640   AUTOMATION GROUP INC                              (AGI)                                 177 NICK FITCHEARD ROAD
      5838   AUTOSPLICE                                        10121 BARNES CANYON RD
   A000015   AVIS RENT A CAR SYSTEM                            7876 COLLECTIONS CENTER DRIVE
   V004564   AVNET ELECTRONIC - FL                             5516 RIO VISTA DRIVE
   V001959   AWI                                               4233 LEXINGTON AVE N                  SUITE 3250
   V002107   AZTEC COMPONENTS INC                              21B ARGONAUT
   V000720   B & D ENTERPRISES INC                             MAIN & LIBERTY STREETS
   V001340   B MILLER PRODUCTS INC                             1723 1ST AVE                          PO BOX 544
     10875   BATTERIES PLUS - 055                              28560 US HWY 19N
     11033   Bay View Funding                                  DBA WORLD TECHNOLOGIES LTD            9215 PFLUM
     10563   BAYER HEALTH CARE LLC                             CHAPEL LANE                           SWORDS, CO DUBLIN
      8310   BELL MICROPRODUCTS                                120 UNIVERSITY PARK DR.
      3640   BERGQUIST COMPANY                                 5300 EDINA IND BLVD                   PO BOX 86 SDS-12-1021
     11078   BERND RICHTER GMBH                                HANSESTRABE 4
      7589   BETTER BUSINESS FORMS                             10950 BELCHER ROAD
      7611   BH ELECTRONICS                                    12219 WOOD LAKE DRIVE
   V001720   BIO-RAD LABORATORIES                              3300 REGATTA BLVD                     ATTN: ADELLE MATHEWS
   V000263   BISCO INDUSTRIES                                  5301 EDINA INDUSTRIAL BLVD
      4418   BISHOP ELECTRONICS CORP                           3729 B SAN GABRIEL PARKWAY
   V002104   BOARDTEK ELECTRONICS                              % WESTAK CALIFORNIA                   1225 ELKO DR
   V004801   BOCA MICRO TECHNOLOGY                             980 N FEDERAL HWY
      7638   BOISE CASCADE                                     151 GILLS DRIVE SUITE 100             PIN# 1090945701
      7205   BOURNS INC 1004                                   c/o E-COMPONENTS                      735 PRIMERA BLVD.
      9136   BP MICROSYSTEMS INC                               P O BOX 4890
     11020   BREVAN ELECTRONICS                                6 CONTINENTAL BLVD
   V001097   BROTHERS ELECTRONICS                              2 CLAIRE RD
      7965   BUTLER WINDING                                    201 PILLOW STREET
   V003698   BVM LIMITED                                       HOBB LANE HEDGE END
   V003841   BYSON MFG INC                                     1845 SAMPSON AVE
      4420   C T S BERNE                                       406 PARR ROAD
   V000323   CADDOCK ELECTRONICS INC                           1717 CHICAGO AVE
   V000665   CAL-CHIP ELECTRONICS                              59 STEAMWHISTLE DR
   V004513   CANFIELD TECHNOLOGIES                             1 CROSSMAN ST
   V005005   CAPACITORS PLUS INC                               1101 "B" RD
      6901   CAPROCK MANUFACTURING INC                         2303 120TH ST.
     10462   CARLSON METAL PROD INC                            2335 ALGER
      4955   CARLTON BATES COMPANY                             125 ROYAL WOOD COURT                  SUITE 150
   V004340   CDW                                               1020 E LAKE COOK RD
      6623   CDW COMPUTER CENTERS INC                          200 N MILWAUKEE
   V000337   CENTRAL CONTAINER CORP                            3901 85TH AVE N                       PO BOX 43310
     10532   CENTRAL PEST CONTROL, INC                         PO BOX 1220
      6701   Central Semiconductor                             145 ADAMS AVENUE
   V000329   CENTRAL SEMICONDUCTOR                             C/O TWIST CO                          3433 BROADWAY ST NE
   V002094   CENTURY PRINTED CIRCUITS                          % ACTIVE SALES ASSOCIATION            7411 114TH AVENUE NORTH
   E000333   CHAD PONTINEN
   E000003   CHARLES CREP                                      535 HIGHLAND DRIVE
      9185   CHARRETTE LLC                                     719 E MANDOLINE
     10534   CHASCO MACHINE &                                  MANUFACTURING, INC.                   2623 GRAND BOULEVARD
   V005701   CHINA CIRCUIT TECH                                C/0 CIELO DEVELOPMENT                 445 RESERVASION ROAD
   V000352   CHRIS ELECTRONICS                                 2023 W COUNTY RD C2
      5893   CINTAS CORPORATION                                10753 CHERRY BEND ROAD                PO BOX 66
   V001497   CIRCUIT COMPONENTS                                2400 S ROOSEVELT ST
   V004163   CIRCUIT REPAIR CORP                               45 RESEARCH DR
     10433   CITEL INC                                         1515 NW 167TH ST                      SUITE 5-223
      5729   CITY OF GAYLORD WATER DEP                         225 W MAIN ST                         RM 109
      4457   CLASSIC COMPONENTS CORP                           65 Air Park Drive
      4408   COILCRAFT INC                                     1102 SILVER LAKE RD
      8839   Cole Palmer                                       625 EAST BUNKER COURT
      5825   COMMODITY COMPONENTS INC                          100 SUMMIT STREET
      5214   COMPONENT DISTRIBUTORS                            325 5th AVENUE SUITE 202
     11040   COMPOTRON LIMITED                                 BENTLEY CENTRE                        STRATTON RD.
      5837   COMPRESSED AIR SYSTEMSINC                         9303 STANNUM STREET
   V003117   COMPUDYNE INC                                     1524 37TH ST
      4854   COMPULINK                                         1205 GANDY BLVD N
   V000693   COMPUTYPE INC                                     2285 W COUNTY RD C
   a000529   COMWARE TECHNICAL SERVICE                         17922 SKY PARK CIRCLE                 SUITE E
      5569   CONCEPTRONIC                                      DIV OF CVD EQUIPMENT CORP             1860 SMITHTOWN AVE

Vendor Num                  Vendor Name                            City         State      Zip       Country         Phone Num
      9892   ATLANTIC CONTROLS CORP                            ST AUGUSTINE      FL         32084   USA         904-824-8340
      5017   ATLANTIC ELECTRONICS                              CLEARWATER        FL         34624   USA         727-531-5900
   V001991   ATLANTIC SEMI CONDUCTOR                           PEABODY           MA          1960   USA         978-538-7300 @102
   V001945   AUTOMATED PROCESS SYSTEMS                         PLYMOUTH          MN         55441   USA         763 591 0090
     10640   AUTOMATION GROUP INC                              HUNTSVILE         AL         35806   USA         256.858.3300
      5838   AUTOSPLICE                                        SAN DIEGO         CA         92121   USA         858-535-0077
   A000015   AVIS RENT A CAR SYSTEM                            CHICAGO           IL         60693   USA
   V004564   AVNET ELECTRONIC - FL                             CLEARWATER        FL         33767   USA         800-282-9350
   V001959   AWI                                               ARDEN HILLS       MN         55126   USA         651-482-3100
   V002107   AZTEC COMPONENTS INC                              ALISO VIEJO       CA    92656-1423   USA         406-328-6002
   V000720   B & D ENTERPRISES INC                             RUSSELL           PA         16345   USA         814-757-8300
   V001340   B MILLER PRODUCTS INC                             HIBBING           MN         55746   USA         218-263-8958
     10875   BATTERIES PLUS - 055                              CLEARWATER        FL    33761-2529   USA         727.726.0228
     11033   Bay View Funding                                  LENEXA            KS         66215   USA         913-438-9825 X227
     10563   BAYER HEALTH CARE LLC                             IRELAND                              IRELAND     011-353-1-813-2169
      8310   BELL MICROPRODUCTS                                WINTER PARK       FL         32792   USA         800-542-3083
      3640   BERGQUIST COMPANY                                 MINNEAPOLIS       MN    55486-1021   USA         952.835.2322
     11078   BERND RICHTER GMBH                                WIPPERFURTH                D-51688   GERMANY     49.2267.881.9824
      7589   BETTER BUSINESS FORMS                             LARGO             FL         34647   USA         727-545-8703 X 338
      7611   BH ELECTRONICS                                    BURNSVILLE        MN         55337   USA         952-808-1577
   V001720   BIO-RAD LABORATORIES                              RICHMOND          CA         94804   USA         510-741-5097
   V000263   BISCO INDUSTRIES                                  EDINA             MN         55439   USA         952-841-1900
      4418   BISHOP ELECTRONICS CORP                           PICO RIVERA       CA    90660-1483   USA         562-695-0446-joe1060
   V002104   BOARDTEK ELECTRONICS                              SUNNYVALE         CA         94089   USA         800 893 7825
   V004801   BOCA MICRO TECHNOLOGY                             BOCA RATON        FL         33432   USA         561-391-7200
      7638   BOISE CASCADE                                     ORLANDO           FL         32824   USA         800-472-6473
      7205   BOURNS INC 1004                                   LAKE MARY         FL         32746   USA         407-804-0042 X-206
      9136   BP MICROSYSTEMS INC                               HOUSTON           TX    77210-4890   USA         800.225.2102 X5525
     11020   BREVAN ELECTRONICS                                MERRIMACK         NH         03054               603.429.1900
   V001097   BROTHERS ELECTRONICS                              EAST BRUNSWICK    NJ          8816   USA         732-605-1111
      7965   BUTLER WINDING                                    BUTLER            PA         16001   USA         724-283-7230
   V003698   BVM LIMITED                                       SOUTHAMPTON               S030 0GH   ENGLAND     9-011-44-1489780144
   V003841   BYSON MFG INC                                     CORONA            CA         92879   USA         888-289-2976
      4420   C T S BERNE                                       BERNE             IN         46711   USA         260.589.7122
   V000323   CADDOCK ELECTRONICS INC                           RIVERSIDE         CA    92507-2364   USA         909-788-1700
   V000665   CAL-CHIP ELECTRONICS                              IVYLAND           PA         18974   USA         800-884-0864 @151
   V004513   CANFIELD TECHNOLOGIES                             SAYREVILLE        NJ          8872   USA         800-526-4577 @26
   V005005   CAPACITORS PLUS INC                               CORDOVA           TN         38018   USA         800-422-7758
      6901   CAPROCK MANUFACTURING INC                         LUBBOCK           TX         79423   USA         806-745-6454
     10462   CARLSON METAL PROD INC                            TROY              MI    48083-2052   USA         248.528.1931 ext108
      4955   CARLTON BATES COMPANY                             TUCKER            GA         30084   USA         877-265-6106
   V004340   CDW                                               BUFFALO GROVE     IL         60089   USA         877-404-6001
      6623   CDW COMPUTER CENTERS INC                          VERNON HILLS      IL         60061   USA         877.325.9339
   V000337   CENTRAL CONTAINER CORP                            MINNEAPOLIS       MN    55443-0310   USA         763-425-7444
     10532   CENTRAL PEST CONTROL, INC                         PORT RICHEY       FL         34673   USA         800-531-5911
      6701   Central Semiconductor                             HAUPPAUGE         NY         11788   USA         631-435-1110 X 255
   V000329   CENTRAL SEMICONDUCTOR                             MINNEAPOLIS       MN         55413   USA         612-331-1212
   V002094   CENTURY PRINTED CIRCUITS                          LARGO             FL         33773   USA         727-541-9002
   E000333   CHAD PONTINEN
   E000003   CHARLES CREP                                      HIBBING           MN         55746   USA
      9185   CHARRETTE LLC                                     MADISON HEIGHTS   MI         48071   USA         248.583.1775
     10534   CHASCO MACHINE &                                  HOLIDAY           FL         34690   USA         727.937.6601
   V005701   CHINA CIRCUIT TECH                                MARINA            CA         93933   USA         760-433-6688
   V000352   CHRIS ELECTRONICS                                 ROSEVILLE         MN         55113   USA         800-356-6599
      5893   CINTAS CORPORATION                                TRAVERSE CITY     MI    49685-0066   USA         231-946-6428
   V001497   CIRCUIT COMPONENTS                                TEMPE             AZ    85282-2006   USA         480-967-0624
   V004163   CIRCUIT REPAIR CORP                               HAVERHILL         MA          1832   USA         978-374-5000
     10433   CITEL INC                                         MIAMI             FL         33169   USA         305-621-0022
      5729   CITY OF GAYLORD WATER DEP                         GAYLORD           MI    49735-1393   USA         517-732-4060
      4457   CLASSIC COMPONENTS CORP                           RONKONKOMA        NY         11779   USA         800-971-3330
      4408   COILCRAFT INC                                     CARY              IL         60013   USA         847-516-5575
      8839   Cole Palmer                                       VERNON HILLS      IL    60061-1844   USA         800-323-4340
      5825   COMMODITY COMPONENTS INC                          PEABODY           MA         01960   USA         978-538-0020 x 133
      5214   COMPONENT DISTRIBUTORS                            INDIALANTIC       FL        302903   USA         800-558-2351
     11040   COMPOTRON LIMITED                                 SWINDON                    SNI 2SH   UK          +44.1793.690720
      5837   COMPRESSED AIR SYSTEMSINC                         TAMPA             FL    33619-2658   USA         813-626-8177
   V003117   COMPUDYNE INC                                     HIBBING           MN         55746   USA         218-263-3624
      4854   COMPULINK                                         ST PETERSBURG     FL         33702   USA         727-579-1500
   V000693   COMPUTYPE INC                                     ST PAUL           MN         55113   USA         800-328-0852
   a000529   COMWARE TECHNICAL SERVICE                         IRVINE            CA         92614   USA         949/851-9620 EX 16
      5569   CONCEPTRONIC                                      RONKONKOMA        NY         11779   USA         631.981.7081

                                                                                                                     Outstanding
Vendor Num                  Vendor Name                Fax Num                    Service Provided                 Balance/ Amount
      9892   ATLANTIC CONTROLS CORP               904-824-0846          Maintenance, Repair & Operating Supplies   $       339.00
      5017   ATLANTIC ELECTRONICS                 727-535-6354          Electronic Distribution                    $       210.00
   V001991   ATLANTIC SEMI CONDUCTOR              978-538-3663          Broker                                     $       447.93
   V001945   AUTOMATED PROCESS SYSTEMS                                  MRO                                        $       840.36
     10640   AUTOMATION GROUP INC                 256.858.3304          Maintenance, Repair & Operating Supplies   $       200.00
      5838   AUTOSPLICE                           858-535-0130          Original Equipment Manufacturer            $    32,737.78
   A000015   AVIS RENT A CAR SYSTEM                                                                                $       285.99
   V004564   AVNET ELECTRONIC - FL                727-507-5050          Distributor                                $            -
   V001959   AWI                                  651-482-3149          Customer                                   $       845.08
   V002107   AZTEC COMPONENTS INC                 406-328-6006          Broker                                     $     4,240.08
   V000720   B & D ENTERPRISES INC                814-757-5400          Mfg                                        $     1,776.00
   V001340   B MILLER PRODUCTS INC                218-263-8583          MRO                                        $     1,065.25
     10875   BATTERIES PLUS - 055                 727.724.6597          Maintenance, Repair & Operating Supplies   $       649.00
     11033   Bay View Funding                     913-438-7989          Mfg                                        $    10,821.65
     10563   BAYER HEALTH CARE LLC                011-353-1-813-2100    Customer                                   $            -
      8310   BELL MICROPRODUCTS                   407-682-1286          Electronic Distribution                    $    36,426.25
      3640   BERGQUIST COMPANY                    952.835.4156          Fab                                        $    18,573.47
     11078   BERND RICHTER GMBH                   49.2267.881.98724     Original Equipment Manufacturer            $     8,383.00
      7589   BETTER BUSINESS FORMS                727-546-8910          MRO                                        $       656.00
      7611   BH ELECTRONICS                       952-894-9380          Original Equipment Manufacturer            $    28,379.80
   V001720   BIO-RAD LABORATORIES                 510-741-5358          Customer                                   $            -
   V000263   BISCO INDUSTRIES                     952-841-1888          Distributor                                $     9,928.05
      4418   BISHOP ELECTRONICS CORP              562-692-4008          Original Equipment Manufacturer            $       126.38
   V002104   BOARDTEK ELECTRONICS                                       Mfg                                        $       250.00
   V004801   BOCA MICRO TECHNOLOGY                561-391-8040          Broker                                     $       525.00
      7638   BOISE CASCADE                        800-720-2267          MRO                                        $     3,184.13
      7205   BOURNS INC 1004                      407-804-1010          Original Equipment Manufacturer            $     2,705.00
      9136   BP MICROSYSTEMS INC                  713-688-0920          Mfg                                        $       900.00
     11020   BREVAN ELECTRONICS                   603.429.1001          Electronic Distribution                    $     8,456.00
   V001097   BROTHERS ELECTRONICS                 1-352-597-0077        Distributor                                $     1,964.00
      7965   BUTLER WINDING                       724-283-8799          Original Equipment Manufacturer            $       896.00
   V003698   BVM LIMITED                          9-011-44-1489783589   Mfg                                        $       425.00
   V003841   BYSON MFG INC                        909-737-3001          Fabricator                                 $       129.45
      4420   C T S BERNE                          260.589.3243          Original Equipment Manufacturer            $     2,378.00
   V000323   CADDOCK ELECTRONICS INC              909-369-1151          Mfg                                        $     2,549.10
   V000665   CAL-CHIP ELECTRONICS                 215-942-6400          Mfg                                        $    25,202.84
   V004513   CANFIELD TECHNOLOGIES                732-316-2177          MRO                                        $     6,150.00
   V005005   CAPACITORS PLUS INC                  901-937-1976          Distributor                                $     7,800.65
      6901   CAPROCK MANUFACTURING INC            806-745-5963          Plastics                                   $     2,744.65
     10462   CARLSON METAL PROD INC               248.528.0720          Metals                                     $    44,671.53
      4955   CARLTON BATES COMPANY                800-530-5325          Mfg                                        $       895.75
   V004340   CDW                                  847-968-1730          MRO                                        $       117.25
      6623   CDW COMPUTER CENTERS INC             312.705.0651          Maintenance, Repair & Operating Supplies   $     1,814.00
   V000337   CENTRAL CONTAINER CORP               763-425-8008          Mfg                                        $     8,219.86
     10532   CENTRAL PEST CONTROL, INC            727-849-7015          Maintenance, Repair & Operating Supplies   $       145.00
      6701   Central Semiconductor                631-435-3388          Mfg                                        $       307.50
   V000329   CENTRAL SEMICONDUCTOR                612-331-8783          Mfg                                        $     2,526.30
   V002094   CENTURY PRINTED CIRCUITS             727-541-9893          Board House                                $            -
   E000333   CHAD PONTINEN                                              Employee Expense                           $            -
   E000003   CHARLES CREP                                               Employee Expense                           $            -
      9185   CHARRETTE LLC                        248.583.1727          Maintenance, Repair & Operating Supplies   $       682.00
     10534   CHASCO MACHINE &                     727.938.1810          Metals                                     $     4,038.00
   V005701   CHINA CIRCUIT TECH                   760-433-0678          Board House                                $    50,873.06
   V000352   CHRIS ELECTRONICS                    651-631-3071          Distributor                                $   109,024.84
      5893   CINTAS CORPORATION                                         Mfg                                        $       327.00
   V001497   CIRCUIT COMPONENTS                   480-731-6216          Mfg                                        $       697.78
   V004163   CIRCUIT REPAIR CORP                  978-372-5700          Mfg                                        $       230.00
     10433   CITEL INC                            305-621-0766          Mfg                                        $       892.00
      5729   CITY OF GAYLORD WATER DEP                                  Water Utility                              $            -
      4457   CLASSIC COMPONENTS CORP              631-588-1116          Electronic Distribution                    $    39,127.71
      4408   COILCRAFT INC                        847-639-1469          Original Equipment Manufacturer            $    57,864.60
      8839   Cole Palmer                          847-247-2929          Mfg                                        $       134.24
      5825   COMMODITY COMPONENTS INC             978-538-3633          Electronic Distribution                    $    18,950.00
      5214   COMPONENT DISTRIBUTORS               800-292-6579          Electronic Distribution                    $     1,575.00
     11040   COMPOTRON LIMITED                    +44.1793.690721       Electronic Distribution                    $     1,766.00
      5837   COMPRESSED AIR SYSTEMSINC            813-628-0187          Maintenance, Repair & Operating Supplies   $     1,796.00
   V003117   COMPUDYNE INC                                              Distributor                                $     3,446.63
      4854   COMPULINK                            727-578-8420          Cable Assemblies                           $       550.00
   V000693   COMPUTYPE INC                        651-633-5580          Mfg                                        $     1,426.10
   a000529   COMWARE TECHNICAL SERVICE            949/851-8431                                                     $       532.50
      5569   CONCEPTRONIC                         631.981.7095          Mfg                                        $     4,350.00

Vendor Num                  Vendor Name                                    Address Line 1                    Address Line 2
   V004851   CONDUCTIVE CONTAINERS INC                         4500 QUEBEC AVE N
   V000916   CONNECTRONICS - OH                                2745 AVONDALE AVE
      7021   Consolidated Products                             6234 ENTERPRISE DRIVE                 PO BOX 51208
      5100   CONTACT EAST INC                                  335 WILLOW STREET
      8080   Contact Systems                                   50 MIRY BROOK ROAD
   V000475   COORS CERAMICS CO                                 17750 W 32ND AVE
   V005645   CORETEC INC-ELLESMERE                             13570 GROVE DR                        #117
   V004385   CORIDIAN TECHNOLOGIES                             8140 MALLORY COURT
   V002344   CORNELL DUBILER MARKETING                         140 TECHNOLOGY PLACE
      9927   CORR PACK INC                                     9833 5 MILE RD
      6890   COURTESY FASTENER                                 6044 N. PULASKI RD.
   V001794   CREATIVE CARTON                                   8600 WYOMING AVE N
     10726   CREATIVE MOLD & MACHINE                           PO BOX 323                            10385 KINSMAN RD
   V001747   CRESTWOOD TECH GROUP                              81 PONDFIELD RD                       SUITE 204
      8111   CRITERION TOOL & DIE INC                          5349 W 161 ST STREET
      8171   CROSSROADS INDUSTRIES INC                         525 BARNYARD BLVD                     P O BOX 553
   V000470   CROWN PLASTICS                                    12615 16TH AVE N
   V003715   CRUCIAL TECHNOLOGY                                3475 E COMMERCIAL CT
   V004250   CRYDOM CORPORATION                                2320 PASEO DE LAS AMERICAS            SUITE 201
   A000683   CRYSTAL CLEAR                                     2833 2ND AVE EAST
      7091   CRYSTAL DIE AND MOLD INC.                         905 WEST ALGONQUIN ROAD               P.O. BOX 68
   V001933   CTG (CRESTWOOD TECH GRP)                          81 PONDFIELD RD #204
      9957   CTS CORP UK LTD                                   BLANTYRE INDUSTRIAL ESTATE            HIGH BLANTYRE
   A000030   CULLIGAN WATER CONDITION                          2402 FIRST AVENUE
      5187   CUMMINS BRIDGEWAY LLC                             21810 CLESSIE COURT
   V002476   CUNNINGHAM GRAPHICS                               447 VISTA AVE
   V002089   CUSTOM CONNECTIONS                                755 EAST CLIFF ROAD
      9814   CUSTOM PLASTIC                                    DEVELOPMENTS INC                      2710 N JOHN YOUNG PARKWAY
      7048   CUT CRAFT, INC.                                   1501 NORTH PARK DR.                   PO BOX 99152
      6245   Cyber Optics                                      5900 GOLDEN HILLS DRIVE
     10759   DALSA INC                                         605 MCMURRAY RD
      9174   Dan Solowy
      5777   Danker Screen                                     800 PROGRESS IND BLVD
   V004398   DATA GENERAL CORP                                 CITY W FINANCIAL CENTER               6500 CITY W PKWY
      6069   DATA I/O                                          PO BOX 97046                          (10525 WILLOWS ROAD NE)
     10623   DATACAL ENTERPRISES LLC                           1345 N. MONDEL RD.
   V003930   DATACARD CORPORATION                              ATTN KATHY ENDICOTT  MS102            11111 BREN ROAD W
      8183   DATASCOPE CORPORATION                             PATIENT MONITORING DIV                800 MacARTHUR BOULEVARD
   V002823   DATEL INC                                         11 CABOT BLVD
   A000141   DAY-TIMERS                                        PO BOX 27001
   V003377   DB ROBERTS-GA                                     435 DIVIDEND DRIVE                    SUITE A
   V000781   DC ELECTRONICS INC                                1870 LITTLE ORCHARD ST
     11111   De Lage Financial                                 111 OLD EAGLE SCHOOL RD
     10507   DEBORAH HOLLINSHEAD                               1005 REGENT AVE.
   V000432   DEE ELECTRONICS                                   2500 16TH AVE S W
     11054   DEK                                               8 BARTLES CORNER RD.                  BLDG. 200
   V000428   DEL POWER CONVERSION                              ONE COMMERCE PARK
      6679   DEPENDABLE COMPONENTS                             1003 EAST NEW PORT CENTER DR
      9773   DESIGN & MOLDING SERV INC                         25 HOWARD STREET
   V001614   DEXTER MAGNETIC MAT'L - MN                        1050 MORSE AVE
   V001881   DIAMOND METAL PRODUCTS                            13815 LINCOLN ST NE
   V001781   DIAMOND MFG CORP                                  1763 TIMOTHY DR
      6060   DIE CUT PRODUCTS                                  1801 EAST 30TH STREET
      4407   DIEBOLD INC                                       5995 MAYFAIR RD                       PO BOX 3077
      1180   DIGI-KEY CORPORATION                              701 BROOKS AVE SOUTH                  PO BOX 677
     10234   DIRECT COMPONENTS                                 4828 WEST GANDY BOULEVARD
   A000833   DIVERSIFIED COLLECTION                            PO BOX 4003
   V004442   DIVERSIFIED ELECT & ASSY                          8260 ARTHUR ST NE                     SUITE C
   V001977   DMI                                               30750 N W HILLCREST ST
   V002105   DONG A PRECISION                                  % WESTAK -OR                          3941 24TH AVENUE
   V004300   DONNELLY CUSTOM MFG                               105 DONOVAN DR
   V000825   DOVE ELECT COMPONENTS                             39 RESEARCH WAY
   V001645   DOW SWITCH                                        200 RESEARCH DR
      5616   Dunn's Business                                   134 S OTSEGO AVE                      PO BOX 248
     11099   Duratech                                          3216 COMMERCE STREET                  PO BOX 2999
   V000291   DYNAMIC DETAILS                                   %DDI-VA                               1200 SEVERN WAY
      5765   E F D                                             977 WATERMAN AVENUE
   V005702   EAGLE DESIGN GROUP                                C/O AGILE OPTICAL SOLUTIONS           45 SENN DR
   V001431   EASTEK INTERNATIONAL                              330 HASTING DR
      9881   EASTERN PLASTICS, INC.                            110 HALCYON DRIVE                     P O BOX 9188
      8329   Easy Link SERVICES                                CORPORATION                           ACCT 336-2060

Vendor Num                  Vendor Name                            City         State      Zip       Country         Phone Num
   V004851   CONDUCTIVE CONTAINERS INC                         NEW HOPE          MN         55428   USA         800-200-2090 @ 130
   V000916   CONNECTRONICS - OH                                TOLEDO            OH         43607   USA         419 537 0020
      7021   Consolidated Products                             KNOXVILLE         TN    37950-1208   USA         865-588-2468 X3039
      5100   CONTACT EAST INC                                  NORTH ANDOVER     MA    01845-5995   USA         800.925.9139
      8080   Contact Systems                                   DANBURY           CT         06810   USA         203-743-3837
   V000475   COORS CERAMICS CO                                 GOLDEN            CO         80401   USA         303-277-4841
   V005645   CORETEC INC-ELLESMERE                             MAPLE GROVE       MN         55311   USA         763-493-8759
   V004385   CORIDIAN TECHNOLOGIES                             CHANHASSEN        MN         55317   USA         952-361-9980
   V002344   CORNELL DUBILER MARKETING                         LIBERTY           SC         29657   USA         864-843-2277
      9927   CORR PACK INC                                     NORTHVILLE        MI         48167   USA         248-348-4189 EXT 100
      6890   COURTESY FASTENER                                 CHICAGO           IL         60646   USA         773-267-7450
   V001794   CREATIVE CARTON                                   MINNEAPOLIS       MN    55445-1827   USA         763-554-0032
     10726   CREATIVE MOLD & MACHINE                           NEWBURY           OH         44065               440-338-5146
   V001747   CRESTWOOD TECH GROUP                              BRONXVILLE        NY         10708   USA         914-779-3500
      8111   CRITERION TOOL & DIE INC                          BROOK PARK        OH         44142   USA         216-267-1733 X37
      8171   CROSSROADS INDUSTRIES INC                         GAYLORD           MI    49734-0553   USA         517-732-1233
   V000470   CROWN PLASTICS                                    PLYMOUTH          MN         55441   USA         763-557-6000
   V003715   CRUCIAL TECHNOLOGY                                MERIDIAN          ID         83642   USA         800-932-4995
   V004250   CRYDOM CORPORATION                                SAN DIEGO         CA         92154   USA         619-210-1600 @318
   A000683   CRYSTAL CLEAR                                     HIBBING           MN         55746   USA
      7091   CRYSTAL DIE AND MOLD INC.                         ALGONQUIN         IL         60102   USA         847-658-6535
   V001933   CTG (CRESTWOOD TECH GRP)                          BRONXVILLE        NY         10708   USA         914-779-3500
      9957   CTS CORP UK LTD                                                              G72 0XA   UK          011-44-1698-505094
   A000030   CULLIGAN WATER CONDITION                          HIBBING           MN         55746   USA
      5187   CUMMINS BRIDGEWAY LLC                             NEW HUDSON        MI         48165   USA         989-732-5055
   V002476   CUNNINGHAM GRAPHICS                               ADDISON           IL         60101   USA         630 543 3453
   V002089   CUSTOM CONNECTIONS                                BURNSVILLE        MN         55337   USA         952-894-4090
      9814   CUSTOM PLASTIC                                    KISSIMMEE         FL         34741   USA         407-847-3054 EXT103
      7048   CUT CRAFT, INC.                                   FORT WORTH        TX    76199-0152   USA         817-332-6151 x117
      6245   Cyber Optics                                      MINNEAPOLIS       MN         55416   USA         763-542-5000
     10759   DALSA INC                                         WATERLOO,ONT                N2V2E9   CANADA      519.886.6001x2200
      9174   Dan Solowy                                        GAYLORD           MI
      5777   Danker Screen                                     LAWRENCEVILLE     GA         30043   USA         770-339-7467
   V004398   DATA GENERAL CORP                                 EDEN PRAIRIE      MN         55344   USA         612-828-7160
      6069   DATA I/O                                          REDMOND           WA    98073-9746   USA         800-332-8246
     10623   DATACAL ENTERPRISES LLC                           GILBERT           AZ         85233   USA         800.459.7931 X3109
   V003930   DATACARD CORPORATION                              MINNETONKA        MN    55343-9015   USA         952-988-2315
      8183   DATASCOPE CORPORATION                             MAHWAH            NJ    07430-0619   USA         800-288-2121 x8477
   V002823   DATEL INC                                         MANSFIELD         MA    02048-1194   USA         508-339-3000 EXT 133
   A000141   DAY-TIMERS                                        LEHIGH VALLEY     PA    18002-7001   USA
   V003377   DB ROBERTS-GA                                     PEACHTREE CITY    GA         30269   USA         770-487-7600
   V000781   DC ELECTRONICS INC                                SAN JOSE          CA         95125   USA         408-947-4500
     11111   De Lage Financial                                 WAYNE             PA         19087   USA         989-732-3901
     10507   DEBORAH HOLLINSHEAD                               CLEARWATER        FL         33764   USA         727-424-3586
   V000432   DEE ELECTRONICS                                   CEDAR RAPIDS      IA         52406   USA         888-830-0101 @103
     11054   DEK                                               FLEMINGTON        NJ         08822               908.782.4140
   V000428   DEL POWER CONVERSION                              VALHALLA          NY         10595   USA         800-811-0638 @518
      6679   DEPENDABLE COMPONENTS                             DEERFIELD BEACH   FL         33442   USA         800-350-7923
      9773   DESIGN & MOLDING SERV INC                         PISCATAWAY        NJ         08854   USA         732-752-0300
   V001614   DEXTER MAGNETIC MAT'L - MN                        ELKGROVE VILLAGE  IL         60007   USA         800 775 3829
   V001881   DIAMOND METAL PRODUCTS                            HAM LAKE          MN         55304   USA         763-757-8353
   V001781   DIAMOND MFG CORP                                  SAN LEANDRO       CA         94577   USA         510-614-1225
      6060   DIE CUT PRODUCTS                                  CLEVELAND         OH    44114-4471   USA         216-771-6994 X110
      4407   DIEBOLD INC                                       NORTH CANTON      OH    44720-8077   USA         330-490-4485
      1180   DIGI-KEY CORPORATION                              THIEF RIVER FAL   MN    56701-0677   USA         800-474-6154
     10234   DIRECT COMPONENTS                                 TAMPA             FL         33611   USA         813-835-3883
   A000833   DIVERSIFIED COLLECTION                            ALAMEDA           CA         94501   USA
   V004442   DIVERSIFIED ELECT & ASSY                          MINNEAPOLIS       MN         55432   USA         763-784-9600
   V001977   DMI                                               NORTH PLAINS      OR         97133   USA         800-886-1468
   V002105   DONG A PRECISION                                  FOREST GROVE      OR         97116   USA         800-331-0675@3010
   V004300   DONNELLY CUSTOM MFG                               ALEXANDRIA        MN         56308   USA         320-762-2396
   V000825   DOVE ELECT COMPONENTS                             E SETAUKET        NY         11733   USA         800-232-9825 @129
   V001645   DOW SWITCH                                        WILMINGTON        MA         01887   USA         978 657 7290
      5616   Dunn's Business                                   GAYLORD           MI         49735   USA         989-732-3901
     11099   Duratech                                          LA CROSS          WI         54602   USA         608-779-3266
   V000291   DYNAMIC DETAILS                                   STERLING          VA         20166   USA         703-652-2263
      5765   E F D                                             EAST PROVIDENCE   RI         02914   USA         800-556-3484
   V005702   EAGLE DESIGN GROUP                                CHESTER SPRINGS   PA         19428   USA         610-321-2488@13
   V001431   EASTEK INTERNATIONAL                              BUFFALO GROVE     IL         60089   USA         847-353-8300 @228
      9881   EASTERN PLASTICS, INC.                            BRISTOL           CT    06010-9188   USA         860-314-2880 X153
      8329   Easy Link SERVICES                                CAROL STREAM      IL    60197-6003   USA         800-624-5672

                                                                                                                     Outstanding
Vendor Num                  Vendor Name                Fax Num                    Service Provided                 Balance/ Amount
   V004851   CONDUCTIVE CONTAINERS INC            763-537-1738          Mfg                                          $ 15,208.74
   V000916   CONNECTRONICS - OH                                         Mfg                                          $  1,073.87
      7021   Consolidated Products                865-588-3385          Mfg                                          $     23.65
      5100   CONTACT EAST INC                     800-743-8141          Maintenance, Repair & Operating Supplies     $ 11,525.66
      8080   Contact Systems                      203-790-6322          MACHINE REPAIR & PARTS                       $    287.00
   V000475   COORS CERAMICS CO                    303-277-4990          Mfg                                          $    355.12
   V005645   CORETEC INC-ELLESMERE                763-493-8511          Board House                                  $  4,656.96
   V004385   CORIDIAN TECHNOLOGIES                952-361-9981          Mfg                                          $  6,279.31
   V002344   CORNELL DUBILER MARKETING            864-843-3800          Mfg                                          $ 15,869.60
      9927   CORR PACK INC                        248-348-3636          Others                                       $  5,961.00
      6890   COURTESY FASTENER                    773-267-4146          Industrial Distributor                       $    585.60
   V001794   CREATIVE CARTON                      763-493-6511          MRO                                          $  2,964.95
     10726   CREATIVE MOLD & MACHINE              440-338-1647          Mfg                                          $    854.00
   V001747   CRESTWOOD TECH GROUP                 914-337-6362          Broker                                       $    324.00
      8111   CRITERION TOOL & DIE INC             216-267-4542          Metals                                       $    975.00
      8171   CROSSROADS INDUSTRIES INC            517-732-6793          Mfg                                          $  2,288.00
   V000470   CROWN PLASTICS                       763-557-6638          Distributor                                  $    469.76
   V003715   CRUCIAL TECHNOLOGY                   208-363-5633          Mfg                                          $    815.60
   V004250   CRYDOM CORPORATION                   619-710-8540          Mfg                                          $ 35,428.43
   A000683   CRYSTAL CLEAR                                                                                           $     66.00
      7091   CRYSTAL DIE AND MOLD INC.            847-658-6735          Metals                                       $    867.00
   V001933   CTG (CRESTWOOD TECH GRP)             914-337-6362          Broker                                       $    450.00
      9957   CTS CORP UK LTD                      011-44-1698-506007    Customer                                     $151,363.12
   A000030   CULLIGAN WATER CONDITION                                                                                $    272.00
      5187   CUMMINS BRIDGEWAY LLC                989-732-2525          Mfg                                          $    777.00
   V002476   CUNNINGHAM GRAPHICS                                        Mfg                                          $    915.30
   V002089   CUSTOM CONNECTIONS                   952-890-8772          Mfg                                          $     49.92
      9814   CUSTOM PLASTIC                       407-847-8687          Plastics                                     $  8,705.00
      7048   CUT CRAFT, INC.                      817-335-8698          Mfg                                          $  1,386.00
      6245   Cyber Optics                         763-542-5100          EQUIPMENT MATERIAL PARTS                     $ 10,650.00
     10759   DALSA INC                            519.886.8023          Original Equipment Manufacturer              $  7,830.00
      9174   Dan Solowy                                                 EMPLOYEE                                     $         -
      5777   Danker Screen                        770-339-7567          Mfg                                          $    364.79
   V004398   DATA GENERAL CORP                    612-828-7161          MRO                                          $  3,540.85
      6069   DATA I/O                             425-869-7423          MRO                                          $     68.00
     10623   DATACAL ENTERPRISES LLC              480.813.3280          Plastics                                     $     89.00
   V003930   DATACARD CORPORATION                 952-988-1336          Customer                                     $         -
      8183   DATASCOPE CORPORATION                201-995-8001          Customer                                     $         -
   V002823   DATEL INC                            508-339-6356          Mfg                                          $  4,328.48
   A000141   DAY-TIMERS                                                 MRO                                          $     34.06
   V003377   DB ROBERTS-GA                        770-487-2730          Mfg                                          $    341.05
   V000781   DC ELECTRONICS INC                   408-947-4510          Distributor                                  $     46.92
     11111   De Lage Financial                    989-732-4699          COPIER LEASE FOR GAYLORD                     $    536.65
     10507   DEBORAH HOLLINSHEAD                                        Maintenance, Repair & Operating Supplies     $    546.00
   V000432   DEE ELECTRONICS                      319-365-8506          Distributor                                  $ 22,682.66
     11054   DEK                                  908.782.4774          Maintenance, Repair & Operating Supplies     $  2,727.71
   V000428   DEL POWER CONVERSION                 914-686-2870          Mfg                                          $  8,625.28
      6679   DEPENDABLE COMPONENTS                954-283-5801          Electronic Distribution                      $    355.00
      9773   DESIGN & MOLDING SERV INC            732-752-4889          Plastics                                     $  4,246.00
   V001614   DEXTER MAGNETIC MAT'L - MN                                 Mfg                                          $    113.60
   V001881   DIAMOND METAL PRODUCTS               763-757-8356          Fabricator                                   $    241.71
   V001781   DIAMOND MFG CORP                     510-483-2637          Fabricator                                   $  4,144.91
      6060   DIE CUT PRODUCTS                     216-771-0777          Fab                                          $  1,828.00
      4407   DIEBOLD INC                          330-490-4508          Customer                                     $         -
      1180   DIGI-KEY CORPORATION                 218-681-3380          Electronic Distribution                      $128,918.43
     10234   DIRECT COMPONENTS                    813-831-0295          Electronic Distribution                      $    125.00
   A000833   DIVERSIFIED COLLECTION                                     Mfg                                          $     50.62
   V004442   DIVERSIFIED ELECT & ASSY             763-784-9595          Fabricator                                   $  2,207.70
   V001977   DMI                                  503-647-5287          MRO                                          $  1,596.00
   V002105   DONG A PRECISION                     503-359-4747          Board House                                  $  1,587.60
   V004300   DONNELLY CUSTOM MFG                  320-762-1770          Fabricator                                   $  1,411.61
   V000825   DOVE ELECT COMPONENTS                631-689-7362          Distributor                                  $ 13,351.57
   V001645   DOW SWITCH                                                 Mfg                                          $  3,599.35
      5616   Dunn's Business                      989-732-4269          SUPPLIES                                     $    929.86
     11099   Duratech                             608-779-3333          Mfg                                          $    254.25
   V000291   DYNAMIC DETAILS                      703-652-2295          Board House                                  $112,953.49
      5765   E F D                                401-431-0237          Mfg                                          $    340.00
   V005702   EAGLE DESIGN GROUP                   610-321-2492          Mfg                                          $ 17,550.37
   V001431   EASTEK INTERNATIONAL                 847-353-8900          Subcontractor                                $         -
      9881   EASTERN PLASTICS, INC.               860-314-2888          Plastics                                     $178,954.94
      8329   Easy Link SERVICES                                         POLYDYNE SYSTEM QUOTING EDI                  $     50.10

Vendor Num                  Vendor Name                                    Address Line 1                    Address Line 2
   A000864   EDGAR ONLINE                                      122 EAST 42ND ST                      SUITE 2700
      8900   Edgar Schulz
      5035   EDGE ELECTRONIC INC                               ONE MILITIA DRIVE
   A000756   EDUCATED DESIGN                                   2200 GATEWAY CENTRE BLVD
      9281   EDX ELECTRONICS, INC                              1040 WILLA SPRINGS DR
   V000229   EFC INTERNATIONAL                                 1940 CRAIGSHIRE RD
   V003434   EFD                                               977 WATERMAN AVE
   V001690   EG TECHNOLOGY CORP                                60 E MOUNT PLEASANT AVE
      7427   EIMO AMERICAS                                     14320 SOUTH PORTAGE ROAD
      8675   ELCON SALES                                       470 CLIFTON AVE.
   V000463   ELECT FASTENERS - MN                              305 WINTER ST                         PO BOX 9182
      6268   ELECTRO COMP                                      TAPE AND REEL                         14190 63RD WAY NORTH
   V000554   ELECTRO SCIENTIFIC IND'S                          13900 NW SCIENCE PARK DR
      5693   ELECTRO SPACE FAB                                 300 W HIGH STREET                     P O BOX 67
   V004580   ELECTROLABS INC                                   18503 14 MILE RD
      6632   ELECTRONIC CONTROL DESIGN                         4287-A SE INTERNT'L WAY
      6706   ELECTRONIC FASTENERS INC                          801 CORNWALL ROAD
      9906   ELECTROSWITCH                                     PO BOX 3500-42
   V000172   ELKAY FASTENERS                                   351 LANDING RD                        PO BOX 88
      5047   ELLSWORTH ADHESIVE SYS                            7416 NINETEEN MILE ROAD
      8547   ELO TOUCHSYSTEMS INC                              41752 CRISTY STREET
      8012   ELYRIA PLASTIC PRODUCTS                           710 TAYLOR STREET
      6185   EMC2                                              DATA GENERAL                          4400 COMPUTER DRIVE
   V000678   EMCO HIGH VOLTAGE                                 11126 RIDGE RD                        PO BOX 1025
   V001910   ENGEL DIVERSIFIED IND INC                         1060 QUAKER AVE                       BOX 85
      7471   ENGINEERED COMPONENTS                             PO BOX 8121
      8644   Enlow Lavada
     10592   ENVIROMENTAL ACCESSORIES                          INC                                   2551 SR 60 W
      7881   EPEC LLC                                          174 DUCHAINE BLVD
   V001918   EPIC RESINS                                       600 INDUSTRIAL BLVD
      9410   EPSON ELECTRONICS AMERICA                         C/O MEGA TECHNOLOGIES INC             3010 ROY BOULEVARD SOUTH
      4918   Equiptex                                          14 NORTH BLEEKER STREET
     10455   ERSA INC                                          1779 PILGRIM ROAD
      9871   ESCIENT                                           6325 DIGITAL WAY
   V005590   ESI VISION                                        13900 N W SCIENCE PARK DR
     10722   ETRONIC USA                                       1730 GOLD POINT CIRCLE NORTH
   V004428   EVERETT CHARLES TECH - CA                         700 E HARRISON AVE
   V000705   EVERLIGHT INT'L CORP                              14675 MIDWAY ROAD                     SUITE221
      8076   EVP SOLUTIONS                                     6103 JOHNS ROAD SUITE 2
      3830   EXCEL ELECTROCIRCUITS                             50 NORTHPOINTE DR
   V000460   EXCEL FABRICATING INC                             2301 NEVADA AVE N
   V004469   EXCEL INC                                         1 AMES COURT                          UNIT 100
   V001521   EXCELL ELECTRONICS CORP                           2425 AMERICAN LN
   V000915   EXPOTEK PRODUCTS CORP                             2620 S PARKER RD                      SUITE 153
      6079   FAIR-RITE PRODUCTS CORP                           C/O CBX ELECTRONICS, INC.             1 COMMERCIAL ROW
   V000570   FARGO ASSEMBLY                                    3300 7TH AVE N                        PO BOX 2340
     11084   FARNELL INONE                                     CANAL ROAD,ARMLEY                     LEEDS
      4783   FEMA ELECTRONICS CORP                             12 STULTS ROAD                        SUITE 103
     10683   FIRST INTERNATIONAL                               COMPUTER INC.                         NO. 300
     10056   FIRST LEVEL, INC.                                 3109 EXPRESS WAY
   V000431   FISCHER CONNECTORS INC                            115 PERIMETER CENTER DR               SUITE 1060
      8129   FLEXIBLE CIRCUITS INC                             222 VALLEY ROAD
      4891   FLORIDA METAL STAMPING                            6951 108TH AVE NORTH
      9095   FLORIDA SEAL AND RUBBER                           10350 FISHER AVENUE
     10250   FLOWERS BY EVELYN                                 404 NORTH CENTER
      7004   FOUR STAR TOOL INC.                               5521 MEADOWBROOK CT.
     11124   FOX ELECTRONICS                                   5570 ENTERPRISE PKWAY
   V001802   FRALOCK IND                                       1200 INDUSTRIAL RD                    UNIT 18
     11149   FRANCISCO J. HERNANDEZ                            DBA FPD. INTERNATIONAL, INC           442 KNIGHT DR.
      6635   Fuji America                                      431A CANAL STREET SUITE C
   V004607   FUJIPOLY AMERICA CORP                             900 MILIK ST                          PO BOX 119
      6713   FUJITSU MICROELECTRONICS                          INC #                                 3500 PARKWAY LN. SUITE290
      8633   FUSES UNLIMITED INC                               9248 ETON AVENUE
   V004556   FUTURE ELECT - FL                                 15950 BAY VISTA DRIVE                 SUITE 340
      7296   G & K SERVICES INC                                3735 CORPOREX PARK DRIVE
      8166   G C AERO                                          3165 FUJITA STREET
      6015   G M T INTERNATIONAL                               PO BOX 117
      8515   G T PACKAGING & JANITORIAL                        3820 Cass Road
   V001780   G&L MANUFACTURING                                 701 S 32ND ST
      7125   GARLAND SERVICES                                  714 SHEPARD DR
      6775   GARRETT I E U INC                                 1320 WEST MCCOY LANE

Vendor Num                  Vendor Name                            City         State      Zip       Country         Phone Num
   A000864   EDGAR ONLINE                                      NEW YORK          NY         10168   USA         212-457-8203
      8900   Edgar Schulz
      5035   EDGE ELECTRONIC INC                               LEXINGTON         MA         02421   USA         800-647-3343
   A000756   EDUCATED DESIGN                                   MORRISVILLE       NC         27560   USA         1-800-806-6236
      9281   EDX ELECTRONICS, INC                              WINTER SPRINGS    FL         32708   USA         800-505-4100X115
   V000229   EFC INTERNATIONAL                                 ST LOUIS          MO         63146   USA         800 799 4056
   V003434   EFD                                               E PROVIDENCE      RI    02914-1378   USA         800-828-3331
   V001690   EG TECHNOLOGY CORP                                LIVINGSTON        NJ          7039   USA         973-535-6480
      7427   EIMO AMERICAS                                     VICKSBURG         MI         49097   USA         269.649.1384 x 34
      8675   ELCON SALES                                       CLIFTON           NJ         07011               973-546-5022
   V000463   ELECT FASTENERS - MN                              WALTHAM           MA          2254   USA         781-890-7780
      6268   ELECTRO COMP                                      CLEARWATER        FL         33760   USA         727-532-4262
   V000554   ELECTRO SCIENTIFIC IND'S                          PORTLAND          OR         97229   USA         503-641-4141
      5693   ELECTRO SPACE FAB                                 TOPTON            PA         19562   USA         610-682-7181
   V004580   ELECTROLABS INC                                   FRASER            MI         48026   USA         586-294-4150
      6632   ELECTRONIC CONTROL DESIGN                         MILWAUKIE         OR    97222-8825   USA         800-323-4548
      6706   ELECTRONIC FASTENERS INC                          SANFORD           FL         32773   USA         800-327-0760
      9906   ELECTROSWITCH                                     BOSTON            MA    02241-0542   USA         888-768-2797 x329
   V000172   ELKAY FASTENERS                                   GLENDORA          NJ          8029   USA         800-888-3448
      5047   ELLSWORTH ADHESIVE SYS                            STERLING HEIGHT   MI         48314   USA         800-888-0698
      8547   ELO TOUCHSYSTEMS INC                              FREMONT           CA         94538   USA         610-719-1617
      8012   ELYRIA PLASTIC PRODUCTS                           ELYRIA            OH         44035   USA         440-322-8577
      6185   EMC2                                              WESTBORO          MA         01580   USA
   V000678   EMCO HIGH VOLTAGE                                 SUTTER CREEK      CA         95685   USA         800-546-3680
   V001910   ENGEL DIVERSIFIED IND INC                         JORDAN            MN         55352   USA         952-492-3666
      7471   ENGINEERED COMPONENTS                             SAN LUIS OBISPO   CA    93403-8121   USA         800-235-4144 x123
      8644   Enlow Lavada
     10592   ENVIROMENTAL ACCESSORIES                          BARTOW            FL         33830   USA         813.267.8470
      7881   EPEC LLC                                          NEW BEDFORD       MA         02745   USA         508.995.5171
   V001918   EPIC RESINS                                       PALMYRA           WI         53156   USA         262-495-3400
      9410   EPSON ELECTRONICS AMERICA                         ALPHARETTA        GA         30005   USA         321-752-6767
      4918   Equiptex                                          MT VERNON         NY         10550   USA         914-668-4841
     10455   ERSA INC                                          PLYMOUTH          WI         53073   USA         1.800.363.3772
      9871   ESCIENT                                           INDIANAPOLIS      IN         46278   USA         317-616-6789x6552
   V005590   ESI VISION                                        PORTLAND          OR         97229   USA         503-671-5283
     10722   ETRONIC USA                                       HIXSON            TX         37343   USA         423.842.1876
   V004428   EVERETT CHARLES TECH - CA                         POMONA            CA         91767   USA         909-625-5551
   V000705   EVERLIGHT INT'L CORP                              ADDISON           TX         75001   USA         972-490-4008
      8076   EVP SOLUTIONS                                     TAMPA             FL         33634   USA         813-882-8888
      3830   EXCEL ELECTROCIRCUITS                             ORION             MI         48359   USA         248-373-0700
   V000460   EXCEL FABRICATING INC                             GOLDEN VALLEY     MN         55427   USA         763-531-3952 @121
   V004469   EXCEL INC                                         PLAINVIEW         NY         11803   USA         516-576-9696
   V001521   EXCELL ELECTRONICS CORP                           ELK GROVE VLG     IL         60007   USA         847-766-7455
   V000915   EXPOTEK PRODUCTS CORP                             AURORA            CO         80014   USA         303-743-0686
      6079   FAIR-RITE PRODUCTS CORP                           WALLKILL          NY    12589-0288   USA         407-774-9100
   V000570   FARGO ASSEMBLY                                    FARGO             ND         58108   USA         701-298-3803
     11084   FARNELL INONE                                     YORKSHIRE                 LS12 2TU   ENGLAND     +44 870.1200.208
      4783   FEMA ELECTRONICS CORP                             DAYTON            NJ          8810   USA         800-292-3362
     10683   FIRST INTERNATIONAL                               TAIPEI TAIWAN                  114   TAIWAN ROC  886-2-2714-8632
     10056   FIRST LEVEL, INC.                                 YORK              PA         17402   USA         717-266-2450
   V000431   FISCHER CONNECTORS INC                            ALTANTA           GA         30346   USA         800 551 0121
      8129   FLEXIBLE CIRCUITS INC                             WARRINGTON        PA         18976   USA         215-343-2300 ext.320
      4891   FLORIDA METAL STAMPING                            LARGO             FL         34647   USA         727-541-6441
      9095   FLORIDA SEAL AND RUBBER                           TAMPA             FL    33619-7838   USA         813-681-5502
     10250   FLOWERS BY EVELYN                                 GAYLORD           MI         49735   USA         517-732-6227
      7004   FOUR STAR TOOL INC.                               ROLLING MEADOWS   IL         60008   USA         847-228-0900
     11124   FOX ELECTRONICS                                   FT MEYERS         FL         33905   USA         239.693.0099
   V001802   FRALOCK IND                                       SAN CARLOS        CA         94070   USA         650-631-2470
     11149   FRANCISCO J. HERNANDEZ                            TARPON SPRINGS    FL         34688   USA         727.934.0658
      6635   Fuji America                                      NEW SMYRNA BCH    FL         32168   USA         847-913-0162
   V004607   FUJIPOLY AMERICA CORP                             CARTERET          NJ    07008-0119   USA         732-969-0100
      6713   FUJITSU MICROELECTRONICS                          NORCROSS          GA         30092   USA         404-242-5862
      8633   FUSES UNLIMITED INC                               CHATSWORTH        CA         91311   USA         800-292-0757
   V004556   FUTURE ELECT - FL                                 CLEARWATER        FL         33760   USA         800-234-1354
      7296   G & K SERVICES INC                                TAMPA             FL         33619   USA         813-620-4042
      8166   G C AERO                                          TORRANCE          CA         90505   USA         310-539-7600
      6015   G M T INTERNATIONAL                               VILLARICA         GA         30180   USA         630 375-8367
      8515   G T PACKAGING &JANITORIAL                         TRAVERSE CITY     MI         49686   USA         231-929-4923
   V001780   G&L MANUFACTURING                                 RICHMOND          CA    94804-4105   USA         510-235-2778
      7125   GARLAND SERVICES                                  GARLAND           TX         75042   USA         972-494-1911
      6775   GARRETT I E U INC                                 SANTA MARIA       CA         93455   USA         805-922-0594

                                                                                                                     Outstanding
Vendor Num                  Vendor Name                Fax Num                    Service Provided                 Balance/ Amount
   A000864   EDGAR ONLINE                         212-457-8222                                                       $   600.00
      8900   Edgar Schulz                                               EMPLOYEE                                     $   670.23
      5035   EDGE ELECTRONIC INC                  631-471-3405          Electronic Distribution                      $ 1,940.30
   A000756   EDUCATED DESIGN                      919-469-5743                                                       $   698.00
      9281   EDX ELECTRONICS, INC                 407-831-7012          Electronic Distribution                      $20,296.10
   V000229   EFC INTERNATIONAL                                          Mfg                                          $   156.27
   V003434   EFD                                  401-431-0237          MRO                                          $   333.66
   V001690   EG TECHNOLOGY CORP                   973-535-6591          Distributor                                  $   390.00
      7427   EIMO AMERICAS                        269.649.3427          Mfg                                          $   574.00
      8675   ELCON SALES                          973-546-5523          Electronic Distribution                      $ 7,375.00
   V000463   ELECT FASTENERS - MN                 781-890-2042          Distributor                                  $   182.12
      6268   ELECTRO COMP                         727-532-4122          Others                                       $ 6,451.00
   V000554   ELECTRO SCIENTIFIC IND'S             503-643-4873          Customer                                     $    24.67
      5693   ELECTRO SPACE FAB                    610-682-2133          Fab                                          $   331.00
   V004580   ELECTROLABS INC                      586-294-6090          Fabricator                                   $ 4,204.85
      6632   ELECTRONIC CONTROL DESIGN            503-659-4422          Mfg                                          $   960.00
      6706   ELECTRONIC FASTENERS INC             407-321-4203          Industrial Distributor                       $   204.00
      9906   ELECTROSWITCH                        800-909-9171          Electronic Distribution                      $ 5,658.00
   V000172   ELKAY FASTENERS                      856-228-1384          Distributor                                  $   125.24
      5047   ELLSWORTH ADHESIVE SYS               561-988-0766          Industrial Distributor                       $ 4,632.12
      8547   ELO TOUCHSYSTEMS INC                 510-790-2605 FACT.    Mfg                                          $31,594.00
      8012   ELYRIA PLASTIC PRODUCTS              440-322-7979 or 3668  Plastics                                     $14,223.50
      6185   EMC2                                                       Mfg                                          $   873.00
   V000678   EMCO HIGH VOLTAGE                    209-223-2779          Mfg                                          $ 1,546.00
   V001910   ENGEL DIVERSIFIED IND INC            952-492-3790          Fabricator                                   $14,860.56
      7471   ENGINEERED COMPONENTS                805-544-8091          Mfg                                          $ 2,093.00
      8644   Enlow Lavada                                               EMPLOYEE                                     $    98.64
     10592   ENVIROMENTAL ACCESSORIES             813.701.8084          Maintenance, Repair & Operating Supplies     $    35.00
      7881   EPEC LLC                             508.995.3691          Printed Circuit Boards                       $ 1,099.00
   V001918   EPIC RESINS                          262-495-3410          Mfg                                          $   264.40
      9410   EPSON ELECTRONICS AMERICA            321-752-7484          Original Equipment Manufacturer              $31,538.00
      4918   Equiptex                             914-668-1145          Mfg                                          $    67.58
     10455   ERSA INC                             920.893.3322          Others                                       $ 2,166.10
      9871   ESCIENT                              317-616-6552          Customer                                     $   493.00
   V005590   ESI VISION                           503-671-5215          Customer                                     $        -
     10722   ETRONIC USA                          423.842.1861          Electronic Distribution                      $ 2,918.00
   V004428   EVERETT CHARLES TECH - CA            909-624-9746          MRO                                          $ 1,891.94
   V000705   EVERLIGHT INT'L CORP                 972-490-5009          Mfg                                          $ 1,719.23
      8076   EVP SOLUTIONS                        813-884-2597          Mfg                                          $   689.84
      3830   EXCEL ELECTROCIRCUITS                248-373-5036          Printed Circuit Boards                       $ 4,613.94
   V000460   EXCEL FABRICATING INC                763-531-3955          Fabricator                                   $35,471.40
   V004469   EXCEL INC                            516-576-9191          Broker                                       $ 1,848.50
   V001521   EXCELL ELECTRONICS CORP              847-766-1843          Board House                                  $29,872.36
   V000915   EXPOTEK PRODUCTS CORP                303-265-9662          Distributor                                  $ 2,023.00
      6079   FAIR-RITE PRODUCTS CORP              407-774-9030          Mfg                                          $   357.00
   V000570   FARGO ASSEMBLY                       701-298-3806          Mfg                                          $ 5,053.85
     11084   FARNELL INONE                        +44 870.1200.209      Electronic Distribution                      $ 4,364.00
      4783   FEMA ELECTRONICS CORP                800-380-3373          Original Equipment Manufacturer              $ 3,802.30
     10683   FIRST INTERNATIONAL                  886-2-2514-0095       Metals                                       $ 1,765.00
     10056   FIRST LEVEL, INC.                    717-266-7410          Original Equipment Manufacturer              $ 1,073.00
   V000431   FISCHER CONNECTORS INC                                     Mfg                                          $ 6,787.63
      8129   FLEXIBLE CIRCUITS INC                215-343-2075          Printed Circuit Boards                       $ 3,920.00
      4891   FLORIDA METAL STAMPING               727-545-8582          Metals                                       $ 2,610.00
      9095   FLORIDA SEAL AND RUBBER              813-654-2525          Mfg                                          $   285.00
     10250   FLOWERS BY EVELYN                    517-232-5749          Company Overhead                             $    72.80
      7004   FOUR STAR TOOL INC.                  847-228-0999          Metals                                       $   756.00
     11124   FOX ELECTRONICS                      239.690.3410          Electronic Distribution                      $   258.00
   V001802   FRALOCK IND                          650-631-2478          Fabricator                                   $   313.64
     11149   FRANCISCO J. HERNANDEZ               727.934.1803          Maintenance, Repair & Operating Supplies     $   230.00
      6635   Fuji America                         847-913-8486          MACHINE REPAIR & PARTS                       $ 1,319.24
   V004607   FUJIPOLY AMERICA CORP                732-969-3311          Mfg                                          $   779.73
      6713   FUJITSU MICROELECTRONICS             404-441-2016          Mfg                                          $    15.00
      8633   FUSES UNLIMITED INC                  818-786-8222          Mfg                                          $ 1,611.00
   V004556   FUTURE ELECT - FL                    727-524-3792          Distributor                                  $        -
      7296   G & K SERVICES INC                   813-623-1840          Mfg                                          $   351.30
      8166   G C AERO                             310-326-7903          Printed Circuit Boards                       $   298.00
      6015   G M T INTERNATIONAL                  770-459-0957          Mfg                                          $   447.00
      8515   G T PACKAGING &JANITORIAL            231-929-7045          Fab                                          $ 3,023.60
   V001780   G&L MANUFACTURING                    510-236-3133          Fabricator                                   $ 1,543.68
      7125   GARLAND SERVICES                     972-276-0972          Mfg                                          $ 2,005.00
      6775   GARRETT I E U INC                    805-922-3643          Mfg                                          $   335.25

Vendor Num                  Vendor Name                                    Address Line 1                    Address Line 2
   E000009   GARY BROOKS
     10654   GAYLORD FEED & GRAIN                              403W. MITCHELL
      6093   GAYLORD OTSEGO CTY C OF C                         PO BOX 513
      9221   GAYLORD PRECISION TOOL                            COMPANY                               15610 O'ROURKE BOULEVARD
   A000654   GC SERVICES                                       PO BOX 32500
      5890   GE Capital                                        PO BOX 402363
      8082   GE SUPPLY LOGISTICS                               18017 SHELDON RD
      7947   GESSERT'S INC                                     DBA/ACE HARDWRE OF OLDSMAR            3790 TAMPA RD
     11065   GILL-ROY HOMETOWN HARDWAR                         1540 SIUTH OTSEGO AVE
      6888   GIRARD RUBBER CORP.                               6 WESTCHESTER PLAZA
      6063   GLEN'S MARKET                                     (SPARTAN STORES,INC.)                 PO BOX 79001
      7664   GLOBAL ACCESS UNLIMITED                           11515 66TH STREET NORTH
   V000679   GLOBE MFG SALES                                   1159 US RTE 22                        PO BOX 1213
      4890   GO ELECTRONICS                                    360 HICKMAN DRIVE
   V003057   GOLDCOM INC                                       141 BRIDE POINT WAY
     11037   GOLLEDGE ELECTRONICS LTD                          ASHWELL PARK
   V004235   GOMPF BRACKETS                                    12426 MUKILTEO SPEEDWAY               STE C
      8683   GOPHER ELECTRONICS                                222 LITTLE CANADA RD.
      8689   GORDON FOOD SERVICE                               Payment Processing Center             Dept CH 10490
     11146   GRAFTEC ELECTRONIC SALES                          2255 GLADES RD.
   V000675   GRAINGER MANUFACTURING                            101 N 46TH AVE W
   V004983   GRAND TRANSFORMERS                                1500 MARION                           PO BOX 799
     10770   GRAND TRAVERSE CONT INC                           1050 BUSINESS PARK DR
   V004535   GRANITE PACKAGING                                 111 WHITTENDALE DRIVE
   V004365   GRAPHI CODE                                       6608 216TH ST SW                      SUITE 100
   V000690   GRAYBAR ELECTRIC CO INC                           2601 W SUPERIOR ST                    PO BOX 16027
   V000710   GRAYHILL INC                                      C/O NORTHPORT ENGINEERING             953 S CONCORD
   V005571   GREAT LAKES ENGINEERING                           8984 ZACHERY LANE N
      8530   H & S TOOL                                        15101 RACETRACK ROAD
      7186   HABILITATION CENTER                               22313 BOCA RIO ROAD
      6589   HAMAMATSU                                         360 FOOTHILL ROAD
      4936   HAMMOND ELECTRONICS                               1230 WEST CENTRAL BLVD                P O BOX 3671
   V001791   HANNSTAR BOARD CORP                               C/O SH ELECTRONICS                    350 HARVEY RD
   V004030   HARDWARE SPECIALTIES CO                           4740 E INTERSTATE
      5367   HARDWARE SPECIALTY CO INC                         ATLANTA DIV                           1701 OAKBROOK DR
      7981   Harrison Piping Supply/GREAT LAKES PIPE & SUPPLY  901 DICKERSON
     10324   HARRY KRANTZ COMPANY                              120 BROADWAY
      7012   HAWK ELECTRONICS                                  511 GLENN AVE                         PO BOX 1027F
   v000918   HAZARD COMMUNICATION SYS                          PO BOX 1174
      1980   HEILIND                                           6901 TPC DR                           SUITE 500
     10885   HERAEUS                                           24 UNION HILL RD
      9419   HI TECH FABRICATIONS INC                          2750 HUDSON AVENUE SOUTHEAST
      5781   HI TECH INDUSTRIES CORP                           736 WESLEY AVE                        P O BOX 1592
   V000788   HIBBING DAILY TRIBUNE                             2142 1ST AVE                          PO BOX 38
   V000787   HIBBING FABRICATORS INC                           525 W 41ST ST                         W BELTLINE HWY 169
   A000211   HIBBING KIWANIS CLUB                              P O BOX 153
   A000655   HIGHER EDUCATION STUDENT                          ASSISTANCE AUTHORITY                  PO BOX 529
   V000800   HI-GRADE ALLOY CORP                               17425 S LAFLIN AVE                    PO BOX 155
      8366   HILLSBOROUGH COUNTY                               BOCC                                  PO BOX 30702
      9685   HIREL SYSTEMS                                     DOVER FACILITY                        140 CROSBY RD.
     11041   HI-TECH OPTICAL INC                               3139 CHRISTY WAY
     10912   HMC ELECTRONICS                                   33 SPRINGDALE AVE                     PO BOX 526
      3280   HOBART ELECTRONICS                                160 S ILLINOIS STREET
     10997   HOLT FILTERS INC.                                 1672 N. HERCULES AVE.                 SUITE E
      6170   HOME DEPOT                                        30144 US HWY 19 NORTH
   V004584   HOUSE OF METRICS LTD                              347 STUMPTOWN RD
   V004708   HS MARSTON AEROSPACE LTD                          WOBASTON ROAD                         FORDHOUSES
      5603   HUMI SEAL DIVISION                                26 60 B Q E WEST                      PO BOX 770445
   V004491   HUNT TECHNOLOGIES INC                             6436 COUNTY RD 11
   V000487   HV COMPONENT ASSOCIATES                           5027 INDUSTRIAL RD                    PO BOX 2245
      5310   HYBRICON CORPORATION                              12 WILLOW ROAD                        P O BOX 149
   V003664   HY-MEG INC                                        852-854 WESTGATE DR
      9624   HYTEK MICROSYSTEMS INC                            400 HOT SPRINGS ROAD
      5269   I P C                                             Dept 77-3491
   A000049   I.B.E.W. LOCAL 294                                503 E 16TH ST
   A000050   IBM GLOBAL SERVICES                               PO BOX 98880
   A000510   IEEE                                              P O BOX 27954
      8763   ILSI AMERICA INCORPORATED                         5458 LOUIE LANE
   V004538   IMPACT COMPONENTS                                 2300 BOSWELL RD                       SUITE 120
   V004371   IMTRON                                            5909 BAKER RD
     11110   INDIUM CORP OF AMERICA                            1676 LINCOLN AVE.

Vendor Num                  Vendor Name                            City         State      Zip       Country         Phone Num
   E000009   GARY BROOKS
     10654   GAYLORD FEED & GRAIN                              GAYLORD           MI         49735   USA         989.732.4322
      6093   GAYLORD OTSEGO CTY C OF C                         GAYLORD           MI         49735   USA         517-732-4000
      9221   GAYLORD PRECISION TOOL                            GAYLORD           MI         49735   USA         989.732.4900
   A000654   GC SERVICES                                       COLUMBUS          OH         43232   USA
      5890   GE Capital                                        ATLANTA           GA    30384-2363   USA         800-638-2278
      8082   GE SUPPLY LOGISTICS                               MIDDLEBURG        OH         44130   USA         216-267-8300
      7947   GESSERT'S INC                                     OLDSMAR           FL         34677   USA         813-855-3482
     11065   GILL-ROY HOMETOWN HARDWAR                         GAYLORD           MI         49735               810.659.2291
      6888   GIRARD RUBBER CORP.                               ELMSFORD          NY         10523   USA         800-347-4112
      6063   GLEN'S MARKET                                     DETROIT           MI    48279-5713   USA
      7664   GLOBAL ACCESS UNLIMITED                           LARGO             FL         33773   USA         727-538-2528
   V000679   GLOBE MFG SALES                                   MOUNTAINSIDE      NJ         07092   USA         800 227 3258
      4890   GO ELECTRONICS                                    SANFORD           FL         32771   USA         407-328-8011
   V003057   GOLDCOM INC                                       SOUTH ST PAUL     MN         55075   USA         800-788-8848
     11037   GOLLEDGE ELECTRONICS LTD                          ILLMINSTER                TA19 9DX   UK          +44.1460.256100
   V004235   GOMPF BRACKETS                                    MUKILTEO          WA    98275-5371   USA         425-348-5002
      8683   GOPHER ELECTRONICS                                ST. PAUL          MN         55117   USA         800-592-9519
      8689   GORDON FOOD SERVICE                               Palation          IL    60055-0490   USA
     11146   GRAFTEC ELECTRONIC SALES                          BOCA RATON        FL         33431               561.994.0933 X225
   V000675   GRAINGER MANUFACTURING                            DULUTH            MN    55807-2763   USA         218-624-4274
   V004983   GRAND TRANSFORMERS                                GRAND HAVEN       MI         49417   USA         616 842 5430
     10770   GRAND TRAVERSE CONT INC                           TRAVERSE CITY     MI         49686   USA         231.946.1057
   V004535   GRANITE PACKAGING                                 MOORESTOWN        NJ          8057   USA         856-727-1010
   V004365   GRAPHI CODE                                       MOUNTLK TERRACE   WA         98043   USA         425-672-1980 @105
   V000690   GRAYBAR ELECTRIC CO INC                           DULUTH            MN         55806   USA         800-888-6173
   V000710   GRAYHILL INC                                      SOUTH ST. PAUL    MN         55075   USA         651-457-8000
   V005571   GREAT LAKES ENGINEERING                           MAPLE GROVE       MN         55369   USA         763-425-4755
      8530   H & S TOOL                                        ODESSA            FL         33556   USA         813.920.6873
      7186   HABILITATION CENTER                               BOCA RATON        FL         33433   USA         561-483-4200
      6589   HAMAMATSU                                         BRIDGEWATER       NJ         08807   USA         908-231-0960
      4936   HAMMOND ELECTRONICS                               ORLANDO           FL    32802-3671   USA         800-929-3672
   V001791   HANNSTAR BOARD CORP                               MANCHESTER        NH          3103   USA         603-669-6762
   V004030   HARDWARE SPECIALTIES CO                           CINCINNATI        OH         45246   USA         513 860 5665
      5367   HARDWARE SPECIALTY CO INC                         NORCROSS          GA         30093   USA         800-241-5933 EXT134
      7981   Harrison Piping Supply/GREAT LAKES PIPE & SUPPLY  GAYLORD           MI         49735   USA         989-732-5600
     10324   HARRY KRANTZ COMPANY                              GARDEN CITY PAR   NY         11040   USA         800-645-6196 XT151
      7012   HAWK ELECTRONICS                                  WHEELING          IL         60090   USA         800-843-4295 x258
   v000918   HAZARD COMMUNICATION SYS                          MILFORD           PA         18337   USA         800-748-0241
      1980   HEILIND                                           ORLANDO           FL         32822   USA         407.857.6700
     10885   HERAEUS                                           W CONSHOHOCKEN    PA         19428   USA         610.825.6050 X230
      9419   HI TECH FABRICATIONS INC                          PALM BAY          FL         32905   USA         321-768-2409
      5781   HI TECH INDUSTRIES CORP                           TARPON SPRINGS    FL         34689   USA         727-942-7933
   V000788   HIBBING DAILY TRIBUNE                             HIBBING           MN         55746   USA         218-262-1011
   V000787   HIBBING FABRICATORS INC                           HIBBING           MN         55746   USA         218-262-5575
   A000211   HIBBING KIWANIS CLUB                              HIBBING           MN         55746   USA
   A000655   HIGHER EDUCATION STUDENT                          NEWARK            NJ         07101   USA
   V000800   HI-GRADE ALLOY CORP                               E HAZEL CREST     IL    60429-0155   USA         708-798-8300
      8366   HILLSBOROUGH COUNTY                               TAMPA             FL    33630-3702   USA         813-272-6680
      9685   HIREL SYSTEMS                                     DOVER             NH         03820   USA         603-742-4375
     11041   HI-TECH OPTICAL INC                               SAGINAW           MI         48605               989.799.9390
     10912   HMC ELECTRONICS                                   CANTON            MA         02021   USA         781.821.1870 X154
      3280   HOBART ELECTRONICS                                HOBART            IN         46342   USA         219-947-1555
     10997   HOLT FILTERS INC.                                 CLEARWATER        FL         23765               727.410.7426
      6170   HOME DEPOT                                        CLEARWATER        FL         34621               813-784-3800
   V004584   HOUSE OF METRICS LTD                              AFTON             NY         13730   USA         607 639 2888
   V004708   HS MARSTON AEROSPACE LTD                          WOLVERHAMPTON             WV10 6QJ   ENGLAND     011 44 01902 623505
      5603   HUMI SEAL DIVISION                                WOODSIDE          NY    11377-0445   USA         718-932-0800
   V004491   HUNT TECHNOLOGIES INC                             PEQUOT LAKES      MN    56472-3107   USA         218-562-5175
   V000487   HV COMPONENT ASSOCIATES                           FARMINGDALE       NJ         07727   USA         732 838 4499
      5310   HYBRICON CORPORATION                              AYER              MA         01432   USA         978-772-5422
   V003664   HY-MEG INC                                        ADDISON           IL         60101   USA         800-322-1953
      9624   HYTEK MICROSYSTEMS INC                            CARSON CITY       NV         89706   USA         775-883-0820 ext.114
      5269   I P C                                             Chicago           IL    60678-3491   USA         847-509-9700
   A000049   I.B.E.W. LOCAL 294                                HIBBING           MN         55746   USA
   A000050   IBM GLOBAL SERVICES                               CHICAGO           IL         60693   USA
   A000510   IEEE                                              NEWARK            NJ    07101-7954   USA
      8763   ILSI AMERICA INCORPORATED                         RENO              NV         89511   USA         775-851-8880
   V004538   IMPACT COMPONENTS                                 CHULA VISTA       CA         91914   USA         800-326-5139
   V004371   IMTRON                                            MINNETONKA        MN         55345   USA         952-931-0464
     11110   INDIUM CORP OF AMERICA                            UTICA             NY         13502               315.853.4900 X7576

                                                                                                                     Outstanding
Vendor Num                  Vendor Name                Fax Num                    Service Provided                 Balance/ Amount
   E000009   GARY BROOKS                                                Employee Expense                             $     39.00
     10654   GAYLORD FEED & GRAIN                 989.732.3123          Maintenance, Repair & Operating Supplies     $    141.00
      6093   GAYLORD OTSEGO CTY C OF C                                  MRO                                          $    810.00
      9221   GAYLORD PRECISION TOOL               989.732.2785          Mfg                                          $     60.00
   A000654   GC SERVICES                                                Mfg                                          $     34.88
      5890   GE Capital                                                 MORTGAGE                                     $         -
      8082   GE SUPPLY LOGISTICS                  216-267-8318          Industrial Distributor                       $ 23,733.00
      7947   GESSERT'S INC                        813-855-4602          Maintenance, Repair & Operating Supplies     $     64.00
     11065   GILL-ROY HOMETOWN HARDWAR            810.659.5019          Maintenance, Repair & Operating Supplies     $     22.00
      6888   GIRARD RUBBER CORP.                  914-592-7336          Fab                                          $  6,713.00
      6063   GLEN'S MARKET                                              MRO                                          $    277.04
      7664   GLOBAL ACCESS UNLIMITED              727-538-2335          Electronic Distribution                      $         -
   V000679   GLOBE MFG SALES                                            Mfg                                          $    239.08
      4890   GO ELECTRONICS                       407-804-0208          Electronic Distribution                      $    593.00
   V003057   GOLDCOM INC                          651-457-7194          MRO                                          $    572.69
     11037   GOLLEDGE ELECTRONICS LTD             +44.1460.256101       Original Equipment Manufacturer              $  4,032.00
   V004235   GOMPF BRACKETS                       425-348-5150          Mfg                                          $  1,238.08
      8683   GOPHER ELECTRONICS                   651-490-4911          Mfg                                          $ 13,571.36
      8689   GORDON FOOD SERVICE                                        MRO                                          $    120.00
     11146   GRAFTEC ELECTRONIC SALES             561.994.5518          Electronic Distribution                      $     23.00
   V000675   GRAINGER MANUFACTURING               218-624-2735          MRO                                          $     46.60
   V004983   GRAND TRANSFORMERS                                         Mfg                                          $  6,265.16
     10770   GRAND TRAVERSE CONT INC              231.946.8182          Maintenance, Repair & Operating Supplies     $ 41,588.92
   V004535   GRANITE PACKAGING                    856-727-1020          Fabricator                                   $    287.00
   V004365   GRAPHI CODE                          425-672-2705          MRO                                          $  3,050.00
   V000690   GRAYBAR ELECTRIC CO INC              218-722-0235          MRO                                          $    674.09
   V000710   GRAYHILL INC                         651-457-5603          Mfg                                          $  1,143.75
   V005571   GREAT LAKES ENGINEERING              763-425-6106          MRO                                          $  7,075.00
      8530   H & S TOOL                           813.926.0573          Mfg                                          $  1,258.50
      7186   HABILITATION CENTER                  561-483-1194          Fab                                          $  6,798.00
      6589   HAMAMATSU                            908-231-0405          Electronic Distribution                      $         -
      4936   HAMMOND ELECTRONICS                  407-648-8584          Electronic Distribution                      $  3,251.00
   V001791   HANNSTAR BOARD CORP                  603-669-1867          Board House                                  $ 11,525.76
   V004030   HARDWARE SPECIALTIES CO                                    Mfg                                          $     82.79
      5367   HARDWARE SPECIALTY CO INC            770-449-6257          Industrial Distributor                       $  1,172.00
      7981   Harrison Piping Supply/GREAT
             LAKES PIPE & SUPPLY                  989-562-2509          Mfg                                          $      9.38
     10324   HARRY KRANTZ COMPANY                 516-742-2995          Electronic Distribution                      $  5,269.00
      7012   HAWK ELECTRONICS                     847-459-4091          Electronic Distribution                      $     35.00
   v000918   HAZARD COMMUNICATION SYS             800-748-0536          Mfg                                          $    262.00
      1980   HEILIND                              407.331.5728          Cable Assemblies                             $ 26,230.51
     10885   HERAEUS                              610.825.7061          Maintenance, Repair & Operating Supplies     $  2,212.60
      9419   HI TECH FABRICATIONS INC             321-723-5304          Metals                                       $    380.00
      5781   HI TECH INDUSTRIES CORP              727-934-9702          Metals                                       $ 16,705.00
   V000788   HIBBING DAILY TRIBUNE                                      MRO                                          $    131.75
   V000787   HIBBING FABRICATORS INC              218-262-2106          Fabricator                                   $ 47,596.17
   A000211   HIBBING KIWANIS CLUB                                                                                    $    280.00
   A000655   HIGHER EDUCATION STUDENT                                   MRO                                          $     23.72
   V000800   HI-GRADE ALLOY CORP                  708-798-8924          MRO                                          $  1,589.50
      8366   HILLSBOROUGH COUNTY                                        Water Utility                                $         -
      9685   HIREL SYSTEMS                        603-742-9165          Electronic Distribution                      $ 13,132.00
     11041   HI-TECH OPTICAL INC                  989.799.0749          Maintenance, Repair & Operating Supplies     $     72.00
     10912   HMC ELECTRONICS                      781.821.4133          Maintenance, Repair & Operating Supplies     $  1,086.00
      3280   HOBART ELECTRONICS                   219-942-0017          Mfg                                          $         -
     10997   HOLT FILTERS INC.                    727.449.8948          Maintenance, Repair & Operating Supplies     $    390.09
      6170   HOME DEPOT                                                 MRO                                          $    281.38
   V004584   HOUSE OF METRICS LTD                                       MRO                                          $     53.50
   V004708   HS MARSTON AEROSPACE LTD                                   Mfg                                          $  3,063.75
      5603   HUMI SEAL DIVISION                   718-932-4345          Industrial Distributor                       $    841.00
   V004491   HUNT TECHNOLOGIES INC                218-562-5579          Customer                                     $         -
   V000487   HV COMPONENT ASSOCIATES                                    Mfg                                          $    712.16
      5310   HYBRICON CORPORATION                 978-772-2963          Fab                                          $  4,860.00
   V003664   HY-MEG INC                           630-543-9260          Mfg                                          $    268.24
      9624   HYTEK MICROSYSTEMS INC               775-883-0827          Original Equipment Manufacturer              $104,794.00
      5269   I P C                                847-509-9819          Mfg                                          $    100.00
   A000049   I.B.E.W. LOCAL 294                                         MRO                                          $  8,994.98
   A000050   IBM GLOBAL SERVICES                                                                                     $     53.00
   A000510   IEEE                                                                                                    $    148.00
      8763   ILSI AMERICA INCORPORATED            775-851-8882          Original Equipment Manufacturer              $    420.00
   V004538   IMPACT COMPONENTS                    619-421-5704          Broker                                       $    526.57
   V004371   IMTRON                               952-931-0970          MRO                                          $    329.75
     11110   INDIUM CORP OF AMERICA               315.853.1000          CHM                                          $ 25,380.00

Vendor Num                  Vendor Name                                    Address Line 1                    Address Line 2
   V003616   INDUCTORS INC                                     5 TECHNOLOGY DR
   V000467   INDUSTRIAL MAGNETICS                              1240 M-75 S                           PO BOX 80
      6856   INDUSTRIES UNLIMITED INC.                         49739 LEONA DRIVE
   V004437   INDUSTRY CANADA                                   3701 CARLING AVE BLDG 94              PO BOX 11490 STATION H
     11013   INNOVATIVE CIRCUITS, INC.                         1095 WINDWARD RIDGE PKY               suite 110
     10268   INSIGHT DIRECT, INC.                              6820 S. HARL AVENUE
      6083   INSIGHT ELECTRONICS                               5770 HOFFNER AVE.                     SUITE 101
      6928   INSUL-FAB OF TEXAS INC.                           6120 PEELER ST
   V003072   INTERCONNECT CABLE TECH                           16041 FLIGHT PATH DR
      6237   Intermec                                          151 SOUTHHALL LN #110
      9376   INTER-TECHNICAL LLC                               P O BOX 535                           175 CLEARBOOK ROAD
   V004236   INTRONICS INC                                     1400 PROVIDENCE HWY                   BLDG 2
   V003040   IPC - IL                                          2215 SANDERS RD
   A000743   IPTE LLC                                          1235 OLD ALPHARETTA ROAD              SUITE 110
   V001456   ISI (INSULATOR SEAL INC)                          6460 PARKLAND DR
      9378   ISOTEK CORPORATION                                435 WILBUR AVENUE
   V005747   ISU - KOREA                                       12930 BRADLEY AVE
   V000974   J & L INDUSTRIAL SUPPLY                           31800 INDUSTRIAL RD                   P.O. BOX 3359
     10771   J CORTINA INC                                     603 E JACKSON ST
   V000976   JACO ELECTRONICS                                  2401 PILOT KNOB RD                    SUITE 120
   E000011   JAKE DUNGAN                                       501 OPAL LANE
   V000718   JAMECO ELECT                                      1355 SHOREWAY DR                      PO BOX 822
   F000002   JAMES INDUSTRIES                                  1613 COLONIAL PKWY
   V000491   JDR MICRODEVICES                                  1850 S 10TH ST
     11156   JEFFREY TOMASSONI                                 2527 OLD BRIDGE LANE
      6961   JF SCHROEDER CO. INC.                             2616 S. CLEARBROOK DRIVE
   E000013   JOANN BUJARSKI                                    10454 HWY 92
   V000989   JOHN HENRY FOSTER MN                              3103 MIKE COLLINS DR
      8953   JOHNSTONE SUPPLIES                                3650 WEST SPRUCE STREET
   V001998   JOVE PCB                                          C/O CHINA ELECTRONICS                 2345 RANCHO DEL ORO RD
      5466   JP HEATING OF NORTHERN MI                         LLC                                   1830 DICKERSON ROAD
      8003   JUSTIN ELECTRONICS CORP                           108 NORTH KERR AVE. SUITE F1
     10808   JW Winco                                          PO BOX 510035                         2815 S CALHOUN
     10712   K B CIRCUITS INC                                  4663 EXECUTIVE DRIVE
   A000137   K BUILDING COMPONENTS INC                         510 W 25TH ST                         PO BOX 444
      4503   K S M ELECTRONICS INC                             6630 N W 16TH TERRACE
       KBG   K-BYTE GAYLORD
       KBT   K-BYTE TAMPA
     11100   KELLY SERVICES                                    1212 Solutions Center
      6948   KEM-TRON INCORPORATED                             7370 BROADMOOR SOUTHEAST
   V000569   KENDALL CIRCUITS INC                              5225-6 ROUTE 347
      9562   KENDALL COMPANY (THE)                             (TYCO HEALTHCARE/KENDALL)             15 HAMPSHIRE STREET
   V004536   KEN-MAR COMPANY INC                               2 NORTHWESTERN DRIVE
   A000058   KEN'S A-1 EXPRESS INC                             1501 E HOWARD ST
   V000513   KEPCO                                             131-38 SANFORD AVE
      9867   KEYSTONE COMPONENTS                               1960 CASE PARKWAY S.
     10611   KIDDE-FENWAL INC                                  400 MAIN STREET
   A000861   KRISS CHEMICALS                                   3400 E 42ND ST
   V003810   KRL/BANTRY COMPONENTS                             160 BOUCHARD ST
      4503   KSM Electronics                                   6630 N W 16TH TERRACE
   F000017   K-TECHNOLOGIES                                    10816 GIRARD CIR SO
      5743   KURT WHITLOCK & ASSOC                             1437 HAMLIN AVE
   V005602   KURTZ NORTH AMERICA                               1779 PILGRIM RD
   V003690   KV ELECTRONICS                                    121 S E ST
   V003639   KYCON INC                                         1810 LITTLE ORCHARD ST
      8973   KYOCERA IND CERAMICS CORP                         PO BOX 100926
   A000060   L & M OF HIBBING                                  3923 1ST AVE
      7792   L X D INCORPORATED                                7650 FIRST PLACE
     10840   L&D LAWN MAINTENANCE INC                          2365 N PEACH LAKE DR
      5121   LAB SAFETY SUPPLY INC                             401 S WRIGHT ROAD                     PO BOX 5004
   V003391   LABEL MASTER                                      5724 N PULASKI RD                     PO BOX 46402
     10907   LABTRONIX                                         AKAS MFG. CORP.                       3200 UNVESTMENT BLVD
      7999   LAIRD TECHNOLOGIES                                (FormerlyInstrumentSpecialties        I-80 EXIT 53 SHIELDING WAY
     11117   Lakeside OCC                                      1400 EAST BAY DRIVE
      7302   LANGE VENDING INC                                 6120 W PINE POINT DR                  PO BOX 668
      5222   LANIER HEALTHCARE                                 4667 N ROYAL DRIVE
      6612   LAPPAN'S OF GAYLORD                               4085 SOUTH OLD 27
      9510   LEADER TECH INCORPORATED                          14100 MCCORMICK
      8154   Leary Tech Center                                 5410 N 20TH STREET
      5648   LEE SPRING COMPANY                                104 INDUSTRIAL AVENUE
   V000418   LEEDS ELECT - MN                                  5200 MAYWOOD RD                       PO BOX 187

Vendor Num                  Vendor Name                            City         State      Zip       Country         Phone Num
   V003616   INDUCTORS INC                                     IRVINE            CA         92618   USA         888 812 0211
   V000467   INDUSTRIAL MAGNETICS                              BOYNE CITY        MI    49712-0080   USA         231-582-3100
      6856   INDUSTRIES UNLIMITED INC.                         CHESTERFIELD      MI         48051   USA         586-949-4300
   V004437   INDUSTRY CANADA                                   OTTAWA            ONT       K2H8S2   Canada      613-990-4230
     11013   INNOVATIVE CIRCUITS, INC.                         ALPHARETTA        GA         30005               678.339.0012
     10268   INSIGHT DIRECT, INC.                              TEMPE             AZ         85283   USA         800-467-4448 EXT5014
      6083   INSIGHT ELECTRONICS                                                 FL         32822   USA         800-317-7656
      6928   INSUL-FAB OF TEXAS INC.                           DALLAS            TX    75235-7125   USA         800-442-1338
   V003072   INTERCONNECT CABLE TECH                           BROOKSVILLE       FL         34604   USA         352-796-1716
      6237   Intermec                                          MAITLAND          FL    32751-7172   USA         800-227-9947
      9376   INTER-TECHNICAL LLC                               ELMSFORD          NY    10523-0535   USA         914-347-2474
   V004236   INTRONICS INC                                     NORWOOD           MA          2062   USA         781 551 5500
   V003040   IPC - IL                                          N BROOK           IL    60062-6135   USA         847-509-9700 @ 316
   A000743   IPTE LLC                                          ALPHARETTA        GA         30005   USA         770-360-5523
   V001456   ISI (INSULATOR SEAL INC)                          SARASOTA          FL         34243   USA         800-548-9509 @242
      9378   ISOTEK CORPORATION                                SWANSEA           MA         02777   USA         508-673-2900
   V005747   ISU - KOREA                                       SYLMAR            CA         91342   USA         818-833-4812
   V000974   J & L INDUSTRIAL SUPPLY                           LIVONIA           MI         48151   USA         800-521-9520
     10771   J CORTINA INC                                     TAMPA             FL         33602   USA         813.873.1365
   V000976   JACO ELECTRONICS                                  MENDOTA HEIGHTS   MN         55120   USA         651-452-7464
   E000011   JAKE DUNGAN                                       HIBBING           MN         55746   USA
   V000718   JAMECO ELECT                                      BELMONT           CA         94002   USA         650 802 1511
   F000002   JAMES INDUSTRIES                                  INVERNESS         IL         60067   USA         847 358 8000
   V000491   JDR MICRODEVICES                                  SAN JOSE          CA         95112   USA         800-538-5000
     11156   JEFFREY TOMASSONI                                 HASTINGS          MN    55033-3406
      6961   JF SCHROEDER CO. INC.                             ARLINGTON         IL         60005   USA         847.357.8600
   E000013   JOANN BUJARSKI                                    HIBBING           MN         55746   USA
   V000989   JOHN HENRY FOSTER MN                              EAGAN             MN         55121   USA         888-681-5731
      8953   JOHNSTONE SUPPLIES                                TAMPA             FL         33607   USA         875-4545
   V001998   JOVE PCB                                          OCEANSIDE         CA         92056   USA         760-433-6688
      5466   JP HEATING OF NORTHERN MI                         GAYLORD           MI         49734   USA         989-732-7571
      8003   JUSTIN ELECTRONICS CORP                           WILMINGTON        NC         28405   USA         631-951-4900 SALES
     10808   JW Winco                                          NEW BERLIN        WI         53151   USA         800-877-8351
     10712   K B CIRCUITS INC                                  COLUMBUS          OH    43220-3627   USA         614.538.8000
   A000137   K BUILDING COMPONENTS INC                         HIBBING           MN         55746   USA
      4503   K S M ELECTRONICS INC                             FT. LAUDERDALE    FL         33309   USA         954-971-5900
       KBG   K-BYTE GAYLORD
       KBT   K-BYTE TAMPA
     11100   KELLY SERVICES                                    Chicago           IL    60677-1002   USA
      6948   KEM-TRON INCORPORATED                             CALEDONIA         MI         49316   USA         616-554-8860
   V000569   KENDALL CIRCUITS INC                              PT JEFFERSON ST   NY         11776   USA         631-473-3636 @222
      9562   KENDALL COMPANY (THE)                             MANSFIELD         MA         02048   USA         315-788-0300
   V004536   KEN-MAR COMPANY INC                               SALEM             NH          3079   USA         603-898-1268
   A000058   KEN'S A-1 EXPRESS INC                             HIBBING           MN         55746   USA
   V000513   KEPCO                                             FLUSHING          NY         11352   USA         718-461-7006 @5132
      9867   KEYSTONE COMPONENTS                               TWINSBURG         OH         44087   USA         330-425-1210
     10611   KIDDE-FENWAL INC                                  ASHLAND           MA         01721   USA         508.881.2000 X2251
   A000861   KRISS CHEMICALS                                   MINNEAPOLIS       MN         55406   USA         218-947-3075
   V003810   KRL/BANTRY COMPONENTS                             MANCHESTER        NH          3103   USA         603-668-3210
      4503   KSM Electronics                                   FT LAUDERDALE     FL         33309   USA         954-971-5900
   F000017   K-TECHNOLOGIES                                    MINNEAPOLIS       MN         55431   USA         952 835 7615
      5743   KURT WHITLOCK & ASSOC                             ST CLOUD          FL         34771   USA         407-892-9876
   V005602   KURTZ NORTH AMERICA                               PLYMOUTH          WI         53073   USA         920-893-3772
   V003690   KV ELECTRONICS                                    CALEDONIA         MN         55921   USA         800-745-5436
   V003639   KYCON INC                                         SAN JOSE          CA         95125   USA         408-295-1110
      8973   KYOCERA IND CERAMICS CORP                         ATLANTA           GA    30384-0926   USA         800-826-0527
   A000060   L & M OF HIBBING                                  HIBBING(M147-5)   MN         55746   USA
      7792   L X D INCORPORATED                                CLEVELAND         OH         44146   USA         440-786-8700 ext 213
     10840   L&D LAWN MAINTENANCE INC                          GAYLORD           MI         49735   USA         989.732.1326
      5121   LAB SAFETY SUPPLY INC                             JANESVILLE        WI    53547-5004   USA         800-356-0783
   V003391   LABEL MASTER                                      CHICAGO           IL    60646-0402   USA         800-621-5808 @ 2227
     10907   LABTRONIX                                         HAYWARD           CA         94545   USA         510.786.3200 X303
      7999   LAIRD TECHNOLOGIES                                DELAWARE WTRGAP   PA    18327-0650   USA         570-424-8510 x1256
     11117   Lakeside OCC                                      LARGO             FL         33771   USA         727-586-0047
      7302   LANGE VENDING INC                                 GRAYLING          MI         49738   USA         517-348-7321
      5222   LANIER HEALTHCARE                                 TUCKER            GA         30084   USA         678.837.0273
      6612   LAPPAN'S OF GAYLORD                               GAYLORD           MI         49735   USA         989-732-3274
      9510   LEADER TECH INCORPORATED                          TAMPA             FL         33626   USA         813-855-6921
      8154   Leary Tech Center                                 TAMPA             FL         33610   USA
      5648   LEE SPRING COMPANY                                GREENSBORO        NC         27406   USA         336-275-3631
   V000418   LEEDS ELECT - MN                                  MOUND             MN         55364   USA         800-733-1277

                                                                                                                     Outstanding
Vendor Num                  Vendor Name                Fax Num                    Service Provided                 Balance/ Amount
   V003616   INDUCTORS INC                                              Mfg                                          $15,274.50
   V000467   INDUSTRIAL MAGNETICS                 231-582-9845          Mfg                                          $   654.33
      6856   INDUSTRIES UNLIMITED INC.            586-949-0850          Metals                                       $ 5,044.00
   V004437   INDUSTRY CANADA                      613-990-5009          Mfg                                          $   250.00
     11013   INNOVATIVE CIRCUITS, INC.            678.339.0048          Printed Circuit Boards                       $ 3,179.00
     10268   INSIGHT DIRECT, INC.                 480-760-8426          Maintenance, Repair & Operating Supplies     $ 9,887.00
      6083   INSIGHT ELECTRONICS                  407-380-5030          Electronic Distribution                      $        -
      6928   INSUL-FAB OF TEXAS INC.              214-366-1598          Fab                                          $   770.00
   V003072   INTERCONNECT CABLE TECH              352-796-1694          Mfg                                          $10,097.44
      6237   Intermec                             800-227-1707          Maintenance, Repair & Operating Supplies     $   539.29
      9376   INTER-TECHNICAL LLC                  914-347-7230          Electronic Distribution                      $   675.00
   V004236   INTRONICS INC                                              Mfg                                          $ 1,335.48
   V003040   IPC - IL                             847-509-9819          MRO                                          $   125.00
   A000743   IPTE LLC                             770-360-9105                                                       $   198.00
   V001456   ISI (INSULATOR SEAL INC)             941-751-3841          Distributor                                  $ 2,548.80
      9378   ISOTEK CORPORATION                   508-676-0885          Electronic Distribution                      $   765.00
   V005747   ISU - KOREA                          818-833-5900          Board House                                  $ 1,115.00
   V000974   J & L INDUSTRIAL SUPPLY              800-284-9094          MRO                                          $   162.41
     10771   J CORTINA INC                                              BROK                                         $ 6,362.00
   V000976   JACO ELECTRONICS                     651-452-7502          Distributor                                  $        -
   E000011   JAKE DUNGAN                                                Employee Expense                             $        -
   V000718   JAMECO ELECT                                               Mfg                                          $    31.25
   F000002   JAMES INDUSTRIES                                           MRO                                          $ 3,962.17
   V000491   JDR MICRODEVICES                     408-494-1420          Distributor                                  $   119.40
     11156   JEFFREY TOMASSONI                                          Others                                       $ 3,750.00
      6961   JF SCHROEDER CO. INC.                847.357.8113          Fab                                          $ 2,436.00
   E000013   JOANN BUJARSKI                                             Employee Expense                             $        -
   V000989   JOHN HENRY FOSTER MN                 800-582-5826          MRO                                          $   159.00
      8953   JOHNSTONE SUPPLIES                   875-3836              Mfg                                          $   600.00
   V001998   JOVE PCB                             760-433-0678          Board House                                  $ 3,114.62
      5466   JP HEATING OF NORTHERN MI            989-732-3642          MRO                                          $ 8,398.00
      8003   JUSTIN ELECTRONICS CORP              910-791-5971 FOR PO   Electronic Distribution                      $   390.00
     10808   JW Winco                             800-472-0670          Mfg                                          $    29.34
     10712   K B CIRCUITS INC                     614.538.8002          Printed Circuit Boards                       $ 3,578.00
   A000137   K BUILDING COMPONENTS INC                                  Mfg                                          $    12.33
      4503   K S M ELECTRONICS INC                954-977-0489          Electronic Distribution                      $ 3,113.33
       KBG   K-BYTE GAYLORD                                             I-C                                          $        -
       KBT   K-BYTE TAMPA                                               I-C                                          $        -
     11100   KELLY SERVICES                                             Maintenance, Repair & Operating Supplies     $29,248.81
      6948   KEM-TRON INCORPORATED                616-554-8861          Mfg                                          $        -
   V000569   KENDALL CIRCUITS INC                 631-473-3723          Broker                                       $ 1,474.56
      9562   KENDALL COMPANY (THE)                315-788-7961          DIST                                         $ 2,695.00
   V004536   KEN-MAR COMPANY INC                  603-894-5683          Fabricator                                   $   595.87
   A000058   KEN'S A-1 EXPRESS INC                                      MRO                                          $   610.68
   V000513   KEPCO                                718-767-1102          Mfg                                          $ 4,014.91
      9867   KEYSTONE COMPONENTS                  330-425-1320          Industrial Distributor                       $ 1,122.00
     10611   KIDDE-FENWAL INC                     508.231.2156          Original Equipment Manufacturer              $        -
   A000861   KRISS CHEMICALS                      218-562-4058                                                       $   268.40
   V003810   KRL/BANTRY COMPONENTS                603-624-0634          Mfg                                          $   663.89
      4503   KSM Electronics                      954-977-0489          Mfg                                          $        -
   F000017   K-TECHNOLOGIES                                             Mfg                                          $ 5,967.90
      5743   KURT WHITLOCK & ASSOC                407-892-6225          Maintenance, Repair & Operating Supplies     $ 2,110.00
   V005602   KURTZ NORTH AMERICA                  920-893-1562          MRO                                          $ 1,793.53
   V003690   KV ELECTRONICS                       507-725-3340          Distributor                                  $   295.05
   V003639   KYCON INC                            408-494-0325          Mfg                                          $   869.50
      8973   KYOCERA IND CERAMICS CORP            360-750-6184          Electronic Distribution                      $ 5,280.00
   A000060   L & M OF HIBBING                                                                                        $   240.36
      7792   L X D INCORPORATED                   440-786-8711          Original Equipment Manufacturer              $ 4,510.00
     10840   L&D LAWN MAINTENANCE INC                                   Maintenance, Repair & Operating Supplies     $   440.00
      5121   LAB SAFETY SUPPLY INC                800-543-9910          MRO                                          $ 1,372.96
   V003391   LABEL MASTER                         800-723-4327          Mfg                                          $ 1,027.45
     10907   LABTRONIX                            510.786.3268          Metals                                       $ 3,833.00
      7999   LAIRD TECHNOLOGIES                   570-420-2704          Metals                                       $25,785.49
     11117   Lakeside OCC                         727-588-2625          MEDICAL TESTING (LEAD)                       $   243.75
      7302   LANGE VENDING INC                                          Mfg                                          $   706.42
      5222   LANIER HEALTHCARE                    678-837-0269          Customer                                     $        -
      6612   LAPPAN'S OF GAYLORD                                        MRO                                          $ 1,637.00
      9510   LEADER TECH INCORPORATED             813-855-3291          Metals                                       $ 1,526.00
      8154   Leary Tech Center                                          TRAINING FOR SOFTWARE                        $    48.28
      5648   LEE SPRING COMPANY                   336-275-0764          MRO                                          $   268.00
   V000418   LEEDS ELECT - MN                     952-472-3009          Distributor                                  $ 4,805.64

Vendor Num                  Vendor Name                                    Address Line 1                    Address Line 2
     10982   Lem Plastics                                      23 WALLINGTON AVE
      9561   LENTHOR ENGINEERING                               1506 GLADDING COURT
      7622   LEWIS & CLARK                                     5505 JOHNS RD                         SUITE 709
   V004476   LIBERTYVILLE                                      #7 PERUVILLE RD
   V001843   LIEBTHAL TOOL & DIE                               814 CASTRO ST
   V002345   LIGHTHORSE TECHNOLOGIES                           4907 MORENS BOULEVARD                 SUITE1411
      9049   LJL ENGINEERING                                   3621 WEST MOORE AVE
   A000843   LOFSTROM LAW FIRM LLC                             PO BOX 491084
     10344   LOGIC SOLUTIONS                                   1161 E MISSION RD
   V001989   LUCERO CABLE                                      193 STAUFFER BLVD
      7050   LUMEX OPTO COMPONENTS INC                         292 E. HELEN RD.
   V000959   LWC DISTRIBUTORS                                  28056 OAKLAND OAKS COURT
     10616   LXI (LAURALEKX)                                   1202 TECH BLVD SUITE 108
      5352   M S C INDUSTRIAL SUPPLY                           151 SUNNYSIDE BLVD                    CS9101
      7224   M S K PRECISION PROD. INC                         MSK                                   4100 NW 10TH AVE
   V004682   M.S.HI-TECH INC                                   517 ROUTE 111
   V001779   MAC CAL CO INC                                    1737 JUNCTION AVE
      7845   MAGNET SALES                                      11248 PLAYA COURT
   V001582   MAGNETIC CIRCUIT ELEMENTS                         1540 MOFFETT ST
   V001712   MAGTECH INDUSTRIES CORP                           5625-A S ARVILLE
   V000532   MAIDA DEVELOPMENT CO                              20 LIBBY ST                           PO BOX 3529
   V004537   MALASTER COMPANY INC                              376 CARIBBEAN DRIVE
     10502   Mancinos Pizza                                    TRI-STAR HOSP/LUDLOW ENT              1361 M-32
      6807   MANPOWER                                          P O BOX 9130
      5914   MAPICS                                            1000 WINDWARD CONCOURSE PKY           SUITE 100
     10951   MARC ENTERPRISES                                  2049 S LYON ST
      6894   MARIAN, INC.                                      1011 E. ST. CLAIRE ST.
      9219   MARKEM CORPORATION                                150 CONGRESS STREET
      9526   MARKING SYSTEMS INC.                              4720 INDUSTIRAL
   V000980   MARKSMAN METALS CO INC                            12260 42ND ST NE
     10224   MARLIN P. JONES & ASSOC.                          1133 OLD DIXIE HIGHWAY
      8679   MARTEK POWER                                      2727 SOUTH LA CIENEGA BLVD.
   V000785   MARTEX CIRCUITS INC                               885 MAUDE AVE
   V005102   MARYLAND CERAMIC                                  3100 DUBLIN RD                        PO BOX 527
      6500   MASSILLON CONTAINER                               49 OHIO STREET
   V004161   MASTER DISTRIBUTORS                               842 S 7TH ST
   V000896   MATSUSADA PRECISION INC                           745 AOJICHO KUSATSU
     11000   MAXTOR CORPORATION                                FILE #73255                           P.O. BOX 60000
   V001271   MC MASTER CARR                                    600 COUNTY LINE RD
   V001987   MEDER ELECTRONIC INC                              766 FALMOUTH RD                       UNIT A7
     10978   MEDICAL DATA ELECTRONICS,                         12723 WENTWORTH ST
   V001274   MEL FOSTER TECH SALES INC                         7611 WASHINGTON AVE S
      5070   MELCO INCORPORATED                                3939 AIRWAY CIRCLE                    P O BOX 17039
   V001624   MELROE - BISMARK                                  403 AIRPORT RD
   V001641   MERITEC                                           1382 WEST JACKSON ST
     10493   MERITEK                                           11824 HAMDEN PLACE
   V003763   MESA POWER SYSTEMS                                2250 MICRO PL
      8916   METRO ELECTRIC SUPPLY                             425 ROBERTS ROAD
   V001291   MF ELECTRONICS                                    10 COMMERCE DRIVE
   V001710   MICHIGAN LECTROLS CORP                            8246 GOLDIE STREET
     10833   MICHIGAN SAFETY PRODUCTS                          8640 COMMERCE CT
   V001021   MICRO DIMENSIONAL                                 548 N TROOPER RD
      8338   MICRO OPTICS OF FL. INC.                          3941 S.W. 47TH AVE.
      9865   MICROSCAN SYSTEMS, INC.                           1201 S.W. 7TH STREET
     10694   MICROSOFT CORPORATION                             ONE MICROSOFT WAY
   V005579   MID AMERICAN CALIBRATION                          5500 BUENA VISTA                      SUITE 101
   V000583   MID STATE FABRICATING INC                         2101 108TH LANE N E
      5683   MID STATES BOLT & SCREW                           4126 SOMERS DR
   V002121   MIDWAY PACKAGING SUPPLY                           6386 HWY 2
   V003820   MIDWEST PRINTED CIRCUIT                           1741 CIRCUIT DR
      5468   MILPLEX CIRCUITS INC                              1301 W ARDMORE AVENUE
   V001623   MINI-CIRCUITS - NY                                13 NEPTUNE AVE                        PO BOX 350166
   V004330   MINNESOTA GLOVE INC                               203 E MARIE AVE
   V005595   MINNESOTA INDUSTRIES                              610 INDUSTRIAL DRIVE
   a000484   MINNESOTA POWER                                   P O BOX 1001
   V003415   MINNESOTA VALVE & FITTING                         15901 W 78TH ST
   V001336   MINNTECH ELECTRONICS                              520 W 41ST ST
   V001319   MISSION 2000                                      7 BENDIX
   v000348   MMC ELECTRONICS AMERICA                           1365 WILEY ROAD                       SUITE 149
   A000227   MN CHILD SUPPORT PAYMENT                          PO BOX 64306
   A000151   MN DEPT OF REVENUE                                P O BOX 64651

Vendor Num                  Vendor Name                            City         State      Zip       Country         Phone Num
     10982   Lem Plastics                                      WALLINGTON        NJ         07057   USA         973-778-3597
      9561   LENTHOR ENGINEERING                               MILPITAS          CA         95035   USA         408-957-3492
      7622   LEWIS & CLARK                                     TAMPA             FL         33634   USA         813.888.7436
   V004476   LIBERTYVILLE                                      LANSING           NY    14882-0000   USA         607-533-3662
   V001843   LIEBTHAL TOOL & DIE                               SAN LEANDRO       CA         94577   USA         510-483-6562
   V002345   LIGHTHORSE TECHNOLOGIES                           SAN DIEGO         CA         92117   USA         800-443-3446
      9049   LJL ENGINEERING                                   SANTA ANA         CA         92704   USA         714-850-0141
   A000843   LOFSTROM LAW FIRM LLC                             BLAINE            MN         55449   USA
     10344   LOGIC SOLUTIONS                                   FALLBROOK         CA         92028   USA         877-213-8678
   V001989   LUCERO CABLE                                      SAN JOSE          CA         95125   USA         408-298-6001
      7050   LUMEX OPTO COMPONENTS INC                         PALATINE          IL         60067   USA         800-278-5666 X535
   V000959   LWC DISTRIBUTORS                                  WIXOM             MI         48393   USA         800-650-8810
     10616   LXI (LAURALEKX)                                   TAMPA             FL         33619   USA         813.663.9682
      5352   M S C INDUSTRIAL SUPPLY                           PLAINVIEW LONG    NY         11803   USA         800-645-7270
      7224   M S K PRECISION PROD. INC                         FT LAUDERDALE     FL         33309   USA         954-776-0770
   V004682   M.S.HI-TECH INC                                   HAUPPAUGE         NY         11788   USA         631 979 0010
   V001779   MAC CAL CO INC                                    SAN JOSE          CA         95112   USA         408-452-4837
      7845   MAGNET SALES                                      CULVER CITY       CA         90230   USA         310-391-7213 X366
   V001582   MAGNETIC CIRCUIT ELEMENTS                         SALINAS           CA         93905   USA         831-757-8752
   V001712   MAGTECH INDUSTRIES CORP                           LAS VEGAS         NV         89118   USA         702-364-9998
   V000532   MAIDA DEVELOPMENT CO                              HAMPTON           V          23663   USA         757 723 0785
   V004537   MALASTER COMPANY INC                              SUNNYVALE         CA         94089   USA         408-745-0104
     10502   Mancinos Pizza                                    GAYLORD           MI         49735   USA         989-705-7332
      6807   MANPOWER                                          WYOMING           MI    49509-0130   USA         616-748-2026
      5914   MAPICS                                            ALPHARETTA        GA         30005               404.875.3550
     10951   MARC ENTERPRISES                                  SANTA ANA         CA         92705   USA         714.751.4031
      6894   MARIAN, INC.                                      INDIANAPOLIS      IN         46202   USA         317-638-6525
      9219   MARKEM CORPORATION                                KEENE             NH         03431   USA         1-800-322-0116
      9526   MARKING SYSTEMS INC.                              ROWLETT           TX         75030   USA         972-475-0770 ex 106
   V000980   MARKSMAN METALS CO INC                            ST MICHAEL        MN         55376   USA         763-497-4640
     10224   MARLIN P. JONES & ASSOC.                          LAKE PARK         FL         33403   USA         1-800-652-6733
      8679   MARTEK POWER                                      LOS ANGELES       CA         90034   USA         310-202-8820 EXT 208
   V000785   MARTEX CIRCUITS INC                               MOUNTAIN VIEW     CA         97043   USA         650-965-3005
   V005102   MARYLAND CERAMIC                                  BEL AIR           MD         21014   USA         410-838-4114
      6500   MASSILLON CONTAINER                               NAVARRE           OH         44662   USA         330-879-5653
   V004161   MASTER DISTRIBUTORS                               LOUISVILLE        KY         40203   USA         502-568-8888
   V000896   MATSUSADA PRECISION INC                           SHIGA                                JAPAN       888-642-4847
     11000   MAXTOR CORPORATION                                SAN FRANCISCO     CA        941603               (408) 894-5240
   V001271   MC MASTER CARR                                    ELMHURST          IL    60126-2081   USA         630-833-0300
   V001987   MEDER ELECTRONIC INC                              MASHPEE           MA          2649   USA         508-539-0002
     10978   MEDICAL DATA ELECTRONICS,                         ARLETA            CA    91331-4330               818.768.6411 X2538
   V001274   MEL FOSTER TECH SALES INC                         EDINA             MN         55439   USA         952-946-5140
      5070   MELCO INCORPORATED                                CLEARWATER        FL         33762   USA         727-573-1822
   V001624   MELROE - BISMARK                                  BISMARK           ND         58504   USA         701-222-5300
   V001641   MERITEC                                           PAINESVILLE       OH         44077   USA         440 354 3148
     10493   MERITEK                                           SANTA FE SPRING   CA         90670   USA         562-948-2236
   V003763   MESA POWER SYSTEMS                                ESCONDIDO         CA         92029   USA         760-489-8162
      8916   METRO ELECTRIC SUPPLY                             OLDSMAR           FL         34677   USA         727.572.8300
   V001291   MF ELECTRONICS                                    NEW ROCHELLE      NY         10801   USA         800-331-1236
   V001710   MICHIGAN LECTROLS CORP                            COMMERCE          MI         38490   USA         800-445-5714
     10833   MICHIGAN SAFETY PRODUCTS                          HARBOR SPRINGS    MI         49740   USA         231.439.5550
   V001021   MICRO DIMENSIONAL                                 NORISTOWN         PA         19403   USA         800-608-7525
      8338   MICRO OPTICS OF FL. INC.                          DAVIE             FL         33314   USA         954-791-0082
      9865   MICROSCAN SYSTEMS, INC.                           RENTON            WA         98055   USA         425-226-5700 X1121
     10694   MICROSOFT CORPORATION                             REDMOND           WA    98052-6399   USA         425.882.8080
   V005579   MID AMERICAN CALIBRATION                          SHAWNEE MISSION   KS         66205   USA         800-488-1391
   V000583   MID STATE FABRICATING INC                         BLAINE            MN         55449   USA         763-259-0009
      5683   MID STATES BOLT & SCREW                           BURTON            MI         48529   USA         989-732-3265
   V002121   MIDWAY PACKAGING SUPPLY                           DULUTH            MN         55810   USA         218-729-8835
   V003820   MIDWEST PRINTED CIRCUIT                           RND LAKE BEACH    IL         60073   USA         847-740-4120
      5468   MILPLEX CIRCUITS INC                              ITASCA            IL    60143-1104   USA         630-250-1580
   V001623   MINI-CIRCUITS - NY                                NEW YORK          NY         11235   USA         417 335 5935
   V004330   MINNESOTA GLOVE INC                               ST PAUL           MN         55118   USA         800-423-0428
   V005595   MINNESOTA INDUSTRIES                              CHISHOLM          MN         55719   USA         254-3361
   a000484   MINNESOTA POWER                                   DULUTH            MN    55806-1001   USA
   V003415   MINNESOTA VALVE & FITTING                         EDEN PRAIRIE      MN    55344-5799   USA         952-937-1160
   V001336   MINNTECH ELECTRONICS                              HIBBING           MN    55746-3034   USA         218-262-5228
   V001319   MISSION 2000                                      IRVINE            CA         92618   USA         800-472-6233
   v000348   MMC ELECTRONICS AMERICA                           SCHAUMBURG        IL         60173   USA         847-490-0222 EXT 202
   A000227   MN CHILD SUPPORT PAYMENT                          ST PAUL           MN         55164   USA
   A000151   MN DEPT OF REVENUE                                ST PAUL           MN    55164-0651   USA

                                                                                                                     Outstanding
Vendor Num                  Vendor Name                Fax Num                    Service Provided                 Balance/Amount
     10982   Lem Plastics                         973-778-9409          INVENTORY                                    $    848.96
      9561   LENTHOR ENGINEERING                  408-945-0347          Printed Circuit Boards                       $ 58,179.48
      7622   LEWIS & CLARK                        813.888.7560          MRO                                          $  1,800.00
   V004476   LIBERTYVILLE                         607-533-4138          Distributor                                  $ 15,233.33
   V001843   LIEBTHAL TOOL & DIE                  510-483-6564          Fabricator                                   $    318.50
   V002345   LIGHTHORSE TECHNOLOGIES              858-452-8869          Mfg                                          $  5,646.60
      9049   LJL ENGINEERING                      714-850-0117          Fab                                          $  6,570.00
   A000843   LOFSTROM LAW FIRM LLC                                      Benefits                                     $     90.12
     10344   LOGIC SOLUTIONS                      760-731-2338          MRO                                          $  1,292.00
   V001989   LUCERO CABLE                         408-298-6002          Fabricator                                   $  1,683.50
      7050   LUMEX OPTO COMPONENTS INC            847-359-8904          Mfg                                          $    231.00
   V000959   LWC DISTRIBUTORS                     248-380-7705          Distributor                                  $     68.60
     10616   LXI (LAURALEKX)                      813.663.0094          Electronic Distribution                      $ 17,531.30
      5352   M S C INDUSTRIAL SUPPLY              800-255-5067          Mfg                                          $    429.00
      7224   M S K PRECISION PROD. INC            954-776-3780          Mfg                                          $    390.00
   V004682   M.S.HI-TECH INC                                            Mfg                                          $    840.00
   V001779   MAC CAL CO INC                       408-441-1440          Fabricator                                   $    180.90
      7845   MAGNET SALES                         310-391-7463          MRO                                          $    651.00
   V001582   MAGNETIC CIRCUIT ELEMENTS            831-757-5478          Mfg                                          $  5,827.50
   V001712   MAGTECH INDUSTRIES CORP              702-364-1562          Mfg                                          $  2,820.84
   V000532   MAIDA DEVELOPMENT CO                                       MRO                                          $  1,010.61
   V004537   MALASTER COMPANY INC                 408-745-0835          Distributor                                  $    240.00
     10502   Mancinos Pizza                       989-731-5611          MRO                                          $     79.79
      6807   MANPOWER                                                   MRO                                          $  6,934.89
      5914   MAPICS                               678.319.8972          Maintenance, Repair & Operating Supplies     $174,413.99
     10951   MARC ENTERPRISES                     714.751.4952          Electronic Distribution                      $  1,399.00
      6894   MARIAN, INC.                         317-638-8664          Fab                                          $    156.00
      9219   MARKEM CORPORATION                   1-800-435-2923        Mfg                                          $    473.00
      9526   MARKING SYSTEMS INC.                 972-412-0791          Original Equipment Manufacturer              $    236.00
   V000980   MARKSMAN METALS CO INC               763-497-4695          Fabricator                                   $  2,688.26
     10224   MARLIN P. JONES & ASSOC.             1-800-432-9937        Others                                       $    364.00
      8679   MARTEK POWER                         310-836-4926          Original Equipment Manufacturer              $  3,422.00
   V000785   MARTEX CIRCUITS INC                  650-965-3317          Board House                                  $ 17,483.26
   V005102   MARYLAND CERAMIC                     410-457-4333          Mfg                                          $    125.00
      6500   MASSILLON CONTAINER                  330-879-2772          Maintenance, Repair & Operating Supplies     $  9,581.06
   V004161   MASTER DISTRIBUTORS                  502-589-9829          Distributor                                  $  3,770.48
   V000896   MATSUSADA PRECISION INC              888-652-8651          Mfg                                          $    660.25
     11000   MAXTOR CORPORATION                   303.702.4327(orders)  Original Equipment Manufacturer              $ 38,400.00
   V001271   MC MASTER CARR                       630-834-9427          Mfg                                          $  2,258.49
   V001987   MEDER ELECTRONIC INC                 508-539-4088          Mfg                                          $ 15,100.00
     10978   MEDICAL DATA ELECTRONICS,            818.768.8429          Customer                                     $         -
   V001274   MEL FOSTER TECH SALES INC            952-944-0634          Mfg Rep                                      $  2,875.00
      5070   MELCO INCORPORATED                   727-572-8705          Industrial Distributor                       $    634.30
   V001624   MELROE - BISMARK                     701-222-5350          Customer                                     $         -
   V001641   MERITEC                                                    Mfg                                          $    746.00
     10493   MERITEK                              562-948-2246          Mfg                                          $    100.00
   V003763   MESA POWER SYSTEMS                   760-489-5718          Mfg                                          $  1,717.20
      8916   METRO ELECTRIC SUPPLY                727.572.8301          Mfg                                          $  1,288.00
   V001291   MF ELECTRONICS                       914-712-2290          Mfg                                          $     22.20
   V001710   MICHIGAN LECTROLS CORP               248-694-0138          Distributor                                  $  6,617.21
     10833   MICHIGAN SAFETY PRODUCTS             231.439.5557          Maintenance, Repair & Operating Supplies     $     75.00
   V001021   MICRO DIMENSIONAL                    610-630-4763          Mfg                                          $    215.02
      8338   MICRO OPTICS OF FL. INC.             954-791-0096          Mfg                                          $    100.00
      9865   MICROSCAN SYSTEMS, INC.              425-226-8250          Original Equipment Manufacturer              $ 60,339.46
     10694   MICROSOFT CORPORATION                425.703.3711          Maintenance, Repair & Operating Supplies     $258,317.00
   V005579   MID AMERICAN CALIBRATION                                   MRO                                          $     82.50
   V000583   MID STATE FABRICATING INC            763-259-0013          Fabricator                                   $  5,748.35
      5683   MID STATES BOLT & SCREW              989-732-8097          Industrial Distributor                       $  1,856.81
   V002121   MIDWAY PACKAGING SUPPLY              218-729-9555          MRO                                          $  1,989.20
   V003820   MIDWEST PRINTED CIRCUIT              847-740-4187          Board House                                  $ 14,828.16
      5468   MILPLEX CIRCUITS INC                 630-250-1590          Printed Circuit Boards                       $ 14,902.00
   V001623   MINI-CIRCUITS - NY                                         Mfg                                          $ 14,185.00
   V004330   MINNESOTA GLOVE INC                  651-552-8511          MRO                                          $     50.40
   V005595   MINNESOTA INDUSTRIES                 254-3050              MRO                                          $    430.02
   a000484   MINNESOTA POWER                                                                                         $    994.22
   V003415   MINNESOTA VALVE & FITTING            952-937-2457          MRO                                          $    205.82
   V001336   MINNTECH ELECTRONICS                 218-262-2077          Distributor                                  $  6,398.59
   V001319   MISSION 2000                         949-380-8380          Broker                                       $ 13,674.22
   v000348   MMC ELECTRONICS AMERICA              847-490-0218          Mfg                                          $  2,420.05
   A000227   MN CHILD SUPPORT PAYMENT                                   Benefits                                     $  1,454.41
   A000151   MN DEPT OF REVENUE                                                                                      $    321.58

Vendor Num                  Vendor Name                                    Address Line 1                    Address Line 2
   A000850   MN UI FUND                                        SPECIAL COLLECTIONS UNIT              PO BOX 1602
      6780   MODULAR ELECTRONICS                               P O BOX 652
     10362   MODULAR MAILING SYSTEMS                           1793 W HILLSBOROUGH AVE
      9880   MORTON & COMPANY, INC.                            11 EAMES STREET
   V000585   MOTION ENGINEERING INC                            33 S LA PATERA LANE
     11083   MOTOROLA CARE AND SERVICE                         2202 GALVIN DR
      5008   MOUSER ELECTRONICS                                1000 N MAIN ST
      8669   MUROC TOOL                                        14271 60TH STREET NORTH
      1430   MURRAY A PERCIVAL CO                              2014 BROWN ROAD
      9544   MUSSIO JANITORIAL                                 SUPPLIES INC                          2861 US 31 NORTH
     11127   MY SMART BENEFITS INC                             5265 Hohman Ave.
      9909   MYDATA AUTOMATION, INC.                           TEN TECHNOLOGY DRIVE
      8653   N C R CORPORATION                                 710 OAKFIELD DR                       SUITE 205
     10779   N C S INC.                                        1565 SYCAMORE AVE
      6636   N T U ELECTRONICS                                 10551 72ND ST N
   V001944   N4 COMMUNICATIONS CO                              3741 raleigh ave
   V002082   NAI FINANCIAL SERVICES                            1023 W. EIGHTH ST.
   V001946   NAN YA PCB CORPORATION                            % NYPAC INTERNATIONAL                 1000 FREMONT AVE #120
   V000921   NANOMETRIC SYSTEMS                                451 SOUTH BLVD
      4842   NAS INTERPLEX INC                                 120-12 28TH AVENUE
   V000302   NATIONAL CALIBRATION&TEST                         6960 MADISON AVE W                    SUITE 11
      6863   NATIONAL TECHNOLOGY,INC.                          1101 CARNEGIE STREET
   V000400   NEDCO - MN                                        3433 E 25TH ST
      5631   NEEDHAMS ELECTRONICS                              SUITE 20                              4630 BELIOT DRIVE
   V001454   NEP ELECTRONICS INC                               ACCOUNT RECEIVABLE                    805 MITTEL DR
   V002074   NEPTUNE TECHNOLOGY                                1600 ALABAMA HWY
      9317   NEW ADVANTAGE CORPORATION                         9850 16th STREET NORTH
      8692   NEW AGE INDUSTRIES, INC.                          2300 MARYLAND RD.
      9868   NEW ENGLAND SMALL TUBE                            480 CHARLES BANCROFT HWY.             LITCHFIELD TECHNOLOGY PARK
      5098   New Yorker                                        SUITE F                               745 NORTH DRIVE
   V001480   NEWARK ELECTRONICS                                2021 E HENNEPIN AVE
      5101   NEWARK IN ONE                                     SUITE 104                             5601 MARINER STREET
      9344   Nextel Communication                              PO BOX 6220
     10967   NEXTIRAONE SOL. LLC.                              100 COMMERCE WAY
      9971   NMB TECHNOLOGIES CORP.                            9730 INDEPENDANCE AVE.
      7260   NOBLE INDUSTRIES INC                              3430 E 13TH AVE
   A000711   NORLAND PRODUCTS                                  2540 ROUTE 130                        SUITE 100
   V001842   NORON PRECISION MACHINING                         265 SOBRANTE WAY                      SUITE Q
      7003   NORTHERN ENGRAVING CORP                           1023 SAND LAKE ROAD
   A000854   NORTHERN INDUSTRIAL
      6440   NORTHERN OFFICE SUPPLIER#                         221 E MITCHELL ST
     11141   NORTHLAKE ENG.                                    8320 193RD AVE.
   F000006   NORTHPORT ENGINEERING                             953 S CONCORD ST                      PO BOX 77
   V003145   NORVELL ELECTRONICS INC                           2251 CHENNAULT
   V001514   NOTT COMPANY                                      4480 ROUND LAKE RD W
   V000671   NRI ELECTRONICS                                   1605 N BROADWAY
   V003702   NU HORIZON CORP-MN                                10907 VALLEY VIEW RD
   V001485   NU WAY ELECTRONICS INC                            165 MARTIN LANE
   V005663   NU-ART GRAPHICS                                   899 FERNHILL ROAD
     10511   OAK TECHNOLOGY INC                                10 PRESIDENTIAL WAY
   V003470   OAKDALE COMMUNICATIONS                            7784 20TH ST NORTH
   V003166   ODC                                               PO BOX 878
     10508   Office Innovations SERVICES INC                   6103 JOHNS ROAD                       SUITE 709
   V000790   OFFICE NORTH INC                                  1734 E 40TH ST
   A000385   OFFICE OF CHILD SUPPORT                           CHILD SUPPORT PAYMENT CENTER          700 GOVERNOR'S DRIVE
   A000109   OLD HOWARD SALOON                                 PO BOX 329
      4991   OLECO                                             18683 TRIMBLE COURT                   P O BOX 463
   A000205   OMAR'S SALES                                      11088 MATEZEVICH RD
   V002021   OMEGA COMPONENTS                                  1951 SOUTH OBT                        SUITE 101
   V001546   OMEGA ENGINEERING INC                             1 OMEGA DR
   V001772   OMNI CIRCUITS INT'L                               15261 TELCOM DR
   V000193   OPTO 22                                           43044 BUSINESS PARK DR
      7394   ORGANIC PRODUCTS CO                               PO BOX 170428
      9875   ORIENTAL MOTOR                                    1555 NORTH BASSWOOD RD
     11044   ORION INDUSTRIES INC                              ONE ORION PARK DRIVE
      6173   OTSEGO MEMORIAL HOSP                              825 N CENTER ST
     11130   OVERHEAD DOOR CO OF                               TAMPA BAY                             4908 SAVARESE CIRCLE
   V000376   P&M INDUSTRIES INC                                1425 GRANDVIEW AVE                    PO BOX 520
   V002110   PACIFIC SCIENTIFIC INSTRU                         481 CALIFORNIA AVE
     10718   Pam Kwapis
   V004540   PANEL COMPONENTS                                  PO BOX 115

Vendor Num                  Vendor Name                            City         State      Zip       Country         Phone Num
   A000850   MN UI FUND                                        ST PAUL           MN         55101   USA
      6780   MODULAR ELECTRONICS                               MARICOPA          CA    93252-0652   USA         661-769-9305
     10362   MODULAR MAILING SYSTEMS                           TAMPA             FL    33603-1130   USA         813-876-6245
      9880   MORTON & COMPANY, INC.                            WILMINGTON        MA         01887   USA         978-657-7726
   V000585   MOTION ENGINEERING INC                            SANTA BARBARA     CA         93117   USA         802 681 3300
     11083   MOTOROLA CARE AND SERVICE                         ELGIN             IL         60123               847.783.2545
      5008   MOUSER ELECTRONICS                                MANSFIELD         TX         76063   USA         800-346-6873 X2435
      8669   MUROC TOOL                                        CLEARWATER        FL         33760   USA         727-539-8006
      1430   MURRAY A PERCIVAL CO                              AUBURN HILLS      MI         48326   USA         248-276-9970
      9544   MUSSIO JANITORIAL                                 ALANSON           MI         49706   USA         231-347-6865
     11127   MY SMART BENEFITS INC                             HAMMOND           IN         46325   USA
      9909   MYDATA AUTOMATION, INC.                           PEABODY           MA         01960   USA         800.693.2821
      8653   N C R CORPORATION                                 BRANDON           FL         33511   USA         800.543.8130 EXT8588
     10779   N C S INC.                                        BOHEMIA           NY         11716   USA         631.486.2000
      6636   N T U ELECTRONICS                                 LARGO             FL         33777   USA         727-544-2122 x25/28
   V001944   N4 COMMUNICATIONS CO                              BETTENDORF        IA         52722   USA         563 650 7800
   V002082   NAI FINANCIAL SERVICES                            CINCINNATI        OH         45203   USA         513-421-9191
   V001946   NAN YA PCB CORPORATION                            LOS ALTOS         CA         94024   USA         650 947 1514
   V000921   NANOMETRIC SYSTEMS                                OAK PARK          IL         60302   USA         708-524-1407
      4842   NAS INTERPLEX INC                                 FLUSHING          NY         11354   USA         718-961-6212
   V000302   NATIONAL CALIBRATION&TEST                         GOLDEN VALLEY     MN         55427   USA         800-593-7617
      6863   NATIONAL TECHNOLOGY,INC.                          ROLLING MEADOWS   IL    60008-1008   USA         847-506-1300
   V000400   NEDCO - MN                                        MINNEAPOLIS       MN         55406   USA         800-605-2323
      5631   NEEDHAMS ELECTRONICS                              SACRAMENTO        CA         95838   USA         916-924-8037
   V001454   NEP ELECTRONICS INC                               WOOD DALE         IL         60191   USA         800-284-7470
   V002074   NEPTUNE TECHNOLOGY                                TALLASSEE         AL         36076   USA         334-283-7266
      9317   NEW ADVANTAGE CORPORATION                         ST PETERSBURG     FL         33716   USA         727-576-0550
      8692   NEW AGE INDUSTRIES, INC.                          WILLOW GROVE      PA         19090   USA         877-851-0719
      9868   NEW ENGLAND SMALL TUBE                            LITCHFIELD        NH         03052   USA         800-532-1330
      5098   New Yorker                                        MELBOURNE         FL         32934   USA         321-727-0399
   V001480   NEWARK ELECTRONICS                                MINNEAPOLIS       MN    55413-2722   USA         800-263-9275
      5101   NEWARK IN ONE                                     TAMPA             FL    33609-3402   USA         813-287-1578
      9344   Nextel Communication                              CAROL STREAM      IL    60197-6220   USA
     10967   NEXTIRAONE SOL. LLC.                              HACKENSACK        NJ         07601               201.646.1571 X2251
      9971   NMB TECHNOLOGIES CORP.                            CHATSWORTH        CA         91311   USA         818-341-3355 x4472
      7260   NOBLE INDUSTRIES INC                              HIBBING           MN         55746   USA         800-457-7012
   A000711   NORLAND PRODUCTS                                  CRANBURY          NJ          8512   USA         609-395-1966
   V001842   NORON PRECISION MACHINING                         SUNNYVALE         CA         94086   USA         408-739-6486
      7003   NORTHERN ENGRAVING CORP                           HOLMEN            WI         54636   USA         608-526-3366
   A000854   NORTHERN INDUSTRIAL
      6440   NORTHERN OFFICE SUPPLIER#                         PETOSKEY          MI         49770   USA         231-347-7400
     11141   NORTHLAKE ENG.                                    BRISTOL           WI         53104               262.857.9600
   F000006   NORTHPORT ENGINEERING                             S ST PAUL         MN         55075   USA         612 457 8000
   V003145   NORVELL ELECTRONICS INC                           CARROLLTON        TX         75006   USA         800-477-0021
   V001514   NOTT COMPANY                                      ARDEN HILLS       MN    55112-1961   USA         651-415-3400
   V000671   NRI ELECTRONICS                                   ROCHESTER         MN         55906   USA         877-426-9678
   V003702   NU HORIZON CORP-MN                                EDEN PRAIRIE      MN         55344   USA         800-726-9394
   V001485   NU WAY ELECTRONICS INC                            ELK GROVE VILLA   IL         60007   USA         800-323-7957
   V005663   NU-ART GRAPHICS                                   WEST CHESTER      PA         19380   USA         610-436-4336
     10511   OAK TECHNOLOGY INC                                WOBURN            MA         01801   USA         781.638.7687
   V003470   OAKDALE COMMUNICATIONS                            OAKDALE           MN         55128   USA         800-779-8060
   V003166   ODC                                               HIBBING           MN         55746   USA         218-263-8303
     10508   Office Innovations SERVICES INC                   TAMPA             FL         33634   USA         813-885-4497
   V000790   OFFICE NORTH INC                                  HIBBING           MN    55746-3663   USA         218-262-3807
   A000385   OFFICE OF CHILD SUPPORT                           PIERRE            SD         57501   USA
   A000109   OLD HOWARD SALOON                                 HIBBING           MN         55746   USA
      4991   OLECO                                             SPRING LAKE       MI         49456   USA         616-842-6790x21
   A000205   OMAR'S SALES                                      HIBBING           MN         55746
   V002021   OMEGA COMPONENTS                                  APOPKA            FL         32703   USA         800-231-6602 @107
   V001546   OMEGA ENGINEERING INC                             STAMFORD          CT         06967   USA         800 826 6342
   V001772   OMNI CIRCUITS INT'L                               BROOKSVILLE       FL         34604   USA         352-799-9997 EXT 238
   V000193   OPTO 22                                           TEMECULA          CA    92590-3614   USA         909-695-3055
      7394   ORGANIC PRODUCTS CO                               IRVING            TX         75017   USA         972-438-7321
      9875   ORIENTAL MOTOR                                    SCHAUMBURG        IL         60173   USA         847-285-5100 x101
     11044   ORION INDUSTRIES INC                              AYER              MA         01432               978.772.6000 X120
      6173   OTSEGO MEMORIAL HOSP                              GAYLORD           MI    49735-1592   USA         517-731-2202
     11130   OVERHEAD DOOR CO OF                               TAMPA             FL         33634   USA
   V000376   P&M INDUSTRIES INC                                THOROFARE         NJ          8086   USA         856-848-9570
   V002110   PACIFIC SCIENTIFIC INSTRU                         GRANTS PASS       OR         97526   USA         541-472-6592
     10718   Pam Kwapis
   V004540   PANEL COMPONENTS                                  OSKALOOSA         IA    52577-0115   USA         800-662-2290

                                                                                                                     Outstanding
Vendor Num                  Vendor Name                Fax Num                    Service Provided                 Balance/Amount
   A000850   MN UI FUND                                                 MRO                                          $   112.00
      6780   MODULAR ELECTRONICS                  661-769-9305          Mfg                                          $    88.00
     10362   MODULAR MAILING SYSTEMS              813-875-6410          Maintenance, Repair & Operating Supplies     $    16.00
      9880   MORTON & COMPANY, INC.               978-658-0039          Original Equipment Manufacturer              $13,862.00
   V000585   MOTION ENGINEERING INC                                     Mfg                                          $ 5,442.00
     11083   MOTOROLA CARE AND SERVICE            847.761.1791          Customer                                     $        -
      5008   MOUSER ELECTRONICS                   817-804-3899          Electronic Distribution                      $ 2,535.46
      8669   MUROC TOOL                           727-531-5744          Fab                                          $ 5,061.90
      1430   MURRAY A PERCIVAL CO                 248-276-9980          Industrial Distributor                       $23,883.59
      9544   MUSSIO JANITORIAL                    231-347-2058          Maintenance, Repair & Operating Supplies     $ 2,830.58
     11127   MY SMART BENEFITS INC                                      Maintenance, Repair & Operating Supplies     $ 8,006.00
      9909   MYDATA AUTOMATION, INC.              978.948.6912          Maintenance, Repair & Operating Supplies     $ 5,957.00
      8653   N C R CORPORATION                    800.253.1846          Maintenance, Repair & Operating Supplies     $ 2,739.64
     10779   N C S INC.                           631.980.7983          Electronic Distribution                      $40,279.75
      6636   N T U ELECTRONICS                    727-544-6629          Printed Circuit Boards                       $        -
   V001944   N4 COMMUNICATIONS CO                                       Mfg                                          $ 1,875.00
   V002082   NAI FINANCIAL SERVICES               800-454-1652          MRO                                          $   798.54
   V001946   NAN YA PCB CORPORATION                                     Mfg                                          $ 1,430.00
   V000921   NANOMETRIC SYSTEMS                   708-524-0774          Mfg                                          $ 2,428.50
      4842   NAS INTERPLEX INC                    718-539-9115          Industrial Distributor                       $   317.00
   V000302   NATIONAL CALIBRATION&TEST            763-593-7620          MRO                                          $ 1,345.20
      6863   NATIONAL TECHNOLOGY,INC.             847-506-1340          Printed Circuit Boards                       $54,844.95
   V000400   NEDCO - MN                           800-605-3836          Mfg                                          $ 4,456.91
      5631   NEEDHAMS ELECTRONICS                 916-924-8065          Mfg                                          $   135.00
   V001454   NEP ELECTRONICS INC                  630-595-8748          Distributor                                  $        -
   V002074   NEPTUNE TECHNOLOGY                   334-283-7292          Customer                                     $ 9,950.10
      9317   NEW ADVANTAGE CORPORATION            727-576-0551          Electronic Distribution                      $ 5,627.00
      8692   NEW AGE INDUSTRIES, INC.             800-837-1856          Mfg                                          $   325.00
      9868   NEW ENGLAND SMALL TUBE               603-429-1601          Plastics                                     $13,898.00
      5098   New Yorker                           321-725-4976          Mfg                                          $    94.05
   V001480   NEWARK ELECTRONICS                   800-718-1998          Distributor                                  $ 7,090.70
      5101   NEWARK IN ONE                        813-286-2572          Electronic Distribution                      $ 4,347.18
      9344   Nextel Communication                                       MRO                                          $ 3,582.02
     10967   NEXTIRAONE SOL. LLC.                 201.646.0485          Customer                                     $38,241.41
      9971   NMB TECHNOLOGIES CORP.               818-718-6574          Electronic Distribution                      $ 6,261.00
      7260   NOBLE INDUSTRIES INC                 218-262-2120          Printed Circuit Boards                       $        -
   A000711   NORLAND PRODUCTS                     609-395-9006                                                       $    25.00
   V001842   NORON PRECISION MACHINING            408-739-2734          Fabricator                                   $   356.25
      7003   NORTHERN ENGRAVING CORP              608-526-6346          Mfg                                          $   529.00
   A000854   NORTHERN INDUSTRIAL                                        Distributor                                  $ 3,200.00
      6440   NORTHERN OFFICE SUPPLIER#            231-347-2927          MRO                                          $ 1,039.89
     11141   NORTHLAKE ENG.                       262.857.6819          Original Equipment Manufacturer              $ 2,156.00
   F000006   NORTHPORT ENGINEERING                                      MRO                                          $ 8,471.81
   V003145   NORVELL ELECTRONICS INC              972-490-7245          Distributor                                  $ 2,614.90
   V001514   NOTT COMPANY                         651-415-3589          MRO                                          $   265.02
   V000671   NRI ELECTRONICS                      507-252-9995          Fabricator                                   $50,611.76
   V003702   NU HORIZON CORP-MN                   952-942-9144          Distributor                                  $52,079.36
   V001485   NU WAY ELECTRONICS INC               847-437-7165          Distributor                                  $   212.30
   V005663   NU-ART GRAPHICS                      610-692-1772          Fabricator                                   $ 9,522.34
     10511   OAK TECHNOLOGY INC                   781.638.7555          Original Equipment Manufacturer              $16,355.00
   V003470   OAKDALE COMMUNICATIONS               651-779-1038          MRO                                          $   160.00
   V003166   ODC                                  218-263-6338          MRO                                          $18,814.69
     10508   Office Innovations SERVICES INC      813-886-3676          MRO                                          $    96.30
   V000790   OFFICE NORTH INC                     218-262-3806          MRO                                          $ 8,192.39
   A000385   OFFICE OF CHILD SUPPORT                                    Benefits                                     $    64.62
   A000109   OLD HOWARD SALOON                                          MRO                                          $   210.20
      4991   OLECO                                616-842-5886          Cable Assemblies                             $42,219.00
   A000205   OMAR'S SALES                                               Distributor                                  $    18.18
   V002021   OMEGA COMPONENTS                     407-862-7724          Broker                                       $33,759.70
   V001546   OMEGA ENGINEERING INC                                      mfg                                          $    34.38
   V001772   OMNI CIRCUITS INT'L                  352-799-0799          Distributor                                  $24,162.10
   V000193   OPTO 22                              909-695-3095          Mfg                                          $   440.82
      7394   ORGANIC PRODUCTS CO                  SAME AS PHONE         Mfg                                          $     7.00
      9875   ORIENTAL MOTOR                       847-843-1909          Original Equipment Manufacturer              $13,955.00
     11044   ORION INDUSTRIES INC                 978.772.0021          Electronic Distribution                      $ 3,430.00
      6173   OTSEGO MEMORIAL HOSP                                       MRO                                          $    30.00
     11130   OVERHEAD DOOR CO OF                                        Maintenance, Repair & Operating Supplies     $   128.00
   V000376   P&M INDUSTRIES INC                   856-848-6388          Mfg                                          $ 8,435.22
   V002110   PACIFIC SCIENTIFIC INSTRU            541-472-6595          Customer                                     $30,227.45
     10718   Pam Kwapis                                                 Employee Expense                             $        -
   V004540   PANEL COMPONENTS                     800-645-5360          Mfg                                          $    24.09

Vendor Num                  Vendor Name                                    Address Line 1                    Address Line 2
     11045   PAPER DIRECT, INC.                                PO BOX 2933
      7323   PAR MARKETING OF FLORIDA                          PAR WORLDWIDE GROUP INC               2385 AERIAL WAY
   V003788   PARA TECH COATING INC                             35 ARGONAUT #A1
      5647   Parlex                                            7 INDUSTRIAL WAY
   V003436   PART MINER                                        80 RULAND RD
      6089   Pat Blanzy
   V001596   PATTON IND PRODUCTS                               8410 PILLSBURY AVE S
   A000738   PAY PAL DISCOUNT-SOFTWARE
   V000562   PC POWER & COOLING                                5995 AVENIDA ENCINAS
      5128   PEERLESS ELECTRONICS INC                          (Corporate Off Lynbrook NY)           10100 WEST SAMPLE ROAD
      8920   PERFECTO INDUSTRIES INC                           1567 CALKINS DRIVE
     11091   PGF TECHNOLOGY GROUP, INC                         2993 TECHNOLOGY DRIVE
      5266   PHILIPS MEDICAL SYSTEMS                           (Cleveland), Inc. (formerly           Marconi Medical Systems)
      8162   Phillip Smelt
      5686   PHOENIX CONTACT                                   P O BOX 4100
      7751   PHOENIX MOLD AND DIE                              710 TAYLOR STREET
      7115   PHOTO ETCH TECHNOLOGY                             71 WILLIE STREET
     10469   PHOTOCIRCUITS CORP.-NY                            31 SEA CLIFF AVENUE
   V000993   PHYSICAL ELECTRONICS INC                          18725 LAKE DRIVE EAST
   V004617   PIK POWER INC                                     9 AUSTIN DR                           PO BOX 147
   A000694   PLAINVIEW BATTERIES INC                           23 NEWTOWN RD
   V000844   PLETRONICS                                        19013 36TH AVE W SUITE H
     10706   PLEXUS NPI PLUS CORP                              40675 ENCYCLOPEDIA CIRCLE
   A000599   PLUNKETT'S                                        40 NE 52ND WAY
   V001923   PLX TECHNOLOGY                                    C/O CAHILL SCHMITZ & CAHILL           315 N PIERCE
     11128   PMJ AUTOMEC USA                                   410 SUNSET STREET                     SUITE A
      8113   POLY CIRCUITS INC                                 475 INDUSTRIAL DRIVE
   V003421   POLYCASE PRODUCTS                                 1305 CHESTER INDUST PKWY
   V000066   POLYDYNE DEVELOPMENT                              9390 RESEARCH BLVD                    #415
      8467   POLYMER DESIGN INC                                180 PLEASANT STREET
     10645   POLYTRON                                          P. O. BOX 398
      7213   POMPANO PRECISION                                 131 SOUTHWEST 5TH ST
      4323   POSITRONICS INDUSTRIES                            423 N CAMPBELL                        PO BOX 8247
   V001850   POWER CELL BATTERY PROD                           2025 GLEN ELLYN RD
   V001272   POWER LINE COMPONENTS INC                         3960 N BANANA RIVER BLVD
   V000897   POWERTRONICS                                      7171 COMMERCE CIRCLE W                PO BOX 32065
     11061   Powerwave                                         N9246 HWY 80
      6997   PRECISION DEVICES INC.                            3001 LATHAM DRIVE
      6839   PRECISION EXTRUSIONS INC                          720 EAST GREEN AVENUE                 PO BOX 120
      6886   PRECISION INCORPORATED                            1800 FREEWAY BLVD.
   V001484   PRECISION RESISTIVE PROD                          202 MACK LANE                         P O BOX 189
   V000608   PRECISION RESISTOR CO                             10601 75TH ST N
   V004259   PRECISION VALUE & AUTOM                           15 SOLAR DR
   V001684   PREM MAGNETICS                                    3521 N CHAPEL HILL RD
      5058   PRIDMORE CORPORATION                              150B EAST DR
   V004477   PRIMARY SOURCE ELECT                              28031 MARTINIQUE DR
      4717   PRIMO MICROPHONES INC                             PO BOX 1570                           1805 COUCH DR
      9396   PRO COMPONENTS INC                                115 PLYMOUTH RD.
   V002118   PRO FORMANCE ELECTRONICS                          709 SILVER PALM AVENUE                SUITE K
   F000016   PRO-COMP ASSOCIATES                               1049 E ST
   V005467   PRODEX SUPPLY INC                                 6298 BURY DRIVE
     11085   PROGENY INTERNATION LLC                           13944 LYNMAR BLVD                     BLDG. 2
   A000185   PROGRESSIVE BUSINESS PUB.                         370 TECHNOLOGY DRIVE                  P O BOX 3019
      8723   PROGRESSIVE HYDRAULICS,                           INCORPORATED                          280 MIDLAND AVE. BLDG. G1
   V001704   PROJECTS UNLIMITED                                3680 WYSE RD                          PO BOX 14538
   V005007   PROLINK INCORPORATED                              148 EASTERN BLVD
   V000405   PRO-TECH INC                                      4300 PEAVEY RD
      7513   PROTEK DEVICES                                    2929 SOUTH FAIR LANE
     10699   PTA CORPORATION                                   148 CHRISTIAN STREET
      4827   PUI PROJECTIONS                                   UNLIMITED INC                         845 WOBURN STREET
   A000862   PULSE                                             12220 WORLD TRADE DR
      6323   Q A TECHNOLOGY CO INC                             110 TOWLE FARM RD.
     10880   QUALITY CIRCUITS INC                              1102 PROGRESS DRIVE
     11036   QUALITY NETWORKS, INC.                            135 INDUSTRIAL BLVD
     10538   QUALITY PALLETS, INC.                             9773 S. BURKETT ROAD
      9672   QUAM-NICHOLS COMPANY                              234 EAST MARQUETT ROAD
     10262   QUEST COMPONENTS, INC                             250 TURNBULL CANYON RD                CITY OF
      5905   R & L CARRIERS INC                                P.O. BOX 713153
      5581   R F ELECTRONICS INC #                             20432 BARENTS SEA CIRCLE
      2680   R S ELECTRONICS                                   760 NORTH DRIVE                       SUITE B
      4941   R S HUGHES CO INC                                 7721 ANDERSON ROAD

Vendor Num                  Vendor Name                            City         State      Zip       Country         Phone Num
     11045   PAPER DIRECT, INC.                                COLORADO SPRING   CO         80901               800.272.7377
      7323   PAR MARKETING OF FLORIDA                          BROOKSVILLE       FL    34604-0687   USA         352-799-8200
   V003788   PARA TECH COATING INC                             ALISO VIEJO       CA         92656   USA         630-539-1146
      5647   Parlex                                            SALEM             NH         03079   USA         978-685-4341
   V003436   PART MINER                                        MELVILLE          NY         11747   USA         800-969-2000 @2411
      6089   Pat Blanzy
   V001596   PATTON IND PRODUCTS                               BLOOMINGTON       MN         55420   USA         800-367-7335
   A000738   PAY PAL DISCOUNT-SOFTWARE
   V000562   PC POWER & COOLING                                CARLSBAD          CA         92008   USA         800-722-6555
      5128   PEERLESS ELECTRONICS INC                          CORAL SPRINGS     FL         33065   USA         800-327-4993
      8920   PERFECTO INDUSTRIES INC                           GAYLORD           MI         49735   USA         517-732-2941
     11091   PGF TECHNOLOGY GROUP, INC                         ROCHESTER HILLS   MI         48309               248.852.2800
      5266   PHILIPS MEDICAL SYSTEMS                           CLEVELAND         OH         44143   USA         440-483-5912
      8162   Phillip Smelt
      5686   PHOENIX CONTACT                                   HARRISBURG        PA         17111   USA         717-944-1300 EXT3667
      7751   PHOENIX MOLD AND DIE                              ELYRIA            OH         44035   USA         440-322-0970
      7115   PHOTO ETCH TECHNOLOGY                             LOWELL            MA         01854   USA         978-805-5000
     10469   PHOTOCIRCUITS CORP.-NY                            GLEN COVE         NY         11542   USA         516-609-1315
   V000993   PHYSICAL ELECTRONICS INC                          CHANHASSEN        MN    55317-9384   USA         952-828-6401
   V004617   PIK POWER INC                                     MARLBOROUGH       CT          6447   USA         800-962-0380
   A000694   PLAINVIEW BATTERIES INC                           PLAINVIEW         NY         11803   USA         516/249-2873
   V000844   PLETRONICS                                        LYNNWOOD          WA         98036   USA         425-776-1880
     10706   PLEXUS NPI PLUS CORP                              FREMONT           CA         94538   USA         510.668.9150
   A000599   PLUNKETT'S                                        FRIDLEY           MN         55421   USA         877 571 7100
   V001923   PLX TECHNOLOGY                                    ST PAUL           MN    55104-5229   USA         651-699-0200
     11128   PMJ AUTOMEC USA                                   LONGMONT          CO         80501               303.702.0081
      8113   POLY CIRCUITS INC                                 WEST CHICAGO      IL         60185   USA         630.562.4735
   V003421   POLYCASE PRODUCTS                                 AVON              OH         44011   USA         800-248-1233
   V000066   POLYDYNE DEVELOPMENT                              AUSTIN            TX    78759-6540   USA         512-343-9100 @ 104
      8467   POLYMER DESIGN INC                                ROCKLAND          MA         02370   USA         781-871-4606 EX239
     10645   POLYTRON                                          PATERSON          NJ         07544   USA         973.345.5885
      7213   POMPANO PRECISION                                 POMPANO BEACH     FL         33060   USA         800-628-8333
      4323   POSITRONICS INDUSTRIES                            SPRINGFIELD       MO    65801-8247   USA         417-866-2322 ext2373
   V001850   POWER CELL BATTERY PROD                           GLENDALE HEIGHT   IL         60139   USA         630-469-4206
   V001272   POWER LINE COMPONENTS INC                         COCOA BEACH       FL         32931   USA         866-804-8005
   V000897   POWERTRONICS                                      MINNEAPOLIS       MN     55432-065   USA         763-571-2325 @14
     11061   Powerwave                                         NECEDAH           WI         54646   USA         800-356-5737
      6997   PRECISION DEVICES INC.                            MADISON           WI         53713   USA         800-274-9825
      6839   PRECISION EXTRUSIONS INC                          BENSENVILLE       IL         60106   USA         630-766-0340
      6886   PRECISION INCORPORATED                            MINNEAPOLIS       MN    55430-1747   USA         763-561-6880 X32
   V001484   PRECISION RESISTIVE PROD                          MEDIAPOLIS        IA         52637   USA         319-394-9131
   V000608   PRECISION RESISTOR CO                             LARGO             FL    33777-1421   USA         727-541-5771
   V004259   PRECISION VALUE & AUTOM                           HALFMOON          NY         12065   USA         518-371-2684
   V001684   PREM MAGNETICS                                    MCHENRY           IL         60050   USA         815-385-2700
      5058   PRIDMORE CORPORATION                              MELBOURNE         FL         32904   USA         800-881-2072 ext105
   V004477   PRIMARY SOURCE ELECT                              MISSION VIEJO     CA         92692   USA         949-582-9570
      4717   PRIMO MICROPHONES INC                             MCKINNEY          TX         75070   USA         800-767-7466, EXT28
      9396   PRO COMPONENTS INC                                MORRESVILLE       NC         28117               704-799-7916
   V002118   PRO FORMANCE ELECTRONICS                          MELBOURNE         FL         32901   USA         321-768-2866
   F000016   PRO-COMP ASSOCIATES                               TEWKSBURY         MA         01876   USA         978 858 0100
   V005467   PRODEX SUPPLY INC                                 EDEN PRAIRIE      MN         55346   USA         952-934-7480
     11085   PROGENY INTERNATION LLC                           TAMPA             FL         33626               813.818.9912
   A000185   PROGRESSIVE BUSINESS PUB.                         MALVERN           PA         19355   USA
      8723   PROGRESSIVE HYDRAULICS,                           SADDLEBROOK       NJ         07663   USA         800-447-4409
   V001704   PROJECTS UNLIMITED                                DAYTON            OH    45414-5802   USA         937-918-2207
   V005007   PROLINK INCORPORATED                              GLASTONBURY       CT         06033   USA         860 659 5928
   V000405   PRO-TECH INC                                      CHASKA            MN         55318   USA         800-404-9028
      7513   PROTEK DEVICES                                    TEMPE             AZ    85282-3153   USA         602-414-5114
     10699   PTA CORPORATION                                   OXFORD            CT         06478   USA         303-652-2502
      4827   PUI PROJECTIONS                                   WILMINGTON        MA         01887   USA         978-988-1655
   A000862   PULSE                                             SAN DIEGO         CA         92128   USA
      6323   Q A TECHNOLOGY CO INC                             HAMPTON           NH         03842   USA         603-926-1193
     10880   QUALITY CIRCUITS INC                              FERGUS FALLS      MN         56537   USA         218.739.9707
     11036   QUALITY NETWORKS, INC.                            WETUMPKA          AL         36092               334.567.2259
     10538   QUALITY PALLETS, INC.                             McBAIN            MI         49657   USA         231.825.8361
      9672   QUAM-NICHOLS COMPANY                              CHICAGO           IL         60637   USA         800-633-3669 x 126
     10262   QUEST COMPONENTS, INC                             INDUSTRY          CA         91745   USA         626-723-2820
      5905   R & L CARRIERS INC                                COLUMBUS          OH    43271-3153   USA         513-382-1494
      5581   R F ELECTRONICS INC #                             LAKE FOREST       CA         92630   USA         800.523.1094 x 305
      2680   R S ELECTRONICS                                   MELBOURNE         FL         32934   USA         800-621-6628
      4941   R S HUGHES CO INC                                 TAMPA             FL         33634   USA         813-882-4755

                                                                                                                     Outstanding
Vendor Num                  Vendor Name                Fax Num                    Service Provided                 Balance/Amount
     11045   PAPER DIRECT, INC.                   800.443.2973          Maintenance, Repair & Operating Supplies     $     69.00
      7323   PAR MARKETING OF FLORIDA             352-799-0200          Printed Circuit Boards                       $         -
   V003788   PARA TECH COATING INC                630-539-1158          Subcontractor                                $    518.81
      5647   Parlex                               978-688-3468          Mfg                                          $  9,001.53
   V003436   PART MINER                           631-514-3560          Broker                                       $    250.50
      6089   Pat Blanzy                                                 Employee Expense                             $    125.00
   V001596   PATTON IND PRODUCTS                  952-881-4888          Distributor                                  $    468.42
   A000738   PAY PAL DISCOUNT-SOFTWARE                                                                               $     31.50
   V000562   PC POWER & COOLING                   760-931-6988          Mfg                                          $    123.67
      5128   PEERLESS ELECTRONICS INC             800-222-8127          Electronic Distribution                      $    228.00
      8920   PERFECTO INDUSTRIES INC              517-732-7007          Mfg                                          $     80.00
     11091   PGF TECHNOLOGY GROUP, INC            248.852.2992          Cable Assemblies                             $    414.00
      5266   PHILIPS MEDICAL SYSTEMS              440-483-7485          Customer                                     $         -
      8162   Phillip Smelt                                              Employee Expense                             $    203.65
      5686   PHOENIX CONTACT                      717-702-4224          Electronic Distribution                      $ 15,327.71
      7751   PHOENIX MOLD AND DIE                 440-322-3668          Plastics                                     $  8,090.22
      7115   PHOTO ETCH TECHNOLOGY                978-805-5048          Mfg                                          $  9,965.00
     10469   PHOTOCIRCUITS CORP.-NY               516.609.1073          Printed Circuit Boards                       $         -
   V000993   PHYSICAL ELECTRONICS INC             952-828-6176          Customer                                     $         -
   V004617   PIK POWER INC                        860-295-0670          Distributor                                  $  5,718.00
   A000694   PLAINVIEW BATTERIES INC              516/249-2876                                                       $    584.00
   V000844   PLETRONICS                           425-776-2760          Mfg                                          $  1,596.00
     10706   PLEXUS NPI PLUS CORP                 510.668.9090          Customer                                     $  1,050.00
   A000599   PLUNKETT'S                                                 Mfg                                          $     59.91
   V001923   PLX TECHNOLOGY                       651-699-0800          Mfg                                          $ 10,275.00
     11128   PMJ AUTOMEC USA                      303.774.8730          Maintenance, Repair & Operating Supplies     $  1,304.00
      8113   POLY CIRCUITS INC                    630.562.2430          Mfg                                          $  4,560.00
   V003421   POLYCASE PRODUCTS                    440-934-0088          Mfg                                          $    220.56
   V000066   POLYDYNE DEVELOPMENT                                       MRO                                          $     47.38
      8467   POLYMER DESIGN INC                   781-871-5460          Plastics                                     $  5,927.00
     10645   POLYTRON                             973.345.1264          Original Equipment Manufacturer              $    343.00
      7213   POMPANO PRECISION                    954-782-0910          Mfg                                          $  1,665.00
      4323   POSITRONICS INDUSTRIES               417-866-4115          Original Equipment Manufacturer              $  3,748.00
   V001850   POWER CELL BATTERY PROD              630-469-7830          Distributor                                  $  3,668.72
   V001272   POWER LINE COMPONENTS INC            321-799-5444          Broker                                       $ 19,474.60
   V000897   POWERTRONICS                         763-571-7315          Distributor                                  $    228.13
     11061   Powerwave                            608-565-2509          MACHINE REQ PARTS                            $    120.84
      6997   PRECISION DEVICES INC.               608-831-3343          Original Equipment Manufacturer              $  8,775.00
      6839   PRECISION EXTRUSIONS INC             630-766-0495          Fab                                          $  3,952.00
      6886   PRECISION INCORPORATED               763-561-9050          Original Equipment Manufacturer              $    379.00
   V001484   PRECISION RESISTIVE PROD             319-394-9280          Mfg                                          $    268.82
   V000608   PRECISION RESISTOR CO                727-546-9515          Mfg                                          $  1,141.41
   V004259   PRECISION VALUE & AUTOM              518-371-2688          MRO                                          $    788.19
   V001684   PREM MAGNETICS                       815-385-8578          Mfg                                          $  1,086.24
      5058   PRIDMORE CORPORATION                 321-723-0481          Electronic Distribution                      $ 34,528.75
   V004477   PRIMARY SOURCE ELECT                 949-582-9191          Broker                                       $ 11,476.47
      4717   PRIMO MICROPHONES INC                972-548-1351          Original Equipment Manufacturer              $    167.00
      9396   PRO COMPONENTS INC                   704-799-7918          Electronic Distribution                      $ 20,724.75
   V002118   PRO FORMANCE ELECTRONICS             321-768-2526          Distributor                                  $  5,100.00
   F000016   PRO-COMP ASSOCIATES                                        Distributor                                  $      8.07
   V005467   PRODEX SUPPLY INC                    952-934-7954          Distributor                                  $    170.00
     11085   PROGENY INTERNATION LLC              813.818.9991          Electronic Distribution                      $316,271.85
   A000185   PROGRESSIVE BUSINESS PUB.                                                                               $    230.00
      8723   PROGRESSIVE HYDRAULICS,              201-791-3582          Fab                                          $121,568.00
   V001704   PROJECTS UNLIMITED                   937-918-2206          Mfg                                          $ 10,825.62
   V005007   PROLINK INCORPORATED                                       Mfg                                          $    600.00
   V000405   PRO-TECH INC                         952-442-2472          Board House                                  $  1,911.60
      7513   PROTEK DEVICES                       602-431-2288          Mfg                                          $  3,929.00
     10699   PTA CORPORATION                      303-652-2417          Plastics                                     $  3,079.50
      4827   PUI PROJECTIONS                      978-988-1662          Mfg                                          $ 11,610.87
   A000862   PULSE                                                      Mro                                          $    537.50
      6323   Q A TECHNOLOGY CO INC                603-926-8701          Mfg                                          $    336.00
     10880   QUALITY CIRCUITS INC                 218.739.9205          Printed Circuit Boards                       $         -
     11036   QUALITY NETWORKS, INC.               334.567.1895          Cable Assemblies                             $  2,929.00
     10538   QUALITY PALLETS, INC.                231.825.0167          Others                                       $  2,995.00
      9672   QUAM-NICHOLS COMPANY                 773-488-6944          Original Equipment Manufacturer              $  9,928.00
     10262   QUEST COMPONENTS, INC                626-333-5668          Electronic Distribution                      $  3,404.85
      5905   R & L CARRIERS INC                                         Freight                                      $     45.00
      5581   R F ELECTRONICS INC #                949.583.9898          Mfg                                          $    840.00
      2680   R S ELECTRONICS                      321-253-4241          Mfg                                          $  8,665.90
      4941   R S HUGHES CO INC                    813-881-1591-seebelw  Industrial Distributor                       $         -

Vendor Num                  Vendor Name                                    Address Line 1                    Address Line 2
   A000582   R.C. FABRICATORS INC                              11473 E HWY 37                        P O BOX 449
      2610   RADIO SHACK                                       GAYLORD ELECTRONICS                   1234 SOUTH OTSEGO
   A000087   RADKO IRON & SUPPLY INC                           PO BOX 488
   V000862   RALTRON ELECTRONICS - MN                          5909 BAKER RD                         SUITE 510
      9045   Ramix Inc                                         1672 DONLON STREET
   V003503   RAND TECHNOLOGY INC - CA                          17595 CARTWRIGHT RD
   A000089   RANGE CREDIT BUREAU                               PO BOX 706
     10687   RAPID METAL PRODUCTS INC                          4243 HOLDEN ROAD
     11007   Raytheon                                          RELABILITY ANALYSIS LAB               131 SPRING ST
   V001506   RDI ELECT LTD/T&B - MN                            400 COLUMBUS AVE
   E000024   REGINA BRANT
     10513   Reid Carpentier
   V000319   REID GRAPHICS & MFG                               7 CONNECTOR RD
   v001468   RENATA BATTERIES US                               990 N BROWSER RD                      SUITE 900
   V005657   RENCO ELECTRONICS - FL                            595 INTERNATIONAL PLACE
      9039   REPTRON MANUFACTURING                             SERVICES HIBBING FACILITY             3125 EAST 14TH AVE
   V001883   REPTRON MFG SERV-GAYLORD                          1746 O'ROURKE BLVD
      8995   RESPOND FIRST AID SYSTEMS                         P.O. BOX 149
      5854   REXEL DATACOM                                     SUITE 1308                            5711 JOHNS ROAD
   V000621   REYNOLDS INDUSTRIES                               5005 MC CONNELL AVE
     11014   RF MICRO DEVICES                                  7628 THORNDIKE RD
   V005238   RHOMBUS INDUSTRIES                                15801 CHEMICAL LANE
   V004093   RICHARDSON ELECT - IL                             40 W 267 KESLINGER RD                 BOX 393
      9934   RiverOne                                          THE NETWORK GRP/COM NET               31364 VIA COLINAS
   A000718   RIVERSIDE COUNTY                                  DEPT OF CHILD SUPPORT SERVICES        PO BOX 19990
     10504   RL TURICK CO INC                                  186 MAIN ST
     10915   Robertson Industrial Sale                         3690 GUYTON ROAD
      6876   ROCHESTER ELECTRONICS                             10 MALCOLM HOYT DRIVE
   v001841   ROLYN OPTICS                                      706 ARROWGRAND CIRCLE
   V001662   RON SCHARA OUTDOOR CALEND                         6009 WAYZATA BLVD                     @224
      9876   RONNINGEN RESEARCH AND                            DEVELOPMENT COMPANY                   6700 E. YZ AVENUE
      5224   ROYCE ELECTRONIC SALES                            1015 SUNSHINE LANE
   V001878   ROYONICUSA                                        23820 ROTUNDA RD
   V004274   RP GRAPHICS                                       1311 16TH AVE E
     11132   RPR Wyatt                                         4515 N 16TH STREET                    SUITE 205
   V005661   R-THETA INC                                       6220 KESTRUEL RD - THETA INC
     10447   RUTHERFORD, WILLIAM J.
      7254   S M T RESEARCH INC                                37575 N HWY 59
   V000445   S.W. ANDERSON                                     18674 LAKE DR E
   V003418   SAELIG CO INC                                     1 CABERNET CIRCLE
      5064   SAFETY PRODUCTS                                   4780 136 TH AVENUE
   V003932   SAGER ELECT - MN                                  1355 MENDOTA HEIGHTS RD               SUITE 260
      5012   SAGER ELECTRICAL SUPPLY                           474 SOUTH NORTHLAKE BLVD              SUITE #1024
   A000863   SALVATION ARMY                                    OF THE FOX CITIES                     MEMORIAL FOR STAN PLZAL
      4240   SAMTEC INCORPORATED                               PO BOX 1147                           810 PROGRESS BLVD
     10631   SANBOR CORPORATION                                7355 WILLIAM AVE.
      5389   SANMINA CORPORATION                               10947 Golden West
      9061   SANYO VIDEO COMPONENTS                            100 CUMMINGS CENTER                   SUITE 218C
   V001907   SARONIX                                           141 JEFFERSON DRIVE
      5722   Saunders                                          1122 N MAIN STREET
   V000207   SCANDIC                                           700 MONTAGUE AVE
      4365   SCHUSTER ELECTRONICS                              2057-D EAST AURORA ROAD
     11026   SCIENTIFIC MOLD. CORP.                            330 SMC DRIVE
      3900   SCREENGRAPHICS                                    5859 S STRAITS HWY
   V000643   SEELYE PLASTICS                                   9700 NEWTON AVE S
   A000831   SEICA SPA                                         3748 S WALLACE ST                     2ND FL
      5946   SELIG CHEMICAL INDUSTRIES                         840 SELIG DR S W                      PO BOX 43106
     10614   SEMITEC                                           400 W MAIN ST                         SUITE 332
      9421   SEMITECH ELECTRONIC CORP                          13917 LYNMAR BOULEVARD
      5208   SEMTECH CORPORATION                               200 FLYNN RD.
      6579   SENSYM/ICT CORP HONEYWELL                         1804 McCARTHY BLVD
      9633   SERVICE BY AIR                                    6030 BENJAMIN ROAD                    SUITE E/F
     10478   SERVICEMASTER CLEANING                            SERVICES                              547 S. OTSEGO AVENUE
     10524   SERVOFLO                                          75 ALLEN ST
   V002113   SETON NAME PLATE CO                               PO BOX DB-1331
   V004254   SG INDUSTRIES INC                                 900 CUMMINGS CENTER                   SUITE 122U
      9173   Shannon Drew
   E000030   SHAWN ROJESKI
      9093   SHERCON                                           10425 SLUSHER DRIVE
      9366   SHERLOCK MACHINE INC                              13751 65TH ST NORTH
      5947   SHOGYO INTERNT'L GROUP                            45 EXECUTIVE DR

Vendor Num                  Vendor Name                            City         State      Zip       Country         Phone Num
   A000582   R.C. FABRICATORS INC                              HIBBING           MN         55746   USA         218/262-5600
      2610   RADIO SHACK                                       GAYLORD           MI         49735   USA         517-732-6731
   A000087   RADKO IRON & SUPPLY INC                           HIBBING           MN         55746   USA
   V000862   RALTRON ELECTRONICS - MN                          MINNETONKA        MN         55345   USA         952 931 1242
      9045   Ramix Inc                                         VENTURA           CA         93003   USA         805-560-2111
   V003503   RAND TECHNOLOGY INC - CA                          IRVINE            CA         92614   USA         949 250 6770
   A000089   RANGE CREDIT BUREAU                               HIBBING           MN         55746   USA
     10687   RAPID METAL PRODUCTS INC                          LAKELAND          FL         33811   USA         863-701-0058
     11007   Raytheon                                          LEXINGTON         MA         02421   USA         781-860-3330
   V001506   RDI ELECT LTD/T&B - MN                            VALHALLA          NY         10595   USA         301-733-3119
   E000024   REGINA BRANT
     10513   Reid Carpentier
   V000319   REID GRAPHICS & MFG                               ANDOVER           MA          1810   USA         978-474-1930
   v001468   RENATA BATTERIES US                               RICHARDSON        TX         75081   USA
   V005657   RENCO ELECTRONICS - FL                            ROCKLEDGE         FL         32955   USA         321-637-1000
      9039   REPTRON MANUFACTURING                             HIBBING           MN         55746   USA         218-262-8244
   V001883   REPTRON MFG SERV-GAYLORD                          GAYLORD           MI         49735   USA         989-705-3226
      8995   RESPOND FIRST AID SYSTEMS                         OLDSMAR           FL         34677   USA         813-855-3673
      5854   REXEL DATACOM                                     TAMPA             FL         33634   USA         813-249-7900
   V000621   REYNOLDS INDUSTRIES                               LOS ANGELES       CA         90066   USA         310-823-5491 @218
     11014   RF MICRO DEVICES                                  GREENSBORO        NC    27409-9421               336.678.5515
   V005238   RHOMBUS INDUSTRIES                                BEACH             CA    92649-1595   USA         714-898-0960
   V004093   RICHARDSON ELECT - IL                             LAFOX             IL         60147   USA         800-737-6937 @2048
      9934   RiverOne                                          WESTLAKE VILLAG   CA         91362   USA         800-638-9547 X-1245
   A000718   RIVERSIDE COUNTY                                  RIVERSIDE         CA         95202   USA
     10504   RL TURICK CO INC                                  NEW HARTFORD      CT         06057   USA         860-693-2230
     10915   Robertson Industrial Sale                         BIRMINGHAN        AL         35244   USA         205-823-4187
      6876   ROCHESTER ELECTRONICS                             NEWBURYPORT       MA    01950-4018   USA         978-462-9332
   v001841   ROLYN OPTICS                                      COVINA            CA    91722-2199   USA         626-915-5707
   V001662   RON SCHARA OUTDOOR CALEND                         MINNEPOLIS        MN         55416   USA         612-546-3746
      9876   RONNINGEN RESEARCH AND                            VICKSBURG         MI         49097   USA         269-649-0520
      5224   ROYCE ELECTRONIC SALES                            ALTAMONTE SPRIN   FL         32714   USA         800-432-4929
   V001878   ROYONICUSA                                        VALENCIA          CA         91355   USA         661-257-0303
   V004274   RP GRAPHICS                                       HIBBING           MN         55746   USA         218-263-5215
     11132   RPR Wyatt                                         PHOENIX           AZ         85016   USA         602-263-7779
   V005661   R-THETA INC                                       MISSISSAUGA       ONT      L5T 1Y9   CANADA      800 388 5428
     10447   RUTHERFORD, WILLIAM J.                            RMS - GAYLORD                        USA
      7254   S M T RESEARCH INC                                LAKE VILLA        IL         60046   USA         847-587-7858
   V000445   S.W. ANDERSON                                     CHANHASSEN        MN         55317   USA         952-934-2700
   V003418   SAELIG CO INC                                     FAIRPORT          NY         14450   USA
      5064   SAFETY PRODUCTS                                   HOLLAND           MI         49424   USA         616-399-2693
   V003932   SAGER ELECT - MN                                  MENDOTA HEIGHTS   MN         55120   USA         888-724-3736
      5012   SAGER ELECTRICAL SUPPLY                           ALTAMONTE SP      FL         32701   USA         407-834-9070
   A000863   SALVATION ARMY                                    APPLETON          WI         54911
      4240   SAMTEC INCORPORATED                               NEW ALBANY        IN    47150-1147   USA         812-944-6733
     10631   SANBOR CORPORATION                                ALLENTOWN         PA         18106   USA         610-530-8500 x 687
      5389   SANMINA CORPORATION                               Hunt Valley       MD         21031   USA         410-771-5607
      9061   SANYO VIDEO COMPONENTS                            BEBERLY           MA         01915   USA         978-922-6573
   V001907   SARONIX                                           MENLO PARK        CA    94025-1114   USA         952-893-1000
      5722   Saunders                                          LOMBARD           IL         60148   USA         800-553-4555
   V000207   SCANDIC                                           SAN LEANDRO       CA         94577   USA         510-352-3700 @15
      4365   SCHUSTER ELECTRONICS                              TWINSBURG         OH         44087   USA         800-521-1358
     11026   SCIENTIFIC MOLD. CORP.                            SOMERSET          WI         54025               715-247-3500
      3900   SCREENGRAPHICS                                    INDIAN RIVER      MI         49749   USA         231-238-4499
   V000643   SEELYE PLASTICS                                   MINNEAPOLIS       MN         55431   USA         800-328-2728
   A000831   SEICA SPA                                         CHICAGO           IL         60609   USA
      5946   SELIG CHEMICAL INDUSTRIES                         ATLANTA           GA         30378   USA         404-691-9220
     10614   SEMITEC                                           BABYLON           NY         11702   USA         631-587-4086
      9421   SEMITECH ELECTRONIC CORP                          TAMPA             FL         33626   USA         813-854-3311
      5208   SEMTECH CORPORATION                               CAMARILLO         CA    93012-8790   USA         805-498-2111
      6579   SENSYM/ICT CORP HONEYWELL                         MILPITAS          CA         95035   USA         408-954-1100 EXT6709
      9633   SERVICE BY AIR                                    TAMPA             FL         33634   USA         813-249-1812
     10478   SERVICEMASTER CLEANING                            GAYLORD           MI         49735   USA         517.732.6244
     10524   SERVOFLO                                          LEXINGTON         MA         02421   USA         781-862-9572
   V002113   SETON NAME PLATE CO                               NEW HAVEN         CT          6505   USA         800-243-6624
   V004254   SG INDUSTRIES INC                                 BEVERLY           MA          1915   USA         978-922-4299
      9173   Shannon Drew
   E000030   SHAWN ROJESKI
      9093   SHERCON                                           SANTA FE SPRING   CA         90670   USA         800-228-3218
      9366   SHERLOCK MACHINE INC                              LARGO             FL         33771   USA         727-538-9400
      5947   SHOGYO INTERNT'L GROUP                            PLAINVIEW         NY         11803   USA         516-349-5200

                                                                                                                     Outstanding
Vendor Num                  Vendor Name                Fax Num                    Service Provided                 Balance/Amount
   A000582   R.C. FABRICATORS INC                 218/262-5153                                                       $     21.30
      2610   RADIO SHACK                                                MRO                                          $    316.00
   A000087   RADKO IRON & SUPPLY INC                                                                                 $     44.21
   V000862   RALTRON ELECTRONICS - MN                                   Mfg                                          $  3,593.58
      9045   Ramix Inc                            805-650-2110          Mfg                                          $    582.00
   V003503   RAND TECHNOLOGY INC - CA                                   Mfg                                          $  5,250.00
   A000089   RANGE CREDIT BUREAU                                        Benefits                                     $     25.30
     10687   RAPID METAL PRODUCTS INC             863-648-5027          Metals                                       $    394.00
     11007   Raytheon                             781-860-3380          TESTING LAB                                  $  3,720.00
   V001506   RDI ELECT LTD/T&B - MN               301-733-3085          Mfg                                          $  1,012.67
   E000024   REGINA BRANT                                               Employee Expense                             $         -
     10513   Reid Carpentier                                            Employee Expense                             $         -
   V000319   REID GRAPHICS & MFG                  978-474-1931          Mfg                                          $    997.40
   v001468   RENATA BATTERIES US                                        Mfg                                          $    193.73
   V005657   RENCO ELECTRONICS - FL               321-637-1600          Mfg                                          $  9,381.43
      9039   REPTRON MANUFACTURING                218-263-8970          Mfg                                          $  1,432.00
   V001883   REPTRON MFG SERV-GAYLORD             989-732-2538          Customer                                     $  4,445.95
      8995   RESPOND FIRST AID SYSTEMS            813-891-0516          MRO                                          $    187.00
      5854   REXEL DATACOM                        813 622-7424          Mfg                                          $    827.00
   V000621   REYNOLDS INDUSTRIES                  310-822-8046          Mfg                                          $  1,462.76
     11014   RF MICRO DEVICES                     336.664.0292          Original Equipment Manufacturer              $  1,712.00
   V005238   RHOMBUS INDUSTRIES                   714-896-0971          Mfg                                          $    379.35
   V004093   RICHARDSON ELECT - IL                630-208-2662          Distributor                                  $ 10,937.50
      9934   RiverOne                             818-889-4987          Electronic Distribution                      $ 15,521.42
   A000718   RIVERSIDE COUNTY                                           Benefits                                     $    164.54
     10504   RL TURICK CO INC                     860-693-1965          Mfg                                          $  4,608.00
     10915   Robertson Industrial Sale            205-425-8196          Mfg                                          $    149.82
      6876   ROCHESTER ELECTRONICS                978-462-9512          Electronic Distribution                      $     53.00
   v001841   ROLYN OPTICS                         626-915-1379          Mfg                                          $    499.77
   V001662   RON SCHARA OUTDOOR CALEND            612-545-4688          MRO                                          $    350.00
      9876   RONNINGEN RESEARCH AND               269-649-0526          Original Equipment Manufacturer              $  1,950.00
      5224   ROYCE ELECTRONIC SALES               407-682-7752          Industrial Distributor                       $    546.10
   V001878   ROYONICUSA                           661-254-5622          Mfg                                          $    272.00
   V004274   RP GRAPHICS                          218-263-5215          MRO                                          $     12.78
     11132   RPR Wyatt                            602-263-8686          Mfg                                          $    600.00
   V005661   R-THETA INC                                                Mfg                                          $    617.80
     10447   RUTHERFORD, WILLIAM J.                                     Employee Expense                             $         -
      7254   S M T RESEARCH INC                   847-587-7851          Mfg                                          $  2,092.00
   V000445   S.W. ANDERSON                        952-934-2716          Distributor                                  $    118.79
   V003418   SAELIG CO INC                                              Mfg                                          $  3,500.00
      5064   SAFETY PRODUCTS                      616-399-8737          Maintenance, Repair & Operating Supplies     $  5,310.23
   V003932   SAGER ELECT - MN                     651-405-3166          Distributor                                  $ 54,853.84
      5012   SAGER ELECTRICAL SUPPLY              407-834-9740          Electronic Distribution                      $103,448.00
   A000863   SALVATION ARMY                                             MRO                                          $     50.00
      4240   SAMTEC INCORPORATED                  812-948-5047          Original Equipment Manufacturer              $    164.00
     10631   SANBOR CORPORATION                   610-530-9600          Cable Assemblies                             $ 25,767.76
      5389   SANMINA CORPORATION                  410-771-5614          Printed Circuit Boards                       $         -
      9061   SANYO VIDEO COMPONENTS               978-922-7428          Mfg                                          $  1,488.00
   V001907   SARONIX                              952-893-0466          Mfg                                          $    781.58
      5722   Saunders                             630-627-8337          Mfg                                          $    328.00
   V000207   SCANDIC                              510-352-6914          Mfg                                          $  4,035.65
      4365   SCHUSTER ELECTRONICS                 330-425-1863          Electronic Distribution                      $    116.00
     11026   SCIENTIFIC MOLD. CORP.               715-247-3611          Plastics                                     $ 12,077.62
      3900   SCREENGRAPHICS                       231-238-4503          Fab                                          $    137.00
   V000643   SEELYE PLASTICS                      952-881-3503          Distributor                                  $    265.66
   A000831   SEICA SPA                                                  Mfg                                          $    138.45
      5946   SELIG CHEMICAL INDUSTRIES            404-691-5503          Mfg                                          $    647.00
     10614   SEMITEC                              631-321-9604          Mfg                                          $  1,017.01
      9421   SEMITECH ELECTRONIC CORP             813-854-3442          Electronic Distribution                      $  1,043.00
      5208   SEMTECH CORPORATION                  805-498-3804          Mfg                                          $  1,414.00
      6579   SENSYM/ICT CORP HONEYWELL            408-383-9180          Original Equipment Manufacturer              $ 31,948.00
      9633   SERVICE BY AIR                       813-249-0818          MRO                                          $  2,440.88
     10478   SERVICEMASTER CLEANING               517.732.2538          Maintenance, Repair & Operating Supplies     $  1,500.00
     10524   SERVOFLO                             781-862-9244          Mfg                                          $ 21,693.00
   V002113   SETON NAME PLATE CO                  800-345-7819          MRO                                          $    871.47
   V004254   SG INDUSTRIES INC                    978-922-3775          Broker                                       $ 72,768.42
      9173   Shannon Drew                                               Employee Expense                             $         -
   E000030   SHAWN ROJESKI                                              Employee Expense                             $         -
      9093   SHERCON                              800-955-8988          Maintenance, Repair & Operating Supplies     $  2,238.60
      9366   SHERLOCK MACHINE INC                 727-538-9244          Fab                                          $    906.00
      5947   SHOGYO INTERNT'L GROUP               516-349-7744          Original Equipment Manufacturer              $  9,295.08

Vendor Num                  Vendor Name                                    Address Line 1                    Address Line 2
   V000321   SHOP PARTS                                        5600 FELTL RD
      5537   SIEMENS DEMATIC                                   ELECTRONICS ASSEMBLY SYSTEMS INC.
   V001990   SIGNAL TRANSFORMER CO INC                         500 BAYVIEW AVE
      6865   SILKSCREEN SHOP                                   200 W. BENNETT ST.
      7133   Simclar                                           2230 WEST 77TH ST
   V001960   SIMCO NJ INC                                      750 DAVISTOWN RD
      5113   SIMMONS CHEMICAL CORP                             311 SARASOTA CENTER BLVD
      5546   SIMPLIMATIC AUTOMATION                            109 RAMSEY PLACE
     10692   SMEC                                              3317 EL SALIDO PKWY
     10290   SMT PARTS                                         2560 SOQUEL AVE.                      UNIT E
   V002073   SMTA                                              5200 WILLSON RD                       SUITE 100
   V000775   SOLECTRON CORP                                    4102 S MIAMI BLVD
      4260   SOLID STATE INCORPORATED                          46 FARRAND STREET
   V003796   SOURCE MARKETING INT'L                            154 S FRONT ST
      5689   Southeastern Label                                2050 WILL ROSS COURT                  PO BOX 81386
   V002093   SPARTECH-SOUTH INC                                2115 PALM BAY RD                      SUITE 4
   V002092   SPECIALITY COATING SYSTEM                         7645 WOODLAND DRIVE
      6633   SPECTAPE OF ATLANTA                               1661 ROADHAVEN DR
   V000508   SPEEDLINE TECH ELGIN DIST                         580-A TOLLGATE RD
   V001179   SPRIG CIRCUITS                                    765 EUBANK DR
   V004518   SQUIRES ELECTRONICS                               503 N 13TH AVE
      9915   STACI Limited                                     C/O Saisha Technology LC.             2921 WEST CYPRESS CREEK RD.
      5237   STAILEY COMPANY INC                               TRI COUNTY BUSINESS PARK              12420 RACE TRACK ROAD
      5007   STANDARD ELECTRIC CO                              2650 TRAUTNER DRIVE                   P.O. BOX 5289
      5260   STANDARD ELECTRONICS                              125 NOBLE STREET
      4778   STANDARD RADIO ELEC. PROD                         R&J COMPONENTS CORPORATION            360 RABRO DRIVE
     10688   STAPLES INC                                       PO BOX 530621
      5277   STARBOARD TECHNOLOGY                              410 STAN DRIVE
   V002100   STARK ELECTRONICS INC                             401 ROYALSTON AVE N
     10629   STATE ELECTRONICS                                 36 ROUTE 10
      4704   STATIC CONTROL COMPONENTS                         P O BOX 152
      5063   STEPHEN GOULD / TAMPA                             5132 TAMPA WEST BLVD
   E000026   STEVE JOHNSON                                     2416 E 41ST ST
      5809   STOCK DRIVE PRODUCTS INC                          2101 JERICHO TURNPIKE
      6497   Stock Electronics                                 6110 BLVD OF CHAMPIONS
      6996   STRYKER INSTRUMENTS                               4100 EAST MILHAM
     10926   SUMMIT TECH INC                                   14472 I-25 FRONTAGE ROAD
   V003707   SUN WEST SCREEN GRAPHICS                          277 CREE CRESENT
   A000103   SUNRISE BAKERY                                    1813 3RD AVE
   V004407   SUPER ONE                                         1101 E 37TH ST
     11112   SUPERIOR METAL PRODUCTS                           2463 HWY 107
     10740   SUPPLY SOLUTION, INC.                             2000 TOWN CENTER                      SUITE 2600
   A000239   SUPPORT PYMT CLEARINGHOUSE                        PO BOX 52107
   V001930   SURFACE MOUNT DIST - FL                           902 CLINT MOORE RD                    SUITE 202
      7889   SURFACE MOUNT DISTRIBUTIO                         1 OLDFIELD
   V003563   SWANSON TOOL & DIE                                11755 JUSTEN CIRCLE
   V001298   SYMBOL TECHNOLOGIES                               ONE SYMBOL PLAZA                      MS A-39
     10778   SYNCTRONICS                                       980 BUENOS AVE #C2
      6862   Sypras Test                                       24301 CATHERINE INDUSTRIAL            SUITE 116
      6618   SYSTEM GENERAL CORP                               1623 SOUTH MAIN ST
   V002148   T C SERVICE INC                                   9624 GIRARD AVE S
      5711   T G 3 ELECTRONICS INC                             4615 70TH AVENUE
     11071   T M MORRIS MANF. CO.INC                           830 SOUTH STATE ROAD 25               P.O. BOX 658
      4906   T T I                                             BUILDING E, SUITE 5774                5772 SOUTH SEMORAN BLVD
     11153   TALX CORPORATION                                  135 S. LaSalle Dept 3065
      6674   Tape Inc                                          PO BOX 770878
   V001617   TARGET ELECTRONICS                                16120 CAPUTO DR
   V001120   TAYLOR INDUSTRIAL ELECT                           1000 W DONGES BAY RD
      9883   TECA CORPORATION                                  4048 W SCHUBERT AVENUE
     11042   TECAN LTD                                         GRANBY IND. EST.                      WEYMOUTH,
      4419   TECATE INDUSTRIES                                 12889 GREGG COURT                     PO BOX 1209
      4985   TECHNI TOOL INC                                   1547 N. TROOPER RD.                   P O BOX 1117
     10321   Technical Maintenance                             8302 LAUREL FAIR CIRCLE               SUITE 110
   V003660   TECHNICAL RESIN PACKAGING                         8901 WYOMING AVE N
   V000654   TECHNIPRINT                                       14530 MARTIN DR
      4985   Techni-Tool                                       1547 N TROOPER RD                     PO BOX 1117
      5654   TECHPRINT INCORPORATED                            137 MARSTON STREET
   A000859   TEKTRONIX                                         5224 NE 152ND PLACE
      8287   TEMPERATURE CONTROL INC                           1623 NORTHERN STAR DR.
      7222   TERADYNE                                          500 RIVERPARK DR.
      7157   TERRA UNIVERSAL INC.                              700 N. HARBOR BLVD

Vendor Num                  Vendor Name                            City         State      Zip       Country         Phone Num
   V000321   SHOP PARTS                                        MINNETONKA        MN         55343   USA         952-933-5510
      5537   SIEMENS DEMATIC                                   PITTSBURGH        PA         15251   USA         888-768-4357 #2
   V001990   SIGNAL TRANSFORMER CO INC                         INWOOD            NY    11096-1792   USA         866-239-5777
      6865   SILKSCREEN SHOP                                   SALINE            MI         48176   USA         734-994-0500
      7133   Simclar                                           HIALEAH           FL         33016   USA         305-556-9210
   V001960   SIMCO NJ INC                                      BLACKWOOD         NJ          8012   USA         856-232-2525
      5113   SIMMONS CHEMICAL CORP                             SARASOTA          FL    34240-9382   USA         941-377-9929
      5546   SIMPLIMATIC AUTOMATION                            LYNCHBURG         VA         24501   USA         800.294.2003 x1
     10692   SMEC                                              CEDAR PARK        TX         78613   USA         512-249-0017 X 20
     10290   SMT PARTS                                         SANA CRUSE        CA         95062   USA         800.317.1886
   V002073   SMTA                                              EDINA             MN         55424   USA         612-926-7682
   V000775   SOLECTRON CORP                                    DURHAM            NC         27709   USA         919-543-0901
      4260   SOLID STATE INCORPORATED                          BLOOMFIELD        NJ         07003   USA         973-429-8700
   V003796   SOURCE MARKETING INT'L                            FARMINGDALE       NY         11735   USA         516-420-1144
      5689   Southeastern Label                                CHAMBLEE          GA         30341   USA         800-241-6496
   V002093   SPARTECH-SOUTH INC                                PALM BAY          FL         32905   USA         321-727-8045
   V002092   SPECIALITY COATING SYSTEM                         INDIANAPOLIS      IN         46278   USA         317-244-1200
      6633   SPECTAPE OF ATLANTA                               STONE MOUNTAIN    GA         30083   USA         770-934-4053
   V000508   SPEEDLINE TECH ELGIN DIST                         ELGIN             IL         60123   USA         800-737-8110
   V001179   SPRIG CIRCUITS                                    VACAVILLE         CA         95688   USA         707-447-7744
   V004518   SQUIRES ELECTRONICS                               CORNELIUS         OR         97113   USA         503-357-7132
      9915   STACI Limited                                     FT. LAUDERDALE    FL         33309   USA         954.623.3126X126
      5237   STAILEY COMPANY INC                               TAMPA             FL    33626-3117   USA         813-855-0608
      5007   STANDARD ELECTRIC CO                              SAGINAW           MI    48603-0289   USA         989-732-2466-GAYLORD
      5260   STANDARD ELECTRONICS                              NORRISTOWN        PA    19401-4437   USA         800-819-9354
      4778   STANDARD RADIO ELEC. PROD                         HAUPPAUGE         NY         11788   USA         800-223-3579
     10688   STAPLES INC                                       ATLANTA           GA    30353-0621   USA
      5277   STARBOARD TECHNOLOGY                              MELBOURNE         FL         32904   USA         321-242-8900
   V002100   STARK ELECTRONICS INC                             MINNEAPOLIS       MN    55405-1588   USA         888-372-3158
     10629   STATE ELECTRONICS                                 EAST HANOVER      NJ         07936   USA         800.631.8083 X120
      4704   STATIC CONTROL COMPONENTS                         SANFORD           NC    27331-0152   USA         800-356-2728 X 1687
      5063   STEPHEN GOULD / TAMPA                             TAMPA             FL         33634   USA         813-886-8460
   E000026   STEVE JOHNSON                                     HIBBING           MN         55746
      5809   STOCK DRIVE PRODUCTS INC                          NEW HYDE PARK     NY         11042   USA         516.328.3300
      6497   Stock Electronics                                 N. LAUDERDALE     FL         33068   USA         954-978-9875
      6996   STRYKER INSTRUMENTS                               KALAMAZOO         MI         49001   USA         269-323-7700
     10926   SUMMIT TECH INC                                   LONGMONT          CO         80504   USA         970.535.0650
   V003707   SUN WEST SCREEN GRAPHICS                          WINNIPEG          MB        R3H0J8   CANADA      800-665-0271
   A000103   SUNRISE BAKERY                                    HIBBING           MN         55746
   V004407   SUPER ONE                                         HIBBING           MN         55746
     11112   SUPERIOR METAL PRODUCTS                           CHUCKEY           TN         37641               904.220.7888
     10740   SUPPLY SOLUTION, INC.                             SOUTHFIELD        MI         48073   USA         248.455.0973
   A000239   SUPPORT PYMT CLEARINGHOUSE                        PHOENIX           AZ         85072
   V001930   SURFACE MOUNT DIST - FL                           BOCA RATON        FL         33487   USA         800-820-7634
      7889   SURFACE MOUNT DISTRIBUTIO                         IRVINE            CA         92618   USA         800-820-7634
   V003563   SWANSON TOOL & DIE                                MAPLE GROVE       MN    55369-9282   USA         763-428-7100
   V001298   SYMBOL TECHNOLOGIES                               HOLTSVILLE        NY         11742   USA         800-927-9626
     10778   SYNCTRONICS                                       SAN DIEGO         CA         92110   USA         619.275.3525
      6862   Sypras Test                                       NOVI              MI         48375   USA         248-305-5200
      6618   SYSTEM GENERAL CORP                               MILPITAS          CA         95035   USA         408-263-6667 x:11
   V002148   T C SERVICE INC                                   BLOOMINGTON       MN         55431   USA         952-888-4377
      5711   T G 3 ELECTRONICS INC                             KENOSHA           WI         53144   USA         262-652-2626
     11071   T M MORRIS MANF. CO.INC                           LOGANSPORT        IN         46947               574.722.4040 x 2150
      4906   T T I                                             ORLANDO           FL         32822   USA         407-273-6977
     11153   TALX CORPORATION                                  Chicago           IL    60674-3065   USA
      6674   Tape Inc                                          ORLANDO           FL         32877   USA         407-426-9175
   V001617   TARGET ELECTRONICS                                MORGAN HILL       CA         95037   USA         408-778-0408
   V001120   TAYLOR INDUSTRIAL ELECT                           MEQUON            WI    53092-5999   USA         800-242-8914
      9883   TECA CORPORATION                                  CHICAGO           IL         60639   USA         773-342-4900
     11042   TECAN LTD                                                                              ENGLAND     0044.1305.765432
      4419   TECATE INDUSTRIES                                 POWAY             CA         92074   USA         858-513-2300
      4985   TECHNI TOOL INC                                   WORCHESTER        PA    19490-1117   USA         610.940.5423
     10321   Technical Maintenance                             TAMPA             FL         33610   USA         813-635-0213
   V003660   TECHNICAL RESIN PACKAGING                         BROOKLYN PARK     MN         55445   USA         763-424-7959
   V000654   TECHNIPRINT                                       EDEN PRAIRIE      MN         55344   USA         952-975-9208
      4985   Techni-Tool                                       WORCHESTER        PA    19490-1117   USA         610-940-5423
      5654   TECHPRINT INCORPORATED                            LAWRENCE          MA         01841   USA         800-225-2538
   A000859   TEKTRONIX                                         PORTLAND          OR         97230   USA         800 833 9200
      8287   TEMPERATURE CONTROL INC                           TRAVERSE CITY     MI         49686   USA         616-922-1862
      7222   TERADYNE                                          NORTH READING     MA         01864   USA         978.370.6258
      7157   TERRA UNIVERSAL INC.                              ANAHEIM           CA    92805-2589   USA         714-526-0100

                                                                                                                     Outstanding
Vendor Num                  Vendor Name                Fax Num                    Service Provided                 Balance/Amount
   V000321   SHOP PARTS                           952-933-6816          Fabricator                                   $     69.50
      5537   SIEMENS DEMATIC                      770-797-3096          Mfg                                          $ 48,405.00
   V001990   SIGNAL TRANSFORMER CO INC            866-239-7208          Mfg                                          $  1,842.30
      6865   SILKSCREEN SHOP                      734-994-3345          Mfg                                          $    215.00
      7133   Simclar                              305-827-5209          Mfg                                          $     49.40
   V001960   SIMCO NJ INC                         856-232-2160          Mfg                                          $    568.75
      5113   SIMMONS CHEMICAL CORP                941-377-9539          Industrial Distributor                       $         -
      5546   SIMPLIMATIC AUTOMATION               434.385.7813          Mfg                                          $     65.00
     10692   SMEC                                 512-249-0054          Mfg                                          $  1,681.50
     10290   SMT PARTS                            800.317.3717          Maintenance, Repair & Operating Supplies     $    576.00
   V002073   SMTA                                 612-926-1819          MRO                                          $    395.00
   V000775   SOLECTRON CORP                       919-254-6371          Mfg                                          $ 49,392.00
      4260   SOLID STATE INCORPORATED             973-429-8683          Mfg                                          $    880.00
   V003796   SOURCE MARKETING INT'L               516-420-1474          Broker                                       $ 11,162.43
      5689   Southeastern Label                   770-458-6043          Mfg                                          $    174.00
   V002093   SPARTECH-SOUTH INC                   321-727-8086          Fabricator                                   $  7,782.96
   V002092   SPECIALITY COATING SYSTEM            317-240-2739          Subcontractor                                $ 30,342.40
      6633   SPECTAPE OF ATLANTA                  770-493-8783          Mfg                                          $    841.50
   V000508   SPEEDLINE TECH ELGIN DIST            508-541-6459          Mfg                                          $ 18,693.14
   V001179   SPRIG CIRCUITS                       707-447-0896          Board House                                  $ 35,178.55
   V004518   SQUIRES ELECTRONICS                  503-357-7133          Mfg                                          $     61.17
      9915   STACI Limited                        954.623.3122          Printed Circuit Boards                       $  9,547.00
      5237   STAILEY COMPANY INC                  854-3822              Fab                                          $         -
      5007   STANDARD ELECTRIC CO                 989-732-6301          Mfg                                          $    111.00
      5260   STANDARD ELECTRONICS                 610-279-6190          Electronic Distribution                      $    282.00
      4778   STANDARD RADIO ELEC. PROD            631-234-3368          Electronic Distribution                      $ 12,826.75
     10688   STAPLES INC                                                MRO                                          $    276.00
      5277   STARBOARD TECHNOLOGY                 321-242-6555          Industrial Distributor                       $  3,332.04
   V002100   STARK ELECTRONICS INC                612-332-1783          Distributor                                  $  3,451.01
     10629   STATE ELECTRONICS                    973.887.1940          Electronic Distribution                      $     97.00
      4704   STATIC CONTROL COMPONENTS            800-356-2729          Maintenance, Repair & Operating Supplies     $  1,301.60
      5063   STEPHEN GOULD / TAMPA                813-885-7102          Fab                                          $    117.00
   E000026   STEVE JOHNSON                                              Employee Expense                             $         -
      5809   STOCK DRIVE PRODUCTS INC             516.326.8827          Mfg                                          $  4,280.96
      6497   Stock Electronics                    954-978-9884          Mfg                                          $     23.26
      6996   STRYKER INSTRUMENTS                  269-323-3491          Customer                                     $         -
     10926   SUMMIT TECH INC                      970.535.0651          Others                                       $    798.00
   V003707   SUN WEST SCREEN GRAPHICS             204-888-1133          Mfg                                          $     13.50
   A000103   SUNRISE BAKERY                                             MRO                                          $     32.46
   V004407   SUPER ONE                                                  MRO                                          $  9,000.00
     11112   SUPERIOR METAL PRODUCTS              904.220.7871          Metals                                       $  1,071.00
     10740   SUPPLY SOLUTION, INC.                248.455.0987          Others                                       $    800.00
   A000239   SUPPORT PYMT CLEARINGHOUSE                                 Benefits                                     $    119.26
   V001930   SURFACE MOUNT DIST - FL              561-998-9112          Distributor                                  $ 20,385.67
      7889   SURFACE MOUNT DISTRIBUTIO            561-998-9112          Electronic Distribution                      $ 97,641.46
   V003563   SWANSON TOOL & DIE                   763-428-7830          Fabricator                                   $    770.31
   V001298   SYMBOL TECHNOLOGIES                  631-738-5519          Mfg                                          $         -
     10778   SYNCTRONICS                          619.275.3520          Plastics                                     $    384.00
      6862   Sypras Test                          248-305-5202          Calibration                                  $  2,182.00
      6618   SYSTEM GENERAL CORP                  408-262-9220          Mfg                                          $    300.00
   V002148   T C SERVICE INC                      952-884-4256          Fabricator                                   $  5,154.00
      5711   T G 3 ELECTRONICS INC                262-652-2121          Electronic Distribution                      $  7,057.00
     11071   T M MORRIS MANF. CO.INC              574.722.5723          Original Equipment Manufacturer              $156,842.96
      4906   T T I                                407-275-5436          Electronic Distribution                      $ 24,818.00
     11153   TALX CORPORATION                                           Maintenance, Repair & Operating Supplies     $  1,700.00
      6674   Tape Inc                             407-426-9766          Mfg                                          $    501.60
   V001617   TARGET ELECTRONICS                   408-778-3807          Distributor                                  $  1,242.72
   V001120   TAYLOR INDUSTRIAL ELECT              262-241-4025          Distributor                                  $  3,413.55
      9883   TECA CORPORATION                     773-342-0191          Original Equipment Manufacturer              $  5,250.00
     11042   TECAN LTD                            0044.1305.780194      Original Equipment Manufacturer              $ 15,680.00
      4419   TECATE INDUSTRIES                    858-513-2345          Mfg                                          $  1,434.00
      4985   TECHNI TOOL INC                      610-828-5623          Maintenance, Repair & Operating Supplies     $  3,642.00
     10321   Technical Maintenance                813-625-9223          CALIBRATION AND REPAIR                       $  1,275.00
   V003660   TECHNICAL RESIN PACKAGING            763-425-3793          Distributor                                  $  2,652.96
   V000654   TECHNIPRINT                          952-975-9209          Distributor                                  $    574.20
      4985   Techni-Tool                          610-828-5623          Mfg                                          $  1,811.80
      5654   TECHPRINT INCORPORATED               978-689-1888          MRO                                          $ 17,185.00
   A000859   TEKTRONIX                                                  Mfg                                          $    277.00
      8287   TEMPERATURE CONTROL INC              616-922-1892          Mfg                                          $     79.00
      7222   TERADYNE                             978.370.6250          Mfg                                          $ 11,588.00
      7157   TERRA UNIVERSAL INC.                 714-992-2179          Mfg                                          $    239.00

Vendor Num                  Vendor Name                                    Address Line 1                    Address Line 2
      5052   TERRYBERRY JEWELRY                                PO BOX 696
     10945   TEST PRO SYSTEMS INC                              2119 METRO CIRCLE
   A000852   TESTNET INC                                       P O BOX 148
   A000665   TG                                                PO BOX 83100
   A000733   THE FLOWER BASKET                                 414 E HOWARD ST
   V000764   THE HARTFIEL CO                                   8117 WALLACE RD
   V005565   THE MODEL SHOP INC                                4684 FREEDOM DR
     11129   THE SPECIALTY LABS, INC.                          4211 LEXINGTON AVE. N.                SUITE 1002
   V001412   THERMOMETRICS                                     808 US HIGHWAY 1
      9899   THK AMERICA INCORPORATED                          200 EAST COMMERCE DRIVE
      9388   THORDARSON, INC                                   11969 HWY 1
     11032   TIBBS JOSEPH E                                    411 RUTLAND DR
   V005748   TIME TO MKT - SANTA ANA                           661 16TH AVE S
   v000922   TLC ELECTRONICS                                   245 EAST ROSELAWN AVE
      7686   Tom Ginnetti
   V004214   TONAR INDUSTRIES INC                              419 FRANKLIN AVE
     11031   TOREX USA CORP                                    3 CORPORATE PARK                      SUITE 270
   V000895   TORONTO MICROELECTRONICS                          5149 BRADCO BLVD
     10647   Total Power International                         418 Bridge St.
      8661   TPC/HILTON CAPACITOR INC                          21421 N. 14TH AVE.
   V002080   TRADEC INC                                        84 W SANTA CLARA ST                   SUITE 500
     10900   TRANS TRON LIMITED INC                            101 ELECTRONICS AVE.
      8301   TRANSACT TECH., INC.                              20 BOMAX DRIVE
   V003310   TRANSITION AUTOMATION INC                         101 BILLERICA AVE
     11030   TRANS-TECH                                        5520 ADAMSTOWN RD                     PO BOX 69
   V003069   TRC CIRCUITS INC                                  3300 WINPARK DR
   V000937   TRC ELECTRONICS                                   135 PASADENA AVE
      5652   TRENTON TECHNOLOGY INC                            1001 BROAD STREET
      5767   TRI TECH                                          5249 TAMPA WEST BLVD                  PO BOX 26444
   V002011   TRICO PLASTICS                                    28061 DIAZ RD
      4614   TROPIC FASTENERS INC                              255 SEMORAN COMMERCE PL
   V004569   TTI - FL                                          5772 SOUTH SEMORAN BLVD               BUILDING E SUITE 5774
   V001301   TUNDRA SEMICONDUCTOR                              %ELECTROMEC SALES                     1601 E HWY 13
   V004451   TUSCARORA INCORPORATED                            6455 S PINE ST
      4889   TYCO ELECTRONICS                                  P.O. BOX 3608                         acct# 10309-1-1
   V003612   TYCO PRINTED CIRCUITS-OR                          1270 SE MONMOUTH CLIFF
      6095   U S F HOLLAND                                     P O BOX 9021
      7197   U S PLASTIC CORP                                  1390 NEWBRECHT RD.
   A000581   U.S. DEPT OF EDUCATION                            NATIONAL PAYMENT CENTER               PO BOX 4142
   A000115   UBC HIBBING                                       1309 3 40TH ST
   V002335   ULINE ENTERPRISES                                 985 ALDRIN DR
      8095   Ultra Spec                                        40 RIORDAN PLACE
   V001565   ULTRAVOLT INC                                     1800 OCEAN AVE
     10782   UNI-CIRCUIT                                       2707 E FREMONT ST                     SUITE 12
   V000091   UNIQUE TECHNOLOGIES INC                           900 LONG LAKE RD                      SUITE 190
     11126   UNIQUIP PLUS INC                                  6401 CONGRESS AVE                     SUITE 150
      7928   UNISOURCE                                         6511 N. 54TH STREET
      8445   UNISYS CORP - PLYMOUTH                            ATTN:Rebecca Sciarra                  Unisys Way Township Line Rd.
   V001808   UNITED ELECTRIC                                   5554 ENTERPRISE DR NE
   V001270   UNIVAR USA INC                                    845 TERRACE COURT
     10021   UNIVERSAL ELECTRONICS                             6101 GATEWAY DRIVE
      5506   UNIVERSAL INSTR (BINGHA)#                         93 ELY ST22047                        PO BOX 825
      9772   UNIVERSAL PLASTICS CORP                           165 FRONT ST.                         CABOTVILLE INDUSTRIAL PARK
      5921   Upper Lakes Tire                                  1058 M-32 WEST OFF I-75               PO BOX 584
   V001796   VALMARK INDUSTRIES INC                            7900 NATIONAL DRIVE
   V002338   VALPEY-FISHER CORPORATION                         75 SOUTH STREET
   V001102   VELOCITY ELECTRONICS                              9330 UNITED DR                        SUITE 100
      5780   VENKEL                                            5900 SHEPHERD MOUNTAIN COVE
   V001967   VENTURCOM                                         5 CAMBRIDGE CENTER
   V001853   VFI FABRICATORS                                   300 THOMAS AVE BLDG 1                 SUITE 101
   V004216   VICOR CORP                                        25 FRONTAGE RD
   V002360   VIKING INDUSTRIAL NORTH                           4730 GRAND AVE
      5659   VIMEX INTERNATIONAL CORP                          1287 N. BARCLAY BOULEVARD
     11067   VISION, INC.                                      2425 ALFT LANE
      9053   VITRONICS/SOLTEC                                  2 MARIN WAY
   V002375   VOYAGER ELECTRONICS CORP                          5201 E RIVER RD                       SUITE 303
      9363   V-TEK INCORPORATED                                751 SUMMIT AVENUE                     P O BOX 3104
      5552   W W GRAINGER INC                                  12579 49TH STREET NORTH
   A000856   WA BROWN INDUSTRIAL SALES                         12467 HARBOR DRIVE
      6296   WAL MART
      9784   WALL INDUSTRIES                                   5 WATSON BROOK ROAD

Vendor Num                  Vendor Name                            City         State      Zip       Country         Phone Num
      5052   TERRYBERRY JEWELRY                                BLOOMFIELD HILL   MI         48303   USA         248-333-1799
     10945   TEST PRO SYSTEMS INC                              HUNTSVILLE        AL         35801   USA         256-705-5563
   A000852   TESTNET INC                                       ALGONQUIN         IL    60102-0148   USA         847-458-9791
   A000665   TG                                                ROUND ROCK        TX         78683   USA
   A000733   THE FLOWER BASKET                                 HIBBING           MN         55746   USA
   V000764   THE HARTFIEL CO                                   EDEN PRAIRIE      MN         55344   USA         952-974-2500
   V005565   THE MODEL SHOP INC                                ANN ARBOR         MI         48108   USA         734-677-2022
     11129   THE SPECIALTY LABS, INC.                          ARDEN HILLS       MN         55126               651.482.2778
   V001412   THERMOMETRICS                                     EDISON            NJ          8817   USA         732-287-2870
      9899   THK AMERICA INCORPORATED                          SCHAUMBURG        IL         60173   USA         216-591-9630
      9388   THORDARSON, INC                                   MOUNT CARMEL      IL         62863   USA         618-262-5121
     11032   TIBBS JOSEPH E                                    CHARLOTTE         NC         28217   USA
   V005748   TIME TO MKT - SANTA ANA                           HOPKINS           MN         55343   USA         952-930-8962
   v000922   TLC ELECTRONICS                                   ST PAUL           MN         55117   USA         800-852-6694
      7686   Tom Ginnetti
   V004214   TONAR INDUSTRIES INC                              ROCKAWAY          NJ          7866   USA         973-586-9000
     11031   TOREX USA CORP                                    IRVINE            CA         92606   USA         949.261.2022
   V000895   TORONTO MICROELECTRONICS                          MISSISSAUGA       ON        L4W2A6   CANADA      905-625-3203
     10647   Total Power International                         Lowell            MA         01850   USA         877-646-0900
      8661   TPC/HILTON CAPACITOR INC                          PHOENIX           AZ         85027   USA         623-582-5555
   V002080   TRADEC INC                                        SAN JOSE          CA         95113   USA         770-360-9723
     10900   TRANS TRON LIMITED INC                            HUNTSVILLE        AL         35824   USA         256.461.7348
      8301   TRANSACT TECH., INC.                              ITHACA            NY         14886   USA         607-257-8901
   V003310   TRANSITION AUTOMATION INC                         N BILLERICA       MA          1862   USA         800-648-3338
     11030   TRANS-TECH                                        ADAMSTOWN         MD         21710               301.874.6545
   V003069   TRC CIRCUITS INC                                  MINNEAPOLIS       MN         55427   USA         763-546-6499
   V000937   TRC ELECTRONICS                                   LODI              NJ         07644   USA         800 222 0910
      5652   TRENTON TECHNOLOGY INC                            UTICA             NY         13501   USA         315-797-7534
      5767   TRI TECH                                          TAMPA             FL    33623-6444   USA         727.573.0848
   V002011   TRICO PLASTICS                                    TEMECULA          CA         92563   USA         909-699-8577
      4614   TROPIC FASTENERS INC                              APOPKA            FL         32703   USA         800-488-4777 ext1121
   V004569   TTI - FL                                          ORLANDO           FL         32822   USA         800-225-5884
   V001301   TUNDRA SEMICONDUCTOR                              BURNSVILLE        MN         55337   USA         952-894-8200
   V004451   TUSCARORA INCORPORATED                            BURLINGTON        WI         53105   USA         262-539-3737
      4889   TYCO ELECTRONICS                                  HARRISBURG        PA    17105-0100   USA         800-526-5079
   V003612   TYCO PRINTED CIRCUITS-OR                          DALLAS            OR         97338   USA         800-783-9223
      6095   U S F HOLLAND                                     HOLLAND           MI    49422-9021   USA         616-395-5000
      7197   U S PLASTIC CORP                                  LIMA              OH    45801-3196   USA         800-537-9724
   A000581   U.S. DEPT OF EDUCATION                            GREENVILLE        TX         75403   USA
   A000115   UBC HIBBING                                       HIBBING           MN         55746
   V002335   ULINE ENTERPRISES                                 EAGAN             MN         55121   USA         800-295-5510
      8095   Ultra Spec                                        SHREWSBURY        NJ    00702-4305   USA         800-622-2537
   V001565   ULTRAVOLT INC                                     RONKONKOMA        NY         11779   USA         800 876 7693
     10782   UNI-CIRCUIT                                       STOCKTON          CA         95205   USA         209-469-7193
   V000091   UNIQUE TECHNOLOGIES INC                           ST PAUL           MN         55112   USA         800-556-0225
     11126   UNIQUIP PLUS INC                                  BOCA RATON        FL         33487               321.433.4987
      7928   UNISOURCE                                         TAMPA             FL         33610   USA         800.555.2282 X3808
      8445   UNISYS CORP - PLYMOUTH                            BLUE BELL         PA         19424   USA         734-737-4391
   V001808   UNITED ELECTRIC                                   VIRGINIA          MN         55792   USA         800-662-5702
   V001270   UNIVAR USA INC                                    ST PAUL           MN         55101   USA         651-774-9400
     10021   UNIVERSAL ELECTRONICS                             CYPRESS           CA         90630   USA         714-820-1044
      5506   UNIVERSAL INSTR (BINGHA)#                         BINGHAMTON        NY    13902-0825   USA         800-842-9732
      9772   UNIVERSAL PLASTICS CORP                           CHICOPEE          MA         01013   USA         413-592-4791
      5921   Upper Lakes Tire                                  GAYLORD           MI         49735   USA         517-732-9432
   V001796   VALMARK INDUSTRIES INC                            LIVERMORE         CA         94550   USA         925-960-9900
   V002338   VALPEY-FISHER CORPORATION                         HOPKINTON         MA          1748   USA         800-982-5737 EXT 247
   V001102   VELOCITY ELECTRONICS                              AUSTIN            TX         78758   USA         512 973 9500
      5780   VENKEL                                            AUSTIN            TX         78730   USA         800-950-8365 X 1290
   V001967   VENTURCOM                                         CAMBRIDGE         MA          2142   USA         800-334-8649 @243
   V001853   VFI FABRICATORS                                   WILLIAMSTOWN      NJ    08094-3442   USA         856-629-8786
   V004216   VICOR CORP                                        ANDOVER           MA         01810   USA         630 769 8780
   V002360   VIKING INDUSTRIAL NORTH                           DULUTH            MN         55807   USA         800-232-1367
      5659   VIMEX INTERNATIONAL CORP                          BUFFALO GROVE     IL         60089   USA         800-227-0075
     11067   VISION, INC.                                      ELGIN             IL         60123               847.931.8977
      9053   VITRONICS/SOLTEC                                  STRATHAM          NH         03885   USA         603-772-7778
   V002375   VOYAGER ELECTRONICS CORP                          FRIDLEY           MN         55421   USA         763-571-7766
      9363   V-TEK INCORPORATED                                MANKATO           MN    56002-3104   USA         507-387-2039 EXT148
      5552   W W GRAINGER INC                                  CLEARWATER        FL         33762   USA         727-573-1777
   A000856   WA BROWN INDUSTRIAL SALES                         ORANGE            VA         22960   USA         877-962-6847
      6296   WAL MART                                                                               USA
      9784   WALL INDUSTRIES                                   EXETER            NH         03833   USA         603-778-2300

                                                                                                                     Outstanding
Vendor Num                  Vendor Name                Fax Num                    Service Provided                 Balance/Amount
      5052   TERRYBERRY JEWELRY                   248-333-3889          MRO                                          $   570.00
     10945   TEST PRO SYSTEMS INC                 256-881-1430          Mfg                                          $11,159.00
   A000852   TESTNET INC                          847-458-9819                                                       $10,727.00
   A000665   TG                                                         Mfg                                          $    38.56
   A000733   THE FLOWER BASKET                                          MRO                                          $   109.35
   V000764   THE HARTFIEL CO                      952-974-2600          Distributor                                  $    26.82
   V005565   THE MODEL SHOP INC                   734-677-3228          Mfg                                          $   955.50
     11129   THE SPECIALTY LABS, INC.             651.482.2780          Maintenance, Repair & Operating Supplies     $   539.00
   V001412   THERMOMETRICS                        732-287-8847          Mfg                                          $    63.82
      9899   THK AMERICA INCORPORATED             216-591-9830          Original Equipment Manufacturer              $ 9,320.76
      9388   THORDARSON, INC                      618-263-3150          Original Equipment Manufacturer              $ 1,381.00
     11032   TIBBS JOSEPH E                                             Employee Expense                             $        -
   V005748   TIME TO MKT - SANTA ANA              952-935-7140          Board House                                  $19,630.34
   v000922   TLC ELECTRONICS                      651-488-3246          Mfg                                          $   236.03
      7686   Tom Ginnetti                                               Employee Expense                             $        -
   V004214   TONAR INDUSTRIES INC                 973-586-2075          Distributor                                  $   475.32
     11031   TOREX USA CORP                       949.261.2066          Original Equipment Manufacturer              $   124.00
   V000895   TORONTO MICROELECTRONICS             905-625-3717          Fabricator                                   $   756.00
     10647   Total Power International            978-453-7395          Others                                       $ 2,221.00
      8661   TPC/HILTON CAPACITOR INC             623-582-2278          Mfg                                          $   880.00
   V002080   TRADEC INC                           770-360-9542          MRO                                          $11,920.00
     10900   TRANS TRON LIMITED INC               256.461.1032          Original Equipment Manufacturer              $ 1,690.00
      8301   TRANSACT TECH., INC.                 607-257-3868          Mfg                                          $    85.00
   V003310   TRANSITION AUTOMATION INC            978-670-2300          MRO                                          $   743.00
     11030   TRANS-TECH                           301.695.7065          Original Equipment Manufacturer              $ 8,768.00
   V003069   TRC CIRCUITS INC                     763-546-3231          Board House                                  $ 1,851.60
   V000937   TRC ELECTRONICS                                            Mfg                                          $ 1,507.60
      5652   TRENTON TECHNOLOGY INC               315-797-7159          Fab                                          $ 6,202.00
      5767   TRI TECH                             727.572.8687          Mfg                                          $ 1,686.00
   V002011   TRICO PLASTICS                       909-676-0267          Fabricator                                   $   208.14
      4614   TROPIC FASTENERS INC                 407-880-2122          Industrial Distributor                       $23,690.07
   V004569   TTI - FL                             407-275-5436          Distributor                                  $75,490.66
   V001301   TUNDRA SEMICONDUCTOR                 952-894-9352          Mfg                                          $61,981.40
   V004451   TUSCARORA INCORPORATED               262-539-3733          Fabricator                                   $ 2,161.69
      4889   TYCO ELECTRONICS                     717-986-3608          Original Equipment Manufacturer              $ 1,749.00
   V003612   TYCO PRINTED CIRCUITS-OR             503-622-2303          Board House                                  $46,847.38
      6095   U S F HOLLAND                                              Electronic Distribution                      $   285.00
      7197   U S PLASTIC CORP                     419-228-5034          Mfg                                          $    23.00
   A000581   U.S. DEPT OF EDUCATION                                     MRO                                          $   124.06
   A000115   UBC HIBBING                                                MRO                                          $    68.71
   V002335   ULINE ENTERPRISES                    800-295-5571          MRO                                          $ 1,434.98
      8095   Ultra Spec                           800-222-5337          Mfg                                          $    78.78
   V001565   ULTRAVOLT INC                                              Mfg                                          $13,616.38
     10782   UNI-CIRCUIT                          209-469-7195          Printed Circuit Boards                       $        -
   V000091   UNIQUE TECHNOLOGIES INC              651-636-8439          Distributor                                  $88,127.81
     11126   UNIQUIP PLUS INC                     321.414.0227          Electronic Distribution                      $79,099.00
      7928   UNISOURCE                            800.844.9983          Mfg                                          $ 2,175.00
      8445   UNISYS CORP - PLYMOUTH               734-737-4622          Customer                                     $        -
   V001808   UNITED ELECTRIC                      218-741-7311          Distributor                                  $   410.82
   V001270   UNIVAR USA INC                       651-774-0850          MRO                                          $ 1,441.42
     10021   UNIVERSAL ELECTRONICS                714-820-1124          Original Equipment Manufacturer              $67,938.00
      5506   UNIVERSAL INSTR (BINGHA)#            800-222-2159          Mfg                                          $31,496.21
      9772   UNIVERSAL PLASTICS CORP              413-592-6876          Plastics                                     $ 3,069.00
      5921   Upper Lakes Tire                                           MRO                                          $    32.65
   V001796   VALMARK INDUSTRIES INC               925-960-0900          Mfg                                          $   710.00
   V002338   VALPEY-FISHER CORPORATION            508-497-6377          Mfg                                          $43,566.92
   V001102   VELOCITY ELECTRONICS                                       Mfg                                          $ 8,442.51
      5780   VENKEL                               512-794-0087          Original Equipment Manufacturer              $ 5,973.60
   V001967   VENTURCOM                            617-577-1607          Distributor                                  $13,424.00
   V001853   VFI FABRICATORS                      856-629-0463          Fabricator                                   $   512.80
   V004216   VICOR CORP                                                 Mfg                                          $16,530.00
   V002360   VIKING INDUSTRIAL NORTH              218-624-4788          MRO                                          $    67.04
      5659   VIMEX INTERNATIONAL CORP             847-808-7687          Mfg                                          $ 6,505.50
     11067   VISION, INC.                         847.931.8978          Plastics                                     $16,180.00
      9053   VITRONICS/SOLTEC                     603-772-7776          Mfg                                          $ 2,239.14
   V002375   VOYAGER ELECTRONICS CORP             763-571-9519          Distributor                                  $25,579.18
      9363   V-TEK INCORPORATED                   507-387-5069          Maintenance, Repair & Operating Supplies     $ 4,966.63
      5552   W W GRAINGER INC                     727-573-1997          Industrial Distributor                       $   210.01
   A000856   WA BROWN INDUSTRIAL SALES            540-661-0462                                                       $   115.00
      6296   WAL MART                                                   MRO                                          $   120.00
      9784   WALL INDUSTRIES                      603-778-9797          Electronic Distribution                      $18,522.00

Vendor Num                  Vendor Name                                    Address Line 1                    Address Line 2
      5879   WASTE MANAGEMENT OF MICHIGAN                      NORTHERN MICHIGAN                     1307 HIGGINS DR.
      6011   WASTE MANAGEMENT OF TAMPA                         3411 NORTH 40TH ST.
      5961   Watkins Motor Lines                               PO BOX 95001
   V002015   WAUCONDA TOOL & ENG                               821 W ALGONQUIN RD
      4579   WAYTEC ELECTRONIC CORP                            1104 McCONVILLE ROAD                  P.O. BOX 11765
      4986   WES GARDE COMPONENTS                              3815 INDUSTRY BLVD
   V000672   WESCO DISTRIBUTION INC                            5151 INDUSTRIAL BLVD NE
   V002106   WESTAK OF CA                                      % WESTAK -OR                          3941 24TH AVENUE
      9709   WESTERN ELECTRONICS DIST                          P.O. BOX 12352
   a000386   WI SCTF                                           PO BOX 74400
     10447   William Rutherford
     10226   WIRE PRO INC                                      1600 TALLEVAST RD
   V005691   WMS GAMING                                        3401 N CALIFORNIA AVE
      9882   WONDER MACHINE SERVICES                           35340 AVON COMMERCE PARKWAY
      9605   WOODROW W. BERRYHILL                              WOODY'S EXPRESS                       29873 BARKLEY ST.
     10258   WORK LOSS MANAGEMENT, INC                         1412 EAST LIME ST.
   V004519   WORLD PRODUCTS INC                                19654 8TH ST E                        PO BOX 517
     11033   WORLD TECHNOLOGIES LTD                            9215 PFLUM
      9647   WORLD WIDE MFG USA INC                            1142 Cherry Ave
   V001220   WP & RS MARS CO                                   4319 W FIRST ST
      7729   WRICO STAMPING OF FLORIDA                         10659 ROCKET BOULEVARD
      8161   WRIGHT CAPACITORS INC                             2610 SOUTH OAK AVENUE
     10784   WUS PRINTED CIR CO LTD                            10 FL NO 39 KAI-FA RD                 NAN-TZE E.P.Z.
   V002422   XEROX CORPORATION - IL                            3000 DES PLAINS AVE
     11134   ZESTRON CORP                                      21641 BEAUMEADE CIR.
      8808   ZMAR TECHNOLOGY INC                               1207-A CREWS ROAD                     MATHEWS
     11011   ZOLL MEDICAL                                      32 SECOND AVE

             ACF Components And Fasteners                      31012 Huntwood Avenue
             Advanced Circuits                                 21100 East 33 Drive
             Ambitech/Hunter Technology                        2941 Corvin Drive
             American Portwell                                 38507 Cherry St.
             American Predator                                 18655 Madrone Parkway
             American Skynet Electronic                        1474 Gladding Ct
             Anixter                                           30061 Ahern St
             Arrow Electronics, Icp.                           3000 Bowers Ave
             Asia Source Inc.                                  48289 Fremont Blvd.
             Avnet Electronics                                 2211 S. 47Th St
             Axial Industries                                  1982 Senter Road
             Bay Area Labels                                   1980 Lundy Avenue
             Bell Microproducts                                1941 Ringwood Ave
             Betts Spring Company                              2100 Williams Street
             Bisco Industries                                  1500 N. Lakeview Avenue
             Boyd Corp.                                        600 S. Mcclure Rd
             Cable Connection                                  102 Cooper Ct
             Cableco                                           6780 Sierra Court Ste I
             Carlton-Bates                                     3600 W. 69th St
             Com-Kyl, EIS                                      1524 W. 14Th St. #106
             Compucover                                        2104 Lewis Turner Blvd.
             Dee Van Enterprise                                46127 Landing Parkway
             Dependable Plastics                               4900 Fulton Drive
             Digi-Key                                          701 Brooks Ave
             Digital View                                      6910 Santa Teresa Blvd.
             Double Precision Mfg.                             2271 Calle de Luna
             Echelon                                           550 Meridian Ave
             Electronics Sales Associates                      6530 West Rogers Circle Ste 28
             Elo Touchsystems                                  6500 Kaiser
             Encore Industries                                 3535 De La Cruz Blvd
             Eyesaver International                            348 Circuit Street
             Fancy Models                                      3500 Yale Way
             Fas Industries                                    1476 Camden Ave
             Force Electronics                                 477 Gianni Street
             Fry's Electronics                                 600 E. Brokaw Road
             General Foundry Service                           459 Hester St.
             Gompf Brackets Inc.                               12426 Mukilteo Speedway Ste C
             GWC Technology                                    13455 Brooks Dr., #B
             Horizon Technology                                25691 Atlantic Ocean Dr               Ste B3
             IDN-West                                          3717 Ste B San Gabrial Pkwy
             Igus Inc.                                         50 N. Broadway
             IoTech                                            25971 Cannon Rd
             Jaco Electronics/ Reptron                         145 Oser Ave

Vendor Num                  Vendor Name                            City         State      Zip       Country         Phone Num
      5879   WASTE MANAGEMENT OF MICHIGAN                      CHEBOYGAN         MI         49721   USA         616-627-4652
      6011   WASTE MANAGEMENT OF TAMPA                         TAMPA             FL         33605   USA         813-621-3053
      5961   Watkins Motor Lines                               LAKELAND          FL    33804-5001   USA         800-284-4544
   V002015   WAUCONDA TOOL & ENG                               ALGONQUIN         IL         60102   USA         847-658-4588
      4579   WAYTEC ELECTRONIC CORP                            LYNCHBURG         VA    24506-1765   USA         434-237-6391
      4986   WES GARDE COMPONENTS                              LAKELAND          FL         33811   USA         800-275-7102
   V000672   WESCO DISTRIBUTION INC                            FRIDLEY           MN         55421   USA         763-502-6270
   V002106   WESTAK OF CA                                      FOREST GROVE      OR         97116   USA         800-331-0675 @3010
      9709   WESTERN ELECTRONICS DIST                          RENO              NV    89510-2352   USA         775-322-9222
   a000386   WI SCTF                                           MILWAUKEE         WI         53274
     10447   William Rutherford
     10226   WIRE PRO INC                                      SARASOTA          FL         34243   USA         941-552-1053
   V005691   WMS GAMING                                        CHICAGO           IL         60618   USA         847-785-3000
      9882   WONDER MACHINE SERVICES                           AVON              OH         44011   USA         440-937-7500 x16
      9605   WOODROW W. BERRYHILL                              LIVONIA           MI         48154   USA         313-396-8945
     10258   WORK LOSS MANAGEMENT, INC                         LAKELAND          FL    33801-5756   USA         863 688 4121
   V004519   WORLD PRODUCTS INC                                SONOMA            CA         95476   USA         707-996-5201 @208
     11033   WORLD TECHNOLOGIES LTD                            LENEXA            KS         66215               913.438.9825 X227
      9647   WORLD WIDE MFG USA INC                            San Bruno         CA    94066-2302   USA         650-794-9888 X224
   V001220   WP & RS MARS CO                                   DULUTH            MN         55807   USA         218-628-0303
      7729   WRICO STAMPING OF FLORIDA                         ORLANDO           FL    32824-8590   USA         407-851-8342
      8161   WRIGHT CAPACITORS INC                             SANTA ANNA        CA         92707   USA         714-546-2490
     10784   WUS PRINTED CIR CO LTD                            KAOHSIUNG,TAIW                 811   CHINA       608.663.5540
   V002422   XEROX CORPORATION - IL                            DES PLAINS        IL         60018   USA         800-822-2200@2346
     11134   ZESTRON CORP                                      ASHBURN           VA         20147               703.589.1198 X108
      8808   ZMAR TECHNOLOGY INC                               NC                FL         28105               704-841-8845
     11011   ZOLL MEDICAL                                      BURLINGTON        MA         01803               781.229.0020

             ACF Components And Fasteners                      Hayward           CA         94544               510-487-2100
             Advanced Circuits                                 Aurora            CO         80011               800-289-1724
             Ambitech/Hunter Technology                        Santa Clara       CA         95051               408-245-5403
             American Portwell                                 Newark            CA         94560
             American Predator                                 Morgan Hill       CA    95037-2868               (408) 776-7896
             American Skynet Electronic                        Milpitas          CA         95035               408-945-6355
             Anixter                                           Union City        CA         94587               (510) 489-7430
             Arrow Electronics, Icp.                           Santa Clara       CA         95051               (408) 330-4029
             Asia Source Inc.                                  Fremont           CA         94538               (510) 354-0625
             Avnet Electronics                                 Phoenix           AZ         85034               480 643-2000
             Axial Industries                                  San Jose          CA         95112               408-292-2975
             Bay Area Labels                                   San Jose          CA         95131               (408) 432-1980
             Bell Microproducts                                San Jose          CA         95131               408-451-9400
             Betts Spring Company                              San Leandro       CA         94577               510-352-0111
             Bisco Industries                                  Anaheim           CA         92807               408-451-1101
             Boyd Corp.                                        Modesto           CA         95357               (209) 236-1111
             Cable Connection                                  Los Gatos         CA         95030               (408) 395-6700
             Cableco                                           Dublin            CA         94568               925-560-4230
             Carlton-Bates                                     Little Rock       AR         72209               877-265-4971
             Com-Kyl, EIS                                      Tempe             AZ         85281               800-538-1578
             Compucover                                        Ft.Walton Beach   FL         32548               (800) 874-6391
             Dee Van Enterprise                                Fremont           CA         94538               510-623-0628
             Dependable Plastics                               Fairfield         CA         94534               707-863-4900
             Digi-Key                                          Thief River Falls MN    56701-0250               (800) 344-4539
             Digital View                                      San Jose          CA         95119               (408) 782-7773
             Double Precision Mfg.                             Santa Clara       CA         95054               408-727-7726
             Echelon                                           San Jose          CA         95120               (408) 938-5215
             Electronics Sales Associates                      Boca Raton        FL         33487               561-226-1309
             Elo Touchsystems                                  Fremont           CA         94555               510-739-5050
             Encore Industries                                 Santa Clara       CA         95040               408-416-4007
             Eyesaver International                            Hanover           MA         02339               781-829-0808
             Fancy Models                                      Fremont           CA         94538               510-683-0819
             Fas Industries                                    Campbell          CA         95008               408-371-8580
             Force Electronics                                 Santa Clara       CA         95054               (408) 748-1324
             Fry's Electronics                                 San Jose          CA         95112               (408) 487-4500
             General Foundry Service                           San Leandro       CA         94577               510-562-2620
             Gompf Brackets Inc.                               Mukilteo          WA         98275               425-348-5002
             GWC Technology                                    Baldwin Park      CA         91706               (626) 472-6411
             Horizon Technology                                Lake Forest       CA         92630               949-595-8244
             IDN-West                                          Pico Rivera       CA         90660               562-463-4870
             Igus Inc.                                         East Providence   RI          2914               800-521-2747
             IoTech                                            Cleveland         OH         44146               440-439-4091
             Jaco Electronics/ Reptron                         Hauppauge         NY         11788               (408) 928-1600

                                                                                                                     Outstanding
Vendor Num                  Vendor Name                Fax Num                    Service Provided                 Balance/Amount
      5879   WASTE MANAGEMENT OF MICHIGAN         616-627-4612          Garbage Pickup                               $          -
      6011   WASTE MANAGEMENT OF TAMPA            813-626-7934          Garbage Pickup                               $          -
      5961   Watkins Motor Lines                                        FREIGHT                                      $     198.99
   V002015   WAUCONDA TOOL & ENG                  847-658-0788          Mfg                                          $   4,866.62
      4579   WAYTEC ELECTRONIC CORP               434-237-1324          Printed Circuit Boards                       $  18,249.00
      4986   WES GARDE COMPONENTS                 863-644-1722          Electronic Distribution                      $   5,384.70
   V000672   WESCO DISTRIBUTION INC               763-574-9169          Distributor                                  $   2,197.46
   V002106   WESTAK OF CA                         503-359-4747          Board House                                  $  12,235.76
      9709   WESTERN ELECTRONICS DIST             775-329-4194          Electronic Distribution                      $  44,613.81
   a000386   WI SCTF                                                    Mfg                                          $      61.85
     10447   William Rutherford                                         Employee Expense                             $          -
     10226   WIRE PRO INC                         941-756-1399          Mfg                                          $   1,967.00
   V005691   WMS GAMING                           847-785-3793          Customer                                     $      39.00
      9882   WONDER MACHINE SERVICES              440-937-7513          Original Equipment Manufacturer              $  24,519.00
      9605   WOODROW W. BERRYHILL                                       Mfg                                          $     254.00
     10258   WORK LOSS MANAGEMENT, INC                                  benefits                                     $     139.00
   V004519   WORLD PRODUCTS INC                   707-996-3380          Mfg                                          $  12,168.00
     11033   WORLD TECHNOLOGIES LTD               913.438.7989          Original Equipment Manufacturer              $   1,820.00
      9647   WORLD WIDE MFG USA INC               650-794-9878          Metals                                       $  30,116.40
   V001220   WP & RS MARS CO                      218-628-3594          MRO                                          $     214.93
      7729   WRICO STAMPING OF FLORIDA            407-859-6473          Metals                                       $     223.00
      8161   WRIGHT CAPACITORS INC                714-546-1709          Original Equipment Manufacturer              $   2,515.00
     10784   WUS PRINTED CIR CO LTD               608.663.5544          Printed Circuit Boards                       $  11,890.00
   V002422   XEROX CORPORATION - IL               800-338-7020          MRO                                          $   6,333.42
     11134   ZESTRON CORP                         703.821.9248          Original Equipment Manufacturer              $   1,925.00
      8808   ZMAR TECHNOLOGY INC                  704-841-8847          Maintenance, Repair & Operating Supplies     $  14,487.70
     11011   ZOLL MEDICAL                         781.272.5457          Customer                                     $          -

             ACF Components And Fasteners                                                                                2,626.20
             Advanced Circuits                                                                                             704.00
             Ambitech/Hunter Technology                                                                                120,409.18
             American Portwell                                                                                           1,650.00
             American Predator                                                                                          35,410.26
             American Skynet Electronic                                                                                  1,443.05
             Anixter                                                                                                       222.00
             Arrow Electronics, Icp.                                                                                         0.00
             Asia Source Inc.                                                                                            1,200.00
             Avnet Electronics                                                                                               0.00
             Axial Industries                                                                                            5,586.10
             Bay Area Labels                                                                                               118.00
             Bell Microproducts                                                                                             88.00
             Betts Spring Company                                                                                          407.74
             Bisco Industries                                                                                              294.00
             Boyd Corp.                                                                                                    718.34
             Cable Connection                                                                                           23,556.58
             Cableco                                                                                                     4,764.80
             Carlton-Bates                                                                                               1,166.00
             Com-Kyl, EIS                                                                                                   99.66
             Compucover                                                                                                    355.00
             Dee Van Enterprise                                                                                          3,552.00
             Dependable Plastics                                                                                         1,624.00
             Digi-Key                                                                                                      976.85
             Digital View                                                                                               29,263.00
             Double Precision Mfg.                                                                                         274.91
             Echelon                                                                                                     6,500.00
             Electronics Sales Associates                                                                                  125.00
             Elo Touchsystems                                                                                            4,248.00
             Encore Industries                                                                                          13,460.31
             Eyesaver International                                                                                      5,925.00
             Fancy Models                                                                                                1,200.00
             Fas Industries                                                                                                 78.42
             Force Electronics                                                                                             100.00
             Fry's Electronics                                                                                              14.58
             General Foundry Service                                                                                     3,973.75
             Gompf Brackets Inc.                                                                                           120.00
             GWC Technology                                                                                                485.00
             Horizon Technology                                                                                         10,920.00
             IDN-West                                                                                                      176.50
             Igus Inc.                                                                                                     267.50
             IoTech                                                                                                        916.00
             Jaco Electronics/ Reptron                                                                                       0.00

Vendor Num                  Vendor Name                                    Address Line 1                    Address Line 2
             JCIL                                              3209 Whipple Road
             Kent Landsberg                                    31067 San Clemente
             Lava Computers Mfg. Inc.                          60 Industrial Parkway Ste 629
             Logan Electronics                                 605 Tennant Ave. Ste C
             Lucero Cables, Inc                                193 Stauffer Blvd.
             Matrox International Corp                         625 State Route 3
             McMaster-Carr                                     600 County Line Rd
             Millennium Metalcraft                             3201 Osgood Common
             Newark In One                                     4801 N. Ravenswood Ave
             Norvell Electronics                               1850 Little Orchard St
             Olander Company                                   144 Commercial Street
             PC Power & Cooling                                5995 Avenida Encinas
             Pei-Genesis                                       3951 South Plaza Drive Ste 240
             Pentair                                           5500 Wayzata Blvd Ste 800
             Precision Specialties                             P.O. Box 1808
             Sagehill Engineering                              1115 Hamilton Court
             Tap Plastics Inc.                                 6475 Sierra Lane
             Tech Biz Inc.                                     46722 Fremont Blvd
             Tech Fasteners                                    29440 Union City Blvd
             Teg Micro Technology                              46725 Fremont Blvd.
             Tri-Map International, Inc.                       111 Val Dervin Parkway
             TSR Silicon Resources                             18150 Rowland St.
             Ultimate Components                               1918 Bellmore Ave. S.E. Side
             Vantec                                            43185 Osgood Road
             Boston Scientific                                 47900 Bayside Parkway
             Abbott Diagnostics                                5440 Patrick Henry Dr.
   AND001    Jerry Anderson                                    1330 Emily Ct
   CEL001    Cellotape                                         485 Vista Way
   BEL001    Bell Micro                                        12778 Collections Center Drive
   BEN002    Bench-Tek                                         3098 Kenneth St
   BOA001    Board of Equalization                             600 S. Mcclure Rd
   FAS003    FAS Industries                                    1476 Camden Ave
   KEN003    Kent H. Landsberg                                 31067 San Clemente
   MCM001    McMaster Carr                                     600 County Line Rd
   AMB001    Ambitech/Hunter Technology                        2941 Corvin Drive
   ASI001    Asia Source Inc.                                  48289 Fremont Blvd.
   ATY001    A.T.Your Service                                  5953 Bellflower Drive
   AXI003    Axiom Tech                                        18138 Rowland Street
   BEL001    Bell Micro                                        12778 Collections Center Drive
   BIS002    Bisco                                             1500 N. Lakeview Avenue
   BLA003    Black Hole                                        8501 East Grand Avenue
   BOY001    Boyd                                              600 S. Mcclure Rd
   CAB001    Cable Connection                                  102 Cooper Ct
   CAL006    Calistoga                                         485 Vista Way
   COM001    Com-Kyle                                          1524 W. 14Th St. #106
   ENC002    Encore Industries                                 3535 De La Cruz Blvd
   EUR001    Eursoft                                           One Davol Square #101
   FAN001    Fancy Models                                      3500 Yale Way
   FED001    Federal Express                                   2650 Thousand Oaks Blvd #3100
   FLE002    Fleet Fueling                                     97 Darling Ave
   FOR002    Force                                             477 Gianni Street
   HOR001    Horizon                                           25691 Atlantic Ocean Dr. #B3
   IGU001    Igus                                              50 N. Broadway
   INC001    Incline                                           2193 Anchor Court
   INS003    Insight Direct                                    1305 W. Auto Dr
   IOT001    IO Tech                                           25971 Cannon Rd
   MCM001    McMaster Carr                                     600 County Line Rd
   OFF002    Office Depot                                      6700 Automall Parkway
   PC 001    PC Power                                          5995 Avenida Encinas
   PEN006    Pentair                                           5500 Wayzata Blvd Ste 800
   PRE004    Pre-Tax                                           1055 Minnesota Ave.
   PRU001    Prudential Overall                                1661 Alton Parkway
   SKY001    Skynet                                            1474 Gladding Ct.
   TRI006    Tri-Map                                           111 Val Dervin Parkway
   TSR001    TSR Silicon                                       4031 Clipper Court
   VAN002    Vantec                                            43185 Osgood Road
   VER002    Verizon Wireless                                  180 Washington Valley Rd
   AMEXCC    American Express Trs                              P.O. Box 530001
   Archive   Archive Corporation                               PO Box 25223
   BRM       BUSINESS RECORDS MGMT                             1125 ELDRIDGE STREET
   CSC       CSC                                               P.O. Box 13397

Vendor Num                  Vendor Name                            City         State      Zip       Country         Phone Num
             JCIL                                              Union City        CA         94587               510-324-4150
             Kent Landsberg                                    Hayward           CA         94544               (510) 489-8200
             Lava Computers Mfg. Inc.                          Cheektowaga       NY         14227               (800) 241-5282
             Logan Electronics                                 Morgan Hill       CA         95037               800-348-0702
             Lucero Cables, Inc                                San Jose          CA         95125               408-298-6001
             Matrox International Corp                         Plattsburgh       NY         12901               514-822-6016
             McMaster-Carr                                     Elmhurst          IL         60126               562-692.5911
             Millennium Metalcraft                             Fremont           CA         94539               510-657-4700
             Newark In One                                     Chicago           IL         60640               1800 678-8945
             Norvell Electronics                               San Jose          CA         95125               408-271-8611
             Olander Company                                   Sunnyvale         CA         94086               800-538-1500
             PC Power & Cooling                                Carlsbad          CA         92008               (800) 722-6555
             Pei-Genesis                                       Santa Ana         CA         92704               949-752-4591
             Pentair                                           Golden Valley     MN         55416               763-545-1730
             Precision Specialties                             Collierville      TN         38027               901-854-5640
             Sagehill Engineering                              Menlo Park        CA         94025               650-327-5595
             Tap Plastics Inc.                                 Dublin            CA         94568               (925) 829-4889
             Tech Biz Inc.                                     Fremont           CA         94538               510-249-6801
             Tech Fasteners                                    Union City        CA         94587               (510) 489-0100
             Teg Micro Technology                              Fremont           CA         94538               (800) 367-2486
             Tri-Map International, Inc.                       Stockton          CA         95206               888-687-4627
             TSR Silicon Resources                             City of Industry  CA         91748               626810-0866
             Ultimate Components                               Bellmore          NY         11710               516-783-1734
             Vantec                                            Fremont           CA         94539               510-668-0368
             Boston Scientific                                 Fremont           CA         94538               510-624-1503
             Abbott Diagnostics                                Santa Clara       CA         95054               408-982-4800
 AND001      Jerry Anderson                                    Clearwater        FL         33756               (727) 443-1357
 CEL001      Cellotape                                         Phoenix           CA    85072-2237               (800) 950-9393
 BEL001      Bell Micro                                        Chicago           IL         60693               (408) 451-9400
 BEN002      Bench-Tek                                         Santa Clara       CA         95054               408-653-1100
 BOA001      Board of Equalization                             Modesto           CA         95357               (209) 236-1111
 FAS003      FAS Industries                                    Campbell          CA         95008               408-371-8580
 KEN003      Kent H. Landsberg                                 Hayward           CA         94544               (510) 489-8200
 MCM001      McMaster Carr                                     Elmhurst          IL         60126               562-692.5911
 AMB001      Ambitech/Hunter Technology                        Santa Clara       CA         95051               408-245-5403
 ASI001      Asia Source Inc.                                  Fremont           CA         94538               (510) 354-0625
 ATY001      A.T.Your Service                                  Newark            CA         94560               510-790-4808
 AXI003      Axiom Tech                                        City of Industry  CA         91748               626-581-3232
 BEL001      Bell Micro                                        Chicago           IL         60693               (408) 451-9400
 BIS002      Bisco                                             Anaheim           CA         92807               408-451-1101
 BLA003      Black Hole                                        Denver            CO         80237               (303) 741-9998
 BOY001      Boyd                                              Modesto           CA         95357               (209) 236-1111
 CAB001      Cable Connection                                  Los Gatos         CA         95030               (408) 395-6700
 CAL006      Calistoga                                         Phoenix           AZ    85072-2237               (800) 950-9393
 COM001      Com-Kyle                                          Tempe             AZ         85281               800-538-1578
 ENC002      Encore Industries                                 Santa Clara       CA         95040               408-416-4007
 EUR001      Eursoft                                           Providence        RI          2903               888-980-9595
 FAN001      Fancy Models                                      Fremont           CA         94538               510-683-0819
 FED001      Federal Express                                   Memphis           TN         38118               (800) 622-1147
 FLE002      Fleet Fueling                                     Portland          ME         04106               800-492-0669
 FOR002      Force                                             Santa Clara       CA         95054               (408) 748-1324
 HOR001      Horizon                                           Lake Forest       CA         92630               949-595-8244
 IGU001      Igus                                              East Providence   RI         02914               800-521-2747
 INC001      Incline                                           Newbury Park      CA         91320               (805) 376-3300
 INS003      Insight Direct                                    Phoenix           AZ         85284               480-902-1001
 IOT001      IO Tech                                           Cleveland         OH         44146               440-439-4091
 MCM001      McMaster Carr                                     Elmhurst          IL         60126               562-692.5911
 OFF002      Office Depot                                      Fremont           CA         94538               800 650-1222
 PC 001      PC Power                                          Carlsbad          CA         92008               (800) 722-6555
 PEN006      Pentair                                           Golden Valley     MN         55416               763-545-1730
 PRE004      Pre-Tax                                           San Jose          CA         95125               (408) 885-8400
 PRU001      Prudential Overall                                Irvine            CA         92606               1-800-767-5536
 SKY001      Skynet                                            Milpitas          CA         95035               408-945-6355
 TRI006      Tri-Map                                           Stockton          CA         95206               888-687-4627
 TSR001      TSR Silicon                                       Fremont           CA         94538               510-440-8222
 VAN002      Vantec                                            Fremont           CA         94539               510-668-0368
 VER002      Verizon Wireless                                  Bedminister       NJ         07921               908-306-7000
 AMEXCC      American Express Trs                              ATLANTA           GA    30353-0001               800-525-3355
 Archive     Archive Corporation                               Tampa             FL         33622               813-874-1577
 BRM         BUSINESS RECORDS MGMT                             CLEARWATER        FL         34615               813-447-3199
 CSC         CSC                                               Philadelphia      PA    19101-3397               800-342-8086

                                                                                                                     Outstanding
Vendor Num                  Vendor Name                Fax Num                    Service Provided                 Balance/Amount
             JCIL                                                                                                        2,457.50
             Kent Landsberg                                                                                              4,940.99
             Lava Computers Mfg. Inc.                                                                                    2,040.00
             Logan Electronics                                                                                              79.88
             Lucero Cables, Inc                                                                                          3,739.00
             Matrox International Corp                                                                                  59,400.00
             McMaster-Carr                                                                                                 728.95
             Millennium Metalcraft                                                                                         420.00
             Newark In One                                                                                               1,084.50
             Norvell Electronics                                                                                            16.12
             Olander Company                                                                                               277.15
             PC Power & Cooling                                                                                            675.90
             Pei-Genesis                                                                                                   577.15
             Pentair                                                                                                     8,716.23
             Precision Specialties                                                                                         295.50
             Sagehill Engineering                                                                                        2,936.88
             Tap Plastics Inc.                                                                                              30.00
             Tech Biz Inc.                                                                                              78,035.00
             Tech Fasteners                                                                                                175.00
             Teg Micro Technology                                                                                        2,250.00
             Tri-Map International, Inc.                                                                                12,235.05
             TSR Silicon Resources                                                                                       6,288.00
             Ultimate Components                                                                                        25,472.00
             Vantec                                                                                                      8,058.00
             Boston Scientific                                                                                         280,831.56
             Abbott Diagnostics                                                                                         55,426.90
 AND001      Jerry Anderson                                                                                          $     119.66
 CEL001      Cellotape                                                                                                     321.81
 BEL001      Bell Micro                                                                                                  2,545.12
 BEN002      Bench-Tek                                                                                                     140.26
 BOA001      Board of Equalization                                                                                       5,479.00
 FAS003      FAS Industries                                                                                              2,514.76
 KEN003      Kent H. Landsberg                                                                                             742.07
 MCM001      McMaster Carr                                                                                                  50.13
 AMB001      Ambitech/Hunter Technology                                                                                 17,742.59
 ASI001      Asia Source Inc.                                                                                              623.66
 ATY001      A.T.Your Service                                                                                              425.00
 AXI003      Axiom Tech                                                                                                    869.00
 BEL001      Bell Micro                                                                                                    403.81
 BIS002      Bisco                                                                                                         330.74
 BLA003      Black Hole                                                                                                  4,965.00
 BOY001      Boyd                                                                                                          254.07
 CAB001      Cable Connection                                                                                              293.33
 CAL006      Calistoga                                                                                                     353.75
 COM001      Com-Kyle                                                                                                       69.69
 ENC002      Encore Industries                                                                                           3,805.10
 EUR001      Eursoft                                                                                                     2,301.00
 FAN001      Fancy Models                                                                                                  308.07
 FED001      Federal Express                                                                                               278.40
 FLE002      Fleet Fueling                                                                                                 105.00
 FOR002      Force                                                                                                         109.74
 HOR001      Horizon                                                                                                    25,650.00
 IGU001      Igus                                                                                                          273.82
 INC001      Incline                                                                                                        20.00
 INS003      Insight Direct                                                                                                171.33
 IOT001      IO Tech                                                                                                    10,885.46
 MCM001      McMaster Carr                                                                                                  67.49
 OFF002      Office Depot                                                                                                  245.32
 PC 001      PC Power                                                                                                      585.58
 PEN006      Pentair                                                                                                       616.44
 PRE004      Pre-Tax                                                                                                    17,742.38
 PRU001      Prudential Overall                                                                                             60.95
 SKY001      Skynet                                                                                                      7,523.55
 TRI006      Tri-Map                                                                                                     1,615.95
 TSR001      TSR Silicon                                                                                                 4,323.00
 VAN002      Vantec                                                                                                        500.00
 VER002      Verizon Wireless                                                                                              346.86
 AMEXCC      American Express Trs                                                                                        1,209.37
 Archive     Archive Corporation                                                                                            51.35
 BRM         BUSINESS RECORDS MGMT                                                                                       2,463.81
 CSC         CSC                                                                                                           937.00

Vendor Num                  Vendor Name                                    Address Line 1                    Address Line 2
 Compaq      Hewlett-Packard Financial Services                PO Box 402582
 DirectTV    Direct TV                                         P.O. Box 5392
 EDVANCE     Ed Vance Printing Co., Inc                        6101 Johns Road, Ste 4
 NEWYORK     New York BagelBoys                                2566-E McMullen Booth Road
 RR Donn     RR Donnelley Receivables, Inc.                    PO Box 905151
 Skip        Skip's Florist & Christmas House                  5324 Mile Stretch Drive
 Staples     Staples Business Advantage                        Dept. ATL
 VERIZON     Verizon Florida Inc.                              P.O. Box 920041
 Veredus     Veredus Corporation                               P.O. Box 22047
 Xero        Xerographics, Inc.                                1000 118th Ave N.

             VISHAY AMERICAS, INC.                             7749 COLLECTION CENTER DRIVE
             AT&T Total                                        P O BOX 830022                                                    0
             AT&T EASY LINK Total                              P O BOX 6003                                                      0
             AT&T GLOBAL NETWORK SERVICES, LLC Total           7872 COLLECTION CENTER DRIVE                                      0
             AT&T WIRELESS Total                               NATIONAL BUSINESS SERVICES            P O BOX 78405
             B&L DISPOSAL Total                                100 VASSAR                                                        0
             BETTER BUSINESS FORMS INC. Total                  P.O. BOX 48031                                                    0
             CONDUCTIVE CONTAINERS INC. Total                  P.O. BOX 809219                                                   0
             DADE BEHRING Total                                101 SILVERMINE ROAD                                               0
             DBA CRYSTAL SPRINGS WATER COMPANY Total           SUNTORY WATER GROUP, INC              P O BOX 530578
             DBA QUALITY REFRESHMENT SERVICES Total            QUALITY VENDING CORPORATION           214 CENTRAL STREET
             DBA SPARKLETTS DRINKING WATER Total               DANONE WATERS OF NORTH AMERICA, INC.  P O BOX 7126
             DBA THE SPARKLING TOUCH Total                     ATTN: LOUISE M PURCELL                4 TINA AVENUE
             DBA US BANCORP ATTN: ERICA SCHMITT Total          LYON FINANCIAL SERVICES               1310 MADRID STREET SUITE 101
             DBA WESTAFF Total                                 WESTAFF (USA), INC                    P O BOX 952372H
             DEB CASEY Total
             DEBBIE LAMB Total
             DNS TECHNOLOGIES, Total
             E-TECH SPARE PARTS INC. Total                     2615 E BEEKMAN PLACE
             EURO-TEC (HK) LTD Total
             FGH CORPORATE PARK, LTD Total                     C/O CHASE COMMERCIAL REAL ESTATE SVC  P O BOX 18153
             FLORIDA SOFTWARE, INC Total                       P.O. BOX 84327
             GRANITE STATE ELECTRIC CO Total                   PROCESSING CENTER
             GWINETT COUNTY TAX COMMISSIONER Total             PROPERTY TAX DIVISION                 P O BOX 372
             KAD TECHNOLOGIES I Total
             KEVIN SWAIN 455 Total                             MODU WH                                                       91553
             KRETON CORP Total
             LEGACY ELECTRONICS Total
             LISA GAO Total
             MIGHTY MICRO INC Total
             ND CENTURY CORPORA Total
             PALMER GAS CO., INC Total                         P O BOX 98
             PQI (FORMERLY GEE Total
             PRINCETON TECHNOLO Total
             PRINCETON TECHNOLOGY, INC. Total                  1691 BROWNING AVE
             RANDY CASEY Total                                 25 WEST SHORE DR.
             RAY REHAK Total                                   1117 CROSSBOW CIRCLE
             SAMSUNG SEMICONDUC Total
             SAMSUNG SEMICONDUCTOR INC. Total                  C/O BANK OF AMERICA FILE 96161
             SBC NEVADA BELL TELEPHONE CO. Total               P.O. BOX 989045
             SPECTEK (A DIV OF MICRON SEMICONDUCT Total        UNIT 33 PO BOX 4800
             XEROX CORPORATION Total                           P O BOX 660303

Vendor Num                  Vendor Name                            City         State      Zip       Country         Phone Num
 Compaq      Hewlett-Packard Financial Services                Atlanta           GA    30384-2582
 DirectTV    Direct TV                                         Miami             FL    33152-5392
 EDVANCE     Ed Vance Printing Co., Inc                        Tampa             FL         33634
 NEWYORK     New York BagelBoys                                Clearwater        FL         34621               813-797-9891
 RR Donn     RR Donnelley Receivables, Inc.                    Charlotte         NC    28290-5151
 Skip        Skip's Florist & Christmas House                  Holiday           FL         34690               727-938-2274
 Staples     Staples Business Advantage                        Atlanta           GA         30353               (800) 699-5812
 VERIZON     Verizon Florida Inc.                              Dallas            TX    75392-0041               800-483-3200
 Veredus     Veredus Corporation                               Tampa             FL         33622
 Xero        Xerographics, Inc.                                St Petersburg     FL         33716

             VISHAY AMERICAS, INC.                             CHICAGO           IL         60693               (402) 564-3131
             AT&T Total                                        BALTIMORE         MD         21283               888-227-3824
             AT&T EASY LINK Total                              CAROL STREAM      IL         60197
             AT&T GLOBAL NETWORK SERVICES, LLC Total           CHICAGO           IL         60693
             AT&T WIRELESS Total                               PHOENIX           AZ    85062-8405               888-480-9998
             B&L DISPOSAL Total                                RENO              NV         89520               775-329-8822
             BETTER BUSINESS FORMS INC. Total                  NEWARK            NJ    07101-4831               (727) 541-4641
             CONDUCTIVE CONTAINERS INC. Total                  CHICAGO           IL    60680-9219               (847) 465-1445
             DADE BEHRING Total                                BROOKFIELD        CT         06804
             DBA CRYSTAL SPRINGS WATER COMPANY Total           ATLANTA           GA    30353-0578               (800) 235-7873
             DBA QUALITY REFRESHMENT SERVICES Total            HUDSON            NH          3051               (603) 880-6091
             DBA SPARKLETTS DRINKING WATER Total               PASADENA          CA    91109-7126
             DBA THE SPARKLING TOUCH Total                     PELHAM            NH         03076               603-635-7786
             DBA US BANCORP ATTN: ERICA SCHMITT Total          MARSHALL          MN         56258               (507) 532-7754
             DBA WESTAFF Total                                 ST LOUIS          MO    63195-2372
             DEB CASEY Total
             DEBBIE LAMB Total
             DNS TECHNOLOGIES, Total
             E-TECH SPARE PARTS INC. Total                     PHOENIX           AZ         85016               (602) 955-4645
             EURO-TEC (HK) LTD Total
             FGH CORPORATE PARK, LTD Total                     HUNTSVILLE        AL    35804-8153               (256) 539-1686
             FLORIDA SOFTWARE, INC Total                       BATON ROUGE       LA         70884               (800) 456-9273
             GRANITE STATE ELECTRIC CO Total                   WOBURN            MA         01807               603-890-7000
             GWINETT COUNTY TAX COMMISSIONER Total             LAWRENCEVILLE     GA    30046-0372               770-822-8800
             KAD TECHNOLOGIES I Total
             KEVIN SWAIN   455 Total                           TAMPA             FL         99999
             KRETON CORP Total
             LEGACY ELECTRONICS Total
             LISA GAO Total
             MIGHTY MICRO INC Total
             ND CENTURY CORPORA Total
             PALMER GAS CO., INC Total                         NORTH SALEM       NH          3073               (603) 898-7986
             PQI (FORMERLY GEE Total
             PRINCETON TECHNOLO Total
             PRINCETON TECHNOLOGY, INC. Total                  IRVINE            CA         92606               (949) 851-7776
             RANDY CASEY Total                                 PELHAM            NH         03076               (603) 635-1311
             RAY REHAK Total                                   MEDINA            OH         44256               (330) 723-7382
             SAMSUNG SEMICONDUC Total
             SAMSUNG SEMICONDUCTOR INC. Total                  CHICAGO           IL         60693               (408) 544-4075
             SBC NEVADA BELL TELEPHONE CO. Total               WEST SACRAMENTO   CA    95798-9045
             SPECTEK (A DIV OF MICRON SEMICONDUCT Total        PORTLAND          OR         97208               (208) 368-3780
             XEROX CORPORATION Total                           DALLAS            TX    75266-0303               888-339-7887

                                                                                                                       Outstanding
Vendor Num                  Vendor Name                      Fax Num                    Service Provided             Balance/Amount
 Compaq      Hewlett-Packard Financial Services                                                                              454.84
 DirectTV    Direct TV                                                                                                        47.50
 EDVANCE     Ed Vance Printing Co., Inc                                                                                        1.89
 NEWYORK     New York BagelBoys                                                                                              142.94
 RR Donn     RR Donnelley Receivables, Inc.                                                                                1,319.00
 Skip        Skip's Florist & Christmas House                                                                                214.12
 Staples     Staples Business Advantage                                                                                      903.11
 VERIZON     Verizon Florida Inc.                                                                                             46.65
 Veredus     Veredus Corporation                                                                                               0.00
 Xero        Xerographics, Inc.                                                                                              127.33

             VISHAY AMERICAS, INC.                                                                                     1,991,684.58
             AT&T Total                                                                                                     9813.02
             AT&T EASY LINK Total                                                                                             50.49
             AT&T GLOBAL NETWORK SERVICES, LLC Total                                                                        3156.04
             AT&T WIRELESS Total                                                                                            3209.75
             B&L DISPOSAL Total                                                                                              1612.2
             BETTER BUSINESS FORMS INC. Total                                                                                 -64.2
             CONDUCTIVE CONTAINERS INC. Total                                                                              10600.63
             DADE BEHRING Total                                                                                            13110.78
             DBA CRYSTAL SPRINGS WATER COMPANY Total                                                                         -23.04
             DBA QUALITY REFRESHMENT SERVICES Total                                                                            6.33
             DBA SPARKLETTS DRINKING WATER Total                                                                              -5.65
             DBA THE SPARKLING TOUCH Total                                                                                   130.94
             DBA US BANCORP ATTN: ERICA SCHMITT Total                                                                       7313.31
             DBA WESTAFF Total                                                                                              5640.92
             DEB CASEY Total                                                                                                 516.85
             DEBBIE LAMB Total                                                                                                38.55
             DNS TECHNOLOGIES, Total                                                                                          91750
             E-TECH SPARE PARTS INC. Total                                                                                 29619.25
             EURO-TEC (HK) LTD Total                                                                                        30040.5
             FGH CORPORATE PARK, LTD Total                                                                                  8214.78
             FLORIDA SOFTWARE, INC Total                                                                                     115.93
             GRANITE STATE ELECTRIC CO Total                                                                                   77.7
             GWINETT COUNTY TAX COMMISSIONER Total                                                                          1735.65
             KAD TECHNOLOGIES I Total                                                                                         84565
             KEVIN SWAIN   455 Total                                                                                          12.11
             KRETON CORP Total                                                                                               157800
             LEGACY ELECTRONICS Total                                                                                          2075
             LISA GAO Total                                                                                                   12512
             MIGHTY MICRO INC Total                                                                                           54250
             ND CENTURY CORPORA Total                                                                                         60250
             PALMER GAS CO., INC Total                                                                                       -302.8
             PQI (FORMERLY GEE Total                                                                                         242121
             PRINCETON TECHNOLO Total                                                                                        321.25
             PRINCETON TECHNOLOGY, INC. Total                                                                              25645.05
             RANDY CASEY Total                                                                                                 2000
             RAY REHAK Total                                                                                                   3716
             SAMSUNG SEMICONDUC Total                                                                                             0
             SAMSUNG SEMICONDUCTOR INC. Total                                                                                -25000
             SBC NEVADA BELL TELEPHONE CO. Total                                                                             570.36
             SPECTEK (A DIV OF MICRON SEMICONDUCT Total                                                                    -6429.66
             XEROX CORPORATION Total                                                                                         699.18

                                                                                                                     $10,418,664.32